FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226123-07

February 3, 2020	Benchmark 2020-IG1

Free Writing Prospectus Structural and Collateral Term Sheet
BENCHMARK 2020-IG1
$660,000,000 (Approximate Mortgage Pool Balance)

$627,000,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor
BENCHMARK 2020-IG1 mORTGAGE TRUST, Commercial Mortgage Pass-Through Certificates Series 2020-IG1
JPMorgan Chase Bank, National Association German American Capital Corporation Citi Real Estate Funding Inc. Sponsors and Mortgage Loan Sellers

J.P. Morgan	Citigroup	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton		Academy Securities
Co-Managers

February 3, 2020	Benchmark 2020-IG1

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Citigroup Global Markets Inc. (“CGMI”), Deutsche Bank Securities Inc. (“DBSI”), Drexel Hamilton, LLC (“Drexel”) or Academy Securities, Inc. (“Academy Securities”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-226123) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE. Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG, acting through its New York Branch.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAAsf / AAA(sf)	$42,750,000	30.000%	4.80	12/2024 – 12/2024	25.5%	21.0%
A-2	AAAsf / AAA(sf)	$47,500,000	30.000%	6.80	12/2026 – 12/2026	25.5%	21.0%
A-3	AAAsf / AAA(sf)	$348,650,000	30.000%	9.80	12/2029 – 1/2030	25.5%	21.0%
X-A	AAAsf / AAA(sf)	$561,450,000(6)	N/A	N/A	N/A	N/A	N/A
X-B	AA-sf / AAA(sf)	$35,720,000(6)	N/A	N/A	N/A	N/A	N/A
A-S	AAAsf / AAA(sf)	$122,550,000	10.455%	9.88	1/2030 – 1/2030	32.6%	16.4%
B	AA-sf / AA-(sf)	$35,720,000	4.758%	9.88	1/2030 – 1/2030	34.7%	15.4%
C	A-sf / A-(sf)	$14,630,000	2.424%	9.88	1/2030 – 1/2030	35.5%	15.1%
D(7)	NR / BBB-(sf)	$15,200,000	0.000%	9.88	1/2030 – 1/2030	36.4%	14.7%

Non-Offered Vertical Risk Retention Interest(8)	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)(9)	Expected Principal Window(3)(9)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
VRR Interest(7)(10)	NR / NR / NR	$33,000,000	N/A	9.26	12/2024 – 1/2030	N/A	N/A

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Publicly Offered Certificates” in the table above, and the VRR Interest is not offered by this Term Sheet. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A and Class X-B, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.

(2)	The credit support percentages set forth for Class A-1, Class A-2 and Class A-3 Certificates represent the approximate initial credit support for the Class A-1, Class A-2 and Class A-3, Certificates in the aggregate. The approximate initial credit support percentages shown in the table above for the Principal Balance Certificates do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X and Class R certificates), on the other hand, pro rata in accordance with their respective outstanding certificate balances.

(3)	Assumes 0% CPR / 0% CDR and a February 28, 2020 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated February 3, 2020 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI DY for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Class X-A and Class X-B Notional Amounts are defined in the Preliminary Prospectus.

(7)	Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class D certificates and the VRR Interest.

(8)	The Classes of Certificates set forth under, “Non-Offered Vertical Risk Retention Interest” in the table above are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.

(9)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayments dates of the mortgage loans.

(10)	JPMorgan Chase Bank, National Association, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security with an expected aggregate initial Certificate Balance of $33,000,000 (the “VRR Interest”), which is expected to represent approximately 5.0% of all Principal Balance Certificates and the VRR Interest. A portion of the VRR Interest will be retained by each of Deutsche Bank AG, New York Branch (“DBNY”), a “majority-owned affiliate” of DBR Investments Co. Limited (“DBRI”), an originator, and Citi Real Estate Funding Inc., in accordance with the U.S. credit risk retention rules applicable to the securitization. See “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Summary of Transaction Terms

Securities Offered:	$627.0 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.

Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.

Mortgage Loan Sellers:	German American Capital Corporation (“GACC”) (39.0%), JPMorgan Chase Bank, National Association (“JPMCB”) (34.0%) and Citi Real Estate Funding Inc. (“CREFI”) (27.0%).

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.

Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.

Trustee:	Wells Fargo Bank, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Asset Representations Reviewer:	Park Bridge Lender Services LLC.

Rating Agencies:	Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

U.S. Credit Risk Retention:

JPMCB is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement by (i) acquiring (either through itself or through one or more of its “majority owned affiliates” (as defined in Regulation RR)) from the depositor, on the Closing Date, an “eligible vertical interest” which will be comprised of the VRR Interest and a portion of which will be transferred by JPMCB to each of DBNY and CREFI.

The VRR Interest will be at least equal to 5% of the principal certificate balance of all of the Certificates (other the Class R Certificates) issued by the issuing entity.

The restrictions on hedging and transfer under the U.S. credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

Notwithstanding any references in this term sheet to the credit risk retention rules, the Regulation RR, the retaining sponsor and other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction none of the retaining sponsor or any other party will be required to comply with or act in accordance with the U.S. credit risk retention rules and/or Regulation RR (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.

Pricing Date:	On or about February 6, 2020.

Closing Date:	On or about February 28, 2020.

Cut-off Date:	With respect to each mortgage loan, the related due date in February 2020.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in March 2020.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in March 2020.

Assumed Final Distribution Date:	The Distribution Date in January 2030, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in September 2043.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.

Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers.

SMMEA Status:	The Publicly Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Summary of Transaction Terms

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealINSIGHT, Thomson Reuters Corporation and DealView Technologies Ltd.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO “RISK FACTORS” IN THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$660,000,000
Number of Mortgage Loans:	13
Number of Mortgaged Properties:	45
Average Cut-off Date Balance per Mortgage Loan:	$50,769,231
Weighted Average Current Mortgage Rate:	3.25790%
10 Largest Mortgage Loans as % of IPB:	81.5%
Weighted Average Remaining Term to Maturity:	112 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(1):	4.33x
Weighted Average UW NOI DY(1):	14.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(2):	36.4%
Weighted Average Maturity Date LTV(1)(2):	36.4%

Other Statistics
% of Mortgage Loans with Additional Debt:	77.3%
% of Mortgaged Properties with Single Tenants:	11.3%

Amortization
Weighted Average Original Amortization Term:	0 months
Weighted Average Remaining Amortization Term:	0 months
% of Mortgage Loans with Interest-Only:	91.6%
% of Mortgage Loans with ARD-Interest Only:	8.4%
% of Mortgage Loans with Amortizing Balloon:	0.0%
% of Mortgage Loans with Fully Amortizing:	0.0%

Lockbox / Cash Management(3)
% of Mortgage Loans with In-Place, Hard Lockboxes:	84.8%
% of Mortgage Loans with Springing Lockboxes:	8.3%
% of Mortgage Loans with In-Place, Soft Lockboxes:	6.8%
% of Mortgage Loans with In-Place, Soft (Multifamily) / Hard (Office) Lockboxes:	0.0%
% of Mortgage Loans with Springing, Soft (Multifamily) / Hard (Retail) Lockboxes:	0.0%
% of Mortgage Loans with Springing Cash Management:	100.0%
% of Mortgage Loans with In-Place Cash Management:	0.0%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	23.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	0.0%
% of Mortgage Loans Requiring Monthly CapEx Reserves(4):	15.2%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(5):	8.9%

(1)	In the case of each mortgage loan the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s) for all loans, as applicable.

(2)	In the case of Loan Nos. 3, 9, 10 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(3)	For a more detailed description of Lockbox / Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(4)	CapEx Reserves include FF&E reserves for hotel properties.

(5)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
GACC(1)(2)	5	37	$242,450,000	36.7%
JPMCB(1)	3	3	$160,000,000	24.2%
CREFI(1)	3	3	$137,900,000	20.9%
JPMCB/GACC(3)	1	1	$64,650,000	9.8%
JPMCB/CREFI(3)	1	1	$55,000,000	8.3%
Total	13	45	$660,000,000	100.0%
(1)	In the case of loan No. 1, the whole loan was co-originated by JPMCB, DBRI, Goldman Sachs Bank USA and Wells Fargo Bank, National Association. In the case of Loan No. 2, the whole loan was co-originated by DBRI and Barclays Capital Real Estate Inc. In the case of Loan No. 3, the whole loan was co-originated by JPMCB, Morgan Stanley Bank, N.A., and CREFI. In the case of Loan No. 4, the whole loan was co-originated by JPMCB, Société Générale Financial Corporation, and Wells Fargo Bank, National Association. In the case of Loan No. 7, the whole loan was co-originated by DBRI, Morgan Stanley Bank, N.A., and Wells Fargo Bank, National Association. In the case of Loan No. 10, the whole loan was co-originated by Citi Real Estate Funding Inc. and Barclays Capital Real Estate Inc. In the case of Loan No. 11, the whole loan was co-originated by DBRI and Bank of America, North America NA. In the case of Loan No. 13, the whole loan was co-originated by CREFI, Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. and BMO Harris Bank N.A..

(2)	Six of the mortgage loans (39.0%) being sold by GACC were originated or co-originated by an affiliate thereof, DBRI, and will be transferred to GACC on or prior to the closing date.

(3)	In the case of Loan No. 1, JPMCB will be contributing $49.65 million of the Cut-off Date Balance and GACC will be contributing $15.0 million of the Cut-Off Date Balance. In the case of Loan No. 3, CREFI will be contributing $40.0 million of the Cut-off Date Balance and JPMCB will be contributing $15.0 million of the Cut-Off Date Balance.

Mortgage Loan Summary

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Loan Per Unit	Property Type	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	1633 Broadway	JPMCB/GACC	1	$64,650,000	9.8%	391	Office	3.84x	11.9%	41.7%	41.7%
2	F5 Tower	GACC	1	$55,500,000	8.4%	359	Office	3.33x	13.0%	39.4%	39.4%
3	Bellagio Hotel and Casino	JPMCB/CREFI	1	$55,000,000	8.3%	426,189	Hotel	8.42x	28.3%	39.3%	39.3%
4	Kings Plaza	JPMCB	1	$55,000,000	8.3%	600	Retail	3.07x	10.7%	54.1%	54.1%
5	1501 Broadway	JPMCB	1	$55,000,000	8.3%	271	Mixed Use	4.36x	13.8%	22.2%	22.2%
6	805 Third Avenue	CREFI	1	$55,000,000	8.3%	252	Office	2.63x	12.2%	32.6%	32.6%
7	55 Hudson Yards	GACC	1	$52,450,000	7.9%	660	Office	3.54x	11.0%	39.4%	39.4%
8	Southcenter Mall	GACC	1	$50,000,000	7.6%	278	Retail	6.53x	19.6%	22.2%	22.2%
9	181 West Madison	JPMCB	1	$50,000,000	7.6%	114	Office	4.67x	20.4%	28.8%	28.8%
10	Parkmerced	CREFI	1	$45,000,000	6.8%	172,828	Multifamily	4.00x	11.1%	25.9%	25.9%
11	560 Mission Street	GACC	1	$45,000,000	6.8%	449	Office	5.23x	14.2%	35.6%	35.6%
12	Starwood Industrial Portfolio	GACC	33	$39,500,000	6.0%	36	Industrial	3.67x	13.1%	45.2%	45.2%
13	650 Madison Avenue	CREFI	1	$37,900,000	5.7%	977	Mixed Use	2.74x	10.0%	48.5%	48.5%

	Top 3 Total/Weighted Average		3	$175,150,000	26.5%			5.12x	17.4%	40.2%	40.2%
	Top 5 Total/Weighted Average		5	$285,150,000	43.2%			4.58x	15.4%	39.4%	39.4%
	Top 10 Total/Weighted Average		10	$537,600,000	81.5%			4.42x	15.1%	35.0%	35.0%
	Total/Weighted Average		45	$660,000,000	100.0%			4.33x	14.7%	36.4%	36.4%
(1)	In the case of each mortgage loan the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s) for all loans, as applicable.

(2)	In the case of Loan Nos. 3, 9, 10, and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Collateral Characteristics

Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)(1)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	1633 Broadway	A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	$1,000,000	$1,000,000	BWAY 2019-1633	No
		A-1-C-1, A-1-C-3, A-1-C-4, A-1-C-5, A-1-C-6, A-1-C-7	$205,000,000	$205,000,000	GS Bank	No
		A-1-C-2, A-2-C-5	$60,000,000	$60,000,000	GSMS 2020-GC45	No
		A-2-C-1-B, A-3-C-1-B	$45,000,000	$45,000,000	Benchmark 2020-B16	No
		A-2-C-1-A, A-2-C-2, A-2-C-3-A, A-2-C-4, A-2-C-6, A-2-C-7	$197,500,000	$197,500,000	DBRI	No
		A-3-C-2, A-2-C-3-B	$64,650,000	$64,650,000	Benchmark 2020-IG1	No
		A-3-C-1-A, A-3-C-3, A-3-C-4, A-3-C-5, A-3-C-6, A-3-C-7	$177,850,000	$177,850,000	JPMCB	No
		A-4-C-1, A-4-C-2	$100,000,000	$100,000,000	BANK 2020-BNK25	No
		A-4-C-3, A-4-C-4, A-4-C-5, A-4-C-6, A-4-C-7	$150,000,000	$150,000,000	WFB	No
		B-1, B-2, B-2, B-4	$249,000,000	$249,000,000	BWAY 2019-1633	Yes	KeyBank	Situs
		Total	$1,250,000,000	$1,250,000,000
2	F5 Tower	A-1-A	$50,000,000	$50,000,000	BBCMS 2020-C6	No
		A-1-B	$40,000,000	$40,000,000	An affiliate of Barclays	No
		A-1-C	$39,500,000	$39,500,000	An affiliate of Barclays	No
		A-2	$55,500,000	$55,500,000	Benchmark 2020-IG1	No
		B-1	$78,820,000	$78,820,000	BBCMS 2020-C6 (Loan Specific)	Yes	Midland	Midland
		B-2	$33,780,000	$33,780,000	BBCMS 2020-C6 (Loan Specific)	Yes
		Total	$297,600,000	$297,600,000
3	Bellagio Hotel & Casino	A-1-C1	$100,000,000	$100,000,000	BANK 2020-BNK25	No
		A-2-C1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
		A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	$716,000,000	BX 2019-OC11	Yes	KeyBank	Situs
		A-2-C2, A-3-C2	$60,000,000	$60,000,000	Benchmark 2020-B16	No
		A-1-RL, A-2-RL, A-3-RL	$360,200,000	$360,200,000	Third party investor	No
		A-1-C2, A-1-C3, A-1-C4, A-1-C5	$200,000,000	$200,000,000	MSNBA	No
		A-2-C4	$20,000,000	$20,000,000	CREFI	No
		A-2-C3, A-3-C5	$55,000,000	$55,000,000	Benchmark 2020-IG1	No
		A-3-C1, A-3-C6	$61,250,000	$61,250,000	JPMCB	No
		A-3-C3, A-3-C4	$43,750,000	$43,750,000	BBCMS 2020-C6	No
		B-1-S, B-2-S, B-3-S	$510,700,000	$510,700,000	BX 2019-OC11	No
		B-1-RL, B-2-RL, B-3-RL	$139,800,000	$139,800,000	Third party investor	No
		C-1-S, C-2-S, C-3-S	$683,300,000	$683,300,000	BX 2019-OC11	No
		Total	$3,010,000,000	$3,010,000,000
4	Kings Plaza	A-1-1	$66,108,108	$66,108,108	JPMCB	Yes
		A-1-2	$50,000,000	$50,000,000	Benchmark 2020-B16	No	Midland	KeyBank
		A-1-3	$30,000,000	$30,000,000	Benchmark 2020-IG1	No
		A-1-4	$25,000,000	$25,000,000	Benchmark 2020-IG1	No
		A-2-1	$60,000,000	$60,000,000	SGFC	No
		A-2-2	$50,000,000	$50,000,000	SGFC	No
		A-2-3	$35,000,000	$35,000,000	SGFC	No
		A-2-4	$12,945,946	$12,945,946	SGFC	No
		A-3-1	$50,000,000	$50,000,000	BANK 2020-BNK25	No
		A-3-2	$50,000,000	$50,000,000	WF	No
		A-3-3	$32,945,946	$32,945,946	WF	No
		A-3-4	$25,000,000	$25,000,000	BANK 2020-BNK25	No
		Total	$487,000,000	$487,000,000
5	1501 Broadway	A-1	$50,000,000	$50,000,000	JPMCB	Yes(2)	Midland	Midland
		A-2	$55,000,000	$55,000,000	Benchmark 2020-IG1	No
		A-3	$40,000,000	$40,000,000	JPMCB	No
		A-4	$35,000,000	$35,000,000	JPMCB	No
		A-5	$20,000,000	$20,000,000	JPMCB	No
		Total	$200,000,000	$200,000,000
6	805 Third Avenue	A-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No
		A-2	$50,000,000	$50,000,000	Benchmark 2020-IG1	No
		A-3	$40,000,000	$40,000,000	CREFI	No
		A-4-1	$5,000,000	$5,000,000	Benchmark 2020-IG1	No
		A-4-2	$5,000,000	$5,000,000	CREFI	No
		B	$125,000,000	$125,000,000	CGCMT 2019-C7 (Loan Specific)	Yes	Wells Fargo	LNR
		Total	$275,000,000	$275,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Collateral Characteristics

7	55 Hudson	A-1-S1	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	No
		A-2-S2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
		A-2-S3	$56,700,000	$56,700,000	Hudson Yards 2019-55HY	No
		A-3-S1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
		A-1-S2	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	No
		A-1-S3	$170,100,000	$170,100,000	Hudson Yards 2019-55HY	No
		A-2-S1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
		A-3-S2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
		A-3-S3	$56,700,000	$56,700,000	Hudson Yards 2019-55HY	No
		A-1-C1	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	No
		A-1-C2	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	No
		A-1-C3	$28,350,000	$28,350,000	WFB	No
		A-1-C4	$28,350,000	$28,350,000	WFB	No
		A-1-C5	$75,000,000	$75,000,000	BANK 2019-BNK24	No
		A-1-C6	$75,000,000	$75,000,000	BANK 2020-BNK25	No
		A-1-C7	$54,000,000	$54,000,000	WFB	No
		A-1-C8	$22,800,000	$22,800,000	Hudson Yards 2019-55HY	No
		A-2-C1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
		A-2-C2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
		A-2-C3	$9,450,000	$9,450,000	Benchmark 2020-IG1	No
		A-2-C4	$9,450,000	$9,450,000	DBRI	No
		A-2-C5	$25,000,000	$25,000,000	Benchmark 2020-IG1	No
		A-2-C6	$25,000,000	$25,000,000	DBRI	No
		A-2-C7	$18,000,000	$18,000,000	Benchmark 2020-IG1	No
		A-2-C8	$7,600,000	$7,600,000	Hudson Yards 2019-55HY	No
		A-3-C1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
		A-3-C2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
		A-3-C3	$9,450,000	$9,450,000	MSBNA	No
		A-3-C4	$9,450,000	$9,450,000	MSBNA	No
		A-3-C5	$25,000,000	$25,000,000	BANK 2019-BNK24	No
		A-3-C6	$25,000,000	$25,000,000	BANK 2020-BNK25	No
		A-3-C7	$18,000,000	$18,000,000	MSBNA	No
		A-3-C8	$7,600,000	$7,600,000	Hudson Yards 2019-55HY	No
		B-1	$180,000,000	$180,000,000	Hudson Yards 2019-55HY	Yes	Wells Fargo	CWCapital
		B-2	$60,000,000	$60,000,000	Hudson Yards 2019-55HY	Yes
		B-3	$60,000,000	$60,000,000	Hudson Yards 2019-55HY	Yes
		Total	$1,245,000,000	$1,245,000,000
8	Southcenter Mall	A-1	$60,000,000	$60,000,000	GSMS 2020-GC45	Yes	Midland	Midland
		A-2	$50,000,000	$50,000,000	Benchmark 2020-IG1	No
		A-3	$39,000,000	$39,000,000	DBRI	No
		A-4	$29,000,000	$29,000,000	DBRI	No
		A-5	$20,000,000	$20,000,000	DBRI	No
		A-6	$20,000,000	$20,000,000	DBRI	No
		Total	$218,000,000	$218,000,000
9	181 West Madison	A-1	$1,000,000	$1,000,000	JPMCC 2020-LOOP	No
		A-2	$43,000,000	$43,000,000	Benchmark 2020-B16	No
		A-3	$50,000,000	$50,000,000	Benchmark 2020-IG1	No
		A-4	$13,900,000	$13,900,000	JPMCB	No
		B	$132,100,000	$132,100,000	JPMCC 2020-LOOP	Yes	KeyBank	Situs
		Total	$240,000,000	$240,000,000
10	Parkmerced	A-1	$123,500,000	$123,500,000	MRCD 2019-PARK	No
		A-2	$123,500,000	$123,500,000	MRCD 2019-PARK	No
		A-3	$65,000,000	$65,000,000	BBCMS 2020-C6	No
		A-4	$45,000,000	$45,000,000	Benchmark 2020-IG1	No
		A-5	$50,000,000	$50,000,000	An affiliate of Barclays Capital Real Estate Inc	No
		A-6	$27,500,000	$27,500,000	CREFI.	No
		A-7	$35,000,000	$35,000,000	An affiliate of Barclays Capital Real Estate Inc.	No
		A-9	$40,000,000	$40,000,000	Cantor Commercial Real Estate Lending, L.P.	No
		A-10	$37,500,000	$37,500,000	GSMS 2020-GC45	No
		B-1	$354,000,000	$354,000,000	MRCD 2019-PARK	No
		B-2	$354,000,000	$354,000,000	MRCD 2019-PARK	No
		C-1	$122,500,000	$122,500,000	MRCD 2019-PRKC	Yes	KeyBank	KeyBank
		C-2	$122,500,000	$122,500,000	MRCD 2019-PRKC	No
		Total	$1,500,000,000	$1,500,000,000
11	560 Mission	A-1-1	$60,000,000	$60,000,000	GSMS 2020-GC45	No	Midland	Midland
	Street	A-1-2-A	$30,000,000	$30,000,000	Benchmark 2020-B16	Yes
		A-1-2-B	$20,000,000	$20,000,000	Benchmark 2020-IG1	No
		A-1-3	$25,000,000	$25,000,000	Benchmark 2020-IG1	No
		A-1-4	$15,000,000	$15,000,000	Benchmark 2020-B16	No
		A-2-A	$100,000,000	$100,000,000	BANA	No
		A-2-B	$50,000,000	$50,000,000	BANK 2020-BNK25	No
		Total	$300,000,000	$300,000,000
12	Starwood	A-1	$50,000,000	$50,000,000	GSMS 2020-GC45	No
	Industrial Portfolio	A-2-1	$30,000,000	$30,000,000	Benchmark 2020-B16	No
		A-2-2	$10,000,000	$10,000,000	GSMS 2020-GC45	No
		A-3-1	$15,000,000	$15,000,000	Benchmark 2020-B16	No
		A-3-2	$15,000,000	$15,000,000	Benchmark 2020-IG1	No
		A-4	$24,500,000	$24,500,000	Benchmark 2020-IG1	No
		B-1	$65,527,072	$65,527,072	GSMS 2020-GC45	Yes	Midland	Midland
		Total	$210,027,072	$210,027,072

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Collateral Characteristics

13	650 Madison	A-1-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No
	Avenue	A-1-3, A-2-1	$50,000,000	$50,000,000	GSMS 2020-GC45	No
		A-1-4	$50,000,000	$50,000,000	CREFI	No
		A-1-5	$45,000,000	$45,000,000	Benchmark 2020-B16	No
		A-1-6	$50,000,000	$50,000,000	CREFI	No
		A-1-7	$37,900,000	$37,900,000	Benchmark 2020-IG1	No
		A-1-2-1	$40,000,000	$40,000,000	CCRE	No
		A-2-2, A-2-3, A-2-4, A-2-5, A-2-6, A-2-7, A-2-8	$116,450,000	$116,450,000	GSBI	No
		A-3-1	$60,000,000	$60,000,000	BBCMS 2020-C6	No
		A-3-2, A-3-3	$86,450,000	$86,450,000	BCREI	No
		A-4, A-5, A-6, A-7	$1,000,000	$1,000,000	MAD 2019-650M	No
		B-1, B-2, B-3, B-4	$213,200,000	$213,200,000	MAD 2019-650M	Yes	KeyBank	LNR
		Total	$800,000,000	$800,000,000

(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 7, 8, 9, 10, 11, 12 and 13 the related Whole Loan will be serviced under the applicable controlling note securitization. During the continuance of a control appraisal period, the controlling noteholder will be the holder of the note as described further for each Whole Loan in the Preliminary Prospectus. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” for more details.

(2)	In the case of Loan No. 5, the related Whole Loan will be serviced under the Benchmark 2020-IG1 PSA until the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Companion Loan Cut-Off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)(3)	Total Debt Cut-off Date LTV(3)	Mortgage Loan UW NOI DY(2)	Total Debt UW NOI DY
1	1633 Broadway	$64,650,000	$936,350,000	$249,000,000	$1,250,000,000	3.84x	3.08x	41.7%	52.1%	11.9%	9.5%
2	F5 Tower	$55,500,000	$129,500,000	$161,100,000	$346,100,000	3.33x	1.63x	39.4%	73.6%	13.0%	6.9%
3	Bellagio Hotel and Casino	$55,000,000	$1,621,200,000	$1,333,800,000	$3,010,000,000	8.42x	4.06x	39.3%	70.7%	28.3%	15.7%
4	Kings Plaza	$55,000,000	$432,000,000	$53,000,000	$540,000,000	3.07x	1.73x	54.1%	60.0%	10.7%	9.6%
6	805 Third Avenue	$55,000,000	$95,000,000	$125,000,000	$275,000,000	2.63x	1.50x	32.6%	59.8%	12.2%	6.6%
7	55 Hudson Yards	$52,450,000	$892,550,000	$300,000,000	$1,245,000,000	3.54x	2.69x	39.4%	51.9%	11.0%	8.3%
9	181 West Madison	$50,000,000	$57,900,000	$132,100,000	$240,000,000	4.67x	2.10x	28.8%	64.0%	20.4%	9.2%
10	Parkmerced	$45,000,000	$502,000,000	$1,228,000,000	$1,775,000,000	4.00x	0.78x	25.9%	84.1%	11.1%	3.4%
12	Starwood Industrial Portfolio	$39,500,000	$105,000,000	$65,527,072	$210,027,072	3.67x	2.53x	45.2%	65.7%	13.1%	9.0%
13	650 Madison Avenue	$37,900,000	$548,900,000	$213,200,000	$800,000,000	2.74x	2.01x	48.5%	66.1%	10.0%	7.3%

(1)	In the case of Loan Nos. 1, 3, 6, 7, 9, 12 and 13 Subordinate Debt Cut-off Date Balance represents one or more Subordinate Companion Loans. In the case of Loan Nos. 2 and 10, Subordinate Debt Cut-off Date Balance represents one or more Subordinate Companion Loans and one or more mezzanine loans. In the case of Loan No. 4, Subordinate Debt Cut-off Date Balance represents one or more mezzanine loans.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 7, 9, 10, 12 and 13, the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY calculations include the related Pari Passu Companion Loan(s). The Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY, calculations exclude the related Subordinate Companion Loan(s) and/or related mezzanine loan(s) for all loans, as applicable.

(3)	In the case of Loan Nos. 3, 9, 10, and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
Office	CBD	6	$322,600,000	48.9%	95.7%	3.82x	13.6%	36.5%	36.5%
	Subtotal:	6	$322,600,000	48.9%	95.7%	3.82x	13.6%	36.5%	36.5%

Retail	Super Regional Mall	2	$105,000,000	15.9%	90.7%	4.72x	14.9%	38.9%	38.9%
	Subtotal:	2	$105,000,000	15.9%	90.7%	4.72x	14.9%	38.9%	38.9%

Mixed use	Office/Retail	2	$92,900,000	14.1%	85.8%	3.70x	12.2%	32.9%	32.9%
	Subtotal:	2	$92,900,000	14.1%	85.8%	3.70x	12.2%	32.9%	32.9%

Hotel	Full Service	1	$55,000,000	8.3%	94.8%	8.42x	28.3%	39.3%	39.3%
	Subtotal:	1	$55,000,000	8.3%	94.8%	8.42x	28.3%	39.3%	39.3%

Multifamily	High-Rise/Townhome	1	$45,000,000	6.8%	94.2%	4.00x	11.1%	25.9%	25.9%
	Subtotal:	1	$45,000,000	6.8%	94.2%	4.00x	11.1%	25.9%	25.9%

Industrial	Warehouse/Distribution	31	$37,923,462	5.7%	98.5%	3.67x	13.1%	45.2%	45.2%
	Cold Storage	2	1,576,538	0.2	100.0%	3.67x	13.1%	45.2%	45.2%
	Subtotal:	33	$39,500,000	6.0%	98.6%	3.67x	13.1%	45.2%	45.2%

	Total / Weighted Average:	45	660,000,000	100.0%	93.5%	4.33x	14.7%	36.4%	36.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of each mortgage loan the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s) for all loans, as applicable.

(3)	In the case of Loan Nos. 3, 9, 10, and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
New York	6	$320,000,000	48.5%	93.2%	3.41x	11.7%	39.3%	39.3%
Washington	2	105,500,000	16.0	92.5%	4.85x	16.1%	31.2%	31.2%
California	2	90,000,000	13.6	96.3%	4.62x	12.7%	30.8%	30.8%
Illinois	7	55,588,981	8.4	88.9%	4.57x	19.7%	30.4%	30.4%
Nevada	1	55,000,000	8.3	94.8%	8.42x	28.3%	39.3%	39.3%
Indiana	21	25,601,737	3.9	97.8%	3.67x	13.1%	45.2%	45.2%
Ohio	3	4,983,096	0.8	100.0%	3.67x	13.1%	45.2%	45.2%
Wisconsin	3	3,326,186	0.5	100.0%	3.67x	13.1%	45.2%	45.2%
Total / Weighted Average:	45	$660,000,000	100.0%	93.5%	4.33x	14.7%	36.4%	36.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of each mortgage loan the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s) for all loans, as applicable.

(3)	In the case of Loan Nos. 3, 9, 10, and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
$37,900,000	-	$49,999,999	4	$167,400,000	25.4%	2.98002%	102	3.97x	12.2%	38.2%	38.2%
$50,000,000	-	$54,999,999	3	152,450,000	23.1	3.23862%	107	4.89x	16.9%	30.3%	30.3%
$55,000,000	-	$64,650,000	6	340,150,000	51.5	3.40330%	118	4.26x	14.9%	38.3%	38.3%
Total / Wtd. Avg:			13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
2.58900%	-	2.99999%	5	$257,100,000	39.0%	2.84380%	108	4.57x	13.5%	33.6%	33.6%
3.00000%	-	3.49999%	5	242,400,000	36.7	3.24091%	118	4.62x	15.7%	41.2%	41.2%
3.50000%	-	3.99999%	2	105,500,000	16.0	3.79409%	101	3.97x	16.5%	34.4%	34.4%
4.00000%	-	4.24000%	1	55,000,000	8.3	4.24000%	118	2.63x	12.2%	32.6%	32.6%
Total / Wtd. Avg:			13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
60	1	$45,000,000	6.8%	2.72457%	58	4.00x	11.1%	25.9%	25.9%
84	1	50,000,000	7.6	3.90000%	82	4.67x	20.4%	28.8%	28.8%
120	11	565,000,000	85.6	3.24356%	118	4.33x	14.4%	37.9%	37.9%
Total / Wtd. Avg:	13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
58	-	84	2	$95,000,000	14.4%	3.34322%	71	4.35x	16.0%	27.4%	27.4%
85	-	119	11	565,000,000	85.6	3.24356%	118	4.33x	14.4%	37.9%	37.9%
Total / Wtd. Avg:			13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%
(1)	In the case of each mortgage loan the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s) for all loans, as applicable.
(2)	In the case of Loan Nos. 3, 9, 10, and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
Interest Only	13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%
Total / Wtd. Avg:	13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
Interest Only	13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%
Total / Wtd. Avg:	13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
Interest Only	12	$604,500,000	91.6%	3.21743%	111	4.42x	14.8%	36.2%	36.2%
ARD-Interest Only	1	55,500,000	8.4	3.69868%	119	3.33x	13.0%	39.4%	39.4%
Total / Wtd. Avg:	13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
2.63x	-	3.05x	2	$92,900,000	14.1%	3.93239%	118	2.67x	11.3%	39.1%	39.1%
3.06x	-	3.45x	2	110,500,000	16.7	3.52951%	119	3.20x	11.9%	46.7%	46.7%
3.46x	-	3.85x	3	156,600,000	23.7	3.03739%	118	3.70x	11.9%	41.8%	41.8%
3.86x	-	4.25x	1	45,000,000	6.8	2.72457%	58	4.00x	11.1%	25.9%	25.9%
4.26x	-	8.42x	5	255,000,000	38.6	3.12401%	111	5.88x	19.4%	29.5%	29.5%
Total / Wtd. Avg:			13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%
(1)	In the case of each mortgage loan the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s) for all loans, as applicable.
(2)	In the case of Loan Nos. 3, 9, 10, and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
22.2%	-	30.0%	4	$200,000,000	30.3%	3.14183%	96	4.90x	16.3%	24.7%	24.7%
30.1%	-	35.0%	1	55,000,000	8.3	4.24000%	118	2.63x	12.2%	32.6%	32.6%
35.1%	-	40.0%	4	207,950,000	31.5	3.12992%	118	5.14x	16.8%	38.6%	38.6%
40.1%	-	45.0%	1	64,650,000	9.8	2.99000%	118	3.84x	11.9%	41.7%	41.7%
45.1%	-	54.1%	3	132,400,000	20.1	3.35708%	118	3.15x	11.2%	49.8%	49.8%
Total / Wtd. Avg:			13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%

LTV Ratios as of the Maturity Date(1)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
22.2%	-	30.0%	4	$200,000,000	30.3%	3.14183%	96	4.90x	16.3%	24.7%	24.7%
30.1%	-	35.0%	1	55,000,000	8.3	4.24000%	118	2.63x	12.2%	32.6%	32.6%
35.1%	-	40.0%	4	207,950,000	31.5	3.12992%	118	5.14x	16.8%	38.6%	38.6%
40.1%	-	45.0%	1	64,650,000	9.8	2.99000%	118	3.84x	11.9%	41.7%	41.7%
45.1%	-	54.1%	3	132,400,000	20.1	3.35708%	118	3.15x	11.2%	49.8%	49.8%
Total / Wtd. Avg:			13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
Defeasance	6	$302,050,000	45.8%	3.46965%	112	3.69x	13.6%	35.7%	35.7%
Defeasance or Yield Maintenance	5	257,950,000	39.1	3.08148%	118	5.41x	17.3%	35.4%	35.4%
Yield Maintenance	2	100,000,000	15.2	3.07340%	92	3.49x	10.9%	41.4%	41.4%
Total / Wtd. Avg:	13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
Refinance	8	$412,550,000	62.5%	3.32498%	107	3.99x	13.7%	34.5%	34.5%
Acquisition	3	150,000,000	22.7	3.38173%	118	5.29x	18.6%	40.9%	40.9%
Recapitalization	2	97,450,000	14.8	2.78330%	118	4.32x	12.5%	37.6%	37.6%
Total / Wtd. Avg:	13	$660,000,000	100.0%	3.25790%	112	4.33x	14.7%	36.4%	36.4%
(1)	In the case of each mortgage loan the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). The UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s) for all loans, as applicable.
(2)	In the case of Loan Nos. 3, 9, 10, and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgaged Property	Cut-off Date Principal Balance	% of IPB	Location	Property Type	Previous Securitization
4	Kings Plaza	$55,000,000	8.3%	Brooklyn, NY	Retail	GSMS 2013-KING
5	1501 Broadway	$55,000,000	8.3%	New York, NY	Office	COMM 2013-CR9(2)
10	Parkmerced	$45,000,000	6.8%	San Francisco, CA	Multifamily	LCCM 2014-PMKB
13	650 Madison Avenue	$37,900,000	5.7%	New York, NY	Mixed Use	MAD 2013-650M
(1)	The table above represents the properties for which the previously existing debt was securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2)	1501 Broadway was also previously securitized in the COMM 2013-CR8 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Class A-1(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date LTV
10	Parkmerced	San Francisco, CA	$45,000,000	6.8%	$45,000,000	105.3%	60	58	4.00x	11.1%	25.9%	25.9%
	Total / Wtd. Avg.		$45,000,000	6.8%	$45,000,000	105.3%	60	58	4.00x	11.1%	25.9%	25.9%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-1 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-1 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-1 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date LTV
9	181 West Madison	Chicago, IL	$50,000,000	7.6%	$50,000,000	105.3%	84	82	4.67x	20.4%	28.8%	28.8%
	Total / Wtd. Avg.		$50,000,000	7.6%	$50,000,000	105.3%	84	82	4.67x	20.4%	28.8%	28.8%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each Distribution Date, the Non-VRR percentage of any excess interest in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holder of the Class D Certificates.

■ Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the Certificates (including the VRR Interest) on each Distribution Date will be: (i) the amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining Certificates (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial Certificate Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Non-VRR Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of aggregate available funds: first, to the Class A-1, Class A-2, Class A-3, Class X-A and Class X-B Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B Class C, and Class D Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-S, Class B Class C, and Class D Certificates on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-S Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rates on the Class B Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, up to the Non-VRR Percentage of aggregate available funds:

first, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B Class C and Class D Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Structural Overview

On any Distribution Date on or after the Cross-Over Date, payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, up to the Non-VRR Percentage of available funds, to the Class A-1, Class A-2 and Class A-3, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Class A-S, Class B, Class C and Class D Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A and Class X-B Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3 and Class A-S Certificates and the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class B Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, the Non-VRR Percentage of any Yield Maintenance Charges collected in respect of the mortgage loans will be allocated pro rata among certain groups (based on the aggregate amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3 and Class A-S and Class X-A Certificates ("YM Group A"), (b) the Class B and Class X-B Certificates (“YM Group B”) and (c) to the Class C and Class D Certificates (“YM Group C” and together with YM Group A and YM Group B, the “YM Groups”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group, if any.

YM Charge	X	Principal Paid to Class	X	(Pass-Through Rate on Class – Discount Rate)
		Total Principal Paid to the related YM Group		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A and Class X-B Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A and Class X-B Certificates, respectively.

Losses on each Whole Loan will be allocated first, to any related subordinate companion loan(s) until reduced to zero and then to the related mortgage loan and any related pari passu companion loans, pro rata, based on their respective principal balances.

See “Description of the Certificates—Priority of Distributions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

Upon the occurrence of certain trigger events with respect to a Whole Loan, which are generally tied to certain events of default under the related mortgage loan documents, the Applicable Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the related servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan.

With respect to each Whole Loan, the Appraisal Reduction Amount will be notionally allocated, first, to any related subordinate companion loan(s), then pro rata, between the related mortgage loan and any related pari passu companion loan(s), based upon their respective principal balances. In general, the Non-VRR Percentage of the portion of any Appraisal Reduction Amount that is allocated to a mortgage loan will be notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) beginning with the Class D Certificates for certain purposes, including certain voting rights. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of each Whole Loan, to the extent allocated to the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class D Certificates; then, to the Class C Certificates; then, to the Class B Certificates; then, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates)

■ Appraisal Reduced Interest:	Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction Amounts to such mortgage loan.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan, as applicable, minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan, as applicable. The Master Servicer will not make any principal or interest advances with respect to any companion loan that is not held by the issuing entity.

■ Whole Loans:

Each mortgage loan is part of a split loan structure where one or more of the related companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”) has been included or expected to be included in another securitization transaction. None of the Companion Loans will be part of the trust for this securitization transaction. Each mortgage loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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and its related Companion Loan(s) are secured by the same mortgage(s) on the related mortgaged property(ies) and are subject to an intercreditor between the holders of such loans.

In the case of all of the Whole Loans, referred to (as applicable) as the “1501 Broadway Whole Loan”, “55 Hudson Yards Whole Loan”, the “Southcenter Mall Whole Loan”, the “F5 Towers Whole Loan”, the “1633 Broadway Whole Loan”, the “Kings Plaza Whole Loan”, the “Bellagio Hotel and Casino Whole Loan”, the “560 Mission Street Whole Loan”, the “805 Third Avenue Whole Loan”, the “Starwood Industrial Portfolio Whole Loan”, the “181 West Madison Street Whole Loan”, the “Parkmerced Whole Loan”, and the “650 Madison Avenue Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of each of the 55 Hudson Yards Whole Loan, the F5 Towers Whole Loan, the 1633 Broadway Whole Loan, the Bellagio Hotel and Casino Whole Loan, the 805 Third Avenue Whole Loan, the Starwood Industrial Portfolio Whole Loan, the 181 West Madison Street Whole Loan, the Parcmerced Whole Loan and the 650 Madison Avenue Whole Loan, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and any related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The 55 Hudson Yards Whole Loan, the Southcenter Mall Whole Loan, the F5 Towers Whole Loan, the 1633 Broadway Whole Loan, the Kings Plaza Whole Loan, the Bellagio Hotel and Casino Whole Loan, the 560 Mission Street Whole Loan, the 805 Third Avenue Whole Loan, the Starwood Industrial Portfolio Whole Loan, the 181 West Madison Street Whole Loan, the Parkmerced Whole Loan, and the 650 Madison Avenue Whole Loan (each, a “Non-Serviced Whole Loan”) are being serviced and administered pursuant to the applicable trust and servicing agreement or pooling and servicing agreement (as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. As such, these Whole Loan will be Non-Serviced Whole Loans at all times.

The 1501 Broadway Whole Loan (the “Servicing Shift Whole Loan”, and the related mortgage loan, the “Servicing Shift Mortgage Loan”) will initially be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement. From and after the date on which the related controlling companion loan is securitized (a “servicing shift securitization date”), it is anticipated that the Servicing Shift Whole Loan will be serviced under, and by the master servicer and special servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization. Prior to the servicing shift securitization date, the Servicing Shift Whole Loan will be a Serviced Whole Loan. On and after the servicing shift securitization date, the Servicing Shift Whole Loan will be a Non-Serviced Whole Loan.

As used in this Term Sheet, the term Applicable Servicer, Applicable Master Servicer and Applicable Special Servicer are used to refer to the servicing party responsible for certain servicing and administrative duties with respect to a particular Mortgage Loan and/or the related Whole Loan. “Applicable Master Servicer” refers to the master servicer or primary servicer for a particular Whole Loan that is responsible for servicing or administering that Mortgage Loan under the pooling and servicing agreement for the securitization identified on the chart entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus. The “Applicable Special Servicer” refers to the special servicer for a particular Whole Loan that is responsible for servicing or administering that Whole Loan following a servicing transfer event under that pooling and servicing agreement. “Applicable Servicer” refers to the Applicable Master Servicer and/or Applicable Special Servicer as the context requires. In addition, the term “Applicable PSA” for each Whole Loan refers to the trust and servicing agreement or pooling and servicing agreement pursuant to which the Mortgage Loan is primary serviced.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class R Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class R Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced PSA provides for servicing and administrative provisions substantially similar, but not identical to, those described above.

■ Sale of Defaulted Loans and REO Properties:

The Applicable Special Servicers for the Whole Loans generally will be required to solicit offers for any defaulted Whole Loan in such a manner as will be reasonably likely to maximize the value of the defaulted Whole Loan on a net present value basis, if the Applicable Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the holders of the Whole Loan on a net present value basis. Additionally, the Applicable Special Servicer generally may offer to sell any REO property if, and when, the Applicable Special Servicer determines that such a sale would be in the best economic interest of the holders of the Whole Loan on a net present value basis.

The Applicable Special Servicer generally will be required to accept a cash offer received from any person for any defaulted Whole Loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such Whole Loan and any outstanding expenses of the lender relating to such Whole Loan except as described in the Preliminary Prospectus.

With respect to the Whole Loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan or REO property at the Purchase Price. If the Special Servicer does not purchase the defaulted loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced loan) for such defaulted loan or REO property, if the highest offeror is a person other than an Interested Person. If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. An “Interested Person” is any person that is (i) a party to the Pooling and Servicing Agreement, any sponsor, any Borrower Party, any independent contractor engaged by the Special Servicer, any holder of a mezzanine loan (but only with respect to the related mortgage loan) or any known affiliate of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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any such person or, (ii) with respect to a defaulted whole loan, the depositor, the master servicer, the special servicer (or independent contractor engaged by such special servicer) or the trustee for any securitization that includes a related Companion Loan and each holder of any related Companion Loan, or any known affiliate of any such person.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. The Special Servicer is not required to accept the highest offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and may accept a lower offer (so long as such lower offer was not made by the Special Servicer or any of its affiliates) if it determines that acceptance of such lower offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender).

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement determines to sell the related Companion Loan(s) as described above, then the Applicable Special Servicer will be required to sell the related non-serviced mortgage loan, included in the Benchmark 2020-IG1 trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-Applicable Special Servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Rights:

Control and consolation rights are not held by any certificateholder in this transaction, other than certain limited consultation rights held by the Risk Retention Consolation Parties described below.

With respect to each Whole Loan (other than the Servicing Shift Whole Loan as described below), direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing Certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement or the holder of the related controlling Companion Loan, as applicable.

With respect to any Servicing Shift Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the related controlling noteholder and, after the securitization of the related controlling note, the applicable directing holder pursuant to the applicable pooling and servicing agreement and related intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Risk Retention Consultation Parties:	The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. The holders of the VRR Interest, which is expected to be transferred by the depositor on the Closing Date to JPMCB, DBNY (a majority–owned affiliate of DBRI) and CREFI, will each be entitled to appoint a risk retention consultation party. JPMCB, DBNY and CREFI are expected to be appointed as the initial risk retention consultation parties.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans, (2)(A) prior to and including the second anniversary of the Closing Date, at least 4 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 6 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not pass, then no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any delinquent mortgage loan until an additional mortgage loan becomes a Delinquent Loan, an Asset Review Trigger occurs as a result or is otherwise in effect, another Asset Review Vote Election is made and a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of such Asset Review Vote Election.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Appointment and Replacement of Special Servicer:

With respect to each Whole Loan, the directing certificateholder or controlling class representative under the Applicable PSA or the holder of the related controlling companion Loan, as applicable, will generally be entitled, with or without cause, at any time to replace the Applicable Special Servicer then acting with respect to such Whole Loan and appoint a replacement special servicer in lieu thereof.

The following applies to the 1501 Broadway Whole Loan before its servicing-shift securitization date and similar or analogous provisions apply to the other Whole Loans under their Applicable PSAs. If the Special Servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. If the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Risk Retention Consultation Parties be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. If at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

■ Replacement of Special Servicer by Vote of Certificateholders:

The provisions described under this subheading, other than the final paragraph, relate only to the 1501 Broadway Whole Loan and only in respect of the period before its servicing-shift securitization date.

Upon (a) the written direction of holders of Principal Balance Certificates and VRR Interest evidencing not less than 25% of the Voting Rights of the Principal Balance Certificates and the VRR Interest (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post notice of such direction on its website and by mail, and conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and the VRR Interest evidencing at least 50% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates and the VRR Interest on an aggregate basis.

With respect to each of the Serviced Whole Loan, subject to the related intercreditor agreement, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, subject to the related intercreditor agreement, the Benchmark 2020-IG1 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Risk Retention Consultation Parties. However, the successor special servicer will be selected pursuant to the applicable trust and servicing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Master Servicer. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Structural Overview

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – Benchmark 2020-IG1

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Master Servicing Fee”), payable monthly from interest received in respect of each mortgage loan and any related REO loan, that will accrue at the related master servicing fee rate described in the Preliminary Prospectus. The Applicable Servicers will be entitled to a primary servicing fee, payable monthly in respect of each mortgage loan and any related REO loan, that will accrue at the related servicing fee rate described in the Preliminary Prospectus.

The Applicable Special Servicers for the Whole Loans will be entitled to the following compensation with respect to such Whole Loan or the REO loan, subject to certain terms and conditions set forth in the Applicable PSA (or, with respect to the 1501 Broadway Whole Loan until its servicing-shift securitization date, in the pooling and servicing agreement for this securitization):

■    A special servicing fee while the related Whole Loan or REO Property is specially serviced;

■    A workout fee if the Whole Loan is worked out, which fee is generally a specified percentage of each interest or principal payment received after the work-out;

■    A liquidation fee if the Whole Loan or any REO Property is sold or otherwise liquidated, which fee is generally a specified percentage of the net liquidation proceeds.

The Applicable Servicers, Applicable Master Servicers and Applicable Special Servicers will also be entitled to receive various ancillary compensation, such as consent and modification fees.

See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus. Also see “Description of the Pooling and Servicing Agreement—Servicing of the Non Serviced Mortgage Loans” and “—Servicing of the Servicing Shift Mortgage Loan” in the Preliminary Prospectus.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■    special notices;

■    summaries of any final asset status reports;

■    appraisals in connection with Appraisal Reductions plus any second appraisals ordered;

■    an “Investor Q&A Forum”;

■    a voluntary investor registry;

■    SEC EDGAR filings; and

■    risk retention.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1633 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1633 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1633 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1633 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB/GACC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/KBRA)(1):	BBB-/A	Property Type - Subtype:	Office – CBD
Original Principal Balance(2):	$64,650,000	Net Rentable Area (SF):	2,561,512
Cut-off Date Principal Balance(2):	$64,650,000	Location:	New York, NY
% of Pool by IPB:	9.8%	Year Built / Renovated:	1972 / 2013
Loan Purpose:	Refinance	Occupancy:	98.4%
Borrowers:	PGREF I 1633 Broadway Tower,	Occupancy Date:	10/31/2019
	L.P. and PGREF I 1633 Broadway	Number of Tenants:	40
	Land, L.P.	2016 NOI:	$93,821,386
Loan Sponsor(3):	Paramount Group Operating	2017 NOI:	$94,190,007
	Partnership LP	2018 NOI:	$109,098,450
Interest Rate:	2.99000%	TTM NOI (as of 9/2019):	$110,809,315
Note Date:	11/25/2019	UW Economic Occupancy:	95.9%
Maturity Date:	12/6/2029	UW Revenues:	$190,585,947
Interest-only Period:	120 months	UW Expenses:	$71,435,784
Original Term:	120 months	UW NOI:	$119,150,163
Original Amortization:	None	UW NCF:	$116,677,727
Amortization Type:	Interest Only	Appraised Value / Per SF:	$2,400,000,000 / $937
Call Protection(4):	L(26),Def(87),O(7)	Appraisal Date:	10/24/2019
Lockbox / Cash Management:	Hard / Springing
Additional Debt(5):	Yes
Additional Debt Balance(2)(5):	$936,350,000 / $249,000,000
Additional Debt Type(2)(5):	Pari Passu / Subordinate Debt

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$391	$488
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$391	$488
Replacement Reserves:	$0	Springing	$1,024,605	Cut-off Date LTV:	41.7%	52.1%
TI/LC:	$0	Springing	$5,123,024	Maturity Date LTV:	41.7%	52.1%
Unfunded TI Obligations:	$36,389,727	$0	N/A	UW NCF DSCR:	3.84x	3.08x
				UW NOI Debt Yield:	11.9%	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,001,000,000	80.1%	Payoff Existing Debt	$1,052,884,467	84.2%
Subordinate Notes	249,000,000	19.9	Upfront Reserves	36,389,727	2.9
			Closing Costs	20,840,154	1.7
			Return of Equity	139,885,652	11.2
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)	Fitch and KBRA have confirmed that the 1633 Broadway Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(2)	The 1633 Broadway Loan (as defined below) is part of a whole loan evidenced by 35 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $1.001 billion and four subordinate notes with an aggregate principal balance of $249.0 million.

(3)	There is no non-recourse carveout guarantor or separate environmental indemnitor.

(4)	The lockout period will be 26 payments beginning with and including the first payment date in January 2020. The borrower has the option to defease the full $1.25 billion 1633 Broadway Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 25, 2022. The lockout period of 26 payments is based on the expected Benchmark 2020-IG1 transaction closing date occurring in February 2020. The actual lockout period may be longer.

(5)	See “Current Mezzanine or Subordinate Indebtedness" below.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1633 Broadway

The Loan. The 1633 Broadway mortgage loan (the “1633 Broadway Loan”) is part of a whole loan evidenced by 35 pari passu promissory notes and four junior promissory notes, each as described below, with an aggregate original balance of $1.25 billion (the “1633 Broadway Whole Loan”), secured by the first mortgages encumbering the borrower’s fee simple interest in a 2,561,512 square foot Class A office tower located in New York, New York (the “1633 Broadway Property”). The 1633 Broadway Whole Loan is comprised of (i) a senior loan, comprised of 35 pari passu notes with an aggregate principal balance as of the Cut-off Date of $1.001 billion (the “1633 Broadway Senior Notes”), two of which (Note A-3-C-2 and Note A-2-C-3-B with an aggregate outstanding principal balance as of the Cut-off Date of $64.65 million) is being contributed to the Benchmark 2020-IG1 trust and constitutes the 1633 Broadway Loan, and the remainder of which have been, or are expected to be contributed to other securitization trusts and (ii) a subordinate loan, comprised of four notes, with an original principal balance as of the Cut-off Date of $249.0 million (the “1633 Broadway Subordinate Companion Loan”) that was contributed to a prior securitization trust, as described below. The relationship between the holders of the 1633 Broadway Senior Notes and the 1633 Broadway Junior Notes is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus. The 1633 Broadway Whole Loan was co-originated by JPMCB, DBR Investments Co. Limited (“DBRI”), Goldman Sachs Bank USA (“GS Bank”) and Wells Fargo Bank, National Association (“WFB”). JPMCB is selling Note A-3-C-2 in the original principal balance of $49,650,000 and GACC is selling Note A-2-C-3-B in the original principal balance of $15,000,000. The 1633 Broadway Whole Loan has a 10-year term and is interest-only for the term of the loan.

Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	$1,000,000	$1,000,000	BWAY 2019-1633	No
Note A-1-C-1, A-1-C-3, A-1-C-4, A-1-C-5, A-1-C-6, A-1-C-7	205,000,000	205,000,000	GS Bank(1)	No(2)
Note A-1-C-2, A-2-C-5	60,000,000	60,000,000	GSMS 2020-GC45	No
Note A-2-C-1-B, A-3-C-1-B	45,000,000	45,000,000	Benchmark 2020-B16(3)	No
Note A-2-C-1-A, A-2-C-2, A-2-C-3-A, A-2-C-4, A-2-C-6, A-2-C-7	197,500,000	197,500,000	DBRI(1)	No
Note A-3-C-2, A-2-C-3-B	64,650,000	64,650,000	Benchmark 2020-IG1	No
Note A-3-C-1-A, A-3-C-3, A-3-C-4, A-3-C-5, A-3-C-6, A-3-C-7	177,850,000	177,850,000	JPMCB(1)	No
Note A-4-C-1, A-4-C-2	100,000,000	100,000,000	BANK 2020-BNK25(4)	No
Note A-4-C-3, A-4-C-4, A-4-C-5, A-4-C-6, A-4-C-7	150,000,000	150,000,000	WFB(1)	No
Senior Notes	$1,001,000,000	$1,001,000,000
Note B-1, B-2, B-3, B-4	$249,000,000	$249,000,000	BWAY 2019-1633	Yes
Whole Loan	$1,250,000,000	$1,250,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.
(2)	During the continuance of a control appraisal relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling piece. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.
(3)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.
(4)	The BANK 2020-BNK25 transaction is expected to close on or about February 13, 2020.

The Borrowers. The borrowers are PGREF I 1633 Broadway Tower, L.P. and PGREF I 1633 Broadway Land, L.P., each a Delaware limited partnership (collectively, the “Borrowers”). PGREF I 1633 Broadway Land, L.P. owns the 1633 Broadway Property entirely in fee and also ground leases the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease are pledged as collateral, in addition to the fee interest in the 1633 Broadway Property). Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Whole Loan.

The Loan Sponsor. The loan sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the Borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 91.0% general partner of the borrower sponsor, is a real estate investment trust that currently owns and/or manages a 13.4 million square foot portfolio of 18 Class A office and retail buildings in New York, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

The Property. The 1633 Broadway Property is an approximately 2.6 million square foot, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 square feet (the Gershwin Theatre and Circle in the Square Theatre) and storage space comprising 18,384 square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1633 Broadway

The 1633 Broadway Property is located on a 90,400 square foot parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230 million in tenant improvements and leasing commissions since 2010. Going forward, the borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Whole Loan documents, and have not been reserved for. We cannot assure you that such renovation will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 square feet and was 98.4% leased as of October 31, 2019. The 1633 Broadway Property benefits from a strong office component, which is currently 100.0% leased to 17 tenants. The retail space within the 1633 Broadway Property totals approximately 80,000 square feet of net rentable area and is anchored by Equinox (25,458 square feet) through February 2040. Approximately 94.3% of the underwritten base rent is from office tenants.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is the U. T. Associates of the Gershwin Theatre (“Gershwin Theatre”), which is notable for hosting Wicked since 2003. The Gershwin Theatre has three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre known as the Circle in the Square, which comprises approximately 800 seats and 34,570 square feet and currently hosts the show OKLAHOMA! The 1633 Broadway Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. The tenant currently pays a total contract rent of $864,250 or $25.00 per square foot through September 2021.

The parking component within the 1633 Broadway Property consists of 250-space parking garage across three levels below grade and comprises 64,158 square feet. The parking area is currently leased to ABM Parking Services, Inc., a parking garage operator, which is expected to occupy the space through July 2026. The parking garage operator is responsible for a contract rent of approximately $2.39 million, or $9,560 per space, which will increase by 1.50% per annum throughout the remainder of its lease.

As of October 31, 2019, the 1633 Broadway Property was 98.4% leased to 40 tenants. The largest tenant by underwritten base rent, Allianz Asset Management of America L.P. (“Allianz”) (320,911 square feet, 12.5% of net rentable area, 15.7% of underwritten base rent) is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz. Allianz occupies six suites with leases expiring in January 2031.

The second largest tenant by underwritten base rent, WMG Acquisition Corp (“Warner Music Group”) (293,888 square feet, 11.5% of net rentable area, 10.4% of underwritten base rent) is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. Warner Music Group is headquartered at the 1633 Broadway Property.

The third largest tenant by underwritten base rent, Morgan Stanley & Co (“Morgan Stanley”) (260,829 square feet, 10.2% of net rentable area, 11.1% of underwritten base rent) is a financial holding company, that provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. Morgan Stanley operates through three segments: Institutional Securities, Wealth Management and Investment Management. Morgan Stanley occupies five suites with leases expiring in March 2032.

The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a high traffic commercial corridor that produces 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park Views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million square feet, a vacancy rate of 5.4% and an average asking rent of $66.21 per square foot. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million square feet, a vacancy rate of 5.9% and an average asking rent of $79.25 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1633 Broadway

Competitive Set – Comparable Office Leases(1)
Property	Total GLA	Tenant Name	Lease Date / Term	Lease Area (square feet)	Monthly Base Rent PSF	Lease Type
1633 Broadway New York, NY	2,561,512	Various	Various	Various	$66.93	--
1155 Avenue of the Americas New York, NY	752,996	BKD, LLC	September 2019 / 162 Mos.	20,899	$77.00	MG
1 Rockefeller Plaza New York, NY	603,397	Veteran Advisers, Inc.	September 2019 / 92 Mos.	2,552	$83.50	MG
1675 Broadway New York, NY	878,321	Davis & Gilbert LLP	August 2019 / 192 Mos.	85,852	$72.00	MG
142 West 57th Street New York, NY	255,586	Wedbush Securities Inc.	August 2019 / 130 Mos.	15,626	$65.00	MG
1251 Avenue of the Americas New York, NY	2,364,000	IHI Americas, Inc	July 2019 / 124 Mos.	9,438	$70.50	MG
1345 Avenue of the Americas New York, NY	1,998,994	Global Infrastructure Partners	June 2019 / 204 Mos.	84,856	$89.50	MG
810 Seventh Avenue New York, NY	765,000	Colonial Consulting LLC	May 2019 / 150 Mos.	17,320	$71.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	Greenhill & Company	May 2019 / 183 Mos.	77,622	$91.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	AIG - American International Group, Inc.	April 2019 / 198 Mos.	320,237	$97.13	MG
1700 Broadway New York, NY	625,000	Excel Sports Management, LLC	April 2019 / 91 Mos.	17,078	$79.00	MG
1325 Avenue of the Americas New York, NY	808,998	Dominus Capital, L.P.	March 2019 / 126 Mos.	9,361	$75.00	MG
1290 Avenue of the Americas New York, NY	2,113,000	Linklaters, LLP	March 2019 / 193 Mos.	90,508	$84.00	MG
1177 Avenue of the Americas New York, NY	1,000,000	Mill Point Capital	January 2019 / 126 Mos.	11,644	$87.00	MG
1700 Broadway New York, NY	625,000	M. Arthur Gensler, Jr. & Associates, Inc.	January 2019 / 119 Mos.	13,237	$71.00	MG
114 West 47th Street New York, NY	658,000	IFM Investments	October 2018 / 180 Mos.	18,000	$68.00	MG
(1)	Source: Appraisal.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
86.3%	95.4%	95.4%	98.4%
(1)	Historical Occupancies reflect average occupancies for each respective year.
(2)	Current Occupancy is as of October 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1633 Broadway

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)(3)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration
Allianz(4)	Aa3/ AA-/AA	320,911	12.5%	$82.66	15.7%	1/31/2031
Morgan Stanley(5)	A3/A/BBB+	260,829	10.2	$71.61	11.1	3/31/2032
WMG Acquisition Corp(6)	NR/NR/NR	293,888	11.5	$59.62	10.4	7/31/2029
Showtime Networks Inc	Baa2/BBB/BBB	261,196	10.2	$55.28	8.6	1/31/2026
Kasowitz Benson Torres(7)	NR/NR/NR	203,394	7.9	$68.00	8.2	3/31/2037
New Mountain Capital, LLC(8)	NR/NR/NR	108,374	4.2	$86.00	5.5	10/15/2035
Charter Communications Holding	Ba2/NR/BB+	106,176	4.1	$84.00	5.3	12/15/2025
MongoDB, Inc.	NR/NR/NR	106,230	4.1	$76.00	4.8	12/31/2029
Travel Leaders Group, LLC	NR/NR/B+	107,205	4.2	$74.58	4.7	12/31/2033
Assured Guaranty Municipal	NR/NR/A	103,838	4.1	$69.88	4.3	2/28/2032
Top 10 Total / Wtd. Avg.		1,872,041	73.1%	$70.81	78.5%
Remaining Tenants		649,710	25.4	$55.74	21.5
Total Occupied Space		2,521,751	98.4%	$66.93	100.0%
Vacant		39,761	1.6
Total / Wtd. Avg.		2,561,512	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Borrowers’ owned space does not include non-owned anchors or outparcels.
(4)	Allianz subleases 20,600 square feet of suite 4600 (totaling 54,118 square feet) to Triumph Hospitality at a base rent of $46.80 per square foot through December 30, 2030. Triumph Hospitality further subleases 3,000 square feet of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 per square foot through July 31, 2022. Base Rent PSF is based on the contractual rent under the prime lease.
(5)	Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.
(6)	WMG Acquisition Corp subleases 3,815 square feet of suite 0400 (totaling 36,854 square feet) to Cooper Investment Partners LLC at a base rent of $58.37 per square foot on a month-to-month basis. U/W Base Rent PSF is based on the contractual rent under the prime lease.
(7)	Kasowitz Benson Torres subleases a collective 32,487 square feet of Suite 2200 (totaling 50,718 square feet) to three tenants. Delcath Systems, Inc. subleases 6,877 square feet and pays a rent of $68.50 per square foot through February 28, 2021; Avalonbay Communities subleases 12,145 square feet through October 31, 2026 and pays a current rent of $74.00 per square foot; Cresa New York subleases 13,195 square feet and pays a rent of $65.00 per square foot through April 30, 2021. Kasowitz Benson Torres has the right to terminate all or a portion of one full floor of the premises located on the uppermost or lowermost floors (provided that the terminated space must be in a commercially reasonable configuration), effective as of March 31, 2024, upon notice by March 31, 2023. U/W Base PSF is based on the contractual rent under the prime lease and payment of a termination fee.
(8)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	39,761	1.6%	NAP	NAP	39,761	1.6%	NAP	NAP
2020 & MTM	12	10,442	0.4%	$666,945	0.4%	50,203	2.0%	$666,945	0.4%
2021	3	86,460	3.4%	$4,756,000	2.8%	136,663	5.3%	$5,422,945	3.2%
2022	4	116,337	4.5%	$2,813,374	1.7%	253,000	9.9%	$8,236,319	4.9%
2023	2	38,550	1.5%	$1,299,854	0.8%	291,550	11.4%	$9,536,173	5.7%
2024	1	51,276	2.0%	$4,666,116	2.8%	342,826	13.4%	$14,202,289	8.4%
2025	1	106,176	4.1%	$8,918,784	5.3%	449,002	17.5%	$23,121,073	13.7%
2026	3	383,584	15.0%	$20,397,741	12.1%	832,586	32.5%	$43,518,814	25.8%
2027	2	55,247	2.2%	$4,584,436	2.7%	887,833	34.7%	$48,103,250	28.5%
2028	2	90,001	3.5%	$6,043,229	3.6%	977,834	38.2%	$54,146,479	32.1%
2029	3	399,717	15.6%	$25,579,624	15.2%	1,377,551	53.8%	$79,726,103	47.2%
2030 & Beyond	10	1,183,961	46.2%	$89,044,498	52.8%	2,561,512	100.0%	$168,770,601	100.0%
Total / Wtd. Avg.	43	2,561,512	100.0%	$168,770,601	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2019.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1633 Broadway

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent(4)	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$168,770,601	$65.89	84.9%
Credit Tenant Rent Steps(5)	0	0	0	0	7,558,579	2.95	3.8%
Vacant Space	0	0	0	0	2,879,875	1.12	1.4%
Reimbursements	9,150,315	11,228,307	13,952,510	16,874,074	15,267,588	5.96	7.7%
Gross Potential Rent	$150,306,997	$154,447,738	$174,573,545	$178,520,314	$194,476,643	$75.92	97.8%
Other Income(6)	5,692,549	5,017,065	4,645,691	4,240,034	4,279,853	1.67	2.2%
Concessions	0	0	0	0	0	0.00	0.0%
Net Rentable Income	$155,999,546	$159,464,803	$179,219,236	$182,760,348	$198,756,496	$77.59	100.0%
Vacancy & Credit Loss	(309,756)	0	0	0	(8,170,549)	(3.19)	(4.1%)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$190,585,947	$74.40	95.9%
Real Estate Taxes	$35,413,254	$38,391,946	$41,366,170	$43,693,114	$45,478,153	$17.75	23.9%
Insurance	1,061,417	908,564	1,009,544	1,082,131	1,069,190	0.42	0.6%
Management Fee	2,507,162	2,981,306	3,149,432	3,287,347	1,000,000	0.39	0.5%
Other Operating Expenses	22,886,571	22,992,980	24,595,640	23,888,441	23,888,441	9.33	12.5%
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$71,435,784	$27.89	37.5%
Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$119,150,163	$46.52	62.5%
TI/LC	0	0	0	0	2,011,364	0.79	1.1%
Capital Expenditures	0	0	0	0	461,072	0.18	0.2%
Net Cash Flow	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$116,677,727	$45.55	61.2%

(1)	Non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	TTM column represents the trailing 12-month period ending September 30, 2019.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Base Rent reflects annualized in-place rents as of October 31, 2019 ($167,497,806), with contractual rent steps through November 30, 2020 ($1,272,795).
(5)	Reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).
(6)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

Property Management. The 1633 Broadway Property is currently managed by Paramount Group Property-Asset Management LLC, an affiliate of the borrowers.

Escrows and Reserves. On the loan origination date, the Borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding tenant improvements, (b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the Borrowers substituted a letter of credit for the cash on reserve in such reserve account.

Tax Escrows – On each payment date after the occurrence and continuance of a 1633 Broadway Trigger Period, the Borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Escrows – On each payment date after the occurrence and continuance of a 1633 Broadway Trigger Period, the Borrowers are required to deposit an amount equal to 1/12 of estimated insurance premiums unless the Borrower maintains a blanket policy in accordance with the loan documents.

Replacement Escrows – On each payment date after the occurrence and continuance of a 1633 Broadway Trigger Period, the Borrowers are required to deposit $42,691.87 into a tenant improvement and leasing commissions reserve account, subject to a cap of $1,024,604.80.

TI/LC Reserves – On each payment date after the occurrence and continuance of a 1633 Broadway Trigger Period, the Borrowers are required to deposit $213,459.33 into a tenant improvement and leasing commissions reserve account, subject to a cap of $5,123,024.

Lockbox / Cash Management. The 1633 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers are required to direct each tenant at the 1633 Broadway Property to deposit rents directly into a lender-controlled lockbox account. In addition, the Borrowers are required to cause all cash revenues relating to the 1633 Broadway Property and all other money received by the Borrowers or the property manager with respect to the 1633 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1633 Broadway

business day during the continuance of a 1633 Broadway Trigger Period or an event of default under the loan documents, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 1633 Broadway Trigger Period or event of default under the loan documents is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

On each due date during the continuance of a 1633 Broadway Trigger Period or, at the lender’s discretion, during an event of default under the loan documents, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 1633 Broadway Whole Loan.

A “1633 Broadway Trigger Period” means each period (i) commencing when the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 5.75%, and concluding when the debt yield (as calculated under the loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter, is at least 5.75%, and (ii) commencing upon the Borrowers’ failure to deliver annual, quarterly or monthly financial reports as and when required under the loan documents and concluding when such reports are delivered and indicate that no other 1633 Broadway Trigger Period is ongoing.

Provided no event of default under the loan documents is continuing, the Borrowers have the right to avoid the commencement, or terminate the continuance, of a 1633 Broadway Trigger Period by delivering to the lender additional collateral in the form of a guaranty, letter of credit and/or cash that is reasonably acceptable to the lender and that would, when subtracted from the then-outstanding principal balance of the 1633 Broadway Whole Loan, result in a debt yield (as calculated under the loan documents) equal to or greater than 5.75%.

Current Mezzanine or Subordinate Indebtedness. The 1633 Broadway Subordinate Companion Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $249.0 million, accrues interest at a fixed rate of 2.99000% per annum. The 1633 Broadway Subordinate Companion Loan has a 120-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

Future Mezzanine Indebtedness Permitted. On or after November 25, 2020, the owner of the direct or indirect equity interests of the Borrowers is permitted to incur mezzanine debt (the “1633 Broadway Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the Borrowers, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the loan-to-value ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is no greater than 52.08%, (ii) the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is at least 3.08x, and (iii) the debt yield (as calculated under the loan documents and taking into account the mezzanine loan and the 1633 Broadway Whole Loan) is at least 9.35%; (iv) the execution of a subordination and intercreditor agreement that is reasonably acceptable to the lender; and (iv) receipt of a Rating Agency Confirmation.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

F5 Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

F5 Tower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

F5 Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title(7):	Fee
(Fitch/KBRA)(1):	BBB-/BBB-	Property Type - Subtype:	Office – CBD
Original Principal Balance(2)(3):	$55,500,000	Net Rentable Area (SF):	515,518
Cut-off Date Principal Balance(2)(3):	$55,500,000	Location:	Seattle, WA
% of Pool by IPB:	8.4%	Year Built / Renovated:	2019 / N/A
Loan Purpose:	Acquisition	Occupancy:	100.0%
Borrower:	Seattle 801 Fifth Owner LLC	Number of Tenants:	1
Loan Sponsor:	FS KKR Capital Corp. and FS	Occupancy Date:	12/19/2019
	KKR Capital Corp. II	2016 NOI(8):	N/A
Interest Rate:	3.69868%	2017 NOI(8):	N/A
Note Date:	12/19/2019	2018 NOI(8):	N/A
Anticipated Repayment Date(4):	1/6/2030	TTM NOI (as of 12/2019)(9):	$22,378,232
Maturity Date(4):	9/6/2033	UW Economic Occupancy:	95.2%
Interest-only Period:	120 months	UW Revenues:	$32,787,852
Original Term to ARD(4):	120 months	UW Expenses:	$8,792,416
Original Amortization:	None	UW NOI(9):	$23,995,436
Amortization Type:	ARD-Interest Only	UW NCF:	$23,119,056
Call Protection(5):	L(24),Grtr1%orYM(1),DeforGrtr1	Appraised Value / Per SF:	$470,000,000 / $912
	%orYM(88),O(7)	Appraisal Date:	11/5/2019
Lockbox / Cash Management:	Hard / Springing
Additional Debt(2)(3):	Yes
Additional Debt Balance(2)(3):	$129,500,000 / $112,600,000 /
	$48,500,000
Additional Debt Type(2)(3):	Pari Passu / Subordinate Debt / Mezzanine Debt

Escrows and Reserves(6)				Financial Information(2)(3)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan	Total Debt
Taxes:	$644,935	$214,978	N/A	Cut-off Date Loan / SF:	$359	$577	$671
Insurance:	$0	Springing	N/A	Maturity Date/ARD Loan / SF:	$359	$577	$671
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	39.4%	63.3%	73.6%
TI/LC:	$0	$0	N/A	Maturity Date or ARD LTV:	39.4%	63.3%	73.6%
Other:	$0	Springing	Various	UW NCF DSCR:	3.33x	2.07x	1.63x
				UW NOI Debt Yield:	13.0%	8.1%	6.9%

Sources and Uses
Sources		Proceeds	% of Total	Uses		Proceeds	% of Total
Senior Loan(2)		$185,000,000	39.9%	Purchase Price		$458,000,000	98.7%
Subordinate Loan		112,600,000	24.3	Closing Costs		5,252,485	1.1
Mezzanine Loan		48,500,000	10.5	Upfront Reserves		644,935	0.1
Sponsor Equity		117,797,420	25.4
Total Sources		$463,897,420	100.0%	Total Uses		$463,897,420	100.0%

(1)	Fitch and KBRA have confirmed that the F5 Tower Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(2)	GACC is contributing Note A-2 of the F5 Tower Senior Loan (as defined below) to the Benchmark 2020-IG1 securitization trust. For additional information, see “The Loan” below.

(3)	The F5 Tower Mortgage Loan (as defined below) is part of a whole loan evidenced by four senior pari passu senior notes with an aggregate original principal balance of $185.0 million (the “F5 Tower Senior Loan”) and two subordinate B-notes with an aggregate original principal balance of $112.6 million (the “F5 Tower Subordinate Notes”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

F5 Tower

(4)	The F5 Tower Whole Loan (as defined below) is structured with an anticipated repayment date of January 6, 2030 (the “ARD”). If the F5 Tower Whole Loan is not paid off before the ARD, then the F5 Tower Whole Loan will accrue interest at the Adjusted Interest Rate (as defined below); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (as defined below) (the “Accrued Interest”) will be deferred and will be paid on the maturity date to the extent not paid sooner by the borrower. In addition, from and after the ARD, amounts in the cash management account after the payment of certain reserves including tax and insurance, condominium charges, and mortgage interest for the F5 Tower Senior Loan and F5 Tower Subordinate Loan (as defined below) (in each case, calculated at the Initial Interest Rate) and the mezzanine debt service as described in the F5 Tower Whole Loan documents (with interest calculated at the Mezzanine Initial Interest Rate (as defined below)) will be applied on a monthly basis (i) first, to make reserve payments to pay operating costs, (ii) second, (x) to make monthly repayments of the outstanding principal balance of the F5 Tower Whole Loan, in the amount required to fully amortize the outstanding principal balance of the entire F5 Tower Whole Loan (based on a 30-year amortization schedule) and (y) once the F5 Tower Senior Loan has been repaid in full, to make monthly repayments of the outstanding principal balance of the F5 Tower Whole Loan Notes in the amount required to fully amortize the outstanding principal balance of the F5 Tower Whole Loan (based on a 30-year amortization schedule), (iii) third, if lender elects, to make reserve payments for capital expenditures, (iv) fourth, to repay the outstanding principal balance of the F5 Tower Senior Loan until the entire outstanding principal balance thereof is paid, (v) fifth, to repay the outstanding principal balance of the F5 Tower Subordinate Loan until the entire outstanding principal balance thereof is paid, (vi) sixth, to the payment of Accrued Interest owed under the F5 Tower Senior Loan, (vii) seventh, to the payment of Accrued Interest owed under the F5 Tower Subordinate Loan and (viii) eighth, to be remitted to, or at the direction of, the borrower. The final maturity date of the F5 Tower Whole Loan is September 6, 2033, or if F5 Networks (as defined below) exercises its Early Termination Right (as defined below) pursuant to its lease, the final maturity date will be September 6, 2030.

(5)	Defeasance of the F5 Tower Whole Loan is permitted at any time after the earlier of (i) the end of the two-year period commencing on the closing date of the securitization of the last note comprising the F5 Tower Whole Loan to be securitized or (ii) December 19, 2022. Voluntary prepayment is permitted after the payment date occurring in January 2022 with a prepayment fee in an amount equal to the greater of (a) the yield maintenance amount, or (b) 1.00% of the outstanding principal balance as of the prepayment date. The assumed defeasance lockout period of 25 months is based on the expected closing date of the Benchmark 2020-IG1 securitization in February 2020. The actual lockout period may be longer.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The collateral consists of the borrower’s fee interest in the office condominium, 217 borrower-owned spaces in a parking garage, an easement over 42 spaces in such garage and an additional 63 parking spaces leased from The Rainier Club through September 30, 2026. The 63 parking spaces subject to the leasehold interest account for 19.3% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

(8)	Historical NOI is unavailable due to the F5 Tower Property being constructed in 2019.

(9)	Most Recent NOI represents December 2019 annualized NOI and excludes parking income expected to be earned from the hotel (2020 opening).

The Loan. The F5 Tower mortgage loan is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc. and DBR Investments Co. Limited (“DBRI”) and is evidenced by four senior pari passu promissory A-notes with an aggregate original principal balance of $185,000,000 (the “F5 Tower Senior Loan”) and two subordinate B-notes with an aggregate original principal balance of $112,600,000 (the “F5 Tower Subordinate Loan,” and collectively with the F5 Tower Senior Loan, the “F5 Tower Whole Loan”). The F5 Tower Whole Loan is secured by a first lien mortgage encumbering the borrower’s fee interest in the 515,518 square foot office condominium unit and the parking condominium unit of a three condominium unit mixed use building located in the central business district of Seattle, Washington (the “F5 Tower Property”). The non-controlling Note A-2 will be contributed to the Benchmark 2020-IG1 trust (the “F5 Tower Mortgage Loan”). Prior to the occurrence of a control appraisal period, the F5 Tower Subordinate Notes (or the related directing holder) will be the controlling noteholder. During a control appraisal period, Note A-1-B (or the directing holder of the related securitization trust) will be the controlling noteholder. The F5 Tower Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2020-C6 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The F5 Tower Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The F5 Tower Whole Loan requires interest-only payments through the ARD and accrues interest at a rate of 3.69868% per annum (the “Initial Interest Rate”) through the ARD. Following the ARD, to the extent that the loan is outstanding, the F5 Tower Whole Loan will accrue interest at a rate of (a) 3.69868% per annum (or, when applicable pursuant to the F5 Tower Whole Loan documents, the default rate) plus (b) the positive difference between (x) a rate per annum equal to the greater of (i) the Initial Interest Rate plus 2.50% and (ii) when applicable pursuant to the F5 Tower Whole Loan documents, the default rate and (y) 3.69868% per annum (the “Adjusted Interest Rate”). In addition, after the ARD, to the extent that there is excess cash flow from the cash management account after the payment of reserves, the excess cash flow will be applied as described in footnote 3 above.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
Note A-1-A	$50,000,000	$50,000,000	BBCMS 2020-C6(1)	No
Note A-1-B	$40,000,000	$40,000,000	An affiliate of Barclays	No(2)
Note A-1-C	$39,500,000	$39,500,000	An affiliate of Barclays	No
Note A-2	$55,500,000	$55,500,000	Benchmark 2020-IG1	No
Senior Notes	$185,000,000	$185,000,000
Note B-1	$78,820,000	$78,820,000	BBCMS 2020-C6 (Loan Specific)	Yes(2)
Note B-2	$33,780,000	$33,780,000	BBCMS 2020-C6 (Loan Specific)	Yes(2)
Whole Loan	$297,600,000	$297,600,000
(1)	The BBCMS 2020-C6 transaction is expected to close prior on or about February 19, 2020.

(2)	When a control appraisal period is in effect, Note A-1-B will be the controlling note, and the directing certificateholder of the related securitization will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The F5 Tower Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

F5 Tower

The Borrower. The borrowing entity for the F5 Tower Whole Loan is Seattle 801 Fifth Owner LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the F5 Tower Whole Loan. FS KKR Capital Corp. and FS KKR Capital Corp. II are the guarantors, on a several basis, of certain nonrecourse carve-outs and environmental indemnities under the F5 Tower Whole Loan (collectively, the “Origination Date Guarantor”); provided that the related loan agreement provides that the guarantors will not be liable for losses arising out of or in connection with the breach of any representation, warranty, covenant or indemnification provision in the environmental indemnity or in the loan documents concerning environmental laws or hazardous materials and any indemnification of the lender with respect thereto, if the F5 Tower Property is subject to an environmental insurance policy reasonably satisfactory to the lender. If the Origination Date Guarantor fails to satisfy certain net worth and liquidity criteria in the loan documents, the borrower may deliver a supplemental or replacement recourse guaranty and environmental indemnity from a supplemental or replacement guarantor as described in the loan documents.

The Loan Sponsor. The F5 Tower Whole Loan loan sponsors are FS KKR Capital Corp. and FS KKR Capital Corp. II, affiliates of Kohlberg Kravis Roberts (“KKR”) and FS Investments. KKR is an investment firm with over $208.4 billion of assets under management as of September 30, 2019. KKR’s real estate division has been a part of the firm’s strategy since 1981, with over $8 billion of assets under management with over 85 employees across nine countries as of September 30, 2019. FS Investments is an asset manager that manages assets for individuals, financial professionals and institutions. As of March 31, 2019, FS Investments has over $23 billion of assets under management across 10 funds with over 300 employees nationwide.

The Property. The F5 Tower Property is comprised of a 515,518 square foot office condominium unit and the parking condominium unit of a three condominium unit mixed use building located in the central business district of Seattle, Washington. The three units of the condominium consist of (i) the 515,518 square foot office portion fully leased to F5 Networks, Inc. (“F5 Networks”) located on floors 20 to 48 (collateral), (ii) 259 spaces in a parking garage (consisting of the borrower’s fee ownership of 217 parking spaces and an easement with respect to the use of 42 parking spaces) and 62 additional spaces leased from The Rainier Club through September 30, 2026 (collateral) and (iii) a 189-key luxury hotel (non-collateral). The combined ownership interest of the office condominium and the parking garage condominium is 76.54%. As of December 19, 2019, the F5 Tower Property was 100.0% leased to F5 Networks.

The sole tenant at the F5 Tower Property is F5 Networks (NASDAQ: FFIV; 515,518 square feet; 100.0% of the NRA; 100.0% of U/W base rent; September 30, 2033 lease expiration). F5 Networks is a global technology company that focuses on delivery, security, performance and availability of web applications and technologies used by a wide range of companies. F5 Networks is a supplier of application delivery controllers, which optimize performance, availability and security of network- based applications and owns 45% of market share for application delivery controllers. F5 Networks employs over 4,500 employees in 69 offices across 39 countries. Total revenue for fiscal year 2019 was approximately $2.24 billion, which was a 4% increase over fiscal year 2018. Total revenue was comprised of services revenue of approximately $1.26 billion and product revenue of approximately $986 million. Product revenue included mostly appliance sales, and software revenue grew 60% in fiscal year 2019. F5 Network’s net income for the fiscal year 2019 was approximately $427.7 million calculated using generally accepted accounting principles (“GAAP”), and its non-GAAP net income was estimated to be $643.2 million. F5 Networks has raised no outside debt funding since the company was founded in 1996. The F5 Tower Property is F5 Network’s global headquarters.

The F5 Tower Property is located in the financial district of the central business district of Seattle, Washington. Seattle’s financial district contains approximately 50% of the total leasable office space in the Seattle central business district, including a number of trophy office towers such as Columbia Center, Two Union Square, 1201 Third Avenue, the Russell Investments Center, Fourth & Madison and U.S. Bank Centre. The F5 Tower Property is located on 5th Avenue between Marion Street and Columbia Street, a corner that has seen over $1.1 billion of capital investment over the past 18 months, including new Class A office space, luxury hotel keys, restaurants and entertainment. The area is also the center of Seattle’s cultural life including Benaroya Hall (home of the Seattle Symphony), the Seattle Art Museum, Pike Place Market and the Washington State Convention and Trade Center. Primary access through the Seattle metropolitan area is provided by Interstate 5, a north-south highway running from Canada to Mexico, and Highway 99, a recently completed four-lane underground tunnel providing access through downtown Seattle. The area is also served by King County Metro bus transit, Link Light Rail, Sounder Commuter Rail and two streetcar lines. King County Metro was ranked the best large transit system in 2018 by a private organization that advocates for public transportation. In total, there are 32 transit options within three blocks of the F5 Tower Property.

According to the appraisal, Seattle’s population has grown 18.7% since 2010. In 2018, the city was ranked as the #1 tech growth market in North America by a commercial real estate services and investment firm, with over 167,000 tech jobs and over 100 tech firm expansions from the Bay Area. Since 2016, the high-tech job base in Seattle has grown by 26%. Notable technology tenants with presence in the Seattle central business district are Amazon, DocuSign, F5 Networks and Dropbox.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

F5 Tower

According to the appraisal, the F5 Tower Property is located in the Downtown Seattle submarket within the Puget Sound office market. As of the third quarter of 2019, the Downtown Seattle office submarket reported a total Class A inventory of approximately 26.9 million square feet with a 5.1% vacancy rate. The concluded market rent, according to the appraisal, is $45.00 per square foot.

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF(2)	Commencement	Lease Term (Years)	Lease Type
F5 Tower
801 5th Avenue	2019	515,518	F5 Networks	515,518	$46.89(3)	April 2019	14.5 Yrs	NNN
Seattle, WA
1201 Third
1201 Third Avenue	1988	1,079,013	JP Morgan	22,571	$36.25	March 2019	10.0 Yrs	Full Service
Seattle, WA
2+U Building
1201 2nd Avenue	2019	701,000	Indeed	199,221	$48.00	July 2019	14.0 Yrs	NNN
Seattle, WA
2+U Building
1201 2nd Avenue	2019	701,000	Dropbox, Inc.	120,886	$45.50	October 2020	12.3 Yrs	NNN
Seattle, WA
2+U Building
1201 2nd Avenue	2019	701,000	Spaces	90,848	$42.50	July 2019	12.5 Yrs	NNN
Seattle, WA
Fourth & Madison
925 Fourth Avenue	2002	845,533	Bullivant Houser	11,670	$42.00	June 2019	10.4 Yrs	NNN
Seattle, WA			Bailey
Madison Centre
505 Madison Street	2018	753,869	Hulu Media	67,440	$42.00	October 2018	10.0 Yrs	NNN
Seattle, WA			Services
Rainier Square
Development
1301 5th Avenue	2020	994,567	Amazon	722,000	$39.00	January 2020	15.0 Yrs	NNN
Seattle, WA
Two Union Square
601 Union Street	1989	1,164,046	Wedbush	7,219	$47.00	March 2019	5.0 Yrs	Full Service
Seattle, WA			Securities
(1)	Source: Appraisal for the comparable properties and underwritten rent roll for the F5 Tower Property.

(2)	Rent PSF is based on the NNN equivalent rent.

(3)	Rent PSF includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

Comparable Office Sales (1)
Property Name	Location	NRA (SF)	Sale Date	Sale Price	Sale Price (PSF)	Adjusted Sales Price (PSF)	Cap Rate
F5 Tower	Seattle, WA	515,518	Dec-19	$458,000,000	$888.43	N/A	4.75%
Westlake Tower	Seattle, WA	355,580	Oct-19	$236,000,000	$663.70	$896.00	4.40%
Troy Block	Seattle, WA	811,463	Mar-19	$740,000,000	$911.93	$884.00	4.45%
400 Fairview Building	Seattle, WA	349,152	Jul-18	$338,425,250	$969.28	$907.00	4.20%
202 Westlake	Seattle, WA	130,710	May-18	$129,500,000	$990.74	$876.00	4.50%
Dexter Station	Seattle, WA	345,992	May-17	$286,000,000	$826.61	$848.00	4.40%
(1)	Source: Appraisal.

Historical and Current Occupancy
2016(1)	2017(1)	2018(1)	Current(2)
NAP	NAP	NAP	100.0%
(1)	Historical Occupancies are not available for the F5 Tower Property as improvements were constructed in 2019.

(2)	Current Occupancy reflects in-place leases based on the underwritten rent roll dated December 19, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

F5 Tower

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent(3)	% of Total Base Rent	Lease Expiration Date
F5 Networks, Inc.(4)(5)(6)	NR/NR/NR	515,518	100.0%	$46.89	$24,173,823	100.0%	9/30/2033
Occupied Collateral Total / Wtd. Avg.		515,518	100.0%	$46.89	$24,173,823	100.0%
Vacant Space		0	0.0%
Collateral Total		515,518	100.0%

(1)	Based on the underwritten rent roll dated December 19, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

(4)	F5 Networks has three, five-year renewal options at the fair market value at the time of the renewal.

(5)	F5 Networks has a termination option effective as of October 1, 2030 (the “Early Termination Right”) with 19 months’ written notice (March 1, 2029) and a termination payment equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) the leasing commissions paid to the tenant’s broker and landlord’s broker in connection with the lease. Additionally, F5 Networks has the right to terminate its lease with respect to the two highest full floors at the F5 Tower Property, effective between September 30, 2025 and September 30, 2026 with 12 months’ notice and payment of a fee equal to the then-unamortized portions, calculated using a 5% interest factor, on an equal payment basis over the number of lease months during which base rent is payable during the initial lease term (determined on a per rentable square foot basis for such two floors) of (a) the tenant improvement allowance, (b) the base rent abatement, and (c) leasing commissions paid to the tenant’s broker in connection with the lease. If F5 Networks terminates or provides notice to terminate all or at least 40,000 square feet of its space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), a Lease Sweep Period (as defined below) will commence. See “Lease Sweep Period” below.

(6)	F5 Networks subleases 18,886 square feet (the 22nd floor) to Foursquare Labs, Inc. through November 30, 2022 at a current rental rate of $38.00 per square foot. F5 Networks subleases 18,636 square feet (the 23rd floor) to Grab Technology Corp. through February 28, 2023 at a current rental rate of $55.00 per square foot. The lender underwrote to the prime lease in both cases.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031 & Beyond	1	515,518	100.0	24,173,823	100.0	515,518	100.0%	$24,173,823	100.0%
Total	1	515,518	100.0%	$24,173,823	100.0%

(1)	Based on the underwritten rent roll dated December 19, 2019. The sole tenant has lease termination options that are not reflected in the Lease Rollover Schedule.

(2)	Base Rent Expiring includes contractual rent steps through November 2020 totaling $528,406 and straight-line rent of $2,509,179.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

F5 Tower

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$21,136,238	$21,136,238	$41.00	64.6%
Rent Steps(4)	0	3,037,585	5.89	9.3
Vacant Income	0	0	0.00	0.0
Gross Potential Rent	$21,136,238	$24,173,823	$46.89	73.9%
Total Reimbursements	8,493,154	8,552,513	16.59	26.1
Net Rental Income	$29,629,392	$32,726,336	$63.48	100.0%
Other Income(5)	1,480,769	1,697,833	3.29	5.2
(Vacancy/Credit Loss)(6)	0	(1,636,317)	(3.17)	(5.0)
Effective Gross Income	$31,110,161	$32,787,852	$63.60	100.2%
Total Expenses	$8,731,929	$8,792,416	$17.06	26.8%
Net Operating Income	$22,378,232	$23,995,436	$46.55	73.2%
Total TI/LC, Capex/RR	0	876,381	1.70	2.7
Net Cash Flow	$22,378,232	$23,119,056	$44.85	70.5%

(1)	Historical financials prior to TTM are not available due to the F5 Tower Property being built in 2019.

(2)	TTM represents the annualized in-place figures for the month of December 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rent Steps include $528,406 of rent steps through November 2020 and $2,509,179 of straight line rent for F5 Networks.

(5)	Other Income includes (i) contractual parking revenue derived from the 259 spaces located in the parking condominium (collateral) as well as 62 spaces that are leased across the street in the Rainier Club (not collateral) and (ii) miscellaneous parking, which includes Hotel, Sanctuary, Rainier Club, and weekend and evening transient parking revenue.

(6)	The underwritten economic vacancy is 5.0%. The F5 Tower Property was 100.0% physically occupied as of December 19, 2019.

Property Management. The F5 Tower Property is managed by Urban Renaissance Property Company LLC, a full-service commercial real estate firm engaged in acquisitions, development, management and ownership in Seattle and Bellevue, Washington, Portland, Oregon and Denver, Colorado, and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to escrow approximately $644,935 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, initially equal to approximately $214,978.

Insurance Escrows – The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as the F5 Tower Property is insured under a blanket insurance policy in accordance with the F5 Tower Whole Loan documents.

Replacement Reserves – During the continuance of a Trigger Period (as defined below), the cash management bank will be directed to deposit into escrow, and in the event of any shortfall from funds on deposit with the cash management bank, the borrower will be required to pay to the lender 1/12 of $0.20 per square foot per annum each month, totaling approximately $8,592 per month.

Lease Sweep Reserve – During the continuance of a Trigger Period, the cash management bank will be directed to deposit into escrow, and in the event of any shortfall from funds on deposit with the cash management bank, the borrower will be required to pay to the lender, approximately $64,440 subject to the Lease Sweep Reserve Cap (as defined below) into a lease sweep reserve to be disbursed as described in the F5 Tower Whole Loan documents. During a Trigger Period, the Lease Sweep Reserve will be paid subsequent to the replacement reserves.

Lockbox / Cash Management. The F5 Tower Whole Loan documents require a hard lockbox with springing cash management. At origination, the borrower was required to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The F5 Tower Whole Loan documents require that all rents and other funds from operations received by the borrower or the property manager be deposited into the lockbox within two business days after receipt and that the parking manager deposit parking net operating income into the lockbox on a monthly basis in accordance with the parking management agreement as set forth in the F5 Tower Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

F5 Tower

Prior to the ARD and in the absence of a Trigger Period, funds in the lockbox account will be transferred daily to a borrower operating account. Prior to the ARD and during a Trigger Period (while no event of default is continuing), (i) all amounts in the lockbox account are to be transferred daily for the payment, among other things, of the debt service under the F5 Tower Whole Loan and F5 Tower Mezzanine Loan (as defined below), monthly escrows and other expenses described in the F5 Tower Whole Loan documents in accordance with the F5 Tower Whole Loan documents and (ii) to the extent that there is excess cash flow after the payment of reserves, the excess cash flow will be applied at the borrower’s request to pay, among other things, operating costs and expenses, leasing costs, accounting costs, funds sufficient to make required REIT distributions and other expenses reasonably approved by the lender. After the ARD, all amounts in the lockbox account are to be transferred daily for the payment of, among other things, debt service under the F5 Tower Whole Loan and F5 Tower Mezzanine Loan, monthly escrows, Accrued Interest and other expenses described in the F5 Tower Whole Loan documents in accordance with the F5 Tower Whole Loan documents.

A “Trigger Period” will commence upon (i) January 6, 2030, (ii) an event of default under the F5 Tower Whole Loan documents, (iii) a Low Debt Yield Period (as defined below), (iv) a Lease Sweep Period or (v) an event of default under the F5 Tower Mezzanine Loan documents. A Trigger Period will cease upon: with respect to clause (ii), the cure and acceptance of the cure by the lender of such event of default; with respect to clause (iii), the end of a Low Debt Yield Period; with respect to clause (iv), the end of such Lease Sweep Period; and with respect to clause (v), receipt of notice from the mezzanine lender that the event of default has been cured or waived.

A “Low Debt Yield Period” will commence if, as of the last day of a calendar quarter, (a) the F5 Tower Property is not fully leased to F5 Networks, one or more investment grade entities in accordance with the F5 Tower Whole Loan documents or tenants otherwise approved by the lender and (b) the F5 Tower Whole Loan debt yield (with a numerator equal to the gross income from operations less expenses and reserves and a denominator equal to the outstanding principal balance of the F5 Tower Whole Loan) is less than 6.4% or the aggregate debt yield is less than 5.5% (with a numerator equal to gross income from operations less expenses and reserves and a denominator equal to the outstanding principal balance of the F5 Tower Whole Loan and any mezzanine loan). A Low Debt Yield Period will end when the F5 Tower Whole Loan debt yield is greater than or equal to 6.4% and the aggregate debt yield of the F5 Tower Whole Loan plus the F5 Tower Mezzanine Loan is greater than or equal to 5.5% for at least two consecutive calculation dates. The borrower also has the option to avoid a Low Debt Yield Period by (i) delivering a letter of credit as collateral for the F5 Tower Whole Loan in an amount equal to the Low Debt Yield Avoidance Amount (as defined below) or (ii) after the 24th payment date, prepaying the outstanding principal balance of the F5 Tower Whole Loan in an amount equal to the Low Debt Yield Avoidance Amount, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.00% or a yield maintenance premium, in accordance with the F5 Tower Whole Loan documents.

The “Low Debt Yield Avoidance Amount” is the amount that the then outstanding principal balance of the F5 Tower Whole Loan would need to be reduced in order for the F5 Tower Whole Loan debt yield to equal 6.4% and the aggregate debt yield of the F5 Tower Whole Loan plus the F5 Tower Mezzanine Loan to equal 5.5%.

A “Lease Sweep Period” will commence on the first payment date prior to the ARD following the earliest to occur of (i)(a) a Lease Sweep Tenant Party (as defined below) terminating all or at least 40,000 square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space), upon the effective date of such termination or (b) a Lease Sweep Tenant Party delivering written notice to the borrower or property manager of intent to terminate 40,000 or more square feet of space, upon the later of the date that is 36 months prior to the lease expiration date and the date the written notice is received; (ii) the date that is 10 months prior to the ARD unless F5 Networks does not exercise its Early Termination Right; (iii) a Lease Sweep Tenant Party going dark in 50% or more of its space, subject to certain exceptions set forth in the F5 Tower Whole Loan documents; (iv) a monetary default or material non-monetary default under the (a) F5 Networks lease or (b) an F5 Networks replacement lease for at least 75% of the square feet demised under the F5 Networks lease, if applicable; or (v) bankruptcy proceedings of a Lease Sweep Tenant Party. A Lease Sweep Period will end upon the earliest of, with respect to clauses (i) and (ii) above, each of (a) one or more replacement tenants acceptable to the lender executing leases accounting for at least 75% of the rentable square feet demised under the F5 Networks lease, (b) after giving effect to such replacement lease(s), the F5 Tower Whole Loan debt yield being at least 8.14% and the aggregate debt yield of the F5 Tower Whole Loan and F5 Tower Mezzanine Loan being at least 7.00% and (c) certain occupancy conditions as described in the F5 Tower Whole Loan documents are satisfied (and in the case of a Lease Sweep Period under clause (i) above, the borrower may prepay the outstanding principal balance of the F5 Tower Whole Loan together with, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.00% or a yield maintenance premium, in accordance with the F5 Tower Whole Loan documents in order to satisfy such debt yield conditions); with respect to clause (iii) above, either (a) one or more replacement tenants acceptable to the lender executing leases accounting for at least 75% of the rentable square feet demised under the F5 Networks lease and certain occupancy conditions under the F5 Tower Whole Loan being satisfied or (b) the entirety of the space vacated being subleased to an investment grade entity in accordance with the F5 Tower Whole Loan documents that is paying rent at a rate at least equal to the lease for the Lease Sweep Tenant Party; with respect to clause (iv) above, the default being cured and no other default occurring for a period of three consecutive months following such cure; with respect to clause (v) above, the bankruptcy proceeding being terminated or the applicable lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and with respect to clauses (i), (ii), (iii) and (iv) above, the date on which the aggregate amount of funds transferred to the lease sweep reserve account equals the Lease Sweep Reserve Cap (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

F5 Tower

Other than a Lease Sweep Period regarding an insolvency event, the borrower may prevent the Lease Sweep Period by (i) posting a letter of credit equal to the Lease Sweep Reserve Cap or (ii) (x) delivering a guaranty satisfactory to the lender from up to two guarantors considered investment grade (“BBB–” or equivalent) by at least two of S&P, Fitch and Moody’s (or a person that is wholly owned by a qualifying person) and that maintain an aggregate minimum net worth of $350,000,000 and liquidity of $50,000,000 or (y) subject to (A) rating agency confirmation, (B) approval of the mezzanine lender and (C) lender’s receipt of a guaranty that is satisfactory in form and substance from a guarantor acceptable to the lender in an amount equal to the Lease Sweep Reserve Cap (if more than one event has occurred under a Lease Sweep Period, the applicable amount will be the greatest Lease Sweep Reserve Cap).

The “Lease Sweep Reserve Cap” will mean (a) with respect to a Lease Sweep Period caused by clause (i) above, $75.00 per rentable square foot of the terminated space; (b) with respect to a Lease Sweep Period caused by clause (ii) above, $38,663,850 ($75.00 per rentable square foot leased to F5 Networks); (c) with respect to a Lease Sweep Period caused by clause (iv) above, $75.00 per rentable square foot of the related defaulted lease; or (d) with respect to a Lease Sweep Period caused by clause (iii) above, $75.00 per rentable square foot of applicable dark space; provided that the aggregate Lease Sweep Reserve Cap for all concurrent Lease Sweep Period triggers may not exceed $38,663,850.

A “Lease Sweep Tenant Party” will mean (a) F5 Networks, (b) a tenant under one or more F5 Networks replacement leases for at least 75% of the rentable square feet demised under the F5 Networks lease or (c) a direct or indirect parent company of either of the foregoing.

Current Mezzanine or Secured Subordinate Indebtedness. On December 19, 2019, Barclays and DBRI funded the F5 Tower Subordinate Notes in the aggregate amount of $112,600,000. The F5 Tower Subordinate Notes have an initial interest rate of 3.69868% per annum and are coterminous with the F5 Tower Senior Loan. Following the ARD, to the extent that the F5 Tower Whole Loan is outstanding, the F5 Tower Whole Loan will accrue interest at the Adjusted Interest Rate. The relative rights and obligations of the holders of the F5 Tower Senior Loan and the F5 Tower Subordinate Loan are governed by the terms of a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The F5 Tower Whole Loan” in the Preliminary Prospectus. Based on the F5 Tower Whole Loan, the Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield are 63.3%, 63.3%, 2.07x and 8.1%, respectively.

Additionally, a $48,500,000 mezzanine loan was funded concurrently with the origination of the F5 Tower Whole Loan (the “F5 Tower Mezzanine Loan”), which is secured by the direct equity ownership in the borrower. Following loan origination, the F5 Tower Mezzanine Loan was sold to a third party investor. The F5 Tower Mezzanine Loan accrues interest at a rate of (i) prior to the ARD, 6.15000% per annum (the “Mezzanine Initial Interest Rate”) (or, when applicable pursuant to the F5 Tower Mezzanine Loan documents, the default rate) and (ii) from and after the ARD, to the extent that the F5 Tower Mezzanine Loan is outstanding, the F5 Tower Mezzanine Loan will accrue interest at a rate equal to the greater of (a) the Mezzanine Initial Interest Rate plus 2.50% and (b) when applicable pursuant to the F5 Tower Mezzanine Loan documents, the default rate (the “Mezzanine Adjusted Interest Rate”). The “Mezzanine Accrued Interest” is the difference between (i) interest accrued on the F5 Tower Mezzanine Loan at the Mezzanine Adjusted Interest Rate and (ii) interest accrued on the F5 Tower Mezzanine Loan at the Mezzanine Initial Interest Rate. The Mezzanine Accrued Interest will be deferred and will be paid on the maturity date for the F5 Tower Mezzanine Loan to the extent not paid sooner by the F5 Tower Mezzanine Loan borrower. The F5 Tower Mezzanine Loan is interest only until the ARD, and has an ARD and maturity date coterminous with those of the F5 Tower Mortgage Loan. The F5 Tower Mezzanine Loan may not be prepaid without a simultaneous prepayment of the F5 Tower Whole Loan. Including the F5 Tower Whole Loan and F5 Tower Mezzanine Loan, the total Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, total UW NCF DSCR and total UW NOI Debt Yield are 73.6%, 73.6%, 1.63x and 6.9%, respectively. The lenders of the F5 Tower Whole Loan have entered into an intercreditor agreement with the F5 Tower Mezzanine Loan lenders, which agreement governs their relationship.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. None.

Partial Release. None.

Leasehold. The collateral consists of the borrower’s fee interest in the office condominium, 259 spaces in a parking garage (consisting of the borrower’s fee ownership of 217 parking spaces and a permanent easement with respect to the use of 42 parking spaces) and an additional 63 parking spaces leased from The Rainier Club through September 30, 2026. The 62 parking spaces subject to the leasehold interest account for 19.3% of the spaces and 11.5% of the parking income (0.7% of total effective gross income).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Bellagio Hotel and Casino

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Bellagio Hotel and Casino

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Bellagio Hotel and Casino

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB/CREFI	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee / Leasehold
(Fitch/KBRA)(1):	BBB-/AA+	Property Type - Subtype:	Hotel – Full Service
Original Principal Balance(2):	$55,000,000	Net Rentable Area (Rooms)(5):	3,933
Cut-off Date Principal Balance(2):	$55,000,000	Location:	Las Vegas, NV
% of Pool by IPB:	8.3%	Year Built / Renovated:	1997 / 2019
Loan Purpose:	Acquisition	Occupancy/ADR/RevPar:	94.8% / $281.69 / $267.18
Borrower:	BCORE Paradise LLC	Occupancy/ADR/RevPar Date:	9/30/2019
Loan Sponsor:	BREIT Operating Partnership L.P.	Number of Tenants:	N/A
Interest Rate(3):	3.170153%	2016 NOI:	$480,822,095
Note Date:	11/15/2019	2017 NOI:	$505,736,234
Maturity Date:	12/5/2029	2018 NOI:	$489,866,042
Interest-only Period:	120 months	TTM NOI (as of 9/2019):	$474,065,315
Original Term:	120 months	UW Economic Occupancy:	94.8%
Original Amortization:	None	UW Revenues:	$1,349,062,464
Amortization Type:	Interest Only	UW Expenses:	$874,997,149
Call Protection(4):	Grtr0.5%orYM(26),DeforGrtr0.5%or	UW NOI:	$474,065,315
	YM(87),O(7)	UW NCF:	$453,829,378
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per Room(6):	$4,260,000,000 / $1,083,143
Additional Debt(2):	Yes	Appraisal Date(6):	10/16/2019
Additional Debt Balance(2):	$1,621,200,000 / $650,500,000 / $683,300,000
Additional Debt Type(2):	Pari Passu / B Notes / C Notes

Escrows and Reserves(7)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / Room:	$426,189	$765,319
Insurance:	$0	Springing	N/A	Maturity Date Loan / Room:	$426,189	$765,319
FF&E:	$0	Springing	N/A	Cut-off Date LTV:	39.3%	70.7%
				Maturity Date LTV:	39.3%	70.7%
				UW NCF DSCR(8):	8.42x	4.06x
				UW NOI Debt Yield(8):	28.3%	15.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,676,200,000	39.3%	Purchase Price	$4,250,000,000	99.8%
Junior A Notes	1,333,800,000	31.3	Closing Costs	10,591,035	0.2
Sponsor Equity(9)	1,250,591,035	29.4
Total Sources	$4,260,591,035	100.0%	Total Uses	$4,260,591,035	100.0%

(1)	Fitch and KBRA have confirmed that the Bellagio Hotel and Casino Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.
(2)	The Bellagio Hotel and Casino Loan (as defined below) is part of the Bellagio Hotel and Casino Whole Loan, which is comprised of (i) 24 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,676,200,000 (the “Bellagio Hotel and Casino Senior Notes”, and collectively, the “Bellagio Hotel and Casino Senior Loan”), (ii) six promissory notes with an aggregate Cut-off Date balance of $650,500,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes (the “Bellagio Hotel and Casino Junior A Notes”), and (iii) three promissory notes with an aggregate Cut-off Date balance of $683,300,000 which are pari passu with each other and subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes (the “Bellagio Hotel and Casino Junior B Notes”; and, collectively with the Bellagio Hotel and Casino Junior A Notes, the “Bellagio Hotel and Casino Subordinate Companion Loan”).
(3)	Reflects the Bellagio Hotel and Casino Senior Notes only. The Bellagio Hotel and Casino Junior A Notes also accrue interest at the rate of 3.170153% per annum. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.35000% per annum.
(4)	The defeasance lockout period will be 26 payments beginning with and including the first payment date of January 5, 2020. The Bellagio Hotel and Casino Borrower (as defined below) has the option to defease the full Bellagio Hotel and Casino Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 15, 2022. The Bellagio Hotel and Casino Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to June 5, 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Bellagio Hotel and Casino

(5)	Net Rentable Area and Occupancy are based solely on the hotels at the Bellagio Hotel and Casino Property (as defined below). As of the trailing twelve months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage 9.0% from entertainment and 8.3% from other sources.
(6)	The Appraised Value of $4,260,000,000 set forth above is the appraised value solely with respect to real property at the Bellagio Hotel and Casino Property, excluding personal property and intangible property attributable to the Bellagio Hotel and Casino Property (the “Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Real Property Appraised Value. The Appraised Value of $6,500,000,000 (“As-Is Appraised Value”) includes personal property and intangible property attributable to the Bellagio Hotel and Casino Property. The personal property and intangible property relating to the Bellagio Hotel and Casino Property are owned by the Bellagio Tenant (as defined below), as more particularly provided in the Bellagio Lease (as defined below), which granted a security interest in certain property of Bellagio Tenant (with certain exclusions as more particularly described in the Bellagio Lease) in favor of the Bellagio Hotel and Casino Borrower (as defined below), and such security interest was collaterally assigned by the Bellagio Hotel and Casino Borrower to the lender. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the As-Is Appraised Value are 25.8% and 25.8%, respectively, based on the Bellagio Hotel and Casino Senior Loan
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(8)	The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC, an indirectly wholly owned subsidiary of MGM Resorts International, which entered into a new 30-year lease, with two 10-year extension options to operate the Bellagio Hotel and Casino Property. The Bellagio Tenant owns a 5% equity interest in the Bellagio Hotel and Casino Borrower. Financial and other information presented in this term sheet is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and U/W NCF DSCR, U/W NCF Debt Yield and U/W NCF Debt Yield at Maturity for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x, 8.1% and 8.1% respectively.
(9)	Includes MGM’s approximately $62.4 million of retained equity interest in the Bellagio Hotel and Casino Property after the sale-leaseback.

The Loan. The Bellagio Hotel and Casino mortgage loan (the “Bellagio Hotel and Casino Loan”) is part of a fixed rate whole loan secured by the borrower’s fee simple and leasehold interest in an approximately 3,933 key full service hotel located in Las Vegas, Nevada (the “Bellagio Hotel and Casino Property”). The Bellagio Hotel and Casino Loan is evidenced by the non-controlling Notes A-2-C3 and A-3-C5 with an original principal balance and outstanding principal balance as of the Cut-off Date of $55.0 million. The Bellagio Hotel and Casino Loan is part of a $3.01 billion whole loan that is evidenced by 33 promissory notes (the “Bellagio Hotel and Casino Whole Loan”). Only the Bellagio Hotel and Casino Loan will be included in the mortgage pool for the Benchmark 2020-IG1 mortgage trust. The relationship between the holders of the Bellagio Hotel and Casino Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus. CREFI is selling Note A-2-C3 in the original principal balance of $40,000,000 and JPMCB is selling Note A-3-C5 in the original principal balance of $15,000,000. The Bellagio Hotel and Casino Whole Loan has a 10-year interest-only term. The Bellagio Hotel and Casino Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BX 2019-OC11 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-C1	$100,000,000	$100,000,000	BANK 2020-BNK25(1)	No
Note A-2-C1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
Note A-1-S1, A-1-S2, A-2-S1, A-2-S2, A-3-S1, A-3-S2	$716,000,000	$716,000,000	BX 2019-OC11	Yes(2)
Note A-2-C2, A-3-C2	$60,000,000	$60,000,000	Benchmark 2020-B16(3)	No
Note A-1-RL, A-2-RL, A-3-RL	$360,200,000	$360,200,000	Third party investor	No
Note A-1-C2, A-1-C3, A-1-C4, A-1-C5	$200,000,000	$200,000,000	MSNBA(4)	No
Note A-2-C4	$20,000,000	$20,000,000	CREFI(4)	No
Note A-2-C3, A-3-C5	$55,000,000	$55,000,000	Benchmark 2020-IG1	No
Note A-3-C1, A-3-C6	$61,250,000	$61,250,000	JPMCB(4)	No
Note A-3-C3, A-3-C4	$43,750,000	$43,750,000	BBCMS 2020-C6(5)	No
Total Senior Notes(6)	$1,676,200,000	$1,676,200,000
Note B-1-S, B-2-S, B-3-S	$510,700,000	$510,700,000	BX 2019-OC11	No
Note B-1-RL, B-2-RL, B-3-RL	$139,800,000	$139,800,000	Third party investor	No
Total Junior A Notes(6)	$650,500,000	$650,500,000
Note C-1-S, C-2-S, C-3-S	$683,300,000	$683,300,000	BX 2019-OC11	No
Whole Loan	$3,010,000,000	$3,010,000,000

(1)	The BANK 2020-BNK25 transaction is expected to close on or about February 13, 2020.
(2)	The controlling note is Note A-1-S1.
(3)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.
(4)	Expected to be contributed to one or more future securitization transactions.
(5)	The BBCMS 2020-C6 transaction is expected to close on or about February 19, 2020.
(6)	The Bellagio Hotel and Casino Junior A Notes are subordinate to the Bellagio Hotel and Casino Senior Notes, and the Bellagio Hotel and Casino Junior B Notes are subordinate to the Bellagio Hotel and Casino Senior Notes and the Bellagio Hotel and Casino Junior A Notes.

The Borrower. The borrower is BCORE Paradise LLC (the “Bellagio Hotel and Casino Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. BREIT Operating Partnership L.P. (“BREIT OP”) is the borrower sponsor and the non-recourse carveout guarantor. BREIT OP is a subsidiary of Blackstone Real Estate Investment Trust, Inc. (“BREIT”). BREIT is a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Bellagio Hotel and Casino

non-traded REIT focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate assets under management included 144,000 hotel rooms as of June 30, 2019, making Blackstone one of the largest hospitality investors in the United States. Blackstone’s experience of owning and managing hotels includes Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bellagio Hotel and Casino Whole Loan.

The non-recourse carveout guarantor’s liability for bankruptcy related recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the Bellagio Hotel and Casino Whole Loan as of the date of the event. In addition, only the related single purpose entity borrower, and not the non-recourse carveout guarantor, is liable for breaches of environmental covenants, and the single purpose entity borrower is the only party liable under the environmental indemnity; provided, however, that if the Bellagio Hotel and Casino Borrower fails to maintain an environmental insurance policy required under the loan documents, the non-recourse carveout guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the Bellagio Hotel and Casino Property or controlling equity interests in the Bellagio Hotel and Casino Borrower is loss recourse, rather than full recourse.

The Property. The Bellagio Hotel and Casino Property is a full-service luxury resort and casino property located on the Las Vegas Strip, between The Cosmopolitan and Caesar’s Palace, and across from the Paris Las Vegas Hotel & Casino and Bally’s Las Vegas Hotel & Casino. The Bellagio Hotel and Casino Property covers approximately 77 acres and consists of 3,933 hotel rooms and suites in two hotel towers – the Main Tower and the Spa Tower. The Main Tower offers panoramic views of the Las Vegas Strip and the Fountains of Bellagio. The Bellagio Hotel and Casino Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables, approximately 200,000 square feet of event space, 29 food and beverage outlets, an approximately 55,000 square foot spa, five swimming pools, approximately 85,000 square feet of retail space featuring approximately 30 retailers, and a botanical garden. The Bellagio Hotel and Casino Property is also the home to Cirque du Soleil’s “O”, an aquatic, acrobatic theater production that has been in residence at the Bellagio since October 1998. Guestrooms range from one to three bedrooms. Standard room amenities include a flat-panel television, high-speed internet and 24-hour in room dining. The guest bathrooms are finished with porcelain tile flooring and tub/shower surrounds, granite vanity countertops, and wall-mounted lighting fixtures. Additional amenities include access to five outdoor swimming pools with 51 private cabanas, four whirlpools, two wedding chapels, a fitness center, a spa, a salon and barber shop, concierge services, the Fountains of Bellagio, the Bellagio Gallery of Fine Art, the Conservatory and Botanical Gardens, on-site entertainment, retail outlets, a FedEx business center and transportation services.

Approximately $371.9 million (approximately $94,600 per key) has been invested in the Bellagio Hotel and Casino Property since 2010, including approximately $165 million on room renovations (approximately $42,000 per key). In 2011 and 2012 the Bellagio Hotel and Casino Property underwent a $66.6 million renovation on the Main Tower and a $39.7 million renovation on the Spa Tower. ADR increased 2.9% from 2011 to 2012 and an additional 2.8% from 2012 to 2013. In 2014 and 2015 the Bellagio Hotel and Casino Property underwent a $59.1 million renovation on the suites in the Main Tower. Total hotel operating revenue increased to approximately $363.7 million in 2016, representing a 6.3% year over year increase compared to 2015. ADR increased 5.1% year over year and RevPAR increased 5.5% in the same time period. Approximately $12.8 million was spent on the renovation of Sadelle’s and Spago restaurants. Sadelle’s replaced Café Bellagio in December 2018 and Spago opened in June 2018, replacing Todd English Olives.

The Bellagio Hotel and Casino Property was acquired by the Bellagio Hotel and Casino Borrower in a sale-leaseback transaction from Bellagio, LLC (the “Bellagio Tenant”), an indirectly wholly owned subsidiary of MGM Resorts International (“MGM”), which entered into a new 30-year lease, with two 10-year extension options (the “Bellagio Lease”) to operate the Bellagio Hotel and Casino Property. Under the Bellagio Lease, the Bellagio Tenant is required to pay to the Bellagio Hotel and Casino Borrower an initial lease rent of $245.0 million per annum (the “Bellagio Lease Rent”), subject to annual increases of (i) 2.0% for the first 10 years of the lease term, and (ii) thereafter, the greater of 2.0% or the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average (“CPI”) (capped at 3.0% in years 11-20 and 4.0% thereafter) for the remainder of the initial lease term. MGM (NYSE: MGM, rated Ba3/BB/BB- by Moody’s, Fitch and S&P) guarantees the payment and performance of all monetary obligations and certain other obligations of the Bellagio Tenant under the Bellagio Lease. In connection with the sale-leaseback, the Bellagio Tenant is required under the Bellagio Lease to make capital improvements intended to ensure that the Bellagio Hotel and Casino Property remains competitive with other top tier Las Vegas Strip offerings going forward. For the four year period from 2020 through 2023, under the Bellagio Lease, the Bellagio Tenant is required to spend 5.0% of net revenues (subject to a minimum of $275.0 million total) on capital expenditures, in the aggregate. During each four year period (on a rolling basis) beginning in 2024 through the end of the Bellagio Hotel and Casino Whole Loan term, the Bellagio Tenant is required to spend 3.0% of net revenues on capital expenditures. Under the terms of the Bellagio Lease, the Bellagio Tenant is also required to reserve on a monthly basis 1.5% of net revenues each year to fund capital expenditures (which are made available to the Bellagio Tenant for capital expenditures and FF&E). As of the trailing twelve

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Bellagio Hotel and Casino

months ended September 30, 2019, approximately 29.6% of revenues were from gaming, 28.4% from hotel, 24.7% from food & beverage, 9.0% from entertainment and 8.3% from other sources.

The Bellagio Hotel and Casino Property includes a variety of retail tenants, including brands such as Chanel, Tiffany & Co., Gucci, Hermes, Christian Dior, Breguet and Harry Winston. The retail space totals approximately 85,000 square feet and generated approximately $54.6 million in revenue as of December 31, 2018. The Bellagio Tenant is currently budgeting for the addition of a luxury retail store in the Bellagio Hotel and Casino Property lobby. We cannot assure you that this change will occur as expected or at all.

The hotel component of the Bellagio Hotel and Casino Property has maintained an occupancy at or above 92.3% since 2006 with an 11-year average occupancy of 93.4%. As of TTM September 2019, the Bellagio Hotel and Casino Property had an average of 3,933 rooms available with an occupancy of 94.8%, an ADR of $281.69 and a RevPAR of $267.18.

Hotel Performance(1)
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	TTM Sept. 2019	11-Year Avg.(2)
Occupancy	95.0%	94.2%	92.5%	93.3%	92.9%	92.3%	93.1%	93.2%	93.5%	92.9%	94.9%	94.8%	93.4%
ADR	$261	$204	$204	$230	$237	$243	$254	$257	$270	$276	$278	$282	$247
RevPAR	$248	$192	$189	$215	$220	$225	$236	$240	$253	$257	$264	$267	$231
Room	$349.9	$271.2	$271.1	$297.3	$311.5	$321.7	$337.6	$342.2	$363.7	$368.1	$378.9	$382.8	$328.5
(1)	The financial information presented in this table is consistent with the manner in which MGM management assesses these results and allocates resources. Accordingly, the results and information presented in this table may differ, in some respects, from how such results and information would be presented in standalone financial statements.
(2)	Average excludes TTM September 2019.

The Bellagio Hotel and Casino Property contains approximately 154,000 square feet of casino space, featuring approximately 1,700 slot machines and 144 gaming tables. The casino facilities include table games such as blackjack, craps, roulette, baccarat and poker.

Casino Performance
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	5-Year	11-Year
Slot Units	2,376	2,298	2,250	2,205	2,100	2,118	2,063	1,935	1,873	1,827	1,732	1,886	2,071
Table Units	151	153	154	152	147	146	144	146	145	145	144	145	148
Gaming	$352.75	$306.87	$289.51	$319.11	$298.61	$335.58	$381.50	$369.71	$439.66	$435.93	$422.86	$409.93	$359.28
% Change in	-	-13.0%	-5.7%	10.2%	-6.4%	12.4%	13.7%	-3.1%	18.9%	-0.8%	-3.0%	N/A	N/A

The Market. The Bellagio Hotel and Casino Property is located on the Las Vegas strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2018. In connection with the financial downturn in 2008 and 2009, the Las Vegas Market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. 2018 Year-over-Year, Airport Passenger Traffic is up 2.5% and Clark County Gaming Revenues are up 2.7%.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,389	47,435	48,500	49,717
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.8%	4.5%	2.2%	2.5%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%
(1)	Source: Las Vegas Convention and Visitors Authority.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Bellagio Hotel and Casino

The Las Vegas Strip has traditionally enjoyed high occupancy rates compared to the national average. From 2014 to year to date May 2019, occupancy across the Las Vegas Strip increased from 88.8% to 90.3%. ADR for the Las Vegas Strip increased by approximately 18.3% from $126 in 2014 to $149 for year to date May 2019. Improving trends in ADR have been driven by more properties adding resort fees, improvement in the convention segment, as well as the addition of higher-quality room supply.

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set		Bellagio Hotel and Casino Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2018	91.1%	$281.66	$257.01	94.9%	$278.28	$264.19	104.2%	98.8%	102.8%

(1)	Source: Appraisal

The primary competitive set for the Bellagio Hotel and Casino Property comprises five hotels located on the Las Vegas Strip. These properties total 22,840 rooms and include the 4,004 room Aria Resort & Casino, 4,748 room Wynn/Encore Resort and Casino, 7,117 room Venetian/Palazzo Resort and Casino, 2,995 room Cosmopolitan Resort and Casino and 3,976 room Caesar's Palace.

Comparable Properties
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Gaming Space (SF)	Estimated 2018 Occ.	Estimated 2018 ADR	Estimated 2018 RevPAR
Bellagio Hotel and Casino Property	3,933	1998	200,000	154,000	94.9%	$278.28	$264.19
Aria Resort & Casino	4,004	2009	500,000	150,000	91.0%	$265.00	$241.15
Wynn/Encore Resort and Casino	4,748	2006/2008	290,000	191,424	90.0%	$300.00	$270.00
Venetian/Palazzo Resort and Casino	7,117	1999/2010	450,000	335,878	91.0%	$295.00	$268.45
Cosmopolitan Resort and Casino	2,995	2010	152,000	68,981	95.0%	$325.00	$308.75
Caesar's Palace	3,976	1966	300,000	124,200	90.0%	$220.00	$198.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Bellagio Hotel and Casino

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM(2)	Underwritten	Per Room	% of Total Revenue(3)
Occupancy	93.5%	92.9%	94.9%	94.8%	94.8%
ADR	$270.29	$276.24	$278.28	$281.69	$281.69
RevPAR	$252.78	$256.53	$264.19	$267.18	$267.18

Room Revenue	$363,677,441	$368,058,522	$378,860,233	$382,839,838	$382,839,838	$97,340	28.4%
F&B Revenue	347,665,102	341,830,126	334,447,851	333,149,122	333,149,122	$84,706	24.7%
Gaming	439,662,976	435,933,726	422,862,787	399,769,284	399,769,284	$101,645	29.6%
Entertainment	121,953,371	119,207,719	120,427,525	121,762,603	121,762,603	$30,959	9.0%
Other Revenue(4)	91,179,322	100,540,676	111,236,871	111,541,617	111,541,617	$28,360	8.3%
Total Revenue	$1,364,138,212	$1,365,570,769	$1,367,835,267	$1,349,062,464	$1,349,062,464	$343,011	100.0%
Room Expense	105,289,765	107,330,702	111,385,859	111,344,926	111,344,926	$28,310	29.1%
F&B Expense	266,202,142	258,789,184	257,609,113	256,340,473	256,340,473	$65,177	76.9%
Other Departmental Expenses(4)	335,693,118	322,639,400	332,481,659	330,066,360	330,066,360	$83,922	52.1%
Total Departmental Expenses	$707,185,025	$688,759,286	$701,476,631	$697,751,759	$697,751,759	$177,410	51.7%
Gross Operating Income	$656,953,187	$676,811,483	$666,358,636	$651,310,705	$651,310,705	$165,602	48.3%
Total Undistributed Expenses	128,812,269	127,583,150	128,495,099	128,324,048	128,324,048	$32,628	9.5%
Gross Operating Profit	$528,140,918	$549,228,333	$537,863,537	$522,986,657	$522,986,657	$132,974	38.8%
Management Fee	26,957,472	24,326,134	26,005,109	26,682,737	26,682,737	$6,784	2.0%
Taxes	17,112,907	16,070,971	18,230,324	17,763,857	17,763,857	$4,517	1.3%
Insurance	3,248,444	3,094,994	3,762,062	4,474,748	4,474,748	$1,138	0.3%
Total Fixed Charges	20,361,351	19,165,965	21,992,386	22,238,605	22,238,605	$5,654	1.6%
Total Operating Expenses	$883,316,117	$859,834,535	$877,969,225	$874,997,149	$874,997,149	$222,476	64.9%
Net Operating Income	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$474,065,315	$120,535	35.1%
Capital Expenditures	0	0	0	0	20,235,937	$5,145	1.5%
Net Cash Flow	$480,822,095	$505,736,234	$489,866,042	$474,065,315	$453,829,378	$115,390	33.6%
(1)	The information above is presented on a “look through” basis, before rent due under the Bellagio Lease. For so long as the Bellagio Lease is in effect, the Bellagio Hotel and Casino Borrower will be entitled only to the rent due under the Bellagio Lease and not to the underlying rent and other income from the Bellagio Hotel and Casino Property. The initial Bellagio Lease annual rent is $245,000,000, and DSCR and Debt Yield for the Bellagio Hotel and Casino Whole Loan based on such initial annual rent are 2.19x and 8.1% respectively.
(2)	TTM column represents the trailing 12-month period ending September 30, 2019.
(3)	% of Total Revenue for Room Expense, F&B Expense and Other Departmental Expenses are based on their corresponding aggregate revenue line item.
(4)	Other Revenue and Other Departmental Expenses include retail other operations.

Property Management. The Bellagio Hotel and Casino Property is managed by the Bellagio Tenant.

Escrows and Reserves. At loan origination, the borrower was not required to deposit any upfront reserves.

Tax Reserve - For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for real estate taxes are required under the loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period (as defined below) is in effect, the loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

Insurance Reserve - For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for insurance premiums are required under the loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, solely if a Cash Trap Period is in effect, the loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Bellagio Hotel and Casino

and Casino Property. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the Bellagio Hotel and Casino Property is included in a blanket policy reasonably acceptable to the lender.

Replacement Reserve - For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, no reserves for replacements are required under the loan documents. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, the loan documents provide for monthly deposits into a replacement reserve equal to (i) on each payment date during a Cash Trap Period, the Replacement Reserve Monthly Deposit (as defined below) and (ii) if a Cash Trap Period does not exist, on the first payment date of each calendar quarter, an amount equal to the lesser of (x) the positive difference between (A) the aggregate amount of Replacement Reserve Monthly Deposits that would have been funded during the calendar year to date and (B) the sum of the aggregate amount for the calendar year to date of funds expended on replacements, property improvement plan work (“PIP Work”) and brand mandated work and any amounts actually deposited into the replacement reserve, and (y) from and after January 1, 2024, for each four year period commencing on January 1, 2020, the positive difference between (A) (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations and (ii) 0.5% of all other net revenue (other than non-recurring items), in each case during such four year period and (B) the sum of the aggregate amount expended on replacements, PIP Work and brand mandated work and any amounts actually deposited into the replacement reserve, in each case during such four year period. Notwithstanding the foregoing, the requirement for such reserves will be reduced dollar for dollar by any reserves for replacements, PIP Work or brand mandated work reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the Bellagio Hotel and Casino Property.

“Replacement Reserve Monthly Deposit” means an amount equal to (i) 4.0% of net revenue from guest rooms and borrower-managed food and beverage operations for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made and (ii) 0.5% of all other net revenue (other than non-recurring items) for the calendar month that is two calendar months prior to the calendar month in which the applicable deposit to the replacement reserve is to be made.

Lockbox / Cash Management. The Bellagio Hotel and Casino Whole Loan is structured with a hard lockbox solely for payments of rent made to the Bellagio Hotel and Casino Borrower by the Bellagio Tenant under the Bellagio Lease. However, if the Bellagio Hotel and Casino Property is no longer subject to the Bellagio Lease, then (i) if it is subject to a brand management agreement or casino management agreement, rents and cash receipts required to be remitted to the Bellagio Hotel and Casino Borrower pursuant to the brand management agreement and/or casino management agreement (which may be paid initially to the brand manager and/or casino manager or an account maintained by such manager, and from which such manager may have the right to deduct its fees, reserves and other funds), will be required to be remitted to the lockbox account within one business day of the date such amounts would have otherwise been transferred to the Bellagio Hotel and Casino Borrower, and (ii) if no brand management agreement is in effect, the Bellagio Hotel and Casino Borrower will be required to deposit rents from the Bellagio Hotel and Casino Property into the lockbox account no less than twice per week.

The Bellagio Hotel and Casino Whole Loan is structured with springing cash management. If no Cash Trap Period exists, amounts on deposit in the lockbox account are required to be disbursed to the Bellagio Hotel and Casino Borrower’s operating account. During the continuance of a Cash Trap Period, funds in the lockbox account are required to be deposited into a lender controlled cash management account. During the continuance of a Cash Trap Period, funds in the cash management account are required to be applied (i) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the tax and insurance reserves (if any), as described above under “Escrows and Reserves”, (ii) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay hotel taxes and custodial funds (funds collected by the Bellagio Hotel and Casino Borrower on a third party’s behalf that must be paid or remitted to a third party), (iii) to pay debt service on the Bellagio Hotel and Casino Whole Loan, (iv) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during an event of default or DSCR Trigger Period, subject to certain exceptions for life, health and safety matters, or if a brand management agreement and/or casino management agreement is in effect, for items as to which the Bellagio Hotel and Casino Borrower does not have approval rights under such agreement(s)), (v) if the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, to make deposits into the recurring replacements reserve, as described above under “Escrows and Reserves,” and (vi) to pay any remainder into an excess cash flow account, (x) to be held by the lender as additional security for the Bellagio Hotel and Casino Whole Loan during the continuance of the Cash Trap Period (unless the Bellagio Hotel and Casino Borrower has delivered an Excess Cash Flow Guaranty (as defined below), in which event such remainder will be remitted to the Bellagio Hotel and Casino Borrower), or (y) if no Cash Trap Period is continuing, to be disbursed to an account designated by the Bellagio Hotel and Casino Borrower.

Notwithstanding the existence of an event of default under the Bellagio Hotel and Casino Whole Loan, unless a Priority Payment Cessation Event (as defined below) has occurred, the lender is required to apply amounts on deposit in the cash management account to pay taxes, insurance premiums, hotel taxes and custodial funds, and then to pay protective advances, and any amounts remaining after such payments may be applied to any obligations of the Bellagio Hotel and Casino Borrower under the loan documents as the lender may determine in its sole discretion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Bellagio Hotel and Casino

“Priority Payment Cessation Event” means (a) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by the loan documents relating to all or a material portion of the Bellagio Hotel and Casino Property, and/or (b) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing the lender from exercising its remedies under the loan documents.

For so long as the Bellagio Hotel and Casino Property is subject to the Bellagio Lease, funds in the excess cash flow reserve are required to be disbursed, at the Bellagio Hotel and Casino Borrower’s request, to pay (i) debt service and/or debt service under any mezzanine loan entered into pursuant to the loan documents, (ii) voluntary prepayment of the (A) Bellagio Hotel and Casino Whole Loan or mandatory prepayment in connection with a casualty or condemnation or (B) voluntary prepayment of any mezzanine loan or mandatory prepayment thereof in connection with a casualty or condemnation (provided such prepayment is made pro rata between the Bellagio Hotel and Casino Whole Loan and any such mezzanine loan), (iii) prepayments to cure a DSCR Trigger, (iv) costs associated with the Bellagio Lease, (v) any fees and costs payable by the Bellagio Hotel and Casino Borrower, including to the lender, subject to and in compliance with the loan documents, including without limitation costs related to a letter of credit or renewal of the required environmental insurance policy, (vi) legal, audit, tax and accounting (including actual costs incurred by BREIT OP (directly or indirectly) and its service providers for back-office accounting and for costs associated with the Bellagio Hotel and Casino Property or Bellagio Hotel and Casino Borrower); provided that excess cash flow may not be used to enforce Bellagio Hotel and Casino Borrower’s rights under the loan documents or defend any enforcement by the lender of its rights under the loan documents, (vii) distributions to maintain the status of BREIT and other affiliated real estate investment trusts (“REITs”) as REITs and avoid imposition of any entity level tax on such REITs, provided such distributions may not exceed 10% of all deposits made into the excess cash flow reserve as of the date of determination, and (viii) other items reasonably approved by the lender. If the Bellagio Hotel and Casino Property is not subject to the Bellagio Lease, in addition to the items described above, funds in the excess cash flow reserve are required to be disbursed, at the request of the Bellagio Hotel and Casino Borrower, among other things listed in accordance with the loan documents, (i) to pay operating expenses (including management fees, franchise fees and other fees, charges or costs, payable to the manager under a casino management agreement or brand management agreement or the franchisor under a franchise agreement), (ii) emergency repairs and/or life safety issues, (iii) capital expenditures, replacements, alterations, PIP Work or brand-mandated work, (iv) hotel taxes and custodial funds, (v) costs incurred in connection with the purchase of any furniture, fixtures and equipment, (vi) costs of restoration in excess of available net proceeds, (vii) costs associated with any ground lease or any other leases, and (viii) payment of shortfalls in required deposits to other reserve accounts.

For so long as no event of default is continuing, the Bellagio Hotel and Casino Borrower will be permitted to deliver a guaranty of the payment of excess cash flow in a form attached to the loan agreement from BREIT, BREIT OP or another affiliate of the Bellagio Hotel and Casino Borrower which is controlled by BREIT or BREIT OP and satisfies certain net worth requirements (an “Excess Cash Flow Guaranty”) in lieu of depositing excess cash flow into the excess cash flow reserve, provided, that it is a condition to delivery of an Excess Cash Flow Guaranty that (i) if the aggregate obligations under the Excess Cash Flow Guaranty (plus any outstanding amount under any letter of credit delivered under the Bellagio Hotel and Casino Whole Loan if the applicant thereunder is BREIT OP or a subsidiary of BREIT OP that directly or indirectly owns 49% or more of the equity interests in the Bellagio Hotel and Casino Borrower) exceed 15%, a new non-consolidation opinion in respect of the Excess Cash Flow Guaranty reasonably satisfactory to the lender must be delivered and (ii) an enforceability opinion must be delivered. Pursuant to the loan documents, upon the earliest to occur of (i) a monetary event of default, (ii) a Priority Payment Cessation Event, and (iii) the delivery of a deed in lieu of foreclosure, the Bellagio Hotel and Casino Borrower (or guarantor under the Excess Cash Flow Guaranty) is required to remit to the lender an amount equal to the amount of excess cash flow that was disbursed to the Bellagio Hotel and Casino Borrower in lieu of being deposited into the excess cash flow reserve, less the amount that the Bellagio Hotel and Casino Borrower would have been permitted to withdraw from the excess cash flow reserve, as described above, as of such date, which amount will at the lender’s option either be deposited into the excess cash flow reserve or applied as if it had been contained in the excess cash flow reserve.

A “Cash Trap Period” will commence (a) upon the occurrence of an event of default under the loan documents, (b) upon the occurrence of a DSCR Trigger Event (as defined below) or (c) upon the occurrence of a Bellagio Tenant Bankruptcy Event (as defined below), and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such DSCR Trigger Event, or (z) with respect to clause (c), the occurrence of a Bellagio Tenant Bankruptcy Event Cure (as defined below).

A “Bellagio Tenant Bankruptcy Event” will occur if the Bellagio Tenant makes an assignment for the benefit of creditors or if a receiver, liquidator or trustee is appointed for Bellagio Tenant or if Bellagio Tenant is adjudicated a bankrupt or insolvent, or if any bankruptcy action is filed, provided that, if such bankruptcy action was involuntary and not consented to by Bellagio Tenant, upon the same not being discharged, stayed or dismissed within 90 days.

A “Bellagio Tenant Bankruptcy Event Cure” means the occurrence of any of the following events: (i) Bellagio Tenant, as debtor in possession, or a trustee for Bellagio Tenant, has assumed the Bellagio Lease pursuant to the bankruptcy code, and an order authorizing the assumption of the Bellagio Lease has been granted by the applicable court and Bellagio Tenant has satisfied its obligations under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Bellagio Hotel and Casino

the bankruptcy code; or (ii) Bellagio Tenant (or a qualifying replacement tenant) has entered into the Bellagio Lease (or a qualifying replacement lease) in accordance with the terms of the loan documents, provided that, if the initial Bellagio Lease is terminated and not otherwise replaced in accordance with the terms of the loan documents, a Bellagio Tenant Bankruptcy Event Cure will be deemed to have occurred if either (x) the debt service coverage ratio (based on the Adjusted EBITDA (as defined below) and the Bellagio Hotel and Casino Whole Loan debt service) (hereinafter, the “Whole Loan DSCR”) equals or exceeds 2.50x for two consecutive calendar quarters following the occurrence of the related Bellagio Tenant Bankruptcy Event or (y) the Bellagio Hotel and Casino Borrower makes voluntary prepayments in accordance with the terms of the Bellagio Hotel and Casino Whole Loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, in which case such Bellagio Tenant Bankruptcy Event will terminate upon such prepayment.

A “DSCR Trigger Event” will occur if the Whole Loan DSCR is less than 2.50x at the end of two consecutive calendar quarters, and will end if, provided no event of default is continuing under the loan documents, (i) the Whole Loan DSCR is equal to or greater than 2.50x for two consecutive calendar quarters, or (ii) the Bellagio Hotel and Casino Borrower has prepaid the Bellagio Hotel and Casino Whole Loan in accordance with the term of the loan documents in an amount necessary to achieve a Whole Loan DSCR equal to or greater than 2.50x, provided that, in the event that a prepayment under clause (ii) occurs, the DSCR Trigger Event will terminate upon such prepayment.

“Adjusted EBITDA” means EBITDA plus, without duplication, any Bellagio Lease rent reflected in Net Income, and, without duplication, in each case as determined in accordance with the Bellagio Lease and generally accepted accounting principles (“GAAP”) consistently applied using the Existing Accounting Guidelines.

“EBITDA” means for any test period and with respect to any Person or facility (as applicable), the sum of (a) Net Income of such Person or facility for that period, plus or minus the following (without duplication in each case) to the extent reflected in Net Income for that period, plus (b) any extraordinary loss, and, without duplication, any loss associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, minus (c) any extraordinary gain, and, without duplication, any gains associated with the early retirement of indebtedness and with any disposition not in the ordinary course of business, plus (d) interest charges of such Person or facility for that period, less (e) interest income of such Person or facility for that period, plus (f) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not payable during that period), minus (g) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person or facility for that period excluding gaming taxes (whether or not receivable during that period), plus (h) depreciation, amortization, plus (i) all non-recurring and/or other non-cash expenses which will be limited to third party expenses in connection with an acquisition or disposition of an asset, plus (j) loss on sale or disposal of an asset, and write downs and impairments of an asset, minus (k) all non-recurring and/or other non-cash income in connection with an acquisition or disposition, and gain on sale of an asset, plus (l) expenses classified as “pre-opening and start-up expenses” on the applicable financial statements of that Person or facility for that fiscal period which will be limited to costs related directly to the facility’s primary intended use (hospitality, entertainment, gaming and/or pari mutual use, together with ancillary or complementary uses), minus (m) non-cash reversal of an accrual or reserve not recorded in the ordinary course, plus or minus (n) the impact of any foreign currency gains or losses and related swaps, plus (o) all long-term non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, stock appreciation or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights, in each case as determined in accordance with GAAP, consistently applied using the Existing Accounting Guidelines.

“Existing Accounting Guidelines” means the Bellagio Tenant’s accounting guidelines and policies in effect as of the Bellagio Lease commencement date and which are subject to change to the extent not material or to the extent needed to reflect changes in generally accepted accounting principles.

“Net Income” means, with respect to any fiscal period and with respect to any person, the net income (or net loss) of that person, determined in accordance with the Bellagio Lease and GAAP, consistently applied using the Existing Accounting Guidelines.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Current Mezzanine or Subordinate Indebtedness. The Bellagio Hotel and Casino Subordinate Companion Loans (which are comprised of the Bellagio Hotel and Casino Junior A Notes, which have an aggregate Cut-off Date principal balance of $650,500,000, and the Bellagio Hotel and Casino Junior B Notes, which have an aggregate Cut-off Date principal balance of $683,300,000). The Bellagio Hotel and Casino Junior A Notes accrue interest at the same rate as the Bellagio Hotel and Casino Loan. The Bellagio Hotel and Casino Junior B Notes accrue interest at the rate of 5.3500000% per annum. The Bellagio Hotel and Casino Loan is entitled to payments of interest and principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Bellagio Hotel and Casino

on a pro rata and pari passu basis with the Bellagio Hotel and Casino Senior Notes not included in the Benchmark 2020-IG1 trust. The Bellagio Hotel and Casino Loan and the Bellagio Hotel and Casino Senior Notes not included in the Benchmark 2020-IG1 trust are generally senior to the Bellagio Hotel and Casino Junior A Notes and the Bellagio Hotel and Casino Junior B Notes, and the Bellagio Hotel and Casino Junior A Notes are generally senior to the Bellagio Hotel and Casino Junior B Notes.

Future Mezzanine or Subordinate Indebtedness Permitted. The Bellagio Hotel and Casino Loan documents provide for a one time right of a parent entity of the Bellagio Hotel and Casino Borrower to obtain a mezzanine loan secured by the direct or indirect equity interests in the Bellagio Hotel and Casino Borrower, provided that certain conditions are satisfied, including but not limited to (i) the principal amount of the mezzanine loan can in no event be greater than an amount equal to the amount which will yield (x) an aggregate loan-to-value ratio that does not exceed 72%, and (y) a Whole Loan DSCR that is not less than 4.24x and (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender. No rating agency confirmation is required for the mezzanine loan, and the mezzanine loan is not required to be co-terminous with the Bellagio Hotel and Casino Whole Loan. The mezzanine loan documents may permit voluntary prepayment of the mezzanine loan without corresponding prepayment of the Bellagio Hotel and Casino Whole Loan (except that prepayments of the mezzanine loan to cure a DSCR Trigger Event or prepayments from the excess cash flow reserve must be made concurrently with a pro rata prepayment of the Bellagio Hotel and Casino Whole Loan). In addition, the mezzanine loan documents may permit that, provided no event of default is continuing under the Bellagio Hotel and Casino Whole Loan, the mezzanine borrower may prepay the mezzanine loan at a discount pursuant to negotiated transactions with only the mezzanine lender.

Partial Release. None.

Ground Lease. A portion of the Bellagio Hotel and Casino Property, consisting of approximately 0.84 acres located at the southeast corner of the Bellagio Hotel and Casino Property, which currently houses the Bellagio’s marquee sign and a portion of the walkway leading from the sidewalk on Las Vegas Boulevard to the main entrance to the hotel, is ground leased pursuant to a ground lease from MKB Company (the “MKB Ground Lease”). The initial term of the MKB Ground Lease expires on April 27, 2033. The Bellagio Hotel and Casino Borrower, as ground lessee, has two renewal options of 20 years each, so long as the Bellagio Hotel and Casino Borrower provides at least one year prior written notice to the ground lessor and is not in default under the MKB Ground Lease both as of the date it exercises its option and on the date of commencement of the option term. The initial annual ground rent was $225,000 beginning in April 1995 and has adjusted on an annual basis based on the Consumer Price Index since that time, plus an additional $75,000 increase in annual ground rent that occurred in April 2014. The current annual ground rent for the MKB Ground Lease is $503,702.77. The ground rent is subject to annual increase (including during the extension terms) based on a formula based on the Consumer Price Index. The MKB Ground Lease lacks certain customary lender protections. See the exceptions to representations and warranties set forth in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee / Leasehold
(Fitch/KBRA)(2):	BBB/BBB-	Property Type – Subtype:	Retail – Super Regional Mall
Original Principal Balance(3):	$55,000,000	Net Rentable Area (SF):	811,797
Cut-off Date Principal Balance(3):	$55,000,000	Location:	Brooklyn, NY
% of Pool by IPB:	8.3%	Year Built / Renovated:	1969 / 2018
Loan Purpose:	Refinance	Occupancy(6):	96.7%
Borrowers:	Brooklyn Kings Plaza LLC;	Occupancy Date:	10/31/2019
	Kings Plaza Ground Lease LLC	Number of Tenants:	104
Loan Sponsor:	The Macerich Partnership, L.P.	2016 NOI:	$42,598,711
Interest Rate:	3.35880%	2017 NOI:	$39,436,748
Note Date:	12/3/2019	2018 NOI:	$42,088,187
Maturity Date:	1/1/2030	TTM NOI (as of 9/2019)(7):	$47,457,344
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$81,045,187
Original Amortization:	None	UW Expenses:	$29,004,262
Amortization Type:	Interest Only	UW NOI(6)(7):	$52,040,925
Call Protection(4):	L(25),Grtr1%orYM(90),O(5)	UW NCF:	$50,905,970
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$900,000,000 / $1,109
Additional Debt(3)(5):	Yes	Appraisal Date:	10/17/2019
Additional Debt Balance(3)(5):	$432,000,000 / $53,000,000
Additional Debt Type(3)(5):	Pari Passu / Mezzanine Debt

Escrows and Reserves(8)				Financial Information(3)(9)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$600	$665
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$600	$600
Replacement Reserves:	$0	Springing	(7)	Cut-off Date LTV:	54.1%	60.0%
TI/LC:	$0	Springing	(7)	Maturity Date LTV:	54.1%	54.1%
Ground Rent:	$0	Springing	N/A	UW NCF DSCR:	3.07x	1.73x
				UW NOI Debt Yield:	10.7%	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$487,000,000	90.2%	Loan Payoff	$428,649,060	79.4%
Mezzanine Loan	53,000,000	9.8	Return of Equity	105,237,541	19.5%
			Closing Costs	6,113,399	1.1
Total Sources	$540,000,000	100.0%	Total Uses	$540,000,000	100.0%

(1)	The Kings Plaza Whole Loan (as defined below) was co-originated by JP Morgan Chase Bank, National Association (“JPMCB”), Wells Fargo Bank, National Association (“WF”) and Société Générale Financial Corporation (“SGFC”).
(2)	Fitch and KBRA have confirmed that the Kings Plaza Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.
(3)	The Kings Plaza Loan (as defined below) consists of the non-controlling Note A-1-3 and A-1-4 and is part of a whole loan evidenced by 12 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $487.0 million. Whole Loan Financial information presented in the chart above reflects the aggregate Cut-off Date balance of the $487.0 million for the Kings Plaza Whole Loan.
(4)	The lockout period will be at least 25 payments beginning with February 1, 2020. The borrower has the option to prepay in full, together with an amount equal to the greater of yield maintenance or 1% of the outstanding principal balance of the Kings Plaza Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) February 1, 2023. The lockout period of 25 payments is based on the expected Benchmark 2020-IG1 transaction closing date occurring in February 2020. The actual lockout period may be longer.
(5)	See “Current Mezzanine or Secured Subordinate Indebtedness” below.
(6)	Though currently in occupancy and paying rent, Forever 21 has been underwritten as vacant. Forever 21 has been in occupancy at the Kings Plaza Property (as defined below) since 2010 pursuant to a lease expiring in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. Forever 21 and the borrower are currently negotiating a three-year renewal with the tenant, which is pending court approval.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Kings Plaza

(7)	The increase in UW NOI from TTM NOI is primarily attributable to (i) rent steps taken 12 months out until February 1, 2021 (based on the Kings Plaza Whole Loan’s securitization in February 2020) and straight-lined rents for investment grade-rated tenants and (ii) projected increases in power plant revenue as this component of the property stabilizes.
(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(9)	The Kings Plaza Mezzanine Loan (as defined below) is interest only for the first five years of the loan term then fully amortizing based on a five-year schedule. Total Debt Financial Information is based on the first 12 month period during the amortization period of the Kings Plaza Mezzanine Loan.

The Loan. The Kings Plaza mortgage loan (the “Kings Plaza Loan”) is part of a whole loan that has an aggregate outstanding principal balance as of the Cut-off Date of $487.0 million (the “Kings Plaza Whole Loan”), which is secured by a first mortgage lien on the borrowers’ fee simple and leasehold interests in a 811,797 square foot super regional mall located in Brooklyn, New York (the “Kings Plaza Property”). The Kings Plaza Whole Loan is comprised of 12 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $487.0 million, of which Note A-1-3 and A-1-4, with an outstanding principal balance as of the Cut-off Date of $55.0 million, is being contributed to the Benchmark 2020-IG1 trust and will constitute the Kings Plaza Loan. The remaining notes are expected to be contributed to one or more securitization trusts. The Kings Plaza Whole Loan has a 10-year interest-only term and accrues interest at a fixed annual rate equal to 3.35880% per annum. The Kings Plaza Whole Loan proceeds and the Kings Plaza Mezzanine Loan, were used to refinance the existing debt, pay closing costs, and return equity to the borrowers. The relationship between the holders of the Kings Plaza Whole Loan is governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$66,108,108	$66,108,108	JPMCB	Yes(1)
Note A-1-2	$50,000,000	$50,000,000	Benchmark 2020-B16(2)	No
Note A-1-3	$30,000,000	$30,000,000	Benchmark 2020-IG1	No
Note A-1-4	$25,000,000	$25,000,000	Benchmark 2020-IG1	No
Note A-2-1	$60,000,000	$60,000,000	BBCMS 2020-C6(3)	No
Note A-2-2	$50,000,000	$50,000,000	SGFC	No
Note A-2-3	$35,000,000	$35,000,000	SGFC	No
Note A-2-4	$12,945,946	$12,945,946	SGFC	No
Note A-3-1	$50,000,000	$50,000,000	BANK 2020-BNK25(4)	No
Note A-3-2	$50,000,000	$50,000,000	WF	No
Note A-3-3	$32,945,946	$32,945,946	WF	No
Note A-3-4	$25,000,000	$25,000,000	BANK 2020-BNK25(4)	No
Whole Loan	$487,000,000	$487,000,000
(1)	The Kings Plaza Whole Loan is expected to be serviced under the BMARK 2020-B16 pooling and servicing agreement until such time the controlling note has been securitized, at which point such the Kings Plaza Whole Loan will be serviced under the pooling and servicing agreement related to such securitization.
(2)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.
(3)	The BBCMS 2020-C6 transaction is expected to close on or about February 19, 2020.
(4)	The Bank 2020-BNK25 transaction is expected to close on or about February 13, 2020.

The Borrowers. The borrowers are Brooklyn Kings Plaza LLC and Kings Plaza Ground Lease LLC, each a Delaware limited liability company structured to be bankruptcy remote with two independent directors. The borrower sponsor and the non-recourse guarantor is The Macerich Partnership, L.P. The Macerich Partnership, L.P. is part of the parent organization The Macerich Company (“Macerich”), which ranks among the largest owners, operators and developers of retail real estate in the United States. Founded in 1964, Macerich has 47 properties in 15 different states primarily concentrated in California, Arizona and New York. Additionally, Macerich (NYSE:MAC), an S&P 500 company, reported total revenues of $960 million as of December 31, 2018. Macerich also reported $9.03 billion in total assets under management. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Kings Plaza Whole Loan.

The Property. The Kings Plaza Property is an 811,797 square foot enclosed, four-story super regional shopping center located in Brooklyn, New York. Built in 1969 and renovated in 2018, the collateral consists of the retail center, a power plant and a 3,739 space parking garage (3.26 spaces per 1,000 square feet). A portion of the collateral including the parking garage ingress/egress, the Marina Building and a portion of the ground under the parking garage is subject to a ground lease as further described under “Ground Lease” herein.

The Kings Plaza Property is situated across approximately 21.6 acres of land with frontage along Flatbush Avenue and located at the intersection of Flatbush Avenue and Avenue U in Brooklyn, New York. The Kings Plaza Property is the only enclosed super-regional mall in Brooklyn. The Kings Plaza Property is anchored by Macy’s, Lowe’s Home Centers, Primark, JCPenney, Burlington and Best Buy. Additional anchors include Zara, H&M, Old Navy, Victoria’s Secret, ULTA Beauty and Forever 21. According to the appraisal, Primark expects its Kings Plaza Property location to generate the highest revenue in the United States, exceeding its Boston flagship store location. Primark does not report sales at the Kings Plaza Property, however, the appraisal estimated Primark’s Kings Plaza Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

location sales to be approximately $45 to $50 million annually. Macy’s, which is not part of the collateral, occupies approximately 339,000 square feet attached to the Kings Plaza Property (the “Macy’s Parcel”). The Kings Plaza Property Macy’s location was selected as one of the Macy’s “Growth 100” locations for 2020. The retailer is experimenting with new concepts directed at improving store fixtures and facilities. As part of the program, Macy’s will receive an estimated $4 to $5 million to remodel the store in the upcoming years. This typically consists of technology upgrades, dressing room upgrades, new flooring, lighting, painting and improvements to the exterior of the space. Forever 21 currently occupies 22,802 square feet at the Kings Plaza Property. Forever 21 has been in occupancy since 2010 pursuant to a lease expiring on January 31, 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019 and is currently negotiating a three-year renewal at the Kings Plaza Property at $900,000 in annual base rent, which is pending court approval. Forever 21 reported T-12 September 2019 sales of approximately $237 PSF. Though in occupancy and paying rent, Forever 21 has been underwritten as vacant.

The Kings Plaza Property is currently 96.7% leased as of October 31, 2019. For those tenants reporting sales, the Kings Plaza Property generated approximately $351.98 million in gross sales as of the trailing 12-month period ending September 2019. The Kings Plaza Property generates approximately 46.8% of its top line revenue from department stores and in-line tenants over 10,000 square feet Total in-line sales excluding temporary tenants, accounts for approximately 85.7% of total revenue generated at the property. Since the sponsor renovated the Kings Plaza Property, in-line sales have increased from $665 per square foot in 2014 to $753 per square foot as of September 2019. Additionally, in-line occupancy costs have decreased from year end 2014 to September 2019 from 20.6% to 19.0%.

Since acquiring the Kings Plaza Property in 2012, the borrower sponsor has invested approximately $290.3 million ($358 PSF) in capital improvements including renovations of the mall and parking garage, leasing capital and power plant upgrades. Most notable capital projects at the Kings Plaza Property included the $144.7 million redevelopment of the 290,000 square feet, former four-level Sears’s box. The borrower sponsor negotiated an early termination with Sears to recapture the space in 2016. The redevelopment included a four-story glass atrium, a new façade, exterior improvements and a new entry with visual and vertical connections to all four levels. In 2018, the space previously occupied by Sears re-opened with Brooklyn’s first Primark and Zara, a new JCPenney and a new Burlington. Combined, these retailers generate a total gross rent that is approximately 31.2% higher than that of the former Sears. Prior to the Sears re-development, the borrower sponsor expended approximately $22.0 million to renovate the Kings Plaza Property throughout 2014 and 2015. These renovations included a refreshed interior and energy efficient LED lighting, new flooring including both carpet and tile, a new ceiling, wall paint, new signage, the addition of six soft seating areas, free Wi-Fi for guests and security system upgrades.

The Kings Plaza Property operates a stand-alone power plant located on the roof which provides electricity for the shopping center as well as the surrounding area. In 2019, the borrower sponsor completed a $17.5 million project allowing the power plant to interconnect with the local Consolidated Edison (“ConEd”) grid. This connection allowed the Kings Plaza Property to export its surplus electric capacity during peak load demands, which is an additional profit center for the Kings Plaza Property. Tenants at the Kings Plaza Property purchase their utilities directly from the plant at ConEd rates but due to operating cost efficiencies, expenses are kept below the billed rates allowing the power plant to generate a profit. The power plant system went live in July 2019 and is expected to generate approximately $1.3 million in participation revenue and $1.3 million in operating cost savings through year end 2019. In 2020, expected revenue is approximately $1.8 million and the income stream will reach stabilization in 2021 at approximately $2.1 million.

The Market. The Kings Plaza Property is located in Brooklyn, New York, at the intersection of Flatbush Avenue and Avenue U. Primary access to the Kings Plaza Property is provided via the Belt Parkway, the region’s primary north-south route, situated approximately 3.9 miles northeast of the Kings Plaza Property. The Kings Plaza Property is located approximately 1.4 miles southeast of Kings Highway and is approximately 10.6 miles southwest of the John F. Kennedy International Airport. According to a third party report, over 69,000 vehicles pass through the area daily and more than 1,000 buses delivering up to 40,000 passengers to the Kings Plaza Property each week day. Per the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Kings Plaza Property was 51,596, 601,221 and 1,737,025, respectively with estimated 2019 average household income of $117,474, $89,529, and $78,194, respectively.

The Kings Plaza Property is located in the South Brooklyn submarket of the New York retail market. According to a third party report, as of year-end 2019, the New York retail market had an inventory of approximately 593.4 million square feet, an overall vacancy rate of 4.0% and average asking rents of $42.34 PSF. According to a third party report dated August 2019, the South Brooklyn submarket had an inventory of approximately 42.9 million square feet, an overall vacancy rate of 3.1% and average asking rents of approximately $42.31 PSF. The concluded market rents for the South Brooklyn retail submarket was $42.90 PSF. As of October 2019, the Kings Plaza Property had a weighted average underwritten base rent of $50.50 PSF which is slightly above the market rent for the South Brooklyn retail submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

Competitive Set(1)
	Distance to Subject (mi.)	Property Type	Year Built/ Renovated	Total GLA	Total Occupancy	Sales per SF	Anchors
Kings Plaza	N/A	Super Regional Mall	1969/2018	811,797	96.7%(2)	$736(3)	Macy’s (non-collateral), Lowe’s Home Centers, Primark, JCPenney, Burlington, Best Buy, Forever 21, H&M, Zara
Primary Competition
Gateway Center I & II	6.4	Power Center	2001/NAP	1,200,000	97.0%	$450	BJ’s Wholesale Club, Burlington, Home Depot, JCPenney, Shoprite, Target
Queens Center	16.4	Super Regional Mall	1973/2004	1,172,180	99.0%	$1430	JCPenney, Macy’s
Green Acres Mall	14.3	Super Regional Mall	1956/2016	2,075,000	96.0%	$615	JCPenney, Macy’s, Sears, Kohl’s (Vacant)
Secondary Competition
Staten Island Mall	19.0	Super Regional Mall	1972/2018	1,700,000	92.0%	NAV	JCPenney, Macy’s, Primark, Sears (Vacant)
Roosevelt Field	28.7	Super Regional Mall	1956/2014	2,330,000	97.0%	$1,200	Bloomingdales, Dick’s Sporting Goods, JCPenney, Macy’s, Neiman Marcus, Nordstrom
(1)	Source: Appraisal.
(2)	Occupancy as of October 31, 2019.
(3)	Comparable in-line and food court sales shown as of September 2019.

Tenant Sales PSF(1)
	2015	2016	2017	2018	TTM September 2019 Sales	TTM September 2019 Sales PSF	TTM Occupancy Cost %
Lowe’s Home Center	$406	$398	$396	$390	$44,601,794	$391	6.3%
H&M	$587	$601	$544	$459	$11,101,789	$441	19.2%
Victoria’s Secret	$839	$771	$677	$704	$8,479,695	$705	20.5%
Old Navy	$454	$435	$445	$412	$7,352,403	$403	19.6%
JCPenney(2)	NAP	NAP	NAP	NAP	$14,361,075	$159	9.8%
ULTA Beauty(3)	NAP	NAP	NAP	$593	$6,960,000	$637	19.3%
Zara(4)	NAP	NAP	NAP	NAP	$17,275,825	$512	7.3%
Total Comparable In-Line Sales (<10,000 SF)	$695	$718	$685	$734	$137,113,597	$753	19.0%
(1)	Information as provided by the borrower sponsor and only includes tenants reporting sales.
(2)	JCPenney’s lease commenced in July 2018 after the Sears redevelopment.
(3)	ULTA Beauty had a lease commencement date in October 2017.
(4)	Zara had a lease commencement date in August 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

Historical and Current Occupancy(1)(2)(3)
	2014	2015	2016	2017	2018	Current
Occupancy	91.9%	92.3%	95.2%	96.6%	97.9%	96.7%
(1)	Current occupancy is based on the October 2019 underwritten rent roll.
(2)	Current occupancy included temporary tenants which account for 9,065 square feet at the Kings Plaza Property.
(3)	Though currently in occupancy and paying rent, Forever 21 has been underwritten as vacant with no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 pursuant to a lease expiring in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Forever 21 tenant and the borrower are currently negotiating a 3-year renewal with the tenant, which is pending court approval.

Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date	Sales PSF(4)	Occupancy Cost(4)
Lowe's Home Centers	NR/Baa1/BBB+	114,000	14.0%	$19.30	5.6%	5/31/2028	$391	6.3%
Primark(5)	NR/NR/NR	102,805	12.7	35.17	9.2	7/31/2038	NAV	NAV
JCPenney(6)	CCC+/Caa3/CCC	94,895	11.7	7.57	1.8	7/31/2038	$159	9.8%
Burlington	BB+/NR/BB+	55,078	6.8	22.25	3.1	7/31/2028	NAV	NAV
Best Buy	NR/Baa1/BBB	53,371	6.6	52.80	7.2	1/31/2032	NAV	NAV
Zara	NR/NR/NR	33,771	4.2	34.22	2.9	7/31/2028	$512	7.3%
H&M	NR/NR/NR	25,151	3.1	88.44	5.7	1/31/2024	$441	19.2%
Old Navy	NR/Baa2/BB	18,256	2.2	68.94	3.2	1/31/2025	$403	19.6%
Victoria's Secret	NR/Ba2/BB-	12,034	1.5	69.60	2.1	1/31/2023	$705	20.5%
Ulta Beauty	NR/NR/NR	10,924	1.3	82.50	2.3	10/31/2027	$637	19.3%
Subtotal / Wtd. Avg.		520,285	64.1%	$32.59	43.3%
Remaining Tenants		255,766	31.5	86.95	56.7
Total Occupied(7)		776,051	95.6%	$50.50	100.0%
Vacant Space(8)(9)		35,746	4.4
Total / Wtd. Avg.		811,797	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Base Rent PSF and % of Total Base Rent reflect the following: (a) in-place leases based on the October 2019 rent roll, (b) contractual rent steps of $1,139,421 through February 1, 2021, and (c) straight-lined rental income of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.
(4)	Information as provided by the borrower sponsor based on each tenant’s actual base rent and reimbursements for the trailing 12-month period ending September 30, 2019.
(5)	Primark has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp., or a Primark successor, and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within a certain radius of the Kings Plaza Property, or (b) the tenant or any of its affiliates own, operate, otherwise become financially interested in any other Primark store or any other store branded under the Primark name within the radius.
(6)	JCPenney is underwritten to percentage rent in lieu per the tenants’ respective lease. JCPenney percentage rent in lieu of 5.0% is based on T-12 September 2019 sales.
(7)	Includes All Seasons Marine Corp. which is the ground lease tenant at the Kings Plaza Property and has an annual ground lease payment of $122,957.
(8)	Vacant Space is inclusive of Forever 21, which is currently in occupancy and paying rent at the Kings Plaza Property but underwritten as vacant with no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 pursuant to a lease expiring in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Forever 21 Tenant and the borrowers are currently negotiating a 3-year renewal with the tenant, which is pending court approval.
(9)	Includes 9,065 square feet of space that is occupied by temporary or kiosk tenants with no base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(4)	% of Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(4)	Cumulative % of Base Rent Expiring(4)
Vacant(5)(6)	NAP	35,746	4.4%	NAP	NAP	35,746	4.4%	NAP	NAP
MTM	7	29,864	3.7	$2,706,664	6.9%	65,610	8.1%	$2,706,664	6.9%
2020(7)	5	12,737	1.6	344,935	0.9	78,347	9.7%	$3,051,598	7.8%
2021	8	21,346	2.6	1,511,585	3.9	99,693	12.3%	$4,563,184	11.6%
2022	15	26,624	3.3	2,485,936	6.3	126,317	15.6%	$7,049,120	18.0%
2023	9	24,161	3.0	2,299,178	5.9	150,478	18.5%	$9,348,298	23.9%
2024	10	43,309	5.3	3,868,632	9.9	193,787	23.9%	$13,216,930	33.7%
2025	9	40,150	4.9	3,153,268	8.0	233,937	28.8%	$16,370,198	41.8%
2026	13	41,603	5.1	3,894,646	9.9	275,540	33.9%	$20,264,843	51.7%
2027	8	29,981	3.7	2,567,137	6.5	305,521	37.6%	$22,831,981	58.3%
2028	10	219,491	27.0	6,129,071	15.6	525,012	64.7%	$28,961,052	73.9%
2029	13	35,714	4.4	3,081,629	7.9	560,726	69.1%	$32,042,681	81.8%
2030	0	0	0.0	0	0.0	560,726	69.1%	$32,042,681	81.8%
2031 & Thereafter	3	251,071	30.9	7,151,433	18.2	811,797	100.0%	$39,194,113	100.0%
Total / Wtd. Avg.	110	811,797	100.0%	$39,194,113	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Number of Leases Expiring excludes temporary kiosks and storage units located across the King’s Plaza Property.
(4)	Base Rent Expiring and % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring reflect the following: (a) in-place leases based on the October 2019 rent roll, (b) contractual rent steps of $1,139,421 through February 1, 2021 and (c) straight-lined rental income of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.
(5)	Vacant space is inclusive of Forever 21, which is currently in occupancy and paying rent at the Kings Plaza Property but underwritten as vacant with no underwritten base rent. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 pursuant to a lease expiring in January 2020. Forever 21 filed for Chapter 11 bankruptcy in September 2019. The Forever 21 Tenant and the borrowers are currently negotiating a 3-year renewal with the tenant, which is pending court approval.
(6)	Vacant space includes 9,065 square feet associated with temporary tenants currently in occupancy across the King’s Plaza Property.
(7)	Includes All Seasons Marine Corp. which is the ground lease tenant at the Kings Plaza Property and has an annual ground lease payment of $122,957.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$38,005,038	$46.82	92.8%
Straight-Line Rent(4)	0	0	0	0	735,253	$0.91	1.8%
Vacant Income	0	0	0	0	2,227,628	$2.74	5.4%
Gross Potential Rent	$32,606,560	$28,991,086	$33,095,904	$36,690,592	$40,967,919	$50.47	100.0%
Total Reimbursements(5)	29,793,723	28,145,401	28,424,111	30,047,457	30,961,099	$38.14	38.2%
% in Lieu/Percentage Rent(6)	293,672	201,320	735,279	1,476,667	2,195,355	$2.70	2.7%
Bad Debt	(265,786)	(597,346)	(612,614)	(338,749)	0	$0.00	0.0%
Vacancy/Credit Loss	0	0	0	0	(3,678,863)	($4.53)	(4.5)%
Temporary Specialty Leasing	3,312,047	2,761,118	2,254,340	2,411,429	2,411,429	$2.97	3.0%
Power Plant Income	0	0	0	960,000	1,804,680	$2.22	2.2%
Other Income(7)	6,019,024	5,421,663	5,787,129	5,068,245	6,383,568	$7.86	7.9%
Effective Gross Income	$71,759,240	$64,923,243	$69,684,148	$76,315,642	$81,045,187	$99.83	100.0%
Real Estate Taxes	13,832,938	10,772,620	12,489,143	14,498,321	15,242,004	18.78	18.8%
Insurance	329,601	266,664	243,524	273,222	320,964	0.40	0.4%
Other Operating Expenses	14,997,990	14,447,211	14,863,294	14,086,756	13,441,294	16.56	16.6%
Total Expenses	$29,160,529	$25,486,495	$27,595,961	$28,858,298	$29,004,262	$35.73	35.8%
Net Operating Income(8)	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$52,040,925	$64.11	64.2%
TI/LC	0	0	0	0	$995,395	$1.23	1.2%
Capital Expenditures	0	0	0	0	$139,559	$0.17	0.2%
Net Cash Flow	$42,598,711	$39,436,748	$42,088,187	$47,457,344	$50,905,970	$62.71	62.8%
(1)	TTM represents the trailing 12-month period ending September 30, 2019.
(2)	% column represents percent of Gross Potential Rent for all revenue lines included in Gross Potential Rent and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Underwritten Base Rent reflects the following: (a) in-place leases based on the October 2019 rent roll where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021.
(4)	Straight-Line Rent income is inclusive of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.
(5)	Total Reimbursements includes contractual reimbursements from the Macy’s Parcel which is not part of the collateral.
(6)	Includes % in lieu for JCPenney, Charlotte Russe and Parfois.
(7)	Other Income includes storage income, business development, parking income and ground rent income associated with All Seasons Marine Corp.
(8)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily attributable to (i) rent steps taken 12 months out until February 1, 2021 (based on the Kings Plaza Whole Loan’s securitization in February of 2020) and straight-lined rents for investment grade-rated tenants and (ii) projected increases in power plant revenue as this component of the property stabilizes.

Property Management. The Kings Plaza Property is managed by Macerich Property Management Company, LLC, a Delaware limited liability company and an affiliate of the borrowers.

Escrows and Reserves. At loan origination, the borrowers were not required to fund any initial reserves.

Tax Reserve – On a monthly basis, during the continuance of a Trigger Period, the borrowers are required to reserve 1/12 of the estimated annual property taxes and 1/12 of the estimated annual insurance premiums. The monthly tax reserve requirement will be waived if (i) no Trigger Period is continuing and (ii) the borrowers continue to deliver evidence reasonably satisfactory to the lender that all taxes and insurance have been timely paid.

Insurance Reserve – The monthly insurance reserve requirement is also waived if the borrowers provide the lender with evidence that the insurance policies required to be maintained by the borrowers are maintained pursuant to blanket policies that comply with the requirements of the loan documents.

Replacement Reserve – On a monthly basis, during the continuance of a Trigger Period, the borrowers will be required to reserve a monthly amount equal to the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel and the portion that is occupied by Lowe’s Home Centers and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises) multiplied by $0.25 and divided by 12. At such time the balance of the replacement reserve account reaches an amount equal to 24 times the required monthly deposit, the borrower’s obligation to make monthly deposits into the replacement reserve account will be waived.

TI/LC Reserve – On a monthly basis, during the continuance of a Trigger Period, the borrowers will be required to reserve an amount equal to the gross leasable area of the Kings Plaza Property (excluding the Macy’s Parcel) multiplied by $1.50 and divided by 12. However,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

the borrowers will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds 24 times the required monthly deposit.

Ground Rent Reserve – On a monthly basis, during the continuance of a Trigger Period, the borrowers will be required to reserve an amount equal to the monthly ground rent due, as applicable, under the ground lease. However, as long as no Trigger Period has occurred or is continuing, the borrowers’ obligations with respect to monthly deposits to the ground rent reserve account will be waived.

Lockbox / Cash Management. The Kings Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required at loan origination to deliver tenant direction letters directing all tenants at the Kings Plaza Property to deposit all rents and payments directly into a lender-controlled lockbox account at a deposit bank reasonably acceptable to the lender (the “Deposit Bank”). In addition, in accordance with the Power Plant Owner Agreement (the “KPE Agreement”) between Kings Plaza Energy LLC (“KPE”), a Delaware limited liability company and an affiliate of the Kings Plaza Borrowers, and the lender, KPE is required to deposit amounts received by KPE directly into a lockbox account established and maintained by KPE at the Deposit Bank. Each of the borrowers, the related managers, and KPE is required to deposit any funds it receives into the applicable lockbox account within three business days of receipt. So long as no Trigger Period (as defined below) is continuing, all funds deposited into the each lockbox account are required to be transferred to or at the direction of the borrowers. Upon the commencement of a Trigger Period, none of the borrowers or KPE will have access to the funds in its lockbox account, and such funds are required to be swept on a weekly basis and on the second business day preceding each payment date into a lender-controlled cash management account.

A “Trigger Period” will commence upon (i) an event of default under the loan documents; (ii) the commencement of a Low Debt Service Period; and (iii) the occurrence of an event of default with respect to the Kings Plaza Mezzanine Loan; and ends if (A) with respect to clause (i), the event of default under the loan documents has been cured, (B) with respect to clause (ii), the Low Debt Service Period has ended, or (C) with respect to clause (iii), the lender has received notice from the applicable mezzanine lenders that no event of default with respect to the Kings Plaza Mezzanine Loan is continuing.

A “Low Debt Service Period” will commence if either (i) the debt service coverage ratio under the loan documents is less than 1.43x, or (ii) the aggregate debt service coverage ratio under the loan documents and the loan documents pursuant to the Kings Plaza Mezzanine Loan is less than 1.25x, and ends (a) with respect to clause (i), if the Kings Plaza Property has achieved a debt service coverage ratio with respect to the Kings Plaza Whole Loan of at least 1.48x, or (b) with respect to clause (ii), if the Kings Plaza Property has achieved an aggregate debt service coverage ratio with respect to the Kings Plaza Whole Loan and Kings Plaza Mezzanine Loan of at least 1.30x, in each case, for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Kings Plaza Whole Loan, JPMCB, SGFC and WF funded a mezzanine loan in the amount of $53.0 million (the “Kings Plaza Mezzanine Loan”). The Kings Plaza Mezzanine Loan is secured by the pledge of the direct equity interest in the borrowers and is coterminous with the Kings Plaza Whole Loan. The Kings Plaza Mezzanine Loan accrues interest at a rate of 6.00000% per annum and following a five-year interest only period, is fully amortized by the maturity date of January 1, 2030 pursuant to a fixed amortization schedule. Based on the Kings Plaza Whole Loan and the Kings Plaza Mezzanine Loan, the cumulative Cut-off Date LTV is 60.0%, the cumulative U/W NCF DSCR is 1.73x and the cumulative U/W NOI Debt Yield is 9.6%. The rights of the related mezzanine lenders under the Kings Plaza Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None, other than a corporate financing arrangement with a pledge by the borrower sponsor or affiliates of their indirect ownership of the borrowers, with respect to which, among other requirements, the value of the Mortgaged Property constitutes no more than 15% of the value of all assets securing such credit facility.

Partial Release. The borrowers will have the right to transfer and obtain a release of all or a portion of the parking garage at the Kings Plaza Property for redevelopment so long as the redevelopment will not materially impair the use of the garage by customers at the Kings Plaza Property. In addition, the borrowers have the right to convert excess space in the parking garage into multifamily units. The parking garage (such portion of the parking garage, the “Release Parcel”), may be released in whole or in part, provided that, among other things: (i) no event of default has occurred and is continuing under the loan documents, (ii) the borrowers have delivered not less than 30 days’ prior written notice to the lender, (iii) the borrowers pays the lender a processing fee in the amount of $15,000 and any additional reasonable costs and expenses incurred by the proposed transfer or release of the Release Parcel, (iv) the net revenue generated by parking operations at the Kings Plaza Property is not diminished by more than a de minimis amount as a result of the release of the Release Parcel, (v) the remaining Kings Plaza Property constitutes a separate tax lot, (vi) the number of parking spaces at the Kings Plaza Property is not reduced to a number below the number of parking spaces required to satisfy zoning requirements, (vii) the satisfaction of REMIC requirements, (viii) the development of the Release Parcel is restricted for a non-retail use; provided, however, that up to 10% of the gross leasable area may be used for retail purposes; provided, further, that none of the borrowers or the borrower sponsor may cause or solicit any existing retail tenant at the Kings Plaza Property to lease space at the Release Parcel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Kings Plaza

Ground Lease. A portion of the Kings Plaza Property, comprising of the parking garage ingress/egress, the marina building (the “Marina Building”) and a portion of the ground under the parking garage covering a total of 10,278 square feet (1.3% of the net rentable area), is subject to a ground lease with the City of New York. The original lease term expired on May 28, 2018 and the borrowers exercised their first of five extension options. Three, 10-year extension options and one 9-year option remain for a fully extended expiration date of May 28, 2067. All Seasons Marine Corp. (the “Subtenant”) currently subleases the Marina Building from the borrowers, which is part of the ground leased land that is owned by the City of New York. The initial lease term expired in 2005, subsequent to which the Subtenant extended its sublease on a one- and two-year basis. A one-year extension through November 30, 2020 was recently executed by the Subtenant. Annual base rent equals $122,957 through the payment date occurring in May 2028. The annual ground lease payment will increase by 20% effective each time an extension term is exercised.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1501 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1501 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1501 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1501 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/KBRA)(1):	A-/AA-	Property Type - Subtype:	Mixed Use – Office/Retail
Original Principal Balance(2):	$55,000,000	Net Rentable Area (SF):	737,471
Cut-off Date Principal Balance(2):	$55,000,000	Location:	New York, NY
% of Pool by IPB:	8.3%	Year Built / Renovated:	1926 / 2018
Loan Purpose:	Refinance	Occupancy(4):	77.8%
Borrowers:	Paramount Fee, L.P.,	Occupancy Date:	11/1/2019
	Paramount Leasehold, L.P.	Number of Tenants:	82
Loan Sponsor:	NAP	2016 NOI:	$19,193,922
Interest Rate:	3.03200%	2017 NOI(5):	$20,242,394
Note Date:	12/12/2019	2018 NOI(5):	$24,270,415
Maturity Date:	1/6/2030	TTM NOI (as of 9/2019)(6):	$23,996,331
Interest-only Period:	120 months	UW Economic Occupancy:	81.6%
Original Term:	120 months	UW Revenues:	$50,507,018
Original Amortization:	None	UW Expenses:	$22,848,219
Amortization Type:	Interest Only	UW NOI(6):	$27,658,799
Call Protection(3):	L(25),Def(90),O(5)	UW NCF:	$26,788,583
Lockbox(9) / Cash Management:	Springing / Springing	Appraised Value / Per SF:	$900,000,000 / $1,220
Additional Debt(2):	Yes	Appraisal Date:	10/11/2019
Additional Debt Balance(2):	$145,000,000
Additional Debt Type(2):	Pari Passu

Escrows and Reserves(7)				Financial Information(2)
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$271
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$271
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV:	22.2%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	22.2%
Immediate Repairs:	$955,000	$0	N/A	UW NCF DSCR:	4.36x
				UW NOI Debt Yield:	13.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$200,000,000		100.0%	Payoff Existing Debt(8)	$136,511,410	68.3%
				Closing Costs	3,605,181	1.8
				Life Safety Reserve	955,000	0.5
				Return of Equity	58,928,410	29.5
Total Sources	$200,000,000		100.0%	Total Uses	$200,000,000	100.0%

(1)	Fitch and KBRA have confirmed that the 1501 Broadway Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(2)	The 1501 Broadway Loan consists of the non-controlling Note A-2 and is part of the 1501 Broadway Whole Loan (as defined below) evidenced by five senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $200.0 million. For additional information, see “The Loan” herein.

(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of February 6, 2020. The borrowers have the option to defease the full $200.0 million 1501 Broadway Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2020-IG1 securitization in February 2020. The actual lockout period may be longer.

(4)	Occupancy is inclusive of Taco Bell Cantina who has an executed lease but has not yet taken occupancy and has certain termination rights if certain deadlines aren’t met.

(5)	The increase in 2018 NOI from 2017 NOI is primarily attributable to leasing over the course of 2018 accounting for an increase of approximately $3.5 million in underwritten base rent.

(6)	The increase in UW NOI from TTM NOI (as of 9/2019) is primarily attributable to an (i) additional 3,250 square foot lease executed with Taco Bell Cantina, accounting for approximately $2.6 million in underwritten base rent and (ii) approximately $1.5 million in contractual rent steps through December 2020.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(8)	Includes approximately $6.5 million in defeasance costs.

(9)	At loan origination, the borrower established a dormant lockbox account, which is springing upon a Lockbox Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1501 Broadway

The Loan. The 1501 Broadway mortgage loan (the “1501 Broadway Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $200.0 million (the “1501 Broadway Whole Loan”), secured by the borrowers’ fee simple interest in an approximately 737,471 square foot mixed-use building located in Times Square in New York, New York. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $55.0 million, will be included in the Benchmark 2020-IG1 trust. The remaining notes, which are currently held by JPMCB, are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the 1501 Broadway Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 1501 Broadway Whole Loan has a 10-year term and will be interest-only for the term of the loan. The most recent prior financing of the 1501 Broadway property was securitized in COMM 2013-CR8 and COMM 2013-CR9.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	JPMCB(1)	Yes
Note A-2	$55,000,000	$55,000,000	Benchmark 2020-IG1	No(2)
Note A-3	$40,000,000	$40,000,000	JPMCB(1)	No
Note A-4	$35,000,000	$35,000,000	JPMCB(1)	No
Note A-5	$20,000,000	$20,000,000	JPMCB(1)	No
Whole Loan	$200,000,000	$200,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

(2)	The 1501 Broadway Whole Loan is expected to be serviced under the BMARK 2020-IG1 pooling and servicing agreement until such time the controlling note has been securitized, at which point such the 1501 Broadway Whole Loan will be serviced under the pooling and servicing agreement related to such securitization.

The Borrowers. The borrowers are Paramount Fee, L.P. and Paramount Leasehold, L.P., each a New York limited partnership structured to be a bankruptcy-remote entity with two independent directors in its organizational structure (collectively, the “Borrowers”).

The Loan Sponsor. The loan sponsor is a joint venture between Rosemark Management and Levin Management. Rosemark Management is the investment management and acquisition vehicle for the Arthur G. Cohen Family Office. Levin Management, a New Jersey-based management company, currently manages a portfolio of 105 properties located across six states, totaling approximately 15.0 million square feet. The Borrowers, which are each single purpose entities with no assets other than the 1501 Broadway property, are the sole parties liable for breaches or violations of the nonrecourse carveout provisions in the loan documents.

The Property. The 1501 Broadway property is a 31-story, 737,471 square foot mixed-use building located in the located in New York, New York. The property occupies the entire city block along Broadway between 43rd and 44th Street in the heart of Times Square and features a multi-level retail component from below grade to the third floor with office space occupying floors four through 31. The property is known for its large four-faced clock near the top of its pyramidal architectural feature and is designated as a landmark by the Landmark Preservation Commission.

The 1501 Broadway property was originally constructed in 1926 by Paramount Pictures to serve as its East Coast Headquarters. The building originally housed the Paramount Theater which closed in 1967 and was converted to office space. From 2013 to 2018, the property underwent an approximately $70.0 million renovation including the creation of a brand new lobby and marquee shifting the entrance to face West 43rd Street from the original location along Broadway. Relocation of the primary entrance has made the property considerably more attractive to prospective office tenants and created additional valuable retail space with frontage along Broadway. Taco Bell Cantina has executed a 3,250 square foot lease at $784.62 per square foot in this newly created retail space. Additional renovations include upgraded elevators, new windows, upgraded bathrooms, and the installation of new LED façade signage.

As of November 1, 2019, the property was 77.8% leased to a diverse roster of 82 tenants, including a mix of 72 office tenants, eight retail tenants and two miscellaneous tenants. The property’s 10 largest tenants occupy approximately 272,673 square feet. (37.0% of net rentable area; 64.4% of underwritten base rent) and have a weighted average remaining lease term of approximately 8.7 years. Despite occupying approximately 11.3% of net rentable area, retail tenants account for approximately 44.0% of underwritten base rent. Since 2017, approximately 82,661 square feet of retail space and 191,044 square feet of office space has been leased or renewed.

The largest tenant based on underwritten rent, Hard Rock Café (47,256 square feet; 6.4% of NRA; 21.4% of underwritten base rent) (rated Baa3/BBB/BBB by Moody’s, Fitch and S&P) is a chain of 192 themed restaurants, 22 hotels and 11 casinos with locations in 72 countries. Founded in 1971, Hard Rock Café also sells a wide range of merchandise and is well known for its various memorabilia that feature the Hard Rock logo along with the names of the cities where the memorabilia was purchased. Hard Rock Café has occupied its space in the 1501 property since 1999 and currently occupies a portion of the ground floor and below-grade retail space where the former Paramount Theater was located. The lease for Hard Rock Café expires in January 2036 and has one, five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1501 Broadway

The second largest tenant, Tremor Video (50,965 square feet; 6.9% of NRA; 7.6% of underwritten base rent), has subleased (i) 41,308 square feet of space to Mergermarket (U.S.) Ltd. on a coterminous basis currently at $55.22 per square foot beginning in late 2018 and (ii) 10,178 square feet to Office Resources Inc. on a month to month basis at $57.00 per square foot beginning in 2016. Mergermarket (U.S.) Ltd. is a financial technology company offering intelligence, data and analysis on global mergers and acquisitions deals. Mergermarket (U.S.) Ltd. currently has 67 locations, 175,000 subscribers and 500 employees, with the property serving as its U.S. headquarters. Office Resources Inc. is an office furniture company that helps deliver creative, highly functional and productive workspaces for their clients. Office Resources Inc. currently has five locations across the North East, with the property serving as its New York location. MergerMarket (U.S.) Ltd. will occupy Office Resources Inc.’s space beginning in March 2020.

The third largest tenant, Carmine’s (14,114 square feet; 1.9% of NRA; 7.5% of underwritten base rent), is a family style restaurant offering exceptional value to its guests through the many dishes of Southern Italian cuisine. Carmine’s first location opened in 1990 on the Upper West Side of Manhattan and currently has five locations including the Times Square location at the property. Carmine’s currently occupies ground floor retail space with its entrance on West 44th Street. The lease for Carmine’s expires in January 2030.

The 1501 Broadway Property is located in the heart of Times Square in Manhattan, New York in the Times Square/West Side office submarket within the greater Midtown office market. New York City’s largest employers include a diverse group of multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Fifty-eight of the nation’s Fortune 500 corporations are headquartered in New York State including Verizon, J.P. Morgan Chase, Citigroup, IBM, MetLife, PepsiCo, American International Group, Morgan Stanley, New York Life Insurance, Goldman Sachs Group, TIAA, American Express and Time Warner.

As of the third quarter of 2019, the greater Midtown office market consisted of approximately 246.5 million square feet of office space with an overall market vacancy of 7.6% and average asking rents of approximately $89.45 per square foot. The Times Square/West Side office submarket totaled approximately 32.0 million square feet with average vacancy of 6.1% and average market asking rents of $82.32 per square foot. As of the third quarter of 2019, the overall Midtown office market achieved 11.0 million square feet in leasing activity.

The appraisal identified 16 comparable office leases across 10 directly competitive office properties in the Times Square/West Side submarket. Base rents at the comparable properties ranged between $50.00 and $71.00 per square foot with a weighted average of approximately $59.84 per square foot. The appraiser’s concluded office market rent for the property is $51.11 per square foot, which is in-line with the property’s in-place weighted average office rent of $51.33 per square foot.

The appraisal identified nine comparable retail leases with rents ranging from $100.00 to $406.81 per square foot with a weighted average rent of approximately $253.31 per square foot. The appraiser’s concluded retail market rent for the 1501 Broadway property is $301.11 per square foot., which is approximately 25.7% higher than the 1501 Broadway property’s underwritten in-place weighted average retail rent of $239.49 per square foot.

Historical Occupancy(1)
	2016	2017	2018	Current(2)
Occupancy	66.4%	75.6%	84.6%	77.8%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the November 1, 2019 rent roll and is inclusive of Taco Bell Cantina who has an executed lease but has not yet taken occupancy and has certain termination rights if certain deadlines aren’t met.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1501 Broadway

Tenant Summary(1)
Tenant	Type	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Hard Rock Café(4)	Retail	Baa3 / BBB / BBB	47,256	6.4%	$199.38	21.4%	1/10/2036
Tremor Video(5)	Office	NR / NR / NR	50,965	6.9	$65.40	7.6	1/31/2025
Carmine’s	Retail	NR / NR / NR	14,114	1.9	$233.23	7.5	1/31/2030
Taco Bell Cantina	Retail	B1 / NR / BB	3,250	0.4	$784.62	5.8	8/31/2030
Hardesty & Hanover(6)	Office	NR / NR / NR	52,364	7.1	$45.85	5.5	12/31/2030
Bubba Gump(7)	Retail	NR / NR / NR	14,057	1.9	$141.78	4.5	12/31/2023
REGUS	Office	NR / NR / NR	39,854	5.4	$39.00	3.5	11/30/2024
Goldberg Weprin Finkel Goldstein LLP	Office	NR / NR / NR	25,573	3.5	$59.21	3.4	11/30/2023
Christine Valmy International School	Office	NR / NR / NR	23,286	3.2	$50.18	2.7	10/31/2030
Lids	Retail	NR / NR / NR	1,954	0.3	$589.24	2.6	5/31/2023
Total Major Office and Retail			272,673	37.0%	$104.08	64.4%
Other Occupied Office(8)			296,574	40.2	$49.58	33.4
Other Occupied Retail			3,260	0.4	$296.25	2.2
Other Occupied Storage(8)			1,052	0.1	$0.00	0.0
Miscellaneous(9)			0	0.0	NAP	NAP
Total Occupied Office and Retail			573,559	77.8%	$76.80	100.0%
Vacant			163,912	22.2
Total / Wtd. Avg.			737,471	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF reflects the following: (a) in-place leases based on the November 2019 rent roll and (b) contractual rent steps of $1,541,317 through December 2020.

(4)	Base Rent PSF for Hard Rock Café is inclusive of $1,999,992 attributable to a signage lease with no associated square footage. Additionally, Hard Rock Café leases 47,256 square feet, of which 46,756 square feet is leased for $158.73 per square foot expiring in January 2036 and 500 square feet is leased for $10.00 per square foot expiring in December 2050.

(5)	Tremor Video has subleased (i) 41,308 square feet of space to Mergermarket (U.S.) LLP on a coterminous basis currently at $55.22 per square foot beginning in late 2018 and (ii) 10,178 square feet to Office Resources Inc. on a month to month basis at $57.00 per square foot beginning in 2016. MergerMarket (U.S.) Ltd. will occupy Office Resources Inc.’s space beginning in March 2020.

(6)	Hardesty & Hanover leases 52,364 square feet, of which (i) 34,391 square feet is leased for $46.15 per square foot, (ii) 17,656 square feet is leased for $46.09 per square foot and (iii) 317 square feet is leased with no underwritten base rent.

(7)	Base Rent PSF for Bubba Gump is inclusive of a $420,000 signage lease with no associated square footage. Bubba Gump leases 14,057 square feet for $111.90 per square foot

(8)	Other Occupied Office and Storage is inclusive of a 5,339 office for Rosemark Management, a 2,222 square feet building office, and 1,052 square feet of storage space with no underwritten base rent.

(9)	Miscellaneous Tenants includes two tenants who pay $1,500 per year each in underwritten base rent but have no associated square footage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1501 Broadway

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	163,912	22.2%	NAP	NAP	163,912	22.2%	NAP	NAP
2020 & MTM	16	40,926	5.5%	$1,698,563	3.9%	204,838	27.8%	$1,698,563	3.9%
2021	12	17,022	2.3%	932,519	2.1%	221,860	30.1%	$2,631,082	6.0%
2022	6	7,944	1.1%	483,684	1.1%	229,804	31.2%	$3,114,766	7.1%
2023	12	64,051	8.7%	6,212,989	14.1%	293,855	39.8%	$9,327,756	21.2%
2024	10	73,385	10.0%	3,236,868	7.3%	367,240	49.8%	$12,564,624	28.5%
2025	2	58,585	7.9%	3,693,147	8.4%	425,825	57.7%	$16,257,770	36.9%
2026	6	35,894	4.9%	1,854,773	4.2%	461,719	62.6%	$18,112,543	41.1%
2027	3	7,622	1.0%	507,994	1.2%	469,341	63.6%	$18,620,537	42.3%
2028	3	21,980	3.0%	1,277,478	2.9%	491,321	66.6%	$19,898,014	45.2%
2029	1	18,680	2.5%	955,015	2.2%	510,001	69.2%	$20,853,029	47.3%
2030	8	115,349	15.6%	11,051,091	25.1%	625,350	84.8%	$31,904,120	72.4%
2031 and Thereafter(3)	6	112,121	15.2%	12,146,914	27.6%	737,471	100.0%	$44,051,034	100.0%
Total	85	737,471	100.0%	$44,051,034	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2031 & Thereafter is inclusive of a 5,339 square feet office for Rosemark Management, a 2,222 square feet building office, and 1,052 square feet of storage space with no underwritten base rent.

Operating History and Underwritten Net Cash Flow(1)
	2015	2016	2017	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent(4)	$31,740,641	$32,369,986	$34,000,248	$37,482,808	$39,937,753	$42,509,717	$57.64	66.5%
Percentage Rent	172,987	63,203	763,249	389,059	664,694	597,478	0.81	0.9
Rent Steps	0	0	0	0	0	1,541,317	2.09	2.4
Vacant Income	0	0	0	0	0	14,235,968	19.30	22.3
Gross Potential Rent	$31,913,628	$32,433,189	$34,763,497	$37,871,867	$40,602,447	$58,884,480	$79.85	92.1%
Total Reimbursements	5,234,644	4,701,154	4,665,769	5,515,589	4,497,200	5,054,655	6.85	7.9
Net Rental Income	$37,148,272	$37,134,343	$39,429,266	$43,387,456	$45,099,647	$63,939,135	$86.70	100.0%
Total Other Income	957,574	1,450,647	1,030,389	1,071,763	889,194	803,851	1.09	1.3
(Vacancy/Credit Loss)	0	0	0	0	0	(14,235,968)	(19.30)	(22.3)
Effective Gross Income	$38,105,846	$38,584,990	$40,459,655	$44,459,219	$45,988,841	$50,507,018	$68.49	79.0%
Total Expenses	17,123,695	19,391,068	20,217,261	20,188,804	21,992,510	22,848,219	30.98	45.2
Net Operating Income(5)(6)	$20,982,151	$19,193,922	$20,242,394	$24,270,415	$23,996,331	$27,658,799	$37.50	54.8%
Total TI/LC, Capex/RR	0	0	0	0	0	870,216	1.18	1.7
Net Cash Flow	$20,982,151	$19,193,922	$20,242,394	$24,270,415	$23,996,331	$26,788,583	$36.32	53.0%

(1)	Based on the underwritten rent roll dated November 1, 2019.

(2)	TTM column represents trailing 12-month period ending September 30, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Underwritten Base Rent reflects the following: (a) in-place leases based on the November 2019 rent roll, (b) an additional 3,250 square foot lease executed with Taco Bell Cantina, accounting for approximately $2.6 million in underwritten base rent and (c) contractual rent steps of $1,541,317 through December 2020.

(5)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to leasing over the course of 2018 accounting for an increase of approximately $3.5 million in underwritten base rent.

(6)	The increase in Underwritten Net Operating Income from TTM Net Operating Income is primarily attributable to an (i) additional 3,250 square foot lease executed with Taco Bell Cantina, accounting for approximately $2.6 million in underwritten base rent and (ii) approximately $1.5 million in contractual rent steps through December 2020.

Property Management. The 1501 Broadway property is managed by GFP Real Estate LLC, a New York limited liability company.

Escrows and Reserves. At loan origination, the Borrowers deposited $955,000 for immediate repairs in connection with installing a sprinkler system as required by the Mortgage Loan documents. The Borrowers are required under the Mortgage Loan documents to perform additional immediate repair work, including, among other items, evaluation of the electrical systems, inspection of the elevators, and resolving open building code violations, with the aggregate estimated cost of approximately $34,920, which was not reserved for.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

1501 Broadway

Tax Reserve. The Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes. In the event the Borrowers provide evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve. The Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the Borrowers obtain and maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Lockbox / Cash Management. The 1501 Broadway Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Lockbox Trigger Event (as defined below) and/or Cash Sweep Period (as defined below) the Borrowers or manager is required to deliver tenant direction letters to all tenants under leases at the 1501 Broadway property directing them to pay all rents directly into a lender-controlled lockbox account. Upon commencement of a Lockbox Trigger Event or a Cash Sweep Period (as defined below), funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account. Provided that no Lockbox Trigger Event or a Cash Sweep Period exists, funds in the lockbox account will be transferred to or at the direction of the Borrowers. During the continuance of a Lockbox Trigger Event Cure or a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the cash management account each business day and disbursed in accordance with the loan documents.

A “Cash Sweep Period” means each period commencing on the occurrence of (i) an event of default under the 1501 Broadway Loan documents or any of the 1501 Broadway Mezzanine Loan (as defined below) documents, (ii) any bankruptcy or insolvency action of the borrower or (iii) the debt yield being less than 5.36% on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon annualized gross income from operation and operating expenses for the trailing three-month period immediately preceding such date of determination (a “Debt Yield Trigger Event”), and continuing until the earlier of (A) the payment date next occurring following the related Cash Sweep Event Cure, or (B) until payment in full of all principal and interest on the 1501 Broadway Loan and all other amounts payable under the 1501 Broadway Loan documents or defeasance of the 1501 Broadway Whole Loan in accordance with the terms and provisions of the 1501 Broadway Loan documents.

A “Cash Sweep Event Cure” means, if the Cash Sweep Period is caused by (a) solely the occurrence of a Debt Yield Trigger Event, the achievement of a Debt Yield Trigger Cure, or (b) an event of default under the 1501 Broadway Loan documents or the 1501 Broadway Mezzanine Loan documents, the acceptance by the lender or the 1501 Broadway Mezzanine Loan lender, as applicable, of a cure of such event of default; provided, however, that, such Cash Sweep Event Cure will be subject to the following conditions, (i) no event of default will have occurred and be continuing under any 1501 Broadway Loan documents and (ii) the Borrowers will have paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including reasonable attorney’s fees and expenses.

A “Debt Yield Trigger Cure” means (a) no event of default under the 1501 Broadway Loan documents or the 1501 Broadway Mezzanine Loan documents is continuing and (b) the achievement of a debt yield equal to or greater than 5.36% for the two consecutive calendar quarters immediately preceding the date of determination based upon annualized gross income from operations and operating expenses for the trailing three-month period immediately preceding such date of determination.

A “Lockbox Trigger Event” means the date on which the debt yield (as calculated in the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 6.7%. The Lockbox Trigger Event may be cured, provided no event of default or a mezzanine event of default is occurring, by the achievement of a debt yield equal to or greater than 6.7% for the immediately preceding two consecutive calendar quarters based upon the immediately preceding trailing three-month period.

Current Mezzanine or Secured Subordinate Indebtedness Permitted. None.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. Certain direct and indirect owners of the Borrowers have the right to obtain a future senior mezzanine loan and a junior mezzanine loan (together, the “1501 Broadway Mezzanine Loan”), provided, among other conditions listed in the 1501 Broadway Loan mortgage Loan documents, (a) the loan-to-value ratio for the total debt stack inclusive of the 1501 Broadway Mezzanine loan is no greater than a 50.0% combined loan-to-value ratio and (b) the debt yield for the total debt stack inclusive of the 1501 Broadway Mezzanine Loan, is no less than a 9.0% debt yield.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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85 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

805 Third Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

805 Third Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

805 Third Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

805 Third Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/KBRA)(1):	BBB-/BBB	Property Type - Subtype:	Office - CBD
Original Principal Balance(2):	$55,000,000	Net Rentable Area (SF):	596,100
Cut-off Date Principal Balance(2):	$55,000,000	Location:	New York, NY
% of Pool by IPB:	8.3%	Year Built / Renovated:	1982 / N/A
Loan Purpose:	Refinance	Occupancy:	91.9%
Borrower:	805 Third New York LLC	Occupancy Date:	10/24/2019
Loan Sponsor:	Charles Steven Cohen	Number of Tenants:	62
Interest Rate(3):	4.24000%	2016 NOI:	$15,755,054
Note Date:	11/8/2019	2017 NOI:	$14,869,761
Maturity Date:	12/6/2029	2018 NOI:	$16,586,758
Interest-only Period:	120 months	TTM NOI (as of 8/2019):	$16,771,686
Original Term:	120 months	UW Economic Occupancy:	91.3%
Original Amortization:	None	UW Revenues:	$33,275,196
Amortization Type:	Interest Only	UW Expenses:	$15,020,787
Call Protection:	L(26),Def(87),O(7)	UW NOI:	$18,254,409
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$16,935,189
Additional Debt(2):	Yes	Appraised Value / Per SF:	$460,000,000 / $772
Additional Debt Balance(2):	$95,000,000 / $125,000,000	Appraisal Date:	10/1/2019
Additional Debt Type(2):	Pari Passu / Subordinate Debt

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	$700,333	N/A	Cut-off Date Loan / SF:	$252	$461
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$252	$461
Replacement Reserves:	$0	$9,807	$450,000	Cut-off Date LTV:	32.6%	59.8%
TI/LC:	$4,000,000	Springing	$4,000,000	Maturity Date LTV:	32.6%	59.8%
Other:	$1,171,861	$0	N/A	UW NCF DSCR:	2.63x	1.50x
				UW NOI Debt Yield:	12.2%	6.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$150,000,000	54.5%	Payoff Existing Debt	$162,085,895	58.9%
Subordinate Note	125,000,000	45.5	Return of Equity	100,842,948	36.7
			Closing Costs	6,899,296	2.5
			Upfront Reserves	5,171,861	1.9
Total Sources	$275,000,000	100.0%	Total Uses	$275,000,000	100.0%

(1)	Fitch and KBRA have confirmed that the 805 Third Avenue Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(2)	The Cut-off Date Balance of $55,000,000 represents the non-controlling senior notes A-2 and A-4-1, which are part of a whole loan evidenced by five pari passu notes and one subordinate note having an aggregate outstanding principal balance as of the Cut-off Date of $275,000,000. The 805 Third Avenue Whole Loan (as defined below) is evidenced by: the 805 Third Avenue Loan (as defined below), the non-controlling senior notes A-1 ($50,000,000), held by the CGCMT 2019-C7 trust, A-3 ($40,000,000) and A-4-2 ($5,000,000) which are currently held by CREFI and are expected to be contributed to one or more future securitization transactions and a controlling subordinate B note with an outstanding principal balance as of the Cut-off Date of $125,000,000. The 805 Third Avenue Subordinate Note (as defined below) is an asset of the CGCMT 2019-C7 trust and is not pooled together with the other mortgage loans in the CGCMT 2019-C7 trust. See “—The Loan” below.

(3)	The A Note Interest rate is 4.24000%, while the B Note interest rate is 3.80000%, the weighted average interest rate is 4.04000%.

(4)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of January 6, 2020. Defeasance of the full $275.0 million 805 Third Avenue Whole Loan is permitted after the date that is the earlier of (i) November 8, 2022 and (ii) two years from the closing date of the securitization that includes the last note of the 805 Third Avenue Whole Loan. The actual lockout period may be longer.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

805 Third Avenue

The Loan. The 805 Third Avenue mortgage loan (the “805 Third Avenue Loan”) is part of a whole loan (the “805 Third Avenue Whole Loan”) evidenced by five senior pari passu notes and a controlling subordinate note that are secured by a first mortgage encumbering the borrower’s fee simple interest in a 596,100 square feet Class A office building with ground floor retail located New York, New York (the “805 Third Avenue Property”). The 805 Third Avenue Loan, which is evidenced by the non-controlling notes A-2 and A-4-1, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and represents approximately 8.3% of the Initial Pool Balance. The related senior companion loans (together with the 805 Third Avenue Loan, the “805 Third Avenue Senior Notes”) are evidenced by the non-controlling notes A-1 ($50,000,000), currently held by the CGCMT 2019-C7 trust, A-3 ($40,000,000) and A-4-2 ($5,000,000), which are currently held by CREFI and are expected to be contributed to one or more future securitization transactions. The subordinate note B (the “805 Third Avenue Subordinate Note”) has an outstanding principal balance as of the Cut-off Date of $125,000,000. The 805 Third Avenue Subordinate Note is an asset of the CGCMT 2019-C7 trust and is not pooled together with the other mortgage loans of the CGCMT 2019-C7 trust. The 805 Third Avenue Whole Loan was originated by CREFI on November 8, 2019, had an aggregate original principal balance of $275,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $275,000,000. The 805 Third Avenue Senior Notes accrue interest at an interest rate of 4.24000% per annum and the 805 Third Avenue Subordinate Note accrues interest at an interest rate of 3.80000% per annum. The proceeds of the 805 Third Avenue Whole Loan was primarily used to refinance prior debt secured by the 805 Third Avenue Property, return equity to the borrower sponsor, pay closing costs and fund upfront reserves.

The table below summarizes the promissory notes that comprise the 805 Third Avenue Whole Loan. The relationship between the holders of the 805 Third Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced AB Whole Loans—The 805 Third Avenue Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No(2)
Note A-2	$50,000,000	$50,000,000	BMARK 2020-IG1	No
Note A-3	$40,000,000	$40,000,000	CREFI(1)	No
Note A-4-1	$5,000,000	$5,000,000	BMARK 2020-IG1	No
Note A-4-2	$5,000,000	$5,000,000	CREFI(1)	No
Note B	$125,000,000	$125,000,000	CGCMT 2019-C7 (Loan-Specific)	Yes(2)
Total / Wtd. Avg.	$275,000,000	$275,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

(2)	The initial controlling note is note B, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be note A-1. See “Description of the Mortgage Pool— The Whole Loans —The Non-Serviced AB Whole Loans —The 805 Third Avenue Whole Loan” in the Preliminary Prospectus. For so long as note B is included in the CGCMT 2019-C7 securitization and a control appraisal event does not exist, such rights will be exercised by the directing older of the CGCMT 2019-C7 loan-specific certificates The 805 Third Avenue Whole Loan will be serviced under the CGCMT 2019-C7 PSA.

The 805 Third Avenue Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires monthly payments of interest only for the term of the 805 Third Avenue Whole Loan. The scheduled maturity date of the 805 Third Avenue Whole Loan is the due date in December 2029. Provided no event of default has occurred and is continuing, at any time after the earlier to occur of (i) November 8, 2022 and (ii) the second anniversary of the closing date of the last securitization of a note comprising part of the 805 Third Avenue Whole Loan, the 805 Third Avenue Whole Loan may be defeased with certain government securities permitted under the 805 Third Avenue Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

805 Third Avenue

Voluntary prepayment of the 805 Third Avenue Whole Loan is permitted on or after the due date in June 2029 without payment of any prepayment premium.

Whole Loan Metrics
	% of Total Debt	Cut-off Date LTV	UW NOI Debt Yield	UW NCF DSCR
805 Third Avenue Senior Notes ($150,000,000)	54.5%	32.6%	12.2%	2.63x
805 Third Avenue Subordinate Note ($125,000,000)	45.5%	59.8%	6.6%	1.50x

The Borrower. The borrower is 805 Third New York LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 805 Third Avenue Whole Loan.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is Charles Steven Cohen, the President and CEO of Cohen Brothers Realty Corporation. Cohen Brothers Realty Corporation, a private real estate development and management firm that develops, redevelops and operates various commercial property types, was founded in 1981. The firm has commercial properties in New York, Houston, South Florida and Southern California. The ongoing net worth and liquidity covenants during the term of the 805 Third Avenue Whole Loan for Charles Steven Cohen are $500.0 million and $50.0 million, respectively.

The Property. The 805 Third Avenue Property is a 31-story, Class A office building located in Midtown Manhattan on the southeast corner of Third Avenue and 49th Street (the “805 Third Avenue Property”). The 805 Third Avenue Property was developed by the loan sponsor, Charles Steven Cohen, in 1982 and contains 564,329 square feet of Class A office space with 30,659 square feet of retail space located at the base of the building in a three-story atrium. The floor plates at the 805 Third Avenue Property range from approximately 18,776 square feet to 23,500 square feet, which allows for a varied leasing approach for both single users and multiple tenants occupying the same floor. As of the underwritten rent roll dated October 24, 2019, the 805 Third Avenue Property is 91.9% occupied by over 60 tenants.

Office (94.7% of NRA; 91.7% of in-place UW Gross Rent)

The 564,329 square feet office portion is occupied by 44 long-term tenants from a variety of industries with a weighted average original lease term of 13.7 years (based on UW Base Rent).

The largest tenant at the 805 Third Avenue Property, the Meredith Corporation (“Meredith”), comprises 35.7% of total NRA and 30.7% of gross rent and 29.7% of UW base rent on a below market lease (currently paying UW Gross Rent of $46.17 per square foot compared to the appraiser’s concluded market rent for their total leased space of $66.00 per square foot) through December 2026. Upon its merger with Time Inc. in 2018, the tenant moved to Time Inc.’s office at Brookfield Place and subsequently subleased (i) 95,200 square feet of its space on floors 26 through 29 to KBRA (16.0% of NRA), (ii) 47,600 square feet on floors 24 and 25 to Gen II Fund Services which subsequently expanded to sublease an additional 22,494 square feet on the 23rd floor and now occupies a total of 70,094 square feet (11.8% of NRA), and (iii) 23,800 square feet on the 22nd floor and 385 square feet on the 23rd floor to NewsMax (4.0% of NRA). The subleases collectively account for 88.9% of Meredith’s leased NRA, and all three subleases are coterminous with the Meredith lease, with expiration dates in December 2026.

Currently subleasing 95,200 square feet of office space from Meredith, Kroll Bond Rating Agency (“Kroll” or “KBRA”) is the largest tenant in occupancy at the 805 Third Avenue Property. KBRA has used the space as its international headquarters since March 2018. The second and third largest tenants of the 805 Third Avenue Property, Toyota Tsusho America, Inc (Moody’s: A3, S&P: A+) and Poten & Partners Inc. (Fitch: BBB-, S&P: BBB-) are both investment grade-rated and have been in occupancy at the 805 Third Avenue Property for over 10 years.

Retail (5.1% of NRA; 8.1% of in-place UW Gross Rent)

The retail portion of the 805 Third Avenue Property is comprised of 30,659 square feet spread across various suites within a three-story retail atrium at the base of the building. The retail atrium includes a total of 15 suites, six of which are grade level suites with full or partial frontage along 3rd Avenue or East 50th Street. The retail suites at the base of the building range from approximately 800 square feet to 5,700 square feet with a weighted average original lease term of 15.5 years and a weighted average remaining lease term of 6.6 years.

The retail component comprises 8.1% of UW Gross Rent and is highlighted by Pompano Taqueria, Gyu-Kaku, and Bluestone Lane. No retail tenant accounts for more than 1.6% of UW Gross Rent or NRA. Bluestone Lane opened its inaugural location at the 805 Third Avenue Property in August 2013. Since then, the brand has opened 45 additional locations around the country. Gyu-Kaku is a chain of Japanese BBQ restaurants owned by the Colowide Group. There are more than 600 locations in Japan and four locations in New York.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

805 Third Avenue

The 805 Third Avenue Property is located in New York, New York, within the Midtown East office submarket. Located on the southeast corner of Third Avenue and 49th Street, the 805 Third Avenue Property is situated north of Grand Central station and east of Central Park. According to the appraisal, as of the second quarter of 2019, the Midtown East office submarket contained approximately 60.7 million square feet with an overall direct vacancy of 8.9% and average direct asking rents of $78.35 per square foot. The 805 Third Avenue Property is surrounded by restaurants, hotels, retails shops and tourist attractions, made accessible by the presence of several major transportation hubs in close proximity.

The 805 Third Avenue Whole Loan benefits from a basis at $461 per square foot, which compares favorably to recent sales transactions in the submarket ranging from $706 to $1,052 per square foot. According to the appraisal, there are eight directly competitive buildings in the submarket with a weighted average direct occupancy of 90.6% and asking rents which range from $57.00 to $93.00 per square foot.

The following table presents certain information relating to the commercial and retail tenants at the 805 Third Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Meredith Corporation(4)(5)	NR / B1 / B+	212,594	35.7%	$8,726,420	29.7%	$41.05	12/31/2026	1, 10-year option
KBRA(5)	NR / NR / NR	95,200	16.0	NAP	NAP	NAP	NAP
Gen II Fund(5)	NR / NR / NR	70,094	11.8	NAP	NAP	NAP	NAP
NewsMax(5)	NR / NR / NR	23,800	4.0	NAP	NAP	NAP	NAP
Poten & Partners Inc.	BBB- / NR/ BBB-	29,696 41,322	5.0	2,354,780	8.0	$79.30	6/30/2020	1, 5-year option
Toyota Tsusho America, Inc.	NR/ A3 /A+		6.9	2,349,954	8.0	$56.87	11/30/2022	1, 5-year option
Extell Development Company	NR / NR / NR	27,289	4.6	1,577,079	5.4	$57.79	3/31/2028	None
YES Network, LLC	NR / NR / NR	23,800	4.0	1,261,400	4.3	$53.00	5/31/2022	1, 5-year option
Office Others(6)		185,241	31.1	10,631,507	36.2	$57.39
Office Subtotal		519,942	87.2%	$26,901,140	91.5%	$51.74
Pampano, LLC	NR / NR / NR	5,783	1.0	505,000	1.7	$87.32	10/31/2022	None
Reins International, Inc.	NR / NR / NR	4,915	0.8	375,431	1.3	$76.38	10/31/2030	None
Radiance Tea, Inc.	NR / NR / NR	2,410	0.4	275,000	0.9	$114.11	5/31/2023	None
764 3rd Ave. Liquors, Inc.	NR / NR / NR	2,000	0.3	254,616	0.9	$127.31	9/30/2027	None
Super Runners Shop	NR / NR / NR	2,200	0.4	246,000	0.8	$111.82	9/30/2031	None
Retail Others		10,835	1.8	846,113	2.9	$78.09
Retail Subtotal		28,143	4.7%	$2,502,160	8.5%	$88.91
Vacant		48,015	8.1%	NAP	NAP	NAP
Total / Wtd. Avg.		596,100	100.0%	$29,403,301	100.0%	$53.65
(1)	Based on the underwritten rent roll dated as of October 24, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per square foot includes $103,619 of contractual rent steps through November 14, 2020.

(4)	Each of the tenants has the option to terminate its lease effective January 31, 2024, so long as written notice is given by October 31, 2022 and in addition they pay a termination fee.

(5)	Subtenants of Meredith Corporation. Upon a termination of the Meredith lease by either the borrower or Meredith, each of the subtenants will, at the borrower’s option, attorn to the borrower. Meredith Corporation has the right to terminate its lease effective January 2024 upon 15 months’ prior notice.

(6)	Inclusive of telecommunication and storage space and rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

805 Third Avenue

The following table presents certain information relating to the commercial lease rollover schedule at the 805 Third Avenue Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	48,015	8.1%	NAP	NAP	48,015	8.1%	NAP	NAP
MTM	4	770	0.1%	22,900	0.1%	48,785	8.2%	$22,900	0.1%
2020	8	76,974	12.9%	5,099,448	17.3	125,759	21.1%	$5,122,348	17.4%
2021	12	39,154	6.6%	2,181,713	7.4	164,913	27.7%	$7,304,061	24.8%
2022	20	133,595	22.4%	7,748,369	26.4	298,508	50.1%	$15,052,431	51.2%
2023	9	21,685	3.6%	1,572,610	5.3	320,193	53.7%	$16,625,040	56.5%
2024	5	10,315	1.7%	647,311	2.2	330,508	55.4%	$17,272,351	58.7%
2025	1	3,717	0.6%	190,682	0.6	334,225	56.1%	$17,463,033	59.4%
2026	2	216,171	36.3%	8,940,905	30.4	550,396	92.3%	$26,403,938	89.8%
2027	3	4,285	0.7%	390,179	1.3	554,681	93.1%	$26,794,117	91.1%
2028	1	23,500	3.9%	1,363,000	4.6	578,181	97.0%	$28,157,117	95.8%
2029	2	6,650	1.1%	385,499	1.3	584,831	98.1%	$28,542,616	97.1%
2030 and Thereafter	4	11,269	1.9%	860,685	2.9	596,100	100.0%	$29,403,301	100.0%
Total	71	596,100	100.0%	$29,403,301	100.0%

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	Base Rent Expiring, % of Base Rent Expiring and Cumulative Base Rent Expiring per SF include $103,619 of contractual rent steps through November 2020.

The following table presents certain information relating to historical leasing at the 805 Third Avenue:

Historical Leased%(1)
	2016	2017	2018	Current(2)
Commercial Owned Space	94.0%	94.0%	93.0%	91.9%
(1)	As provided by the borrower, which represents physical occupancy as of December 31 for the indicated year, unless otherwise specified.

(2)	Based on the underwritten rent roll dated October 24, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

805 Third Avenue

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 805 Third Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM(5)	Underwritten	Per Square Foot	%(6)
Base Rent(2)	$26,699,624	$26,537,453	$28,121,265	$27,948,556	$29,403,301	$49.33	83.9%
Income Vacant	0	0	0	$0	3,062,830	$5.14	8.7%
Gross Potential Rent	$26,699,624	$26,537,453	$28,121,265	$27,948,556	$32,466,131	$54.46	92.7%
Expense Reimbursements	2,739,547	2,224,059	2,540,371	2,662,936	2,568,104	$4.31	7.3%
Net Rental Income	$29,439,171	$28,761,512	$30,661,636	$30,611,492	$35,034,235	$58.77	100.0%
Other Income	$1,214,172	$1,189,407	$1,215,336	$1,247,675	$1,303,791	$2.19	3.7%
Vacancy & Credit Loss(3)	0	0	0	0	(3,062,830)	($5.14)	(8.7%)
Effective Gross Income	$30,653,344	$29,950,919	$31,876,971	$31,859,168	$33,275,196	$55.82	95.0%
Real Estate Taxes	$7,293,968	$7,498,209	$7,881,383	$7,892,156	$8,003,802	$13.43	24.1%
Insurance	130,858	151,256	158,925	178,433	178,433	$0.30	0.5%
Management Fee	1,224,990	1,199,840	1,276,093	1,421,253	1,000,000	$1.68	3.0%
Other Operating Expenses	6,248,473	6,231,853	5,973,813	5,595,640	5,838,552	$9.79	17.5%
Total Operating Expenses	$14,898,290	$15,081,158	$15,290,213	$15,087,482	$15,020,787	$25.20	45.1%
Net Operating Income	$15,755,054	$14,869,761	$16,586,758	$16,771,686	$18,254,409	$30.62	54.9%
TI/LC	0	0	0	0	1,200,000	$2.01	3.6%
Replacement Reserves	0	0	0	0	119,220	$0.20	0.4%
Net Cash Flow	$15,755,054	$14,869,761	$16,586,758	$16,771,686	$16,935,189	$28.41	50.9%

(1)	Interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Commercial Rental Income represents the straight-line average rent includes $103,619 of contractual rent steps through November 2020.

(3)	Vacancy & Credit Loss is underwritten to the current, economic vacancy of 8.7%.

(4)	Represents the underwritten economic vacancy.

(5)	TTM represents the trailing 12-month period ending August 31, 2019.

(6)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

Property Management. The 805 Third Avenue Property is managed by Cohen Brothers Realty Corporation, an affiliate of the loan sponsor, pursuant to a management agreement. Under the 805 Third Avenue Whole Loan documents, the lender may, or may require the borrower to, terminate the management agreement and replace the property manager if: (i) an event of default under the 805 Third Avenue Whole Loan documents exists, (ii) there exists a default by the property manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding, or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the 805 Third Avenue Whole Loan documents, the borrower may terminate the management agreement and replace the property manager with a property manager that, in the reasonable opinion of the lender, is a reputable management organization, provided that, if required by the lender, the borrower has obtained a rating agency confirmation.

The following table presents certain information relating to comparable office buildings for the 805 Third Avenue Property:

Office Building Comparables(1)
Property Name	NRA (SF)	Direct Available SF	Sublease Available SF	Direct Occupancy (%)	Direct Asking Rent PSF (Low)	Direct Asking Rent PSF (High)
805 Third Avenue(2)	596,100	48,015	NAP	91.9%	NAP	NAP
730 Third Avenue	407,000	0	0	100.0%	NAV	NAV
747 Third Avenue	344,965	23,940	3,049	93.1%	$65.00	$69.00
767 Third Avenue	275,000	26,013	0	90.5%	$57.00	$68.00
780 Third Avenue	484,005	90,097	0	81.4%	$66.00	$93.00
800 Third Avenue	530,000	33,250	0	93.7%	$65.00	$75.00
825 Third Avenue	486,326	0	0	100.0%	NAV	NAV
875 Third Avenue	662,588	50,151	0	92.4%	$75.00	$80.00
900 Third Avenue	515,200	124,720	104,973	75.8%	$65.00	$79.00
Total (excluding 805 Third Avenue)	3,705,084	348,171	108,022
Wtd/Avg (excluding 805 Third Avenue)	463,136	43,521	13,503	90.6%	$57.00	$93.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 24, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

805 Third Avenue

The appraiser concluded to blended market rents of $65.39 per square foot and $90.62 per square foot for the office and retail space, respectively. Based on the appraiser’s overall concluded market rent for the 805 Third Avenue Property of $66.70 per square foot, the weighted average in-place rents are approximately 20.0% below market.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent per SF	Tenant Category	Rent per SF
6 to 9	$62.00	Lower Level	$65.00
10 to 17	$64.00	Grade	$125.00
18 to 27	$66.00	Mezzanine	$75.00
28 to 30	$68.00
31 (terrace)	$80.00

Escrows and Reserves. On the origination date of the 805 Third Avenue Whole Loan, the borrower funded a reserve of $4,000,000 for tenant improvements and leasing commissions, $713,361 for unfunded obligations and $458,500 for immediate repairs.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the 805 Third Avenue Whole Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $700,333) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period; however, such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 805 Third Avenue Whole Loan documents, (iii) a replacement reserve in an amount equal to $9,807 subject to a cap of $450,000, and (iv) if the tenant improvements and leasing commissions reserve drops below $1,200,000, a reserve equal to $75,000 subject to a cap of $4,000,000.

Lockbox / Cash Management. The 805 Third Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to the existing tenants at the 805 Third Avenue Property, directing them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the 805 Third Avenue Property to be deposited into such lockbox immediately. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless an 805 Third Avenue Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of an 805 Third Avenue Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 805 Third Avenue Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 805 Third Avenue Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 805 Third Avenue Whole Loan. Upon the cure of the applicable 805 Third Avenue Trigger Period, so long as no other 805 Third Avenue Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 805 Third Avenue Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

An “805 Third Avenue Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default and (ii) the debt service coverage ratio being less than 1.30x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default and (b) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters. Notwithstanding the foregoing, no 805 Third Avenue Trigger Period will be deemed to exist solely with respect to clause (ii) of the definition of “805 Third Avenue Trigger Period” during any period that the borrower has deposited cash into an account with the lender or has delivered to the lender a letter of credit in an amount reasonably determined by the lender to be sufficient, if the same were to be deducted from the principal balance of the 805 Third Avenue Loan, to cause the debt service coverage ratio to be equal to or greater than 1.30x. Such additional cash deposit or letter of credit, as applicable, will be returned to the borrower upon the debt service coverage ratio being greater than 1.30x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. On November 8, 2019, CREFI funded the 805 Third Avenue Subordinate Note in the amount of $125,000,000. The 805 Third Avenue Subordinate Note has an interest rate of 3.80000% per annum and is coterminous with the 805 Third Avenue Senior Notes. The 805 Third Avenue Whole Loan is subject to a co-lender agreement. Based on the 805 Third Avenue Whole Loan of Cut-off Date Balance $275,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/KBRA)(1):	BBB-/A-	Property Type - Subtype:	Office – CBD
Original Principal Balance(2):	$52,450,000	Net Rentable Area (SF):	1,431,212
Cut-off Date Principal Balance(2):	$52,450,000	Location:	New York, NY
% of Pool by IPB:	7.9%	Year Built / Renovated:	2018 / N/A
Loan Purpose:	Recapitalization	Occupancy:	97.3%
Borrower:	One Hudson Yards Owner LLC	Occupancy Date:	11/19/2019
Loan Sponsor(3):	Mitsui Fudosan America, Inc.; The	Number of Tenants:	21
	Related Companies, L.P.; OP	2016 NOI(7):	N/A
	Olympic Capital Corp (US), Inc.	2017 NOI(7):	N/A
Interest Rate:	2.95000%	2018 NOI(7):	N/A
Note Date:	11/21/2019	TTM NOI(7):	N/A
Maturity Date:	12/6/2029	UW Economic Occupancy:	96.6%
Interest-only Period:	120 months	UW Revenues:	$149,111,008
Original Term:	120 months	UW Expenses:	$45,210,677
Original Amortization:	None	UW NOI:	$103,900,331
Amortization Type:	Interest Only	UW NCF:	$100,036,059
Call Protection(4):	L(26),DeforGrtr1%orYM(87),O(7)	Appraised Value / Per SF:	$2,400,000,000 / $1,677
Lockbox / Cash Management:	Hard / Springing	Appraisal Date:	10/15/2019
Additional Debt(2)(5):	Yes
Additional Debt Balance(2)(5):	$892,550,000 / $300,000,000
Additional Debt Type(2)(5):	Pari Passu / Subordinate Debt

Escrows and Reserves(6)				Financial Information(2)(5)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$660	$870
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$660	$870
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	39.4%	51.9%
TI/LC:	$34,260,641	Springing	N/A	Maturity Date LTV:	39.4%	51.9%
Free Rent Reserve:	$11,482,346	$0	N/A	UW NCF DSCR:	3.54x	2.69x
Milbank Escrow Reserve:	$11,000,000	$0	N/A	UW NOI Debt Yield:	11.0%	8.3%
MarketAxess Escrow Reserve:	$4,474,631	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$945,000,000	75.9%	Return of Equity	$1,137,015,035	91.3%
Subordinate Debt	300,000,000	24.1	Upfront Reserves	61,217,618	4.9
			Closing Costs	46,767,347	3.8
Total Sources	$1,245,000,000	100.0%	Total Uses	$1,245,000,000	100.0%
(1)	Fitch and KBRA have confirmed that the 55 Hudson Yards (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.
(2)	The 55 Hudson Yards Loan (as defined below) consists of the non-controlling Notes A-2-C3, A-2-C5, and A-2-C7 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $52.45 million. The 55 Hudson Yards Loan is part of a $1,245.0 million whole loan that is evidenced by 36 promissory notes: 33 pari passu senior notes with an aggregate original principal balance of $945.0 million and three subordinate notes with an aggregate original principal balance of $300.0 million. Only the 55 Hudson Yards Loan will be included in the Benchmark 2020-IG1 trust. See “The Loan” herein.
(3)	There is no non-recourse carveout guarantor or separate environmental indemnitor.
(4)	The lockout period will be at least 26 payments beginning with and including January 6, 2020. The borrower has the option to defease the 55 Hudson Yards Whole Loan in full or prepay the 55 Hudson Yards Whole Loan with a prepayment fee in an amount equal to the greater of (a) the yield maintenance amount, or (b) 1.00% of the outstanding principal balance as of the prepayment date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 21, 2022. The assumed lockout period of 26 months is based on the expected closing date of the Benchmark 2020-IG1 securitization in February 2020. The actual lockout period may be longer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(5)	The 55 Hudson Yards Subordinate Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $300.0 million, accrue interest at a fixed rate of 2.95000% per annum. The 55 Hudson Yards Subordinate Notes each have a 120-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—55 Hudson Yards Whole Loan” in the Preliminary Prospectus.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(7)	Historical operating statements were not obtained, as the 55 Hudson Yards Property was built in 2018 and tenants began taking occupancy in 2019.

The Loan. The 55 Hudson Yards Loan (the “55 Hudson Yards Loan”) is part of a whole loan (the “55 Hudson Yards Whole Loan”) that is evidenced by 33 pari passu senior promissory notes in the aggregate original principal amount of $945,000,000 (collectively, the “55 Hudson Yards Senior Loan”) and three pari passu subordinate promissory notes in the aggregate original principal amount of $300,000,000 (collectively, the “55 Hudson Yards Subordinate Companion Loan”). The 55 Hudson Yards Whole Loan was co-originated on November 21, 2019 by Wells Fargo Bank, National Association (“WFB”); DBR Investments Co. Limited (“DBRI”); and Morgan Stanley Bank, N.A. (“MSBNA”). The 55 Hudson Yards Whole Loan is secured by a first priority fee mortgage encumbering an office building located in New York, New York (the “55 Hudson Yards Property”). The 55 Hudson Yards Mortgage Loan is evidenced by the non-controlling promissory Notes A-2-C3, A-2-C5, and A-2-C7 in the aggregate original principal amount of $52,450,000. As shown in the “Whole Loan Summary” table below, 21 promissory notes in the original aggregate principal amount of $810,500,000 were contributed to the Hudson Yards 2019-55HY securitization trust, certain other promissory notes were contributed to other securitization trusts and the remaining notes are expected to be contributed to one or more future securitization trusts. The 55 Hudson Yards Whole Loan is serviced pursuant to the trust and servicing agreement for the Hudson Yards 2019-55HY securitization trust. The 55 Hudson Yards Senior Loan pari passu notes other than those evidencing the 55 Hudson Yards Mortgage Loan are referred to herein as the “55 Hudson Yards Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced-AB Whole Loans—The 55 Hudson Yards Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. The 55 Hudson Yards Whole Loan has a ten-year term and will be interest only for the full term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-S1	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	No(1)
Note A-2-S2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
Note A-2-S3	$56,700,000	$56,700,000	Hudson Yards 2019-55HY	No
Note A-3-S1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
Note A-1-S2	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	No
Note A-1-S3	$170,100,000	$170,100,000	Hudson Yards 2019-55HY	No
Note A-2-S1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
Note A-3-S2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
Note A-3-S3	$56,700,000	$56,700,000	Hudson Yards 2019-55HY	No
Note A-1-C1	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	No
Note A-1-C2	$28,350,000	$28,350,000	Hudson Yards 2019-55HY	No
Note A-1-C3	$28,350,000	$28,350,000	WFB(2)	No
Note A-1-C4	$28,350,000	$28,350,000	WFB(2)	No
Note A-1-C5	$75,000,000	$75,000,000	BANK 2019-BNK24	No
Note A-1-C6	$75,000,000	$75,000,000	BANK 2019-BNK25(3)	No
Note A-1-C7	$54,000,000	$54,000,000	WFB(2)	No
Note A-1-C8	$22,800,000	$22,800,000	Hudson Yards 2019-55HY	No
Note A-2-C1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
Note A-2-C2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
Note A-2-C3	$9,450,000	$9,450,000	Benchmark 2020-IG1	No
Note A-2-C4	$9,450,000	$9,450,000	DBRI(2)	No
Note A-2-C5	$25,000,000	$25,000,000	Benchmark 2020-IG1	No
Note A-2-C6	$25,000,000	$25,000,000	DBRI(2)	No
Note A-2-C7	$18,000,000	$18,000,000	Benchmark 2020-IG1	No
Note A-2-C8	$7,600,000	$7,600,000	Hudson Yards 2019-55HY	No
Note A-3-C1	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
Note A-3-C2	$9,450,000	$9,450,000	Hudson Yards 2019-55HY	No
Note A-3-C3	$9,450,000	$9,450,000	MSBNA(2)	No
Note A-3-C4	$9,450,000	$9,450,000	MSBNA(2)	No
Note A-3-C5	$25,000,000	$25,000,000	BANK 2019-BNK24	No
Note A-3-C6	$25,000,000	$25,000,000	BANK 2020-BNK25(3)	No
Note A-3-C7	$18,000,000	$18,000,000	MSBNA(2)	No
Note A-3-C8	$7,600,000	$7,600,000	Hudson Yards 2019-55HY	No
Senior Notes	$945,000,000	$945,000,000
Note B-1	$180,000,000	$180,000,000	Hudson Yards 2019-55HY	Yes(1)
Note B-2	$60,000,000	$60,000,000	Hudson Yards 2019-55HY	Yes(1)
Note B-3	$60,000,000	$60,000,000	Hudson Yards 2019-55HY	Yes(1)
Whole Loan	$1,245,000,000	$1,245,000,000
(1)	The holder of the 55 Hudson Yards Subordinate Notes will have the right to appoint the special servicer of the 55 Hudson Yards Whole Loan and to direct certain decisions with respect to the 55 Hudson Yards Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the 55 Hudson Yards Subordinate Notes, the holder of the 55 Hudson Yards Note A-1-S1 will have such rights.

(2)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

(3)	The BANK 2020-BNK25 transaction is expected to close on or about February 13, 2020.

The Borrower. The borrower is One Hudson Yards Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors.

The Loan Sponsor. The borrower’s sole member is One Hudson Yards Holdings LLC, which is a joint venture between MFA 55 HY LLC (“Mitsui Member”) and 55 Hudson Yards Member LLC (“Hudson Yards Member”). Mitsui Member is wholly-owned by Mitsui Fudosan America, Inc. (“Mitsui”). The managing member and owner of Hudson Yards Member is Hudson Yards Gen-Par, LLC, a joint venture between Related Hudson Yards, LLC (“Related Member”) and Oxford Hudson Yards LLC (“Oxford Member”). Related Member is indirectly wholly-owned by The Related Companies L.P. (“Related”) and Oxford Member is wholly-owned by OP Olympic Capital Corp (US), Inc. (“Oxford”, and together with Mitsui and Related, the “Borrower Sponsor”). There is no separate non-recourse carveout guarantor or environmental indemnitor with respect to the 55 Hudson Yards Whole Loan.

Founded by Stephen M. Ross in 1972, Related is a privately owned, fully integrated and diversified real estate company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related owns and manages a portfolio of assets and has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, D.C. and London. Oxford Properties Group, comprising Oxford and its affiliates, make up the real estate investment arm of Ontario Municipal Employees Retirement Systems (“OMERS”), one of Canada’s largest pension plans. OMERS was established in 1962 as a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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pension plan for employees of municipal governments, schoolboards, libraries, police and fire services, Children’s Aid Societies, and other local agencies throughout Ontario. The OMERS pension plan has approximately half a million active and retired members and 1,000 participating employers, and is funded by contributions and investment earnings. Oxford Properties Group, comprising Oxford and its affiliates, manages over $58 billion of office, retail, industrial, hotel and multifamily residential assets across the globe, including over 100 million square feet in cities across four continents. Mitsui is the U.S. subsidiary of Japan’s largest real estate company, Mitsui Fudosan Co., Ltd. (“Mitsui Fudosan”). Mitsui is headquartered in New York, and is responsible for Mitsui Fudosan’s real estate investment and development activities in North America. Mitsui’s U.S. portfolio currently includes eight office buildings totaling 5.6 million square feet; 4.7 million square feet of office space under development; 1,300 residential apartments; 5,000 additional apartments under development; 360 condominiums and townhomes under development; and 753 hotel rooms. Mitsui has been active in the United States since the 1970s, and currently owns assets in the New York, Washington, D.C., Boston, Denver, Los Angeles, San Francisco, Seattle and Honolulu metropolitan areas.

The Property. The 55 Hudson Yards Property is a 1,431,212 square foot, 51-story, Class A office building located within the Hudson Yards development of Manhattan in New York City. Constructed in 2018, the 55 Hudson Yards Property is situated on a 0.9-acre parcel of land with frontage along Eleventh Avenue and Hudson Boulevard between West 34th and West 35th Streets (adjacent to a No. 7 subway station entrance). The building was designed by Kohn Pedersen Fox and architect Kevin Roche, and features a unique façade consisting of matte metal and stepped articulation of the window frames that are defined by aluminum extrusions, castings, and built-up shapes. According to the appraisal, the 55 Hudson Yards Property is currently the shortest skyscraper within phase 1 of the Hudson Yards plan and is known for its distinct construction compared to the remainder of the development. The 55 Hudson Yards Property is LEED Gold certified and has incorporated technology for indoor air quality and a flexible workplace environment.

According to the appraisal, the 55 Hudson Yards Property offers amenities such as a dispatch elevator system, fingerprint access within the office lobby, floor-to-ceiling glass windows, column-free space allowing tenants to maximize the floor plates, terrace overlooking the new Hudson Boulevard Park that wraps around the 10th floor (podium level), and private terraces throughout the office component that were constructed for tenants upon request.

The 55 Hudson Yards Property was 97.3% leased to 21 tenants as of November 19, 2019. Three tenants (Milbank, Tweed, Hadley, & McCloy; Cooley; and Boies, Schiller, & Flexner) comprising approximately 38.0% of net rentable area and 35.9% of underwritten base rent are ranked within the top 100 law firms by gross revenue in the United States, according to a third party legal publication.

The largest tenant, Point72 (“Point72”) (332,283 square feet, 23.2% NRA, 21.9% underwritten base rent, April 30, 2034 expiration), is an American hedge fund founded by Steven A. Cohen. The firm has over 1,400 employees across 10 global offices. The 55 Hudson Yards Property serves as Point72’s New York headquarters, after consolidating from 11 floors in two buildings previously occupied at 510 and 330 Madison Avenue. Point72 currently occupies floors 3-14 at the 55 Hudson Yards Property but is not yet paying full rent on all of its space. All outstanding gap rent and free rent through March 2020, in the amount of $987,380, was reserved at the time of origination of the 55 Hudson Yards Whole Loan. The rent commencement dates are as follows: April 16, 2019 for floors 5-14; December 1, 2019 for floor 4; and May 1, 2020 for floor 3 (there is no assurance that Point72 will begin paying rent by the estimated dates noted herein). Effective as of the 10th anniversary of the initial rent commencement date (which was April 16, 2019), and upon 15 months’ prior notice, the tenant has a one-time option to terminate either (i) the entirety of its leased premises or (ii) any one or more contiguous floors starting at either the highest or lowest office floor of the largest contiguous block of office floors then-leased by the tenant, such termination subject to a fee of the unamortized portion of allowances, commissions and free rent with respect to the terminated premises (calculated on a straight line basis over the period commencing on the rent commencement date and ending on the expiration date of the lease and bearing a 6% interest rate per annum). Following its lease expiration in April 2034, Point72 has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 15 months’ prior notice and at the fair market rental rate. Point 72 has signed a sublease for the entire 3rd floor (31,246 square feet) of its space to Elite World Group, LLC, with an expected sublease commencement date of February 2020, a 5-year term and an annual rate of $90.00 PSF. Point72 also subleases 11,844 square feet of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and a rate of $99.00 PSF.

The second largest tenant, Milbank, Tweed, Hadley, & McCloy (“Milbank”) (287,333 square feet, 20.1% NRA, 17.9% underwritten base rent, March 31, 2034 expiration), is an international law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication, and is headquartered at the 55 Hudson Yards Property. The firm also has offices in Washington, D.C., Los Angeles, London, Frankfurt, Munich, Tokyo, Hong Kong, São Paulo, Seoul, Singapore and Beijing. The firm was founded in 1866 and as of 2018 had 728 attorneys. Milbank currently occupies space on floors 30-39 along with 600 square feet of storage space at the 55 Hudson Yards Property. Milbank has the one-time right to contract by up to one floor upon the tenth anniversary of the rent commencement date (which was April 1, 2019) with notice no less than 15 months prior to the contraction date. Milbank has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 18 months’ prior notice and at the fair market rental rate, following its March 2034 expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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55 Hudson Yards

The third largest tenant, Cooley (“Cooley”) (146,227 square feet, 10.2% NRA, 11.2% underwritten base rent, September 30, 2039 expiration), is a law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication and is headquartered in Palo Alto, California with 16 other offices in San Francisco, Los Angeles, New York, Boston, Washington, D.C., San Diego, Seattle, Colorado, Virginia, London, Beijing and Shanghai. The firm had 946 attorneys in 2019. The firm’s major practice areas include corporate, litigation, intellectual property and regulatory law. Cooley currently occupies space on floors 42-46 of the 55 Hudson Yards Property. Effective as of the 10th anniversary of the rent commencement date (which was September 1, 2019), with 18 months’ prior notice, tenant has the one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) if the tenant did not exercise its initial expansion option, all of the square feet leased on the lowest floor of the leased premises (if tenant leases less than all of the square feet on such lowest floor), subject to a fee equal to the sum of the unamortized portion of allowances, commissions and rent concessions applicable to such space. In addition, effective as of the 15th anniversary of the rent commencement date, with 24 months’ prior notice, Cooley has the one-time right to terminate its lease subject to a fee of the sum of (i) unamortized allowances, commissions, rent concessions (each including interest at the rate of 6% per annum, compounded monthly) and (ii) four months of fixed rent and recurring additional charges at the rate immediately preceding the termination date. Cooley has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 18 months’ prior notice and at the fair market rental rate, following its September 2039 expiration. Cooley subleases 12,229 square feet of its space to Cinctive Capital LLC, with a sublease expiration of June 2022 and an annual rate of $110 per square foot.

The fourth largest tenant, Boies Schiller & Flexner (“Boies Schiller”) (110,732 square feet, 7.7% NRA, 6.8% underwritten base rent, June 30, 2035 expiration) was founded by David Boies and Jonathan D. Schiller in 1997. Boies Schiller is a law firm ranked within the top 100 law firms by gross revenue according to a third party legal publication, specializing in litigation and headquartered at the 55 Hudson Yards Property. The firm has 14 offices with a total of 320 attorneys. Boies Schiller currently occupies space on floors 18-21 of the 55 Hudson Yards Property, but is not yet paying full rent on all of its space. All outstanding gap rent and free rent through June 2020, in the amount of $5,480,125, was reserved at the time of origination of the 55 Hudson Yards Whole Loan. Effective as of the 10th anniversary of the rent commencement date (July 1, 2020), with 18 months’ prior notice, the tenant has a one-time right to surrender either (i) the highest or lowest floor of any contiguous block or (ii) any partial floor, each subject to a fee of 150% of the applicable per square foot base rent and 150% of the recurring additional charges due with respect to the contracted space for the immediately preceding 12-month period. Boies Schiller has either (i) two renewal options of 5-years each or (ii) one 10-year renewal option, each with 24 months’ prior notice and at the fair market rental rate, following its June 2035 expiration. Boies Schiller subleases 18,224 square feet of its space to Ashurst LLP, with a sublease expiration date of June 2026 and an annual rate of $94.00 per square foot.

The fifth largest tenant, Third Point LLC (“Third Point”) (89,043 square feet, 6.2% NRA, 8.6% underwritten base rent, July 31, 2029 expiration), is a New York-based hedge fund founded by Daniel S. Loeb in 1995. The firm operates as an employee-owned and SEC-registered investment advisor. Third Point currently occupies spaces on floors 49-51 of the 55 Hudson Yards Property. Third Point has either (i) a renewal option of 5-years or (ii) a renewal option of 10-years, each with 15 months’ prior notice and at the fair market rental rate, following its July 2029 expiration.

The 55 Hudson Yards Property is located at 550 West 34th Street, on the southeast corner of the intersection of 34th Street and 11th Avenue in New York, New York. The 55 Hudson Yards Property is situated within the Hudson Yards development, one of the largest private real estate development projects in the United States. Once fully developed, Hudson Yards is expected to include more than 18.0 million square feet of commercial and residential space, along with more than 100 shops, a collection of restaurants, approximately 4,000 residences, affordable housing, The Shed (entertainment venue), 14 acres of open space, a 750-seat public school and an Equinox Hotel. The Hudson Yards neighborhood is traditionally bound by the Hell’s Kitchen neighborhood to the north, the Midtown, Times Square, Garment District and Penn Station neighborhoods to the east, and the West Chelsea neighborhood to the south. In September 2015, the Metropolitan Transportation Authority (MTA) completed an approximately $2.4 billion, 7,000-foot extension of the MTA’s No. 7 Flushing subway line (providing access to Queens), which was extended to include an additional subway stop at the corner of 34th Street and Eleventh Avenue (adjacent to the 50 Hudson Yards Property), from the previous last stop at 41st Street and Seventh Avenue (approximately 1.0 mile northeast of the 55 Hudson Yards Property). The 55 Hudson Yards Property is situated approximately 0.6 miles northwest of Penn Station.

The 55 Hudson Yards Property is situated approximately 0.3 miles northwest of the Shops & Restaurants at Hudson Yards, a seven-story, 676,229 square foot retail center, with retailers such as Cartier, Coach, Zara, H&M, Watches of Switzerland and Fendi, as well as restaurant and food options including Hudson Yards Grill, Bouchon Bakery, Shake Shack and Jack’s Coffee. The Vessel, a 16-story structure comprising 154 interconnecting flights of stairs with approximately 2,500 individual steps and 80 landings, is located approximately 0.2 miles southwest of the 55 Hudson Yards Property.

According to the appraisal, the 55 Hudson Yards Property is situated within the Far West Side submarket of the New York Office Market. As of the third quarter of 2019, the Far West Side submarket reported a total inventory of approximately 9.1 million square feet with a 1.4% vacancy rate (and a 12.2% availability rate) and average asking rents of $108.47 per square foot, gross. The appraiser concluded

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

55 Hudson Yards

to market rents ranging from $95.00 to $130.00 per square foot, modified gross, for the various floors of office space at the 55 Hudson Yards Property (see table below).

Market Rent Summary(1)
	Office – Floor 2-9	Office Floor 10- 16	Office Floor 17- 23	Office – Floor 24- 30	Office – Floor 31- 37	Office Floor 38- 44	Office Floor 45-51
Market Rent (PSF)	$95.00	$100.00	$110.00	$115.00	$120.00	$125.00	$130.00
Lease Term (Years)	15	15	15	15	15	15	15
Lease Type (Reimbursements)	MG	MG	MG	MG	MG	MG	MG
Rent Increase Projection (every 5 years)	$10.00 PSF	$10.00 PSF	$10.00 PSF	$10.00 PSF	$10.00 PSF	$10.00 PSF	$10.00 PSF
(1)	Source: Appraisal.

Comparable Leases Summary(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
55 Hudson Yards Property New York, NY	2019/N/A	1,431,212	N/A
30 Hudson Yards New York, NY	2019/N/A	1,463,234	0.1 Miles	Confidential Tenant Warner Media	Oct. 2019 /16.3 Yrs Jun. 2019 / 15.0 Yrs	175,000 1,463,234	$156.38 $120.37	MG Net to MG adj.
460 West 34th Street New York, NY	1927/2021(3)	633,530	0.2 Miles	First Republic Bank	Sep. 2019 /16.0 Yrs	233,782	$85.00	MG
441 Ninth Avenue New York, NY	1962/2019	697,958	0.3 Miles	Brevert Peloton Interactive, LLC Lyft	Sep. 2019 /10.8 Yrs Nov. 2018 / 15.0 Yrs Nov. 2018 / 10.0 Yrs	16,178 312,000 100,000	$116.00 $106.66 $87.00	MG MG MG
50 Hudson Yards New York, NY	2022(3)/N/A	2,900,000	0.1 Miles	Confidential	Sep. 2019 / 15.0 Yrs	1,250,000	$130.00	MG
1 Manhattan West New York, NY	2019/N/A	2,216,609	0.4 Miles	Accenture NHL McKool School Skadden, Arps, Slate, Meagher & Florn LLP	Jul. 2019 /16.1 Yrs Jun. 2019 / 22.0 Yrs Apr. 2019 / 16.0 Yrs Mar. 2019 / 21.0 Yrs	248,673 176,007 64,120 600,867	$119.00 $93.80 $108.00 $76.11	MG MG MG MG
66 Hudson Boulevard New York, NY	2022(3)/N/A	2,814,581	0.2 Miles	AllianceBernstein Pfizer Inc.	May 2019 /20.0 Yrs Apr. 2018 / 21.3 Yrs.	186,226 790,000	$105.00 $95.00	MG MG
10 Hudson Yards New York, NY	2015/N/A	1,861,084	0.3 Miles	Huatai Securities	Apr. 2018 /3.6 Yrs	5,992	$120.00	MG
1 Vanderbilt Avenue New York, NY	2020(3)/N/A	1,730,989	1.6 Miles	The Carlyle Group	Jul. 2018 /15.8 Yrs	95,367	$166.00	MG

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

55 Hudson Yards

Historical and Current Occupancy
2016(1)	2017(1)	2018(1)	Current(2)
NAV	NAV	NAV	97.3%
(1)	Historical occupancies are not available as the 55 Hudson Yard Property was built in 2018 and tenants began taking occupancy in 2019.

(2)	Current Occupancy is as of November 19, 2019.

Tenant Summary(1)(2)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent per Square Foot(3)	% of Total Base Rent	Lease Expiration Date
Point72(3)(4)(5)	NR/NR/NR	332,283	23.2%	$88.37	21.9%	4/30/2034
Milbank(6)	NR/NR/NR	287,333	20.1	83.67	17.9	3/31/2034
Cooley(7)(8)	NR/NR/NR	146,227	10.2	103.00	11.2	9/30/2039
Boies Schiller(9)(10)(11)	NR/NR/NR	110,732	7.7	82.50	6.8	6/30/2035
Third Point	NR/NR/NR	89,043	6.2	130.00	8.6	7/31/2029
MarketAxess	NR/NR/NR	83,298	5.8	92.50	5.7	8/31/2034
Silver Lake Technology	NR/NR/NR	58,089	4.1	102.50	4.4	4/30/2034
Cognizant	NR/NR/NR	57,257	4.0	103.63	4.4	4/30/2031
Facebook(12)	NR/NR/NR	56,858	4.0	116.00	4.9	6/30/2024
Stonepeak	NR/NR/NR	29,683	2.1	135.00	3.0	7/31/2029
Total Major Office and Retail		1,250,803	87.4%	$95.44	88.9%
Other Occupied		141,397	9.9	104.89	11.1
Total Occupied		1,392,200	97.3%	$96.40	100.0%
Vacant		39,012	2.7
Total		1,431,212	100.00%
(1)	Based on the underwritten rent roll dated November 19, 2019.

(2)	Base rent per square foot is inclusive of rent steps through December 2020.

(3)	Point72 has signed a sublease for the entire 3rd floor (31,246 square feet) of its space with Elite World Group, LLC, with an expected sublease commencement date of February 2020, a 5-year term and an annual rate of $90.00 per square foot. Point72 also subleases 11,844 square feet of its space to Light Sky Macro LP, with a sublease expiration of August 2029 and an annual rate of $99.00 per square foot. Underwriting reflects the prime rent.

(4)	Point72 has an executed lease and has taken full occupancy of its spaces but has not yet fully commenced paying rent on all of its space (see tenant description in “The Property” above for further information).

(5)	Point72 has a one-time termination or contraction option that is further described in the “The Property” section above.

(6)	Milbank has a one-time contraction option that is further described in the “The Property” section above.

(7)	Cooley subleases 12,229 square feet of its space to Cinctive Capital LLC, with a sublease expiration of June 30, 2022 and an annual rate of $110 per square foot. Underwriting reflects the prime rent.

(8)	Cooley has a one-time termination or contraction option that is further described in the “The Property” section above.

(9)	Boies Schiller subleases 18,224 square feet of its space to Ashurst LLP, with a sublease expiration date of June 28, 2026 and an annual rate of $94.00 per square foot. Underwriting reflects the prime rent.

(10)	Boies Schiller has an executed lease and has taken full occupancy of its spaces but has not yet fully commenced paying rent on all of its space (see tenant description in “The Property” above for further information).

(11)	Boies Schiller has a one time contraction option that is further described in the “The Property” section above.

(12)	Facebook has a one-time contraction option provided that (1) the tenant exercised its renewal option and (2) has not been terminated for either (a) its entire leased space or (b) if the tenant exercised its renewal for its entire leased space, approximately 50% of either the 24th floor or the 25th floor (but not both).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

55 Hudson Yards

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	39,012	2.7%	NAP	NAP	39,012	2.7%	NAP	NAP
MTM	0	0	0.0%	$0	0.0%	39,012	2.7%	$0	0.0%
2020	0	0	0.0%	$0	0.0%	39,012	2.7%	$0	0.0%
2021	0	0	0.0%	$0	0.0%	39,012	2.7%	$0	0.0%
2022	0	0	0.0%	$0	0.0%	39,012	2.7%	$0	0.0%
2023	0	0	0.0%	$0	0.0%	39,012	2.7%	$0	0.0%
2024	2	84,892	5.9%	$9,679,268	7.2%	123,904	8.7%	$9,679,268	7.2%
2025	2	18,765	1.3%	$2,045,385	1.5%	142,669	10.0%	$11,724,653	8.7%
2026	0	0	0.0%	$0	0.0%	142,669	10.0%	$11,724,653	8.7%
2027	0	0	0.0%	$0	0.0%	142,669	10.0%	$11,724,653	8.7%
2028	0	0	0.0%	$0	0.0%	142,669	10.0%	$11,724,653	8.7%
2029	5	149,603	10.5%	$18,838,620	14.0%	292,272	20.4%	$30,563,273	22.8%
2030	2	9,642	0.7%	$1,194,842	0.9%	301,914	21.1%	$31,758,115	23.7%
2031 & Thereafter	10	1,129,298	78.9%	$102,446,174	76.3%	1,431,212	100.0%	$134,204,289	100.0%
Total	21	1,431,212	100.0%	$134,204,289	100.0%

(1)	Based on the underwritten rent roll dated November 19, 2019.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Cash Flow Summary(1)
	Underwritten	Per Square Foot(2)	%(3)
Base Rent	$134,147,209	$93.73	87.0%
Contractual Rent Steps(4)	$57,080	$0.04	0.0%
Rent Average Benefit(5)	$2,242,507	$1.57	1.5%
Grossed Up Vacant Space	$5,108,740	$3.57	3.3%
Total Recoveries	$12,516,263	$8.75	8.1%
Other Income	$147,949	$0.10	0.1%
Net Rental Income	$154,219,748	$107.75	100.0%
Less Vacancy & Credit Loss(6)	($5,108,740)	($3.57)	(3.3%)
Effective Gross Income	$149,111,008	$104.19	100.0%
Real Estate Taxes (PILOT)(7)	$19,160,307	$13.39	12.8%
Insurance	$807,380	$0.56	0.5%
Other Operating Expenses	$25,242,990	$17.64	16.9%
Total Expenses	$45,210,677	$31.59	30.3%
Net Operating Income	$103,900,331	$72.60	69.7%
Capital Expenditures	$286,242	$0.20	0.2%
TI/LC	$3,578,030	$2.50	2.4%
Net Cash Flow	$100,036,059	$69.90	67.1%
(1)	Based on the underwritten rent roll dated November 19, 2019. Historical operating statements were not obtained and were not considered relevant to the lender’s underwriting as tenants began taking occupancy in 2019.

(2)	Per Square Foot is based on 1,431,212 square feet.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents perfect of Effective Gross Income for the remainder of the fields.

(4)	Represents contractual rent steps through December 2020.

(5)	Represents straight line rent averaging for the investment grade tenant Mount Sinai through the loan term and for Milbank, Cooley and Boies Schiller through the loan term.

(6)	The underwritten economic vacancy is 3.6%. The 55 Hudson Yards property was 97.3% leased as of November 19, 2019.

(7)	Represents the average of the projected PILOT payments over the loan term (See “PILOT/IDA Leases” for further details on the PILOT agreement.)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

55 Hudson Yards

Property Management. The 55 Hudson Yards Property is managed by Related Hudson Yards Manager LLC, a Delaware limited liability company and an affiliate of the borrower.

Escrows and Reserves. At loan origination, the borrower deposited (i) $34,260,641 into a TI/LC reserve for existing leasing expenses, (ii) $11,482,346 into a free rent reserve for free rent and gap rent outstanding, (iii) $11,000,000 into a Milbank Escrow Reserve relating to the potential settlement of a dispute between the 55 Hudson Yards Borrower and Milbank relating to a delay in the delivery of such tenant’s leased premises, and (iv) $4,474,631 into a MarketAxess Escrow Reserve relating to the rental expenses to be incurred by MarketAxess Holdings Inc., a tenant at the 55 Hudson Yards Property, under a prior sublease at an unrelated property which the borrower agreed to pay as an inducement to such tenant’s new lease at the 55 Hudson Yards Property.

Real Estate Taxes - Upon the occurrence and continuance of a Cash Trap Event Period (as defined below under “Lockbox and Cash Management”), the 55 Hudson Yards Whole Loan documents require ongoing monthly real estate tax reserves in an amount equal to 1/12 of the real estate taxes that the lender reasonably estimates will be payable during the next 12 months.

Insurance - Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the coverage during the next 12 months; provided, however, notwithstanding any prior springing conditions, the reserve will not be required if the borrower maintains a blanket insurance policy reasonably acceptable to the lender.

Replacement Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly replacement reserves of $23,854.

Rollover Reserve – Upon the occurrence and continuance of a Cash Trap Event Period, the 55 Hudson Yards Whole Loan documents require ongoing monthly general rollover reserves of $119,268.

Lockbox / Cash Management. The 55 Hudson Yards Whole Loan documents require that the borrower establish and maintain a lender-controlled lockbox account, which is already in-place, and direct all tenants to pay rent directly into such lockbox account. The 55 Hudson Yards Whole Loan documents also require that all rents received by the borrower be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account will be disbursed to the 55 Hudson Yards Borrower’s operating account. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and, on each payment date, all funds in the cash management account are required to be applied in accordance with the 55 Hudson Yards Whole Loan documents. During a Cash Trap Event Period, any excess cash flow remaining after satisfaction of the waterfall items is required to be swept to an excess cash flow subaccount to be held by the lender as additional security for the 55 Hudson Yards Whole Loan; provided, however, so long as no event of default exists under the 55 Hudson Yards Whole Loan, if amounts on deposit in the Rollover Reserve are not sufficient to pay approved leasing expenses, then upon request of the borrower, funds in the excess cash flow subaccount are required to be disbursed for approved leasing expenses.

A “Cash Trap Event Period” means the occurrence and continuation of (i) an event of default or (ii) the net cash flow debt yield (“NCF DY”) for the 55 Hudson Yards Whole Loan falling below 6.0% at the end of any calendar quarter.

A Cash Trap Event Period may be cured in the accordance with the following conditions: with regard to clause (i) above, the cure of such event of default; or with regard to clause (ii) above (a) the NCF DY for the 55 Hudson Yards Whole Loan being greater than or equal to 6.0% for two consecutive calendar quarters; or (b) the borrower delivering to the lender as additional collateral and security for the payment of the debt, immediately available funds or one or more letters of credits (not to exceed, in the aggregate, 10.0% of the outstanding principal balance of the 55 Hudson Yards Whole Loan) having an aggregate notional amount, that, if applied as a prepayment of the outstanding principal balance of the 55 Hudson Yards Whole Loan, would cause the NCF DY to equal or exceed 6.0%.

Current Mezzanine or Subordinate Indebtedness. The 55 Hudson Yards Property also secures the 55 Hudson Yards Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $300,000,000. The 55 Hudson Yards Subordinate Companion Loan is coterminous with the 55 Hudson Yards Mortgage Loan. The 55 Hudson Yards Subordinate Companion Loan accrues interest at an interest rate of 2.9500% and will be interest only for the full term. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 55 Hudson Yards Whole Loan”.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

55 Hudson Yards

PILOT/IDA Leases. The borrower leases the 55 Hudson Yards Property to the New York City Industrial Development Agency (the “Agency”) (such lease, the “Company Lease”), and the Agency subleases the 55 Hudson Yards Property back to the 55 Hudson Yards Borrower (the “Agency Lease”) (the Company Lease and Agency Lease, collectively, the “IDA Leases”). The benefits of this lease structure to the borrower are a mortgage recording tax exemption and real property tax abatements. As such, the 55 Hudson Yards Borrower pays installment payments in lieu of real estate taxes as the rent under the Agency Lease (the “PILOT Payments”). In order for the PILOT Payments to achieve the same priority as would real estate tax payments (i.e., ahead of any mortgage or other lien), the borrower (with the Agency as holder of the leasehold under the Company Lease) provided mortgages in favor of the Hudson Yards Infrastructure Corporation, a not-for-profit local development corporation (“HYIC”), to secure the PILOT Payments (collectively, the “PILOT Mortgage”). The HYIC has issued revenue bonds for which the PILOT Payments are used to repay the bondholders. The term of the IDA Leases runs to June 30, 2044 (such period, the “Initial Term”), with annual automatic one-year extensions thereafter, unless within 60 days preceding the expiration of the current term the Agency provides written notice of termination to the 55 Hudson Yards Borrower (such date, the “Expiration Date”); provided that, after the Initial Term, the IDA Leases will automatically terminate within 60 days after the repayment in full or defeasance of all revenue bonds issued by HYIC for which an assignment of the PILOT Amount payable under the Agency Lease is used to repay the bondholders.

The 55 Hudson Yards Property is subject to tax abatements in the following amounts through 2038:

●	29.7% tax abatement through 2023;

●	2024 through 2034: taxes are due in amount equal to 103% of the preceding year’s PILOT payment;

●	2035: taxes due in amount equal to the greater of (a) 76.3% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;

●	2036: taxes due in amount equal to the greater of (a) 82.2% of unabated taxes and (b) 103% of the preceding year’s PILOT payment;

●	2037: taxes due in amount equal to the greater of (a) 88.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment; and

●	2038: taxes due in amount equal to the greater of (a) 94.1% of unabated taxes and (b) 103% of the preceding year’s PILOT payment.

For additional information with respect to the IDA Leases and PILOT Payments, see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Southcenter Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Southcenter Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Southcenter Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Southcenter Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Southcenter Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Southcenter Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Southcenter Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee/Leasehold
(Fitch/KBRA)(1):	AAA/AAA	Property Type - Subtype:	Retail – Super Regional Mall
Original Principal Balance(2):	$50,000,000	Net Rentable Area (SF)(6):	783,068
Cut-off Date Principal Balance(2):	$50,000,000	Location:	Tukwila, WA
% of Pool by IPB:	7.6%	Year Built / Renovated:	1968 / 2008
Loan Purpose:	Refinance	Occupancy(6)(7):	84.1%
Borrower:	Southcenter Owner LLC	Occupancy Date:	11/30/2019
Loan Sponsors(3):	URW WEA LLC	Number of Tenants:	196
Interest Rate:	2.88000%	2016 NOI:	$44,769,297
Note Date:	12/11/2019	2017 NOI:	$43,583,627
Maturity Date:	1/1/2030	2018 NOI:	$44,182,284
Interest-only Period:	120 months	TTM NOI (as of 10/2019):	$41,708,802
Original Term:	120 months	UW Economic Occupancy:	90.7%
Original Amortization:	None	UW Revenues:	$59,376,497
Amortization Type:	Interest Only	UW Expenses:	$16,700,013
Call Protection(4):	L(25),DeforGrtr1%orYM(91),O(4)	UW NOI:	$42,676,484
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$41,548,866
Additional Debt:	Yes	Appraised Value / Per SF:	$980,000,000 / $1,251
Additional Debt Balance:	$168,000,000	Appraisal Date:	11/17/2019
Additional Debt Type:	Pari Passu

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$278
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$278
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	22.2%
Replacement Reserves:	$0	Springing	$148,783	Maturity Date LTV:	22.2%
TI/LC:	$0	Springing	$978,835	UW NCF DSCR:	6.53x
Parking Area Rent Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	19.6%

Sources and Uses(2)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$218,000,000	99.6%	Loan Payoff	$217,738,336	99.5%
Sponsor Equity	819,135	0.4	Upfront Reserves	1,080,799	0.5

Total Sources	$218,819,135	100.0%	Total Uses	$218,819,135	100.0%

(1)	Fitch and KBRA have confirmed that the Southcenter Mall Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.
(2)	The Southcenter Mall Loan (as defined below) is part of a whole loan evidenced by six pari passu notes with an aggregate outstanding principal balance of $218.0 million. The financial information presented in the chart above reflects the $218.0 million aggregate Cut-off Date balance of the Southcenter Mall Whole Loan (as defined below).
(3)	See “The Loan Sponsors” below.
(4)	The Southcenter Mall Loan lockout period is required to be at least 25 payments beginning with and including the first payment date of February 1, 2020. Defeasance, or prepayment with a prepayment fee in an amount equal to the greater of (a) the yield maintenance amount, or (b) 1.00% of the amount prepaid, of the full $218.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) January 1, 2023. The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2020-IG1 securitization in February 2020. The actual lockout period may be longer.
(5)	For a full description of Escrows and Reserves please refer to “Escrows and Reserves” below.
(6)	The collateral consists of 783,068 square feet of a 1.68 million square foot mall, which also includes JCPenney (272,267 square feet), Macy’s (258,944 square feet), Sears (174,630 SF), Nordstrom (165,900 square feet), KeyBank (21,546 square feet) and Olive Garden (7,405 square feet), which each separately own their own improvements and as such are excluded from the loan collateral. Occupancy is based on the collateral square feet.
(7)	The physical occupancy at the Southcenter Mall Property as of November 30, 2019 is 87.9%. Three tenants totaling 29,911 square feet are excluded from the occupancy and underwriting because they are expected to or known to vacate. Forever21 (26,611 square feet) is in bankruptcy and is excluded from the occupancy and underwriting.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Southcenter Mall

The Loan. The Southcenter Mall mortgage loan (the “Southcenter Mall Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee and leasehold interest in a 783,068 square foot portion (the “Southcenter Mall Property”) of an approximately 1.68 million square foot super regional mall located in Tukwila, Washington. The Southcenter Mall Loan is part of a whole loan comprised of six pari passu notes in the aggregate original principal balance of $218.0 million (the “Southcenter Mall Whole Loan”). The Southcenter Mall Loan is evidenced by the non-controlling Note A-2, with an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million, and is being contributed to the Benchmark 2020-IG1 mortgage trust. The controlling Note A-1 contributed to the GSMS 2020-GC45 mortgage trust. The non-controlling Note A-3, Note A-4, Note A-5 and Note A-6 are currently held by DBRI and expected to be contributed to one or more future securitization transactions. The relationship between the holders of the Southcenter Mall Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Southcenter Mall Whole Loan has a ten-year term and will be interest only for the full term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$60,000,000	$60,000,000	GSMS 2020-GC45	Yes
Note A-2	$50,000,000	$50,000,000	Benchmark 2020-IG1	No
Note A-3	$39,000,000	$39,000,000	DBRI(1)	No
Note A-4	$29,000,000	$29,000,000	DBRI(1)	No
Note A-5	$20,000,000	$20,000,000	DBRI(1)	No
Note A-6	$20,000,000	$20,000,000	DBRI(1)	No
Total	$218,000,000	$218,000,000
(1)	The related notes are currently held be the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

The Borrower. The borrowing entity for the Southcenter Mall Whole Loan is Southcenter Owner LLC, a Delaware limited liability company and special purpose entity with at least two independent directors in its organizational structure. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Southcenter Mall Whole Loan.

The Loan Sponsors. The loan sponsor is a joint venture between Unibail-Rodamco-Westfield (55%) and Canada Pension Plan Investment Board (“CPPIB”) (45%). The non-recourse carveout guarantor is URW WEA LLC, an affiliate of Unibail-Rodamco-Westfield (“URW”). The liability of the non-recourse carveout guarantor for recourse events relating to bankruptcy is capped at 20% of the then outstanding principal balance of the Southcenter Mall Whole Loan.

URW is a global developer and operator of flagship shopping destinations in cities across Europe and the United States and office buildings and major convention and exhibition venues in the Paris region. As of June 30, 2019, URW had a total portfolio value of approximately €65.0 billion, of which 86% is retail, 7% is office, 5% is convention and exhibition venues and 2% is services. URW owns and operates 92 shopping centers, of which 55 are flagships in cities in Europe and the United States.

CPPIB is a Canadian Crown corporation established by way of the 1997 Canada Pension Plan Investment Board Act to oversee and invest the funds contributed to and held by the Canada Pension Plan. As of September 30, 2019, CPPIB managed over C$409 billion in investment assets for the Canada Pension Plan on behalf of 20 million Canadians. CPPIB invests across geographies and asset classes, including public equities (33%), private equities (24%), real estate (12%), government bonds (10%), credit investments (9%), infrastructure (9%) and others. If CPPIB succeeds to URW’s interest in the borrower, CPPIB, or an affiliate having a net worth and liquidity reasonably acceptable to the lender, is permitted to act as replacement guarantor.

The Property. The Southcenter Mall Property is a 783,068 square foot portion of the Southcenter Mall Shopping Center, a three-level super regional mall that contains approximately 1.68 million square feet of gross leasable area, located in the greater Seattle market. The Southcenter Mall Shopping Center was originally built in 1968 and expanded in 2008. In 2008, an approximately $240 million redevelopment project opened with a 400,000 square foot two level expansion that included the new AMC theater, food terrace, new specialty stores, feature restaurants and new parking structures. Four outparcel pads were added totaling approximately 40,000 square feet. In addition, in 2010 a project to re-tenant the vacant Mervyn’s box brought the specialty grocer, Seafood City (44,413 square feet), which opened in July 2010. Including the purchase of the Mervyn’s box, total project cost was approximately $35 million. The Southcenter Mall Shopping Center has 7,059 parking spaces, which equates to 4.2 spaces per 1,000 square feet. The Southcenter Mall Property is owned in fee by the borrower, except for a parking parcel containing approximately 1,350 parking spaces, in which the borrower has a sub-ground leasehold interest through June 2045. The ground rent under the lease is currently approximately $8,175 per month and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Southcenter Mall

resets every 10 year period based on the consumer price index (with the next reset in 2025) subject to the methodology in the ground lease documents.

The Southcenter Mall Shopping Center is anchored by Macy’s, JCPenney, Sears and Nordstrom, which each separately own their improvements. Macy’s also owns the underlying land beneath its box, while the borrower owns the underlying land for the three remaining anchors. As of the trailing 12 months ending October 2019, the four major non-collateral anchors (Macy’s, JCPenney, Nordstrom and Sears) have achieved sales of approximately $63.3 million ($245 per square foot), $35.2 million ($129 per square foot), $29.4 million ($177 per square foot), and $13.9 million ($80 per square foot), respectively. The Southcenter Mall Shopping Center is also junior anchored by Seafood City (a Filipino supermarket), a 16-screen American Multi-Cinema (“AMC”) theater, Round One and H&M (all part of the Southcenter Mall Loan collateral). As of the trailing 12 months ending in October 2019, Seafood City, AMC theater, Round One and H&M posted sales of approximately $35.0 million ($787 per square foot), $13.6 million ($850,081 per screen), $6.5 million ($159 per square foot) and $10.0 million ($408 per square foot), respectively.

The Southcenter Mall Property features a broad merchandise mix with over 150 specialty retailers including Apple, Aerie, Claire’s, Coach, Disney, Footlocker, H&M, Gamestop, Lucky Brand, Michael Kors, and Sephora. The Southcenter Mall Property also features diverse dining options such as BJ’s Restaurant, The Cheesecake Factory, Buffalo Wild Wings, Chipotle and Moctezuma’s Mexican Restaurant, which is complemented by a 14-bay food court located on the second level of the Southcenter Mall Property.

The Southcenter Mall Property has an in-place underwritten occupancy of 92.6% (84.1% occupied excluding non-collateral anchors and unowned parcels). As of the trailing 12 months ending October 2019, the Southcenter Mall Property generated in-line sales of approximately $757 per square foot with an occupancy cost ratio of approximately 12.9%. Excluding the Apple store, the Southcenter Mall Property generated in-line sales of approximately $600 per square foot with an occupancy cost ratio of approximately 16.3% over the same period.

The following table presents a summary of historical tenant sales at the Southcenter Mall Property.

Historical Tenant Sales Summary(1)
	2017	2018	TTM 10/31/2019
Anchor Sales PSF (non-collateral)	$167	$166	$163
Junior Anchor Sales PSF (collateral)	$320	$321	$337
In-Line Tenant Sales (<10,000) PSF	$849	$856	$777
In-Line Tenant Sales (<10,000) PSF (excl. Apple)	$616	$593	$613

(1)	Information as provided by the loan sponsors and only includes tenants reporting sales.

The following table presents a summary of historical occupancy at the Southcenter Mall Property.

Historical and Current Occupancy(1)(3)
2016	2017	2018	Current(2)
91.3%	91.7%	91.6%	84.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 30, 2019.
(3)	The physical occupancy at the Southcenter Mall Property as of November 30, 2019 is 87.9%. Three tenants totaling 29,911 square feet are excluded from the occupancy and underwriting because they are expected to or known to vacate. Forever21 (26,611 square feet) is in bankruptcy and is excluded from the occupancy and underwriting.

The Southcenter Mall Property is located in Tukwila, Washington, 14 miles south of downtown Seattle and four miles north of the SeaTac International Airport. The Southcenter Mall Property is located at the junction of Seattle’s two most heavily traveled highways (I-5 and I-405). The Southcenter Mall Property is the largest shopping center in the state of Washington. The trade area serving the Southcenter Mall Property stretches over 30 miles and includes over 1.3 million residents. According to the appraisal, as of 2019, within a 5-,7- and 10-mile radius of the Southcenter Mall Property, the population is 291,032, 528,882 and 841,502, respectively. Within a 5-,7- and 10-mile radius of the Southcenter Mall Property, the average household income is $88,132, $97,087 and $110,258, respectively.

The Southcenter Mall Property is located in the West Seattle/Tukwila/Kent/Auburn retail submarket of Seattle. According to the appraisal, the West Seattle/Tukwila/Kent/Auburn retail submarket contains approximately 8.7 million square feet, or 31.8% of the region’s inventory. As of the third quarter of 2019, the West Seattle/Tukwila/Kent/Auburn retail submarket had a vacancy rate of 9.8% with net absorption of 21,000 square feet. Over the same period, the submarket had an average asking rental rate of $22.58 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Southcenter Mall

The following table presents certain information relating to the primary competition for the Southcenter Mall Property.

Competitive Set(1)
	Southcenter Mall(2)	The Commons at Federal Way	Pacific Place	Bellevue Square	Northgate Mall	Tacoma Mall
Distance from Subject	NAP	11.5 miles	12.3 miles	14.0 miles	19.1 miles	23.5 miles
Property Type	Super Regional Mall	Super Regional Mall	Urban Specialty Center	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built	1968	1975	1998	1946	1950	1964
Total GLA	1,683,760	771,000	330,000	1,578,000	1,046,000	1,188,607
Total Occupancy	92.6%	74.1%	75.0%	98.2%	98.2%	98.6%
In-Line Sales per SF	$758	$200 - $300	$500 - $650	$600 - $775	NAV	$500 - $575
Anchors & Jr. Anchors	Macy’s JCPenney Sears Nordstrom Seafood City Round One AMC The Container Store	Macy’s Target Kohl’s Cinemas	AMC Theaters Barnes & Noble Nordstrom (adjacent) Macy’s (nearby)	Macy’s Nordstrom JCPenney Crate & Barrel	Macy’s Nordstrom JCPenney Other/Big Box	Macy’s Nordstrom JCPenney Dick’s Sporting Goods
(1)	Source: Appraisal.
(2)	Based on Southcenter Mall Shopping Center, including non-collateral anchors and outparcels.

Tenant Summary(1)
Tenant	Credit Rating (Fitch/MIS/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent per Square Foot	% of Total Base Rent	Tenant Sales per Square Foot(3)	Occupancy Cost(3)	Lease Expiration Date
Non-Collateral Anchors(4)
Macy’s	NR / NR / NR	258,944	NAP	NAP	0.0%	$245	NAP	NAP
JCPenney	NR / NR / NR	272,267	NAP	NAP	1.2	$129	1.2%	7/31/2028
Nordstrom	NR / NR / NR	165,900	NAP	NAP	3.1	$177	3.5%	9/30/2028
Sears	NR / NR / NR	174,630	NAP	NAP	0.3	$80	0.7%	7/31/2023
Total Non-Collateral Anchors		871,741	NAP	NAP	4.6%	$163	1.2%
Non-Collateral Outparcels		28,951	NAP	NAP	1.4
Total Non-Collateral		900,692	NAP	NAP	6.0%

Owned Tenants
AMC	NR / NR / NR	70,000	8.9%	$41.72	8.8%	$850,081(5)	21.5%	7/31/2023
Seafood City	NR / NR / NR	44,413	5.7	$31.52	4.2	$787	4.0%	7/15/2025
H&M	NR / NR / NR	24,506	3.1	$48.50	3.6	$408	11.9%	1/31/2029
Round One	NR / NR / NR	40,576	5.2	$22.38	2.7	$159	14.1%	7/31/2025
The Container Store	NR / NR / NR	25,452	3.3	$27.54	2.1	$157	17.5%	2/28/2027
Champs Sports/Nike Yardline	NR / NR / NR	7,493	1.0	$80.72	1.8	$977	8.3%	1/31/2025
Foot Locker/House of Hoops	NR / NR / NR	7,310	0.9	$80.96	1.8	$620	13.1%	1/31/2021
Fidelity Investments	NR / A1 / NR	7,200	0.9	$79.84	1.7	NAV	NAV	5/31/2024
The Cheesecake Factory	NR / NR / NR	10,289	1.3	$55.31	1.7	$1,149	4.8%	1/31/2028
Victoria’s Secret	NR / NR / NR	9,875	1.3	$56.31	1.7	$522	10.8%	1/31/2024
Ten Largest Owned Tenants		247,114	31.6%	$40.53	30.0%
Remaining Owned Tenants		411,274	52.5	$51.81	63.9
Vacant Spaces (Owned Space)		124,680	15.9	$ 0.00	0.0
Totals / Wtd. Avg. All Owned Tenants(6)		783,068	100.0%	$51.66	94.0%
Totals / Wtd. Avg. Non-Collateral / Owned Tenants(7)				$54.98	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant Sales per Square Foot and Occupancy Cost are as of the trailing 12 months ending October 31, 2019.
(4)	The borrower owns the underlying land of JCPenney, Nordstrom, Sears, Olive Garden and KeyBank. Lease Expiration for JCPenney, Nordstrom and Sears refers to expiration of the ground leases.
(5)	Based on the AMC’s 16 screens.
(6)	The Base Rent per Square Foot excludes 52,033 square feet which has no attributable fixed base rent.
(7)	Base Rent per Square Foot includes Base Rent from the three non-collateral anchor tenants and two non-collateral in-line tenants, but excludes the associated square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Southcenter Mall

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	124,680	15.9%	NAP	NAP	124,680	15.9%	NAP	NAP
MTM	5	16,155	2.1	$904,456	2.7%	140,835	18.0%	$904,456	2.7
2020	25	34,678	4.4	1,075,944	3.2	175,513	22.4%	$1,980,400	5.9
2021	35	74,171	9.5	3,433,327	10.3	249,684	31.9%	$5,413,727	16.2
2022	30	61,226	7.8	2,782,407	8.3	310,910	39.7%	$8,196,134	24.6
2023	17	107,256	13.7	5,339,098	16.0	418,166	53.4%	$13,535,232	40.6
2024	19	66,909	8.5	4,157,281	12.5	485,075	61.9%	$17,692,513	53.1
2025	11	102,272	13.1	3,741,382	11.2	587,347	75.0%	$21,433,895	64.3
2026	6	14,005	1.8	589,983	1.8	601,352	76.8%	$22,023,878	66.1
2027	14	53,172	6.8	2,363,443	7.1	654,524	83.6%	$24,387,321	73.2
2028	15	40,244	5.1	3,922,140	11.8	694,768	88.7%	$28,309,461	84.9
2029	15	62,786	8.0	4,254,323	12.8	757,554	96.7%	$32,563,784	97.7
2030	3	16,096	2.1	549,544	1.6	773,650	98.8%	$33,113,328	99.3
2031 & Beyond	1	9,418	1.2	221,075	0.7	783,068	100.0%	$33,334,403	100.0
Total	196	783,068	100.0%	$33,334,403	100.0%

(1)	Based on the underwritten rent roll dated November 30, 2019.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Base Rent includes annual rent from three non-collateral anchor tenants and two non-collateral in-line tenants in which the borrower owns the underlying land but does not own the improvements. The UW Base Rent $ per SF excluding the non-collateral tenants is $51.66.

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM	Underwritten	Per Square Foot	%(2)
Rents in Place	$37,070,856	$36,892,290	$36,065,546	$34,418,159	$33,334,403	$42.57	50.9%
Rent Steps(3)	0	0	0	0	708,761	0.91	1.1
Potential Income from Vacant Space	0	0	0	0	6,071,512	7.75	9.3
Total Reimbursements	18,549,095	19,060,094	20,923,356	20,783,823	20,416,765	26.07	31.2
Other Income(4)	6,743,806	5,925,410	6,271,498	4,799,081	4,916,568	6.28	7.5
Net Rental Income	$62,363,757	$61,877,793	$63,260,401	$60,001,063	$65,448,009	$83.58	100.0%
Vacancy/Credit Loss	0	0	0	0	(6,071,512)	(7.75)	(10.2)
Effective Gross Income	$62,363,757	$61,877,793	$63,260,401	$60,001,063	$59,376,497	$75.83	100.0%
Real Estate Taxes	$4,063,206	$4,235,122	$4,673,930	$4,276,508	$4,483,105	$5.73	7.6
Insurance	328,713	488,602	541,588	522,502	554,389	0.71	0.9
Management Fee	2,933,914	2,894,887	2,967,772	2,830,732	1,000,000	1.28	1.7
Other Operating Expenses	10,268,627	10,675,556	10,894,826	10,662,519	10,662,519	13.62	18.0
Total Operating Expenses	$17,594,460	$18,294,166	$19,078,116	$18,292,261	$16,700,013	$21.33	28.1
Net Operating Income	$44,769,297	$43,583,627	$44,182,284	$41,708,802	$42,676,484	$54.50	71.9%
TI/LC	0	0	0	0	978,835	1.25	1.6
Capital Expenditures	0	0	0	0	148,783	0.19	0.3
Net Cash Flow	$44,769,297	$43,583,627	$44,182,284	$41,708,802	$41,548,866	$53.06	70.0%
(1)	TTM reflects the trailing 12-month period ending October 31, 2019.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Includes $667,292 of contractual rent steps through January 1, 2021 and $41,469 for the straight line average rent for the following investment grade tenants: Fidelity Investments, AT&T Wireless, Verizon, Disney, Michael Kors, Starbucks and Bank of America.
(4)	Underwritten Other Income consists of lease termination income ($117,487), percentage rent ($857,464), kiosk/ATM income ($1,658,949), specialty leasing income ($1,554,354), media income ($132,282) and miscellaneous income ($596,031).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Southcenter Mall

Property Management. The property is managed by Westfield Property Management LLC, an affiliate of the borrower.

Escrows and Reserves. On each due date during the continuance of a Trigger Period, the borrower will be required to fund the following reserves, (i) 1/12 of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that an insurance reserve will be waived if the Southcenter Mall Property is covered under an acceptable blanket policy, (iii) 1/12 of the rent due under the sub-ground lease at the Southcenter Mall Property (provided such reserve is not required to be funded if the borrower provides reasonably acceptable evidence of payment of such monthly rent when due), (iv) a monthly replacement reserve deposit of $12,399, subject to a cap of $148,783 and (v) a monthly rollover reserve deposit of $81,570, subject to a cap of $978,835. Funds deposited into any of the foregoing reserves are required to be released to the borrower if a Trigger Period no longer exists. The borrower has the right to deliver a letter of credit meeting the requirements of the Southcenter Mall Whole Loan documents in lieu of funding any reserve, or to replace funds previously deposited into any reserve.

Lockbox / Cash Management. The Southcenter Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to deliver letters to all tenants at the Southcenter Mall Property directing them to deposit all rents and payments into a lender controlled lockbox account. To the extent no Trigger Period is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept weekly to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents to make deposits into the tax, insurance and parking area sublease reserve accounts as described above under “Escrows and Reserves”, to pay debt service on the Southcenter Mall Whole Loan, to make deposits into the replacement reserve and rollover reserve as described above under “Escrows and Reserves”, to pay operating expenses set forth in the annual budget (which must be approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, and to deposit any remainder into a cash sweep account to be held as additional collateral for the Southcenter Mall Whole Loan during such Trigger Period.

A “Trigger Period” means any period during the continuance of (i) an event of default under the loan documents until cured as determined by the lender in its reasonable discretion or (ii) any Low DSCR Trigger Period.

A “Low DSCR Trigger Period” means any period during the continuance of which the debt service coverage ratio based on the Southcenter Mall Whole Loan is less than 4.11x and will end if (i) the Southcenter Mall Whole Loan debt service coverage ratio is at least 4.11x for two consecutive quarters, (ii) the borrower prepays a portion of the Southcenter Mall Whole Loan to achieve a debt service coverage ratio of 4.11x with a prepayment fee equal to the greater of 1.00% of the prepaid amount and yield maintenance or (iii) the borrower delivers to lender a letter of credit meeting the requirements of the Southcenter Mall Whole Loan documents or other additional collateral acceptable to lender in its sole but reasonable discretion in an amount equal to 12 months of projected excess cash flow (provided if a debt service coverage ratio of 4.11x has not been achieved as of the date that is 12 months from delivery of such letter of credit, a Low DSCR Trigger Period will again commence).

Current Mezzanine or Secured Subordinate Indebtedness. None.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. None.

Partial Release. The borrower may request that the lender release (i) the non-income producing approximately 1.02 acre parcel of land and its currently un-owned improvements designated as the “Firestone Parcel”, (ii) the approximately 0.57 acre parcel of land designated as the “Post Office Parcel” and/or (iii) any other non-income producing, unimproved, non-material portion of the Southcenter Mall Property, which is not used for parking (each, a “Release Parcel”) from the lien of the Southcenter Mall Whole Loan documents upon the satisfaction of the following conditions: (a) no continuing event of default; (b) title to the Release Parcel is transferred from the borrower and borrower continues to be a single purpose entity; (c) evidence satisfactory to the lender that the Release Parcel is a legally subdivided parcel from the Southcenter Mall Property and is on a separate tax lot; (d) the conveyance of the Release Parcel does not (1) materially adversely affect the use, access, value, utility or operation of the remaining Southcenter Mall Property, (2) cause any portion of the remaining Southcenter Mall Property to be in violation of any legal, zoning or parking requirements, (3) create any liens on the remaining Southcenter Mall Property or (4) cause a default under the terms of any lease or other instrument relating to the Southcenter Mall Property; (e) the borrower must comply with REMIC related conditions; and (f) only with respect to the Post Office Parcel, payment of a release price in an amount equal to $1,275,000 together with the yield maintenance premium (if then applicable). No paydown or defeasance of the Southcenter Mall Whole Loan will be required in connection with any Release Parcel other than the Post Office Parcel. In addition, with respect to the Firestone Parcel and/or the Post Office Parcel, the borrower must enter into a “no poaching” agreement between the borrower and the transferee of the Firestone Parcel and/or Post Office Parcel with respect to the tenants under leases at the Southcenter Mall Property (unless replaced with tenants paying equal or greater effective rent per square foot), to which the lender will be a third party beneficiary and which agreement is in form and substance satisfactory to the lender).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

181 West Madison

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

181 West Madison

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

181 West Madison

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

181 West Madison

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/KBRA)(1):	BBB-/AA	Property Type - Subtype:	Office – CBD
Original Principal Balance(2):	$50,000,000	Net Rentable Area (SF):	946,099
Cut-off Date Principal Balance(2):	$50,000,000	Location:	Chicago, IL
% of Pool by IPB:	7.6%	Year Built / Renovated:	1990 / 2016
Loan Purpose:	Refinance	Occupancy(5):	87.7%
Borrower:	181 West Madison Property LLC	Occupancy Date:	11/30/2019
Loan Sponsor:	HNA Group North America LLC	Number of Tenants:	29
Interest Rate:	3.90000%	2016 NOI(6):	N/A
Note Date:	11/27/2019	2017 NOI:	$23,203,111
Maturity Date:	12/1/2026	2018 NOI:	$21,302,406
Interest-only Period:	84 months	TTM NOI (as of 9/2019):	$21,846,296
Original Term:	84 months	UW Economic Occupancy:	92.0%
Original Amortization:	None	UW Revenues:	$41,394,765
Amortization Type:	Interest Only	UW Expenses:	$19,384,258
Call Protection(3):	L(26),Def(53),O(5)	UW NOI(7):	$22,010,506
Lockbox / Cash Management:	Hard / Springing	UW NCF(7):	$19,929,089
Additional Debt(4):	Yes	Appraised Value / Per SF(8):	$375,289,826 / $397
Additional Debt Balance(4):	$57,900,000 / $132,100,000	Appraisal Date:	10/22/2019
Additional Debt Type(4):	Pari Passu / Subordinate Debt

Escrows and Reserves(9)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$114	$254
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$114	$254
Replacement Reserves:	$0	Springing	$567,660	Cut-off Date LTV(7):	28.8%	64.0%
TI/LC:	$157,683	$157,683	$7,000,000	Maturity Date LTV(7):	28.8%	64.0%
Outstanding Free Rent:	$1,532,852	N/A	N/A	UW NCF DSCR:	4.67x	2.10x
Outstanding CapEx:	$60,000	N/A	N/A	UW NOI Debt Yield:	20.4%	9.2%
Outstanding Rollover:	$1,229,826	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	99.6%	Payoff Existing Debt	$235,188,488	97.6%
Sponsor Equity	1,027,259	0.4	Upfront Reserves	2,980,361	1.2
			Closing Costs	2,858,410	1.2
Total Sources	$241,027,259	100.0%	Total Uses	$241,027,259	100.0%

(1)	Fitch and KBRA have confirmed that the 181 West Madison Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.
(2)	The 181 West Madison loan (as defined below) is part of a whole loan evidenced by 4 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $240.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $240.0 million 181 West Madison Whole Loan (as defined below).
(3)	The lockout period will be 26 payments beginning with and including the first payment date in January 2020. The borrower has the option to defease the full $240,000,000 181 West Madison Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) January 1, 2023. The lockout period of 26 payments is based on the expected Benchmark 2020-IG1 transaction closing date occurring in February 2020. The actual lockout period may be longer.
(4)	See “Current Mezzanine or Subordinate Indebtedness” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

181 West Madison

(5)	Physical occupancy as of November 30, 2019 was 90.1%. Certain tenants known to be vacating 181 West Madison were underwritten as vacant and reflected as such in stated occupancy figures.
(6)	2016 NOI is not available as the borrower sponsor acquired the 181 West Madison Property (as defined below) in March of 2017.
(7)	UW NOI and UW NCF are inclusive of (i) contractual rent steps taken through November 2020 and (ii) straight-lined rent through the 181 West Madison Whole Loan maturity date for investment-grade rated tenants Northern Trust and CIBC (each as defined below). Northern Trust rent steps are based off of current negotiations for the base rent reset, which commences in January of 2021 for all of the Northern Trust space at the Property. Currently negotiations are between $27.00 and $28.00, with 2.5% escalations through the loan term. Underwriting assumes an agreed upon rental rate of $27.50.
(8)	Appraised Value is reflective of the “As Hypothetical” Appraised Value, which assumes the borrower sponsor has escrowed $1,289,826 for remaining capital expenses and unfunded tenant improvement allowances associated with CIBC. At origination, the borrower reserved $1,229,826 for all outstanding tenant improvements and $60,000 for outstanding capital expenditures. The “As-Is” appraised value as of October 22, 2019 is $374.0 million, which results in a Whole Loan LTV at Cut-off Balance of approximately 64.2%.
(9)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 181 West Madison mortgage loan (the “181 West Madison Loan”) is part of a whole loan evidenced by four pari passu promissory notes and one junior promissory note, each as described below, with an aggregate original balance of $240.0 million (the “181 West Madison Whole Loan”), secured by the first mortgage encumbering the borrower’s fee simple interest in a 946,099 square foot Class A office tower located in Chicago, Illinois (the “181 West Madison Property”). The 181 West Madison Whole Loan is comprised of (i) a senior loan, comprised of four pari passu notes with an aggregate principal balance as of the Cut-off Date of $107.9 million (the “181 West Madison Senior Notes”), one of which (Note A-3 with an outstanding principal balance as of the Cut-off Date of $50.0 million) is being contributed to the Benchmark 2020-IG1 trust and constitutes the 181 West Madison Loan, and the remainder of which have been, or are expected to be contributed to other securitization trusts and (ii) a subordinate loan, comprised of one note, with an original principal balance as of the Cut-off Date of $132.1 million (the “181 West Madison Subordinate Companion Loan”) that was contributed to a prior securitization trust, as described below. The 181 West Madison Whole Loan was originated by JPMCB. The 181 West Madison Whole Loan has a seven-year term and will be interest-only for the term of the loan.

The relationship between the holders of the 181 West Madison Senior Notes and the 181 West Madison Junior Notes is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 181 West Madison Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$1,000,000	$1,000,000	JPMCC 2020-LOOP	No
Note A-2	$43,000,000	$43,000,000	Benchmark 2020-B16(1)	No
Note A-3	$50,000,000	$50,000,000	Benchmark 2020-IG1	No
Note A-4	$13,900,000	$13,900,000	JPMCB(2)	No
Senior Notes	$107,900,000	$107,900,000
Note B	$132,100,000	$132,100,000	JPMCC 2020-LOOP	Yes
Total	$240,000,000	$240,000,000
(1)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.

(2)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

The Borrower. The borrower is 181 West Madison Property LLC, a Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in its organizational structure (the “Borrower”).

The Loan Sponsor. The loan sponsor is HNA Group North America LLC (“HNA”). HNA is a China based Fortune Global 500 conglomerate with core divisions of aviation, tourism and real estate. As of November 11, 2019, HNA Group North America LLC controls approximately $2.1 billion of United States commercial real estate which includes 245 Park Avenue in New York City, the 181 West Madison Property and the Casa Hotel at 66-70 West 45th Street in New York City. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 181 West Madison Whole Loan. The Borrower, which is a single purpose entity with no assets other than the 181 West Madison Property, is the sole party liable for breaches or violations of the nonrecourse carveout provisions in the loan documents.

The Property. The 181 West Madison Property is a 50-story, 946,099 square foot, Class A, LEED Certified Gold, office tower located in Chicago, Illinois. The 181 West Madison Property is located at the southeast corner of West Madison and South Wells Streets in Chicago’s central business district (“CBD”). There are 56 on-site garage parking spaces. The 181 West Madison Property was originally constructed in 1990 by Cesar Pelli & Associates and has since undergone renovations in 2016. The borrower sponsor purchased the 181 West Madison Property in March 2017 and since has invested approximately $15.5 million in capital expenditures. Recent renovations at the 181 West Madison Property include modernized elevators, main lobby renovations, improvements to the tenant lounge, fitness center improvements and general cosmetic upgrades.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

181 West Madison

As of November 30, 2019, the property was 87.7% leased to 29 tenants representing several industries across the financial services, government, real estate, technology, advertising and industrial sectors. In addition, approximately 56.7% of net rentable area at the 181 West Madison Property is attributable to investment grade rated tenants. The largest tenant at the 181 West Madison Property, The Northern Trust Company (“Northern Trust”) (Moody’s/S&P/Fitch: A2/AA-/AA), accounts for approximately 42.3% of net rentable area and approximately 40.2% of underwritten base rent. Founded in 1889, Northern Trust is an international financial services company headquartered in Chicago, Illinois. Northern Trust provides investment management, asset and fund administration, and fiduciary and banking services. Northern Trust is a subsidiary of The Northern Trust Corporation. The Northern Trust Corporation employs approximately 20,000 people in offices across 20 U.S. states, and 23 international locations throughout North America, Europe, and the Asia-Pacific region. As of year-end 2018, The Northern Trust Corporation reported $6.0 billion in revenue, $1.6 billion in net income, and $1.1 trillion in assets under management. The 181 West Madison Property serves as one of two headquarter buildings for Northern Trust, of which the 181 West Madison Property serves as the headquarters for Northern Trust’s client facing lines of business. Northern Trust owns and fully occupies the adjacent 50 South LaSalle building, which serves as a headquarters for the company’s operations businesses. Northern Trust has reaffirmed its long term commitment to the property through a comprehensive remodeling of seven floors over the past five years at a cost of approximately $75 to $90 per square foot. Northern Trust paid for a sky bridge that connects its offices on the 7th floor of the 181 West Madison Property to the adjacent 50 South LaSalle property. Northern Trust has been a tenant at the 181 West Madison Property since 2000 and has a lease expiration date of December 31, 2025 with either (i) one ten-year or (ii) two five-year extension options remaining and no early termination option. Northern Trust has invested a significant amount of capital in its space while also expanding its footprint within the 181 West Madison Property since 2000.

The second largest tenant at the 181 West Madison Property, Quantitative Risk Management Inc. (“QRM”), accounts for approximately 11.3% of net rentable area and approximately 15.0% of underwritten base rent. Founded in 1987, QRM is a financial risk consultancy of industry-leading organizations across the globe. QRM’s vision has been to consistently provide expert analytics and risk management advice. With offices in Chicago, London, and Singapore, QRM works with companies across the globe, including clients on six continents and in over 30 countries. QRM’s client list tallies over 150 financial institutions worldwide, including nine of the top 10 U.S. banking companies. The 181 West Madison Property serves as QRM’s global headquarter location. QRM has been at the 181 West Madison Property since 2012 and has a lease expiration of March 31, 2022 with one five-year extension option remaining and no early termination option.

The third largest tenant at the 181 West Madison Property, The Marmon Group, accounts for approximately 4.8% of net rentable area and approximately 6.5% of underwritten base rent. The Marmon Group, a Berkshire Hathaway company, is a global industrial organization comprising 11 diverse business sectors and more than 125 autonomous manufacturing and service businesses. Some of the sectors of business include retail solutions, food service technologies, water technologies, transportation products, crane services, and electrical and medical products. Marmon businesses operate more than 400 manufacturing, distribution, and service facilities, and employ more than 22,000 people worldwide. Revenues exceeded $8.1 billion in 2018. The 181 West Madison Property serves as The Marmon Group’s headquarter location. The Marmon Group has been a tenant since 2007 and has a lease expiration date of December 31, 2022 with one five-year extension option remaining and no early termination option.

The loan sponsor has invested approximately $6.5 million (41.6% of total capital expenditures) in building improvements, which include main lobby renovations, the modernization of elevators, improvements to the tenant lounge, fitness center improvements and general cosmetic upgrades at the 181 West Madison Property. An additional approximately $7.5 million (48.2% of total capital expenditures) has been spent in connection with tenant improvements. The loan sponsor has demonstrated an ability to successfully retain tenants and execute new leases, effectively leveraging the use of tenant improvement dollars, to improve existing tenant spaces as many tenants have relocated within the 181 West Madison Property and expanded throughout the 181 West Madison Property.

The 181 West Madison Property is located in Chicago, Illinois within the Chicago-Naperville-Joliet metropolitan statistical area (“MSA”). Chicago is one of the largest business centers of the Midwest. The MSA ranks second nationally in total office inventory behind New York, containing nearly 233.2 million square feet. Many large corporations, including 33 Fortune 500 companies, are headquartered in Chicago, such as Walgreens, Boeing, The Allstate Corporation, Kraft Heinz and McDonald’s Corporation. The 181 West Madison Property is surrounded by a variety of cultural attractions, entertainment venues, restaurants and retail outlets located throughout the Central Loop, one of Chicago’s primary central business districts (the “Central Loop”). Notable demand generators in the Central Loop include a variety of theaters and museums such as the Auditorium Theatre, Cadillac Palace Theatre, The Chicago Theatre, The Goodman Theatre, Bank of America (formerly Shubert) Theatre and the Art Institute of Chicago. Millennium Park is another demand driver in the market. Millennium Park opened in July 2004, featuring world class art exhibits, a state-of-the-art open air band shell, flower and sculpture gardens, a small indoor music and dance theatre and a commuter bicycle center. A recent impact study prepared for the City of Chicago reports that Millennium Park is anticipated to generate $1.4 billion in residential development, $1.9 billion in hotel, retail and entertainment revenues and attract approximately 36 million visitors over the next decade. According to the Chicago Tribune, the Central Loop is also “the largest college town in Illinois,” with 20 higher education institutions with over 60,000 students in the Central Loop area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

181 West Madison

The 181 West Madison Property is located in the Central Loop submarket of Chicago. The Central Loop office submarket is one of the seven submarkets in Chicago’s CBD. The Central Loop, which is considered to be in the heart of the CBD financial district, is bound by Chicago River to the north, Harrison Street to the south, State Street to the east and Wells Street to the west. As of third quarter 2019, the Central Loop submarket included 61 buildings with more than 34 million square feet of office space. The Central Loop submarket comprises approximately 25.5% of the Chicago CBD office market.

According to the appraisal, as of third quarter of 2019, Class A office space in the Central Loop submarket had inventory of nearly 10.7 million square feet with a market vacancy of 12.9% and overall asking rents of $46.11 per square foot on a gross basis, while the overall CBD had a vacancy of 13.1% and asking rents of $40.32 per square foot on a gross basis. In recent years, the submarket has benefitted from the influx of technology, advertising, media and information companies, as the submarket is one of the primary office submarkets in downtown Chicago. Furthermore, the MSA has an employment base comprised of more than 4.8 million employees. Year-to-date overall net absorption measured more than 1.2 million square feet in third quarter 2019 in the Chicago CBD office market as move-ins outpaced move-outs. This was a sharp increase from the 498,806 square feet of positive net absorption recorded through third quarter 2018 indicating a clear appetite for higher quality space, Class A product recorded nearly 1.5 million square feet of positive year-to-date net absorption.

The appraiser identified eight office rent comparables for the 181 West Madison Property. Comparable buildings were built between 1971 and 2022 (BMO Tower is expected to be delivered in April 2022) and range in size from 390,769 to 1,471,322 square feet. Direct asking rents at the comparable properties ranged between $24.50 and $34.50 per square foot with a weighted average office rent of approximately $28.72 per square foot. The 181 West Madison Property’s in-place weighted average office rent is $25.37 per square foot, 2.7% below the appraisal’s concluded office market rent of $26.07 per square foot.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)(3)
NAV	88.0%	87.0%	87.7%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of November 30, 2019.

(3)	Physical occupancy as of November 30, 2019 was 90.1%. Certain tenants known to be vacating 181 West Madison were underwritten as vacant and reflected as such in stated occupancy figures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

181 West Madison

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration(4)
The Northern Trust Company(5)	A2 / AA- / AA-	400,030	42.3%	$21.31	40.2%	12/31/2025
Quantitative Risk Management Inc(6)	NR / NR / NR	107,092	11.3	$29.63	15.0	3/31/2022
The Marmon Group(7)	Aa2 / AA- / AA	45,123	4.8	$30.78	6.5	12/31/2022
GSA - US Citizenship and Immigration	Aaa / AAA / AA+	36,844	3.9	$33.75	5.9	9/21/2025
CIBC(8)	Aa2 / NR / A+	42,414	4.5	$26.41	5.3	12/31/2029
Factset Research Systems Inc.	NR / NR / NR	38,012	4.0	$28.42	5.1	9/30/2027
MB Real Estate(9)	NR / NR / NR	38,598	4.1	$23.82	4.3	9/30/2020
Cornerstone Research, Inc.	NR / NR / NR	27,177	2.9	$30.43	3.9	1/31/2029
Duracell U.S. Operations, Inc.	Aa2 / AA- / AA	11,699	1.2	$29.98	1.7	12/31/2027
BPI US Partners LLC	NR / NR / NR	5,681	0.6	$53.72	1.4	12/31/2020
Top 10 Total / Wtd. Avg.		752,670	79.6%	$25.16	89.2%
Remaining Tenants(10)		76,925	8.1	$29.76	10.8
Total Occupied Space(11)		829,595	87.7%	$25.58	100.0%
Vacant		116,504	12.3
Total / Wtd. Avg.		946,099	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Base Rent PSF is inclusive of (i) contractual rent steps taken through November 2020 and (ii) straight-lined rent through the 181 West Madison Whole Loan maturity date for investment-grade rated tenants, Northern Trust and CIBC. Northern Trust rent steps are based off of current negotiations for the base rent reset, which commences in January of 2021 for all of the Northern Trust space at the Property. Currently negotiations are between $27.00 and $28.00, with 2.5% escalations through the loan term. Underwriting assumes an agreed upon rental rate of $27.50. Base Rent PSF for Northern Trust excludes the additional add on for the base rent reset. The additional add-on reflects an weighted average underwritten base rent per square foot of $27.64 for Northern Trust.

(4)	Certain tenants may have termination or contraction options which may become exercisable prior to the originally stated expiration date of the tenant lease.

(5)	The Northern Trust Company leases 400,030 square feet, of which (i) 289,196 square feet, accounting for $21.75 per square foot in underwritten base rent, expires in December 2025 and (ii) 110,834 square feet, accounting for $20.17 per square foot in underwritten base rent, expires in December 2025. Only The Northern Trust Company is obligated under the lease of the Property. Certain financial information concerning The Northern Trust Company, including quarterly call reports and balance sheets, is available at northerntrust.com. None of the Depositor, the Initial Purchaser or any party to this securitization makes any representation or warranty regarding any such information.

(6)	Net Rentable Area for Quantitative Risk Management Inc is inclusive of 369 square feet of storage space.

(7)	Net Rentable Area for The Marmon Group is inclusive of 56 square feet of storage space.

(8)	CIBC leases 42,414 square feet, of which (i) 21,207 square feet located on the 36th floor, accounting for $29.07 per square foot in underwritten base rent, expires in December 2029 and (ii) 21,207 square feet located on the 35th floor, accounting for $23.75 per square foot in underwritten base rent, expires in December 2029.

(9)	Net Rentable Area for MB Real Estate is inclusive of 357 square feet of storage space.

(10)	Remaining Tenants is inclusive of (i) 3,462 square feet of conference center space with no attributable underwritten base rent and (ii) 5,661 square feet of retail space.

(11)	Physical occupancy as of November 30, 2019 was 90.1%. Certain tenants known to be vacating 181 West Madison were underwritten as vacant and reflected as such in stated occupancy figures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

181 West Madison

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	116,504	12.3%	NAP	NAP	116,504	12.3%	NAP	NAP
2020 & MTM(4)	7	63,307	6.7	$1,770,850	8.3%	179,811	19.0%	$1,770,850	8.3%
2021	3	9,530	1.0	268,065	1.3	189,341	20.0%	$2,038,915	9.6%
2022(5)	5	165,510	17.5	4,965,826	23.4	354,851	37.5%	$7,004,741	33.0%
2023	1	7,503	0.8	215,411	1.0	362,354	38.3%	$7,220,152	34.0%
2024	1	4,429	0.5	118,033	0.6	366,783	38.8%	$7,338,185	34.6%
2025	5	448,117	47.4	10,081,624	47.5	814,900	86.1%	$17,419,809	82.1%
2026	1	7,489	0.8	199,582	0.9	822,389	86.9%	$17,619,391	83.0%
2027	2	49,711	5.3	1,431,037	6.7	872,100	92.2%	$19,050,428	89.8%
2028	0	0	0.0	0	0.0	872,100	92.2%	$19,050,428	89.8%
2029	4	73,999	7.8	2,172,587	10.2	946,099	100.0%	$21,223,015	100.0%
2030 & Beyond	0	0	0.0	0	0.0	946,099	100.0%	$21,223,015	100.0%
Total / Wtd. Avg.	29	946,099	100.0%	$21,223,015	100.0%

(1)	Based on the underwritten rent roll dated as of November 30, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Number of Leases Expiring excludes telecom space, conference centers and storage space.

(4)	2020 & MTM is inclusive of 3,462 square feet associated with conference center and 357 square feet of storage space associated with MB Real Estate, each of which has no attributable underwritten base rent.

(5)	2022 is inclusive of 369 square feet of storage space associated with QRM and 56 square feet of storage space associated with The Marmon Group, each of which has no attributable underwritten base rent.

Underwritten Net Cash Flow
	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent	$24,971,036	$23,735,144	$24,454,073	$21,223,015	$22.43	50.7%
Vacant Income	0	0	0	3,361,566	3.55	8.0
Gross Potential Rent	$24,971,036	$23,735,144	$24,454,073	$24,584,581	$25.99	58.7%
Total Reimbursements	14,020,576	14,430,076	14,935,883	17,294,407	18.28	41.3
Add-On for IG Tenant(3)	0	0	0	2,696,844	2.85	6.4
Net Rental Income	$38,991,612	$38,165,220	$39,389,956	$41,878,988	$44.26	100.0%
(Vacancy / Credit Loss)	(401,185)	0	0	(3,361,566)	(3.55)	(8.0)
Miscellaneous Income	405,878	311,107	410,957	180,499	0.19	0.4
Effective Gross Income	$38,996,305	$38,476,327	$39,800,913	$41,394,765	$43.75	98.8%
Total Expenses	$15,793,194	$17,173,921	$17,954,617	$19,384,258	$20.49	46.8%
Net Operating Income(4)	$23,203,111	$21,302,406	$21,846,296	$22,010,506	$23.26	53.2%
Total TI/LC, CapEx	0	0	0	2,081,418	2.20	5.0
Net Cash Flow(4)	$23,203,111	$21,302,406	$21,846,296	$19,929,089	$21.06	48.1%
(1)	TTM column represents the trailing 12-month period ending September 30, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Add-On for IG Tenant is Inclusive of an additional increase for investment grade tenants Northern Trust and CIBC, which have been straight-lined through the 181 West Madison Whole Loan term.

(4)	Underwritten Net Operating Income and Underwritten Net Cash Flow are inclusive of (i) contractual rent steps taken through November 2020 and (ii) straight lined rent through the 181 West Madison Whole Loan maturity date for investment-grade rated tenants, Northern Trust and CIBC. Northern Trust rent steps are based off of current negotiations for the base rent reset, which commences in January of 2021 for all of the Northern Trust space at the Property. Currently negotiations are between $27.00 and $28.00, with 2.5% escalations through the loan term. Underwriting assumes an agreed upon rental rate of $27.50.

Property Management. The 181 West Madison Property is managed by MB Real Estate Services Inc., a Delaware corporation. MB Real Estate Services Inc. is a full-service real estate company that acquires, develops, leases and manages real estate across the United States. The property manager is not an affiliate of the loan sponsor.

Escrows and Reserves. At loan origination, the Borrower deposited approximately $1,532,852 for outstanding free rent associated with six tenants, approximately $1,229,826 for outstanding rollover, approximately $157,683 into a TI/LC reserve and approximately $60,000 for outstanding capital expenditures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

181 West Madison

Tax Escrows – On a monthly basis, the Borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes. In the event that (i) the Borrower provides evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date, (ii) no Reserve Trigger Event (as defined below) has occurred and (iii) no Cash Sweep Event (as defined below) has occurred or is continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Escrows – On a monthly basis, the Borrowers is required to deposit an amount equal to 1/12 of estimated insurance premiums. In the event that (i) the Borrower obtains and maintains a blanket insurance policy acceptable to the lender, (ii) no Reserve Trigger Event has occurred and (iii) there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacement Escrows – Commencing upon a Reserve Trigger Event, the Borrower is required to deposit into a replacement reserve an amount equal to $0.20 per square foot (deposited monthly in an amount equal to $15,768), subject to a cap of $567,660.

TI/LC Reserves – On a monthly basis, the Borrower is required to deposit $157,683 into a tenant improvement and leasing commissions reserve account, subject to a cap of $7,000,000.

Lockbox / Cash Management. The 181 West Madison Whole Loan is structured with a hard lockbox and springing cash management. The Borrower was required at loan origination to deliver a tenant direction letter to each existing tenant at the 181 West Madison Property directing each tenant to remit its rent checks directly to a lender-controlled lockbox. The Borrower is also required to deliver a tenant direction letter to each future commercial tenant. So long as no Cash Sweep Event (as defined below) then exists, all funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed for payment of taxes, insurance premiums, operating expenses, debt service, reserves and other amounts payable in accordance with the loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 181 West Madison Whole Loan. Upon the occurrence and during the continuance of an event of default under the loan documents or any bankruptcy action of the borrower or property manager, the lender may apply funds to the debt in such priority as it may determine.

A “Cash Sweep Event” means each period commencing on the occurrence of (i) an event of default under the loan documents, (ii) any bankruptcy or insolvency action of the borrower, (iii) any bankruptcy or insolvency action of the property manager which (a) results in the bank accounts associated with the 181 West Madison Property being subsumed in a bankruptcy or insolvency action, (b) has a material adverse effect on the operation of the 181 West Madison Property (the “Property Manager Trigger”), (iv) the debt service coverage ratio being less than 1.30x on any date of determination for the calendar quarter immediately preceding the date of such determination, based upon annualized gross income from operation and operating expenses for the trailing three-month period immediately preceding such date of determination (a “DSCR Trigger Event”) and (iv) a Tenant Trigger Event (as defined below).

A “Cash Sweep Event Cure” means, with respect to a Cash Sweep Event, (a) if caused by an event of default, the acceptance by the lender of a cure of such event of default; (b) if caused by a Property Manager Trigger, if the Borrower replaces the property manager with a manager approved by the lender under a replacement management agreement in accordance with the loan documents within 60 days of such Property Manager Trigger; (c) if caused by the occurrence of a DSCR Trigger Event, (i) the achievement of a debt service coverage ratio of 1.30x or greater for six consecutive months based upon the trailing three month period immediately preceding the date of determination or (ii) the Borrower effects a DSCR Cure Action (as defined below), or (d) if caused solely by the occurrence of a Tenant Trigger Event, the occurrence of a Tenant Cure Event; provided (i) no event of default is continuing, (ii) a Cash Sweep Event Cure may occur no more than a total of five times in the aggregate during the term of the 181 West Madison Whole Loan (provided, however, that there will be no limit on the number of times a DSCR Cure Action (as defined below) may occur, (iii) the Borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure, and (iv) in no event may the Borrower have the right to cure a Cash Sweep Event caused by bankruptcy or insolvency of the Borrower.

A “DSCR Cure Action” means satisfaction of the following conditions: (a) the Borrower has delivered a letter of credit (the “Low Debt Service Period Threshold Letter of Credit”) with a notional amount which, if applied to the 181 West Madison Whole Loan, would result in a debt service coverage ratio of at least 1.30x based upon the trailing three month period immediately preceding the date of determination (the “DSCR Cure Assumed Paydown Amount”) and (b) no Cash Sweep Event resulting from a separate event has occurred which has not been cured; provided, among other conditions set forth in the loan documents, that (x) the amount of the Low Debt Service Period Threshold Letter of Credit (together with the amount of any other letters of credit that have been delivered by borrower to lender pursuant to the loan documents) may not exceed 10% of the outstanding principal of the 181 West Madison Whole Loan, unless such excess is permitted under a new additional insolvency opinion delivered in connection with the DSCR Cure Action, and (y) the Borrower has no reimbursement obligations with respect to such Low Debt Service Period Threshold Letter of Credit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

181 West Madison

“Reserve Trigger Event” commences upon the earlier to occur of (i) the debt service coverage ratio based on underwritten net cash flow falls below 1.60x at the end of any quarter, based on a trailing three-month basis and (ii) a Cash Sweep Event.

“Tenant Cure Event” means either (x) the occurrence of: (i) the replacement of Northern Trust with one or more tenants approved by the lender leasing not less than 80% of the leasable area of the premises occupied by Northern Trust, in accordance with the loan documents, and (ii) delivery of a tenant estoppel confirming the lease and that the tenant has accepted the demised premises with respect to each such replacement tenant or (y) the lender’s acceptance of satisfactory evidence of a cure of Northern Trust’s default under its lease.

A “Tenant Trigger Event” means (a) any bankruptcy or insolvency action of Northern Trust, (b) the occurrence of the date that is 18 months prior to the expiration date of the Northern Trust lease, provided that Northern Trust has not renewed the Northern Trust lease with respect to at least 80.0% of its premises, (c) the occurrence of a default by Northern Trust under the Northern Trust lease which remains uncured beyond all applicable notice and cure periods.

Current Mezzanine or Subordinate Indebtedness. The 181 West Madison Subordinate Companion Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $132.1 million, accrues interest at a fixed rate of 3.90000% per annum. The 181 West Madison Subordinate Companion Loan has an 84-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 181 West Madison Whole Loan” in the Preliminary Prospectus.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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133 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Parkmerced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Parkmerced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Parkmerced

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/KBRA)(1):	BBB+/AA	Property Type - Subtype:	Multifamily –
Original Principal Balance(2):	$45,000,000		High-Rise/Townhome
Cut-off Date Principal Balance(2):	$45,000,000	Net Rentable Area (Units):	3,165
% of Pool by IPB:	6.8%	Location:	San Francisco, CA
Loan Purpose:	Refinance	Year Built / Renovated:	1944, 1951 / 2009
Borrower:	Parkmerced Owner LLC	Occupancy:	94.2%
Loan Sponsor:	Robert A. Rosania	Occupancy Date:	9/10/2019
Interest Rate:	2.72457%	Number of Tenants:	N/A
Note Date:	11/26/2019	2016 NOI:	$44,204,195
Maturity Date:	12/9/2024	2017 NOI:	$49,642,357
Interest-only Period:	60 months	2018 NOI:	$53,685,525
Original Term:	60 months	TTM NOI (as of 8/2019):	$55,758,363
Original Amortization:	None	UW Economic Occupancy:	91.9%
Amortization Type:	Interest Only	UW Revenues:	$102,983,881
Call Protection(3):	YM(57),O(3)	UW Expenses:	$42,514,116
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$60,469,764
Additional Debt(2):	Yes	UW NCF:	$59,678,514
Additional Debt Balance(2):	$502,000,000 / $708,000,000 /	Appraised Value / Per Unit(5):	$2,110,000,000 / $666,667
	$245,000,000 / $275,000,000	Appraisal Date(5):	9/3/2019
Additional Debt Type(2):	Pari Passu / B-Notes / C-Notes /
	Mezzanine Debt

Escrows and Reserves(4)	Financial Information(2)
Initial	Monthly	Initial Cap	A Notes	Whole	Total Loan
Cut-off Date Loan / Unit:	$172,828	$473,934	$560,821
Taxes:	$795,083	$795,083	N/A	Maturity Date Loan / Unit:	$172,828	$473,934	$560,821
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	25.9%	71.1%	84.1%
TI/LC:	$0	$0	N/A	Maturity Date LTV(5):	25.9%	71.1%	84.1%
Replacement Reserve:	$0	$65,938	N/A	UW NCF DSCR:	4.00x	1.22x	0.78x
Other:	$108,207	$0	N/A	UW NOI Debt Yield:	11.1%	4.0%	3.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$1,500,000,000	83.6%	Payoff Existing Debt(6)	$1,581,601,056	88.1%
Mezzanine Loan(2)	275,000,000	15.3	Rate Buy-Down Fee	117,525,000	6.5
Sponsor Equity(7)	19,684,403	1.1	Preferred Equity Repayment	45,145,267	2.5
Closing Costs	33,769,790	1.9
Swaption Purchase(8)	15,740,000	0.9
Reserves	903,290	0.1
Total Sources	$1,794,684,403	100.0%	Total Uses	$1,794,684,403	100.0%

(1)	Fitch and KBRA have confirmed that the Parkmerced Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(2)	The Parkmerced Mortgage Loan (as defined below) is part of a whole loan, evidenced by nine senior pari passu notes with an aggregate principal balance of $547.0 million (the “A Notes”), two senior subordinate notes with an aggregate principal balance of $708.0 million (the “B Notes”) and two junior subordinate notes with an aggregate principal balance of $245.0 million (the “C Notes”, collectively with the A Notes and the B Notes, the “Parkmerced Whole Loan”). The sole member of the borrower obtained a $275.0 million mezzanine loan from a third party at loan origination (the “Parkmerced Mezzanine Loan,” together with the Parkmerced Whole Loan, the “Total Debt”).

(3)	Prior to October 9, 2024 (the “Open Date”), and provided no event of default exists, the Total Debt may be prepaid in whole or in part with the payment of a yield maintenance premium. From and after the Open Date and provided no event of default exists, the Total Debt may be prepaid in whole or in part without the payment of a yield maintenance premium. Prepayments of the Total Debt in whole or in part along with any applicable yield maintenance premiums paid will be applied to the Parkmerced Whole Loan and Parkmerced Mezzanine Loan on a pro rata basis; provided, however, so long as no event of default or Cash Trap Period (as defined below) has occurred

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Parkmerced

and is continuing under the Parkmerced Whole Loan, a $75.0 million portion of the Parkmerced Mezzanine Loan may be prepaid in whole or in part at any time (accompanied by a corresponding payment of any accrued and unpaid interest outstanding at the time of such prepayment) without the payment of a yield maintenance premium and without a corresponding pro rata prepayment of the Parkmerced Whole Loan; provided, further, so long as no event of default or Cash Trap Period has occurred and is continuing under the Parkmerced Whole Loan, all accrued and unpaid interest on the Parkmerced Mezzanine Loan may be paid at any time without the simultaneous pro rata prepayment of the Parkmerced Whole Loan.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The Appraised Value / Per Unit, Cut-off Date LTV and Maturity Date LTV are based on the “As-Is Value Inclusive of Development Rights (Excluding all of Phase 1)” of $2.110 billion, which reflects the sum of the (i) “As-Is Value (Excluding all of Phase 1)” of $1.741 billion and (ii) “As-Is Value of Development Rights (Excluding all of Phase 1)” of $369.0 million, in each case, as of September 3, 2019. The Cut-off Date LTV and Maturity Date LTV for the A Notes based on the “As-Is Value (Excluding all of Phase 1)” of $1.741 billion are 31.4% and 31.4%, respectively.

(6)	Payoff Existing Debt comprises (i) approximately $440.5 million of outstanding mortgage debt and related fees/interest due thereon, net of credits for escrows and reserves (original balance of $450.0 million) which was securitized in LCCM 2014-PKMD and (ii) payment-in-kind mezzanine debt with an outstanding balance of $1.141 billion (original principal balance of $773.0 million), both of which matured on November 8, 2019.

(7)	Sponsor Equity was sourced through a bridge loan secured by the sponsor’s fee simple interest in the non-collateral initial Phase I Property (as described in the “Planned Redevelopment” section below).
(8)	To manage rate risk for refinance at the maturity date of the Parkmerced Whole Loan, the borrower purchased a European-style swaption at the origination date, with a notional amount of $1.5 billion, a fixed rate of 2.78150%, an effective date of December 9, 2024 and an option maturity date of December 9, 2024.

The Loan. The Parkmerced Mortgage Loan (as defined below) is secured by a first lien mortgage on the borrower’s fee interest in a portion of a 152-acre multifamily development located in San Francisco, California (the “Parkmerced Property”). The whole loan was originated by Barclays Capital Real Estate Inc. and Citi Real Estate Funding Inc. and has an outstanding principal balance as of the Cut-off Date of $1.5 billion (the “Parkmerced Whole Loan”). The Parkmerced Whole Loan is comprised of nine senior pari passu notes with an aggregate principal balance of $547.0 million (the “A Notes”), two senior subordinate notes with an aggregate principal balance of $708.0 million (the “B Notes”) and two junior subordinate notes with an aggregate principal balance of $245.0 million (the “C Notes”). The Parkmerced Whole Loan has a five-year term, is interest-only for the full term of the loan and amortizes on a 30/360 basis. Note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $45.0 million, is being contributed to the Benchmark 2020-IG1 securitization trust (the “Parkmerced Mortgage Loan”). Prior to the occurrence of a control appraisal period, Note C-1 will be the directing certificate holder. The Parkmerced Mortgage Loan is serviced pursuant to the trust and servicing agreement for the MRCD 2019-PARK securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Parkmerced Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$123,500,000	$123,500,000	MRCD 2019-PARK	No(2)
Note A-2	$123,500,000	$123,500,000	MRCD 2019-PARK	No
Note A-3	$65,000,000	$65,000,000	BBCMS 2020-C6(3)	No
Note A-4	$45,000,000	$45,000,000	Benchmark 2020-IG1	No
Note A-5	$50,000,000	$50,000,000	An affiliate of Barclays Capital Real Estate Inc.(1)	No
Note A-6	$27,500,000	$27,500,000	CREFI(1).	No
Note A-7	$35,000,000	$35,000,000	An affiliate of Barclays Capital Real Estate Inc.(1)	No
Note A-9	$40,000,000	$40,000,000	Cantor Commercial Real Estate Lending, L.P.(1)	No
Note A-10	$37,500,000	$37,500,000	GSMS 2020-GC45	No
Senior Notes	$547,000,000	$547,000,000
Note B-1	$354,000,000	$354,000,000	MRCD 2019-PARK	No
Note B-2	$354,000,000	$354,000,000	MRCD 2019-PARK	No
Note C-1	$122,500,000	$122,500,000	MRCD 2019-PRKC	Yes(2)
Note C-2	$122,500,000	$122,500,000	MRCD 2019-PRKC	No
Whole Loan	$1,500,000,000	$1,500,000,000
Mezzanine	$275,000,000	$275,000,000
Total	$1,775,000,000	$1,775,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.
(2)	The initial controlling note is Note C-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, Note A-1 will be the controlling note. See “Description of the Mortgage Pool – The Whole Loans – The Non-Serviced AB Whole Loans-The Parkmerced Whole Loan” in the Preliminary Prospectus.

(3)	The BBCMS 2020-C6 transaction is expected to close on or about February 19, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Parkmerced

The Borrower. The borrowing entity for the loan is Parkmerced Owner LLC, a Delaware limited liability company and special purpose entity with at least two independent directors. Legal counsel for the Parkmerced Whole Loan delivered a non-consolidation opinion in connection with the Parkmerced Whole Loan. The non-recourse carveout guarantor for the Parkmerced Whole Loan is Robert A. Rosania. The guarantor is required to maintain a minimum net worth of $175.0 million and minimum liquidity of $25.0 million throughout the term of the Parkmerced Whole Loan.

The Loan Sponsor. The loan sponsor of the Parkmerced Whole Loan is Robert A. Rosania. In 2012, Robert A. Rosania founded Maximus Real Estate Partners (“Maximus”), a privately-held real estate firm based in San Francisco, with over 130 employees. Maximus concentrates on the acquisition, development and management of multifamily assets throughout the San Francisco Bay area. Over the past seven years, Maximus has acquired ownership interest in over 5,000 multifamily units with an estimated value of approximately $5.0 billion and has an additional 9,000 units in the development pipeline. Maximus principals, Robert A. Rosania and Seth Mallen have been involved with the Parkmerced Property since 2005 when it was first acquired by Steller Management Inc. and Rockpoint Group, L.L.C. Prior to forming Maximus, Robert A. Rosania was the chief executive officer of Steller Management Inc., with Seth Mallen overseeing the company’s properties outside of New York including the entitlement of the Parkmerced Property. A third principal at Maximus, Matthew Myzak, is responsible for spearheading investments and acquisitions and has been involved in approximately $3.0 billion of acquisitions and recapitalizations since he joined the firm in 2014. Upon the death or mental incapacity of Robert A. Rosania, Seth Mallen will become the non-recourse guarantor of the Parkmerced Whole Loan and upon the death or mental incapacity of both Robert A. Rosania and Seth Mallen, Matthew Myzak will be the non-recourse guarantor of the Parkmerced Whole Loan.

The Property. Parkmerced is one of the largest multifamily communities in San Francisco, California, spread across 152 acres and containing 3,221 units (of which 3,165 units are collateral for the Parkmerced Whole Loan). Collateral units include 1,482 townhouse units and 1,683 traditional multifamily units. The majority of the Parkmerced Property was constructed from 1944 to 1951 across 11 high-rise towers and 154 garden style townhome buildings. Amenities at the Parkmerced Property include 2,502 parking spaces, on-site fitness centers, business centers, a community clubhouse, electronic car charging stations, access to Lake Merced and high-speed Internet services. Select units provide views of the Pacific Ocean, Lake Merced and various golf courses. From January 2015 to September 2019, approximately $40.3 million has been spent on capital expenditures at the Parkmerced Property. With approximately 10,000 residents, the Parkmerced Property is designated the third largest neighborhood by acreage, the largest multifamily development in California and the largest privately-owned urban neighborhood in North America by acreage.

As of September 10, 2019, the Parkmerced Property was 94.2% occupied. Approximately 65.9% of the units are fair market value units, 17.8% of the units are leased to students, and 12.9% of the units are Section 8 units with the remaining 3.4% as a mix of corporate and special circumstance, Good Samaritan, employee leases or unclassified units. All units are governed by the San Francisco Rent Control Ordinance as are all apartments in San Francisco built before 1979. Under the terms of the ordinance, annual allowable rent increases cannot exceed 60.0% of the percentage increase in the CPI for all urban customers in the San Francisco-Oakland-San Jose region. However, upon a tenant vacating, the ordinance allows for the unit’s rent to be raised to market level. Due to the San Francisco rent controls, the average rents at the Parkmerced Property are approximately 24.4% below estimated market rents. Net operating income has nearly tripled from 2006 to TTM August 2019, with an average net cash flow growth of 9.2% year-over-year, with the net operating income only decreasing twice year-over-year in the past 13 years.

Parkmerced is located in San Francisco, California in the southwest sector of the city, just east of Lake Merced in the Ingleside District. The Parkmerced Property is bounded by 19th Avenue and Junipero Serra Boulevard to the east, Brotherhood Way to the south, Lake Merced Boulevard to the west and Holloway Avenue to the north. The Parkmerced Property is located across the street from San Francisco State University, which currently enrolls nearly 30,000 students, and is also adjacent to Lake Merced, Harding Park Golf Club, San Francisco Golf Club and across the lake from the Olympic Golf Course. The Parkmerced Property is centrally located with access to two of the largest employment centers in the Bay Area, downtown San Francisco and Silicon Valley. Transportation is provided via both highways I-280 and SR 1 or public transportation, such as MUNI buses, the BART and Caltrain. Google and Apple also provide private company shuttle services to Parkmerced residents via the 19th Avenue and Winston Drive shuttle stop. The overall San Francisco Bay area continues to record employment growth higher than the region and the nation, with an unemployment rate of only 2.5% in 2019. More than 30 Fortune 500 companies are based in San Francisco (second to only New York City), and the Bay Area is home to three of the five most valuable companies in the world by market cap (Apple, Alphabet and Facebook).

The Parkmerced Property is located within the West San Francisco submarket within the San Francisco-Redwood City South San Francisco market. The submarket contains 19,525 units with a vacancy rate of 1.5%, lower than the overall market vacancy rate of 4.0%. Average rent per unit for the submarket is $2,943 with effective rents per unit of $2,798. Over the past five years, the submarket has experienced no multifamily construction, resulting in greater demand than supply.

Planned Redevelopment. Pursuant to an agreement (the “Development Agreement”) by and among the City and County of San Francisco, a political subdivision and municipal corporation of the State of California (the “City”), and the borrower, as successor-in-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Parkmerced

interest to Parkmerced Investors Properties LLC, the Parkmerced Property is currently entitled to develop 5,679 net new additional units, which would expand the total project to 8,900 units. The Development Agreement expires on July 9, 2041. The entitlement is among the largest private entitlements in California history. The Development Agreement had an original term of 30 years and provides a vested right to construct the project (prohibiting the City from applying new laws or regulations to the project that would adversely affect the development rights granted by the Development Agreement) during that 30-year term. Under the terms of the Development Agreement, all 1,538 garden units may be demolished and replaced with newly constructed units, and the replacement units must be completed prior to the demolition or construction of other buildings. In addition to the multifamily units, other planned developments include 6,508 parking stalls, a 64,000 square foot amenity building, 80,000 square feet of office space, 224,000 square feet of retail space, a 25,000 square foot school and 68 acres of open spaces and parks. The Development Plan also includes new San Francisco Municipal Railway (“MUNI”) stations, a property-owned shuttle to the Daly City Bay Area Rapid Transit (“BART”) station and multiple car/bike share hubs. In 2013, the Parkmerced Property received the American Institute of Architecture Urban Design award for its long-term design to create the largest carbon net-neutral neighborhood. Infrastructure improvements under the Development Agreement may include the installation of cogeneration and renewable energy sources, such as wind turbines and photovoltaic cells.

Construction under the Development Agreement is expected to be completed over a 20 to 30 year period, but does not require the borrower to commence construction within a certain timeframe. The first phase of redevelopment is scheduled to commence during the Parkmerced Whole Loan term. The first phase, Phase 1 A+B (non-collateral), consists of 1,013 units over approximately three years, inclusive of five buildings containing 56 replacement units and 957 net new units. Phase 1 A+B also includes new utilities and streets, 15 acres of new landscaping, three new play areas, three new parks, community gardens and a dog park. The second phase, Phase 1 C+D is initially included in the collateral because separate tax parcels have not yet been recorded. Phase 1 C+D is expected to be freely released from the collateral within the first 12 months of the Parkmerced Whole Loan term and were not included in the appraised value of the Parkmerced Property (see “Partial Release” section below) and includes demolishing 56 units, building 166 replacement units and 629 net new units. Future phases (included in the collateral) include the remaining buildout of 5,409 units (4,093 net new units and 1,316 replacement units to replace the existing garden style units). While only Phase 1 A+B is expected to be contemplated during the Parkmerced Whole Loan term, the Sponsor anticipates continuing a long-term redevelopment phased over the next 20 to 30 years.

Multifamily Unit Mix
Unit Type	Collateral Units	% of Collateral Units	Occupied Collateral Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Average Rent Per Unit(1)
Studio (Tower)	11	0.3%	11	100.0%	5,731	521	$2,358
One Bed, One Bath (Tower)	571	18.0%	532	93.2%	450,322	789	$2,423
One Bed, One Bath (Townhouse)	534	16.9%	503	94.2%	389,008	728	$2,388
Two Bed, One Bath (Townhouse)	786	24.8%	745	94.8%	755,865	962	$2,649
Two Bed, Two Bath (Tower)	1,058	33.4%	1,004	94.9%	1,153,124	1,090	$2,830
Three Bed, Two Bath (Townhouse)	120	3.8%	106	88.3%	148,920	1,241	$3,409
Three Bed, 2.5 Bath (Townhouse)	42	1.3%	36	85.7%	58,614	1,396	$3,955
Three Bed, Three Bath (Tower)	43	1.4%	43	100.0%	60,857	1,415	$4,207
Collateral Total	3,165	100.0%	2,980	94.2%	3,022,441	955	$2,690
(1)	Average Rent per Unit is calculated using the total rent inclusive of Section 8 subsidies and Occupied Collateral Units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Parkmerced

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent(3)	$130,737,590	$137,605,356	$132,069,625	$137,983,340	$136,812,045	$43,227	100.0%
(Loss to Lease)	(38,116,118)	(41,316,706)	(32,704,965)	(36,784,192)	(32,606,507)	(10,302)	(23.8)
Scheduled Rent	$92,621,472	$96,288,650	$99,364,660	$101,199,148	$104,205,538	$32,924	76.2%
Total Reimbursements	2,808,112	2,952,975	3,453,088	3,819,732	3,819,732	1,207	2.8
Net Rental Income	$95,429,584	$99,241,625	$102,817,748	$105,018,880	$108,025,269	$34,131	79.0%
(Vacancy/Credit Loss)	(15,684,578)	(12,952,736)	(11,082,811)	(9,204,100)	(8,481,722)	(2,680)	(6.2)
Other Income	3,436,071	3,763,450	3,547,300	3,686,531	3,440,333	1,087	2.5
Effective Gross Income	$83,181,077	$90,052,338	$95,282,237	$99,501,311	$102,983,881	$32,538	75.3%

Total Expenses	$38,976,882	$40,409,981	$41,596,712	$43,742,948	$42,514,116	$13,433	41.3%

Net Operating Income	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$60,469,764	$19,106	58.7%

Total TI/LC, Capex/RR	0	0	0	0	791,250	250	0.8

Net Cash Flow	$44,204,195	$49,642,357	$53,685,525	$55,758,363	$59,678,514	$18,856	57.9%
(1)	TTM column represents the trailing 12-month period ending August 31, 2019.

(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten based on the September 10, 2019 rent roll’s annualized rents including Section 8.

	Historical and Current Occupancy(1)
2015	2016	2017	2018	Current(2)
91.0%	87.9%	89.7%	90.5%	94.2%
(1)	Historical Occupancy is provided by the borrower. Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 10, 2019.

See below for a chart of comparable rentals and comparable sales for the Parkmerced Property:

Comparable Rentals(1)
Property	Units	Average SF per Unit	Built / Renovated	Occupancy	Average Asking Rent (Studio)(2)	Average Asking Rent (1 Bed)(2)	Average Asking Rent (2 Beds)(2)	Average Asking Rent (3 Beds)(2)
Parkmerced	3,165	955	1944-1951 / 2009	94.2%	$2,405	$2,880	$3,896	$4,929
Westlake Village Apartments	2,910	622	1968	100.0%	$1,883	$2,213	$2,800	$4,233
Lakewood Apartments	722	820	1973	97.0%	$2,203	$2,514	$3,612	NAP
Avalon Sunset Towers	243	847	1961	97.0%	$3,156	$3,638	$4,777	NAP
The Fillmore Center	1,114	1,346	1983	94.0%	$2,471	$2,944	$3,509	$5,355
South City Station Apartments	360	1,111	2007	95.0%	$2,440	$3,250	$3,772	NAP
Pacific Place Apartments	71	1,985	2010	96.0%	NAP	$3,128	$3,545	$4,148
Avalon Ocean Avenue	173	931	2012	97.0%	$3,191	$3,503	$4,519	NAP
Average(3)	799	1,095	1988	96.6%	$2,557	$3,027	$3,791	$4,579
(1)	Source: Appraisal, with the exception of Average Asking Rent and Occupancy figures for Parkmerced which are based on the underwritten rent roll.

(2)	Average Asking Rent figures for the Parkmerced Property reflect the average of the respective average market rent figures as provided in the underwritten rent roll weighted based on occupied collateral units.

(3)	Calculated excluding the Parkmerced Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Parkmerced

Comparable Sales(1)
Property	Units	Average SF per Unit	Built / Renovated	Occupancy	Sale Date	Sale Price	$/Unit	Adjusted $/Unit	Cap Rate
Blu Harbor Apartments	402	989	2017 / NAP	97.0%	July 2019	$326,000,000	$810,945	$648,756	3.95%
Lex Apartments	387	876	2017 / NAP	98.0%	June 2019	$180,500,000	$466,408	$447,519	4.50%
Jasper	320	1,077	2015 / NAP	97.0%	May 2019	$306,500,000	$957,813	$435,326	3.75%
Domain Apartments	444	1,032	2013 / NAP	97.0%	May 2019	$255,500,000	$575,450	$523,084	4.70%
Sofi Riverview Park	271	811	2015 / NAP	100.0%	April 2019	$132,250,000	$488,007	$492,887	N/A
888 San Mateo	160	850	2014 / NAP	96.0%	November 2018	$104,850,000	$655,313	$668,419	4.39%
Average	331	939		97.5%		$217,600,000	$658,989	$535,999	4.26%

(1)	Source: Appraisal

Property Management. The Parkmerced Property is managed by Maximus Real Estate Partners Ltd, a Delaware corporation and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited in escrow (i) $795,083 for real estate taxes and (ii) $108,207 for required repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equals $795,083.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance payments if the borrower does not maintain a blanket policy acceptable to the lender.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $65,938 for replacement reserves.

Lockbox / Cash Management. The Parkmerced Whole Loan is structured with a soft lockbox and springing cash management. The borrower is required to direct each non-residential tenant at the Parkmerced Property to transmit its rents directly into the lockbox account. Without in any way limiting the foregoing, all rents and other amounts received by the borrower or property manager attributable to the Parkmerced Property (except any rents attributable to the release property) will be required to be deposited into the lockbox account within two business days of receipt. Absent a Cash Trap Period, funds deposited into the lockbox account will be swept on a daily basis to an account designated by the borrower and to the extent a Cash Trap Period exists, into the cash management account. During a Cash Trap Period (as defined below), funds will be swept to the payment of, among other things, taxes and insurance, fees due under the cash management agreement, the monthly debt service payment, capital expenditure reserves, operating expenses and other conditions set forth in the Parkmerced Whole Loan documents.

During the continuance of a Cash Trap Period, all excess cash amounts remaining after taking into account all required reserve deposits will be swept and held by the lender in a reserve as additional collateral for the Parkmerced Whole Loan. So long as no event of default has occurred and is continuing, amounts on deposit in the excess cash amounts may be disbursed for shortfalls in reserve deposits for approved capital expenses and for payment of other approved capital expenses and approved operating expenses at the Parkmerced Property as set forth in the Parkmerced Whole Loan documents.

A “Cash Trap Period” will commence at such time the lender gives notice to the borrower of the occurrence of any of the following (i) an event of default, (ii) the failure by the borrower to maintain a DSCR of at least 1.05x for two consecutive calendar quarters, or (iii) an event of default under the Parkmerced Mezzanine Loan, and end when (A) the debt under the Parkmerced Whole Loan has been repaid in full or (B) in the case of a Cash Trap Period triggered by an event described in subclause (i) above only, (a) the applicable event of default has been cured and (b) no event that would trigger another Cash Trap Period has occurred, (C) in the case of a Cash Trap Period triggered by an event described in subclause (ii) above only, (x) for two consecutive calendar quarters since the commencement of the existing Cash Trap Period, the DSCR is at least equal to 1.05x, (y) no event of default has occurred, and (z) no event that would trigger another Cash Trap Period has occurred, or (D) in the case of a Cash Trap Period triggered by an event described in subclause (iii) above only, (x) the lender has received a notice from the mezzanine lender that the event of default under the Parkmerced Mezzanine Loan has been cured or waived, and (y) no event that would trigger another Cash Trap Period has occurred.

Current Mezzanine or Secured Subordinate Indebtedness. The Parkmerced Whole Loan includes nine senior pari passu notes with an aggregate principal balance of $547.0 million, two senior subordinate notes with an aggregate principal balance of $708.0 million and two junior subordinate notes with an aggregate principal balance of $245.0 million. The Parkmerced Whole Loan accrues interest at a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Parkmerced

rate of approximately (i) 3.187777232% for the B Notes and approximately (ii) 4.602892857% for the C Notes and accrues on a 30/360 basis. The UW NCF DSCR and UW NOI Debt Yield on the Parkmerced Whole Loan (including the related subordinate companion loans) are 1.22x and 4.0%, respectively. The sole member of the borrower obtained a $275.0 million interest-only mezzanine loan from a third party at loan origination. The mezzanine loan coupon will be 10.00000% for a five-year term with the option to extend for an additional five years at an interest rate of 12.00000% (the “Parkmerced Mezzanine Loan”) and accrues on an Actual/360 basis. All excess cash distributed by the borrower to the mezzanine borrower is required to be applied to the payment of accrued and unpaid interest on the Parkmerced Mezzanine Loan, and the mezzanine borrower will not be in default under the Parkmerced Mezzanine Loan due to the insufficiency of available cash to pay accrued and unpaid interest in full; provided that any unpaid interest under the mezzanine loan will accrue and be compounded annually.  The mezzanine borrower has the option to extend the Parkmerced Mezzanine Loan for an additional five-year term.  If it does so, any modifications to or refinancing of the Parkmerced Whole Loan will be subject to certain financial restrictions described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus. The relative rights and obligations of the holders of the A Notes, the B Notes and the C Notes are governed by the terms of a co-lender agreement. The lender and the mezzanine lender are also governed by an intercreditor agreement that provides for the subordination of the Parkmerced Mezzanine Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Parkmerced Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. None.

Partial Release. In conjunction with the origination of the Parkmerced Whole Loan, the borrower transferred fee title to the legally subdivided non-collateral Phase 1A, Phase 1B and a portion of Phase 1C development parcels of the Parkmerced Property to affiliates of the borrower. The remaining Phase 1 development parcels, comprising the remaining portion of Phase 1C and Phase 1D (collectively, the “Release Property”), will be included in the collateral for the Parkmerced Whole Loan until such time that certain conditions set forth in the Parkmerced Whole Loan documents are satisfied, including, among other things, that the Release Property is legally subdivided from the other collateral and the borrower is permitted to transfer the Release Property to affiliates of the borrower. There is no release price payable in connection with the release of the Release Property from the collateral and the Release Property was not included in the appraised value for the Parkmerced Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

560 MISSION Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

560 MISSION Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

560 MISSION Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

560 MISSION Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/KBRA)(1):	AA-/AA-	Property Type - Subtype:	Office – CBD
Original Principal Balance(2):	$45,000,000	Net Rentable Area (SF):	668,149
Cut-off Date Principal Balance(2):	$45,000,000	Location:	San Francisco, CA
% of Pool by IPB:	6.8%	Year Built / Renovated:	2002 / N/A
Loan Purpose:	Recapitalization	Occupancy:	98.4%
Borrower:	NOP 560 Mission, LLC	Occupancy Date:	10/31/2019
Loan Sponsor(3):	National Office Partners LLC	Number of Tenants:	13
Interest Rate:	2.58900%	2016 NOI:	$37,844,766
Note Date:	12/5/2019	2017 NOI:	$30,771,436
Maturity Date:	12/6/2029	2018 NOI:	$37,869,525
Interest-only Period:	120 months	TTM NOI (as of 9/2019):	$38,313,473
Original Term:	120 months	UW Economic Occupancy:	96.0%
Original Amortization:	None	UW Revenues:	$54,738,187
Amortization Type:	Interest Only	UW Expenses:	$12,064,089
Call Protection(4):	L(26),DeforGrtr1%orYM(87),O(7)	UW NOI:	$42,674,098
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$41,204,170
Additional Debt(2):	Yes	Appraised Value / Per SF:	$842,000,000 / $1,260
Additional Debt Balance(2):	$255,000,000	Appraisal Date:	10/31/2019
Additional Debt Type(2):	Pari Passu

Escrows and Reserves(5)				Financial Information(2)
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$449
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$449
Replacement Reserves:	$0	Springing	$267,260	Cut-off Date LTV:	35.6%
TI/LC:	$2,152,612	Springing	$2,004,447	Maturity Date LTV:	35.6%
Other:	$0	$0	N/A	UW NCF DSCR:	5.23x
				UW NOI Debt Yield:	14.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$300,000,000	100.0%	Principal Equity Distribution	$295,451,251	98.5%
			Closing Costs	2,396,137	0.8
			Upfront Reserves	2,152,612	0.7
Total Sources	$300,000,000	100.0%	Total Uses	$300,000,000	100.0%

(1)	Fitch and KBRA have confirmed that the 560 Mission Street Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(2)	The 560 Mission Street Loan (as defined below) consists of the non-controlling Note A-1-2-B and Note A-1-3 and is part of the 560 Mission Whole Loan (as defined below) evidenced by seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $300.0 million. Financial Information presented in the chart above reflects the aggregate Cut-off Date balance of the 560 Mission Street Whole Loan.

(3)	There is no non-recourse carveout guarantor or separate environmental indemnitor.

(4)	The lockout period will be at least 26 payments beginning with and including the first payment date of January 6, 2020. At any time after the earlier to occur of (i) December 5, 2022 or (ii) the second anniversary of the securitization closing date of the last note to be securitized, the 560 Mission Street Whole Loan may be defeased as permitted under the loan documents or voluntary prepayment is permitted on or after the due date occurring in February 2022 with a prepayment fee in an amount equal to the greater of (a) the yield maintenance amount, or (b) 1.00% of the outstanding principal balance as of the prepayment date. The assumed lockout period of 26 months is based on the expected closing date of the Benchmark 2020-IG1 securitization in February 2020. The actual lockout period may be longer.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

560 MISSION Street

The Loan. The 560 Mission Street mortgage loan (the “560 Mission Street Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $300.0 million (the “560 Mission Street Whole Loan”), which whole loan is secured by the borrower’s fee interest in a 668,149 square foot, Class A, office building located in San Francisco, California (the “560 Mission Street Property”). The 560 Mission Street Whole Loan is comprised of seven pari passu notes with an aggregate principal balance as of the Cut-off Date of $300.0 million, two of which (Note A-1-2-B and A-1-3 with an aggregate outstanding principal balance as of the Cut-off Date of $45.0 million) are being contributed to the Benchmark 2020-IG1 transaction and constitute the 560 Mission Street Loan, and the remainder of which are expected to be or contributed to one or more other securitization trusts. The controlling Note A-1-2-A is expected to be contributed to the Benchmark 2020-B16 securitization on or about February 16, 2020 and, on after such date, the 560 Mission Street Whole Loan is expected to be serviced pursuant to the Benchmark 2020-B16 pooling and servicing agreement. The relationship between the holders of the 560 Mission Street Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 560 Mission Street Whole Loan has a ten-year term and will be interest-only for its entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$60,000,000	$60,000,000	GSMS 2020-GC45	No
Note A-1-2-A	30,000,000	30,000,000	Benchmark 2020-B16(1)	Yes
Note A-1-2-B	20,000,000	20,000,000	Benchmark 2020-IG1	No
Note A-1-3	25,000,000	25,000,000	Benchmark 2020-IG1	No
Note A-1-4	15,000,000	15,000,000	Benchmark 2020-B16(1)	No
Note A-2-A	100,000,000	100,000,000	BANA(2)	No
Note A-2-B	50,000,000	50,000,000	BANK 2020-BNK25(3)	No
Whole Loan	$300,000,000	$300,000,000
(1)	The Benchmark 2020-B16 transaction is expected to close on February 12, 2020.

(2)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

(3)	The BANK 2020-BNK25 transaction is expected to close on February 13, 2020.

The Borrower. The borrower is NOP 560 Mission, LLC, a Delaware limited liability company. The company is structured to be a single purpose bankruptcy-remote entity having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 560 Mission Street Whole Loan. There is no non-recourse carve-out guarantor and no separate environmental indemnitor for the 560 Mission Street Whole Loan.

The Loan Sponsor. The borrower is owned and controlled by National Office Partners LLC, a joint venture between California Public Employees’ Retirement System (“CalPERS”) and CommonWealth Partners, LLC (“CWP”). CalPERS is the nation’s largest public pension fund. The CalPERS retirement system serves more than 1.9 million members and the CalPERS health program administers benefits for 1.4 million members and their families. CWC is a privately held, vertically integrated real estate investment, development and management firm based in Los Angeles, with offices across the United States.

The Property. The 560 Mission Street Property is a 31-story Class A LEED Platinum office building totaling 668,149 square feet located in San Francisco, California. The 560 Mission Street Property is 98.4% leased, as of October 31, 2019, to 13 tenants from industries including technology, financial services, consulting services, insurance and law. No tenant comprises more than 36.9% of net rentable area or 36.6% of underwritten base rent.

The 560 Mission Street Property has floor-to-ceiling glass and column-free space throughout the building allowing for 360-degree access to light and air. The 560 Mission Street Property has held the LEED Platinum designation since 2010 and received awards from a building management agency in 2010 and 2011. There is a two-level, below-grade parking garage that has 117 parking spaces, including seven handicapped parking spaces.

The loan sponsor has invested approximately $2.5 million in capital since 2014. Recent leasing at the 560 Mission Street Property includes 90,621 square feet of new and renewal leases since 2018, including new leases with Delta Dental (43,396 square feet) and expansion leases with TIAA-CREF (21,661 square feet) and EY (14,525 square feet). The loan sponsor has made investments to both the common areas and back-of-house infrastructure including new lobby and plaza furniture, elevator lobby upgrade, garage enhancement with bike area, and restroom and shower room upgrades. The bike area is able to house 70 bicycles.

JPMorgan (246,384 square feet; 36.9% of NRA; 36.6% of U/W Base Rent) JPMorgan Chase (“JPMorgan”) is an American multinational investment bank and financial services holding company headquartered in New York City. As of the third quarter of 2019, JPMorgan had revenues of approximately $29.3 billion and a net income of approximately $9.1 billion. In addition, JPMorgan had assets of approximately $2.6 trillion with a presence in over 100 markets. JPMorgan is incorporated in New York City. JPMorgan has two, five-year options to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

560 MISSION Street

renew at least 50% of its premises with 17 - 20 months’ notice. The first option is at 95% of base rent and the second option is at market rent. JPMorgan also has a right of first offer to lease any space in the building effective October 1, 2018. In addition, JPMorgan has an option to terminate one full floor effective between September 30, 2018 and September 30, 2021 with 12 months’ notice and termination fee of between approximately $137,136 and $210,495 depending on the floor terminated, plus the unamortized leasing costs at 8% interest. JPMorgan initially leased the entire 560 Mission Street Property and later reduced its footprint and subleased portions of its space to certain of the current tenants.

EY (122,760 square feet; 18.4% of NRA; 16.9% of U/W Base Rent) EY occupies six suites with leases expiring in December 2028. EY is a multinational professional services firm headquartered in London, England, United Kingdom. EY is one of the largest professional services firms in the world. Along with Deloitte, KPMG and PricewaterhouseCoopers, EY is considered one of the “Big Four” accounting firms. EY has two, five-year options to renew its entire premises at market rent with 12 - 15 months’ notice. EY also has an option to expand and occupy 50%-100% of a full floor with notice by October 1, 2021 and delivery date between April 2022 and October 2024.

TIAA-CREF (64,696 square feet; 9.7% of NRA; 9.8% of U/W Base Rent) TIAA-CREF is a financial services organization that provides financial services in the academic, research, medical, cultural and governmental fields. TIAA-CREF has one, five-year option to renew at least two contiguous floors at market rent with 15-18 months’ notice. In addition, TIAA-CREF has a one-time option to terminate its lease for any or all of its leased premises effective March 31, 2023 with notice by March 31, 2022 and a termination fee equal to the unamortized leasing costs at 8% interest.

The 560 Mission Street Property is located in San Francisco, in the South Financial District submarket. The South Financial District submarket is the historic center of business activity in San Francisco. The submarket represents half of the metropolitan’s central business district, in conjunction with the North Financial District. The Financial District contains well-known buildings, including the Transamerica Pyramid, 555 California Street (formerly Bank of America Center), 101 California Street, and Embarcadero Center. These skyscrapers are heavily tenanted by financial institutions, and house many Fortune 500 firms, including Wells Fargo, Citigroup, Amazon’s Twitch division, and PricewaterhouseCoopers. According to a third party market research report, the South Financial District office submarket has a total inventory of 30,508,228 square feet as of October 1, 2019.

The following chart displays six lease comparables for the office space. The office lease comparables range from $81.96 PSF to $114.96 PSF.

Comparable Office Leases(1)
Property Name	Tenant Name	Tenant Leased Space	Lease Date	Lease Term (years)	Base Rent PSF
560 Mission Street San Francisco, CA	Various	Various	Various	Various	$76.81(2)
Blue Shield California Building San Francisco, CA	Glassdoor	11,688	Jun-19	10.3	$87.96
140 New Montgomery Street San Francisco, CA	Benchmark Capital Partners	12,364	Jun-19	10	$114.96
303 Second Street San Francisco, CA	Sony (PlayStation)	130,888	Jun-19	10.3	$90.00
101 California Street San Francisco, CA	The Blackstone Group	24,424	Jun-19	10.0	$114.96
201 Mission Street San Francisco, CA	Silicon Legal Strategy	17,636	Jul-19	5.1	$81.96
Pine Street Center San Francisco, CA	Bank of the Orient	10,353	Oct-19	6.2	$84.00
(1)	Based on the appraisal.

(2)	Based on the underwritten rent roll as of October 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

560 MISSION Street

Historical and Current Occupancy
2016	2017(1)	2018(1)	Current(2)
NAV	97.8%	97.3%	98.4%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of October 31, 2019.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
JPMorgan(3)	A2 / AA- / A-	246,384	36.9%	$75.04	36.6%	9/30/2025
EY	NR / NR / NR	122,760	18.4	$69.68	16.9	12/31/2028
TIAA-CREF(4)	NR / NR / NR	64,696	9.7	$76.39	9.8	9/30/2027
ARUP	NR / NR / NR	49,832	7.5	$72.14	7.1	9/30/2026
Seyfarth Shaw(5)	NR / NR / NR	49,695	7.4	$93.36	9.2	9/30/2027
Delta Dental	NR / NR / NR	43,396	6.5	$75.19	6.5	4/30/2025
Munger Tolles & Olson	NR / NR / NR	41,869	6.3	$91.24	7.6	9/30/2027
Alston & Bird(6)	NR / NR / NR	15,823	2.4	$84.85	2.7	Various
CITCO	NR / NR / NR	9,696	1.5	$91.24	1.8	9/30/2024
Five9, Inc	NR / NR / NR	5,900	0.9	$89.00	1.0	10/31/2024
Subtotal Occupied		650,051	97.3%	$77.00	99.2%
Other Occupied		7,080	1.1	$59.61	0.8%
Total Occupied		657,131	98.4%	$76.81	100.0%
Vacant		11,018	1.6
Total		668,149	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	JPMorgan has the right at any time through September 30, 2021 to terminate its lease with respect to one full floor of its leased premises upon 12 months’ prior notice and payment of a termination fee.

(4)	TIAA-CREF has the one-time right to terminate the lease for all or any portion of its space effective as of March 31, 2023 upon written notice on or before March 31, 2022 and payment of a termination fee.

(5)	Seyfarth Shaw has the one-time right to terminate its lease with respect to the 29th floor effective as of September 30, 2022 upon written notice on or before September 30, 2021 and payment of a termination fee.

(6)	Alston & Bird has 10,684 square feet expiring September 30, 2021 and 5,139 square feet expiring May 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

560 MISSION Street

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	11,018	1.6%	NAP	NAP	11,018	1.6%	NAP	NAP
MTM	0	0	0.0%	0	0.0%	11,018	1.6%	$0	0.0%
2020	0	0	0.0%	0	0.0	11,018	1.6%	$0	0.0%
2021	2	10,784	1.6%	$897,426	1.8	21,802	3.2%	$897,426	1.8%
2022	2	4,420	0.7%	261,610	0.5	26,222	3.9%	$1,159,036	2.3%
2023	0	0	0.0%	0	0.0	26,222	3.9%	$1,159,036	2.3%
2024	3	20,735	3.1%	1,856,856	3.7	46,957	7.0%	$3,015,892	6.0%
2025	15	292,340	43.8%	21,910,710	43.4	339,297	50.7%	$24,926,602	49.4%
2026	2	49,832	7.5%	3,594,880	7.1	389,129	58.2%	$28,521,483	56.5%
2027	8	156,260	23.4%	13,401,780	26.6	545,389	81.6%	$41,923,263	83.1%
2028	6	122,760	18.4%	8,553,330	16.9	668,149	100.0%	$50,476,593	100.0%
2029	0	0	0.0%	0	0.0	668,149	100.0%	$50,476,593	100.0%
2030	0	0	0.0%	0	0.0	668,149	100.0%	$50,476,593	100.0%
2031 and Thereafter	0	0	0.0%	0	0.0	668,149	100.0%	$50,476,593	100.0%
Total	38	668,149	100.0%	$50,476,593	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM 9/30/2019	Underwritten	Per Square Foot	%(1)
Base Rent	$36,190,949	$31,345,165	$47,586,908	$48,362,119	$50,476,593	$75.55	88.7%
Credit Rent Steps(2)	0	0	0	0	2,163,939	$3.24	3.8
Rent Steps(3)	0	0	0	0	1,099,025	$1.64	1.9
Vacant Income	0	0	0	0	946,514	$1.42	1.7
Gross Potential Rent	$36,190,949	$31,345,165	$47,586,908	$48,362,119	54,686,071	$81.85	96.1%
Total Reimbursements	11,308,135	8,261,973	40,660	422,347	229,001	$0.34	0.4
Total Other Income(4)	2,886,498	2,749,759	1,944,237	2,008,255	2,008,255	$3.01	3.5
Net Rental Income	50,385,582	42,356,897	49,571,805	50,792,721	56,923,327	$85.20	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,185,140)	($3.27)	(3.8)
Effective Gross Income	$50,385,582	$42,356,897	$49,571,805	$50,792,721	$54,738,187	$81.93	96.2%
Total Expenses	12,540,816	11,585,462	11,702,280	12,479,248	12,064,089	$18.06	22.0
Net Operating Income	$37,844,766	$30,771,436	$37,869,525	$38,313,473	$42,674,098	$63.87	78.0%
Total TI/LC, Capex/RR	0	0	0	0	1,469,928	$2.20	2.7
Net Cash Flow	$37,844,766	$30,771,436	$37,869,525	$38,313,473	$41,204,170	$61.67	75.3%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Represents straight-line average rent for the tenants, TIAA-CREF, JPMorgan, Seyfarth Shaw and Munger Tolles & Olson through the earlier of the loan term or lease term.
(3)	Includes contractual rent steps through November 1, 2020.

(4)	Underwritten Other Income consists of parking income ($1,491,645), net tenant service revenue ($191,861), and miscellaneous income ($324,748).

Property Management. The 560 Mission Street Property is managed by Commonwealth Partners Management Services, L.P., an affiliate of the borrower.

Escrows and Reserves. At loan origination, the borrower funded a tenant improvements and leasing commissions reserve equal to $2,152,612.

On each due date during the continuance of a 560 Mission Street Trigger Period, the borrower will be required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the taxes and insurance premiums that the lender estimates will be payable during

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

560 MISSION Street

the next ensuing 12 months, unless in the case of insurance premiums, the borrower is maintaining a blanket policy in accordance with the related loan documents, (ii) a capital expenditure reserve in the amount of approximately $11,136, capped at approximately $267,260 and (iii) a rollover reserve in the amount of approximately $83,519, capped at approximately $2,004,447. The borrower is permitted to deposit cash or a letter of credit meeting the requirements of the loan documents in an amount equal to the funds then required to be deposited into the capital expenditure reserve or rollover reserve in order to prevent a sweep of funds into such account.

Lockbox / Cash Management. The 560 Mission Street Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the 560 Mission Street Property into such lockbox account within two business days of receipt. If no 560 Mission Street Trigger Period exists, on each business day, all funds in the lockbox account are required to be swept into the borrower’s operating account. Following the occurrence and during the continuance of a 560 Mission Street Trigger Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents to make deposits into the tax and insurance reserves, as described under “Escrows and Reserves,” to pay debt service on the 560 Mission Street Whole Loan, to make deposits into the capital expenditure and rollover reserves as described under “Escrows and Reserves,” to pay monthly operating expenses as set forth in the lender-approved annual budget, to pay mezzanine debt service if a mezzanine loan is then outstanding, to pay lender-approved extraordinary expenses, and to pay any remainder (i) if a 560 Mission Street Cash Trap Trigger Period is continuing, to a cash collateral account to be held as additional collateral for the 560 Mission Street Whole Loan during the continuance of such 560 Mission Street Cash Trap Trigger Period and (ii) if no 560 Mission Street Cash Trap Trigger period is continuing, to the borrower.

A “560 Mission Street Trigger Period” means each period (i) commencing upon an event of default as described under the 560 Mission Street Whole Loan documents or, if a mezzanine loan is then outstanding, under such mezzanine loan and ending if the applicable event of default has been cured and the cure accepted by the applicable lender, (ii) during a 560 Mission Street Low Debt Yield Trigger Period or (iii) during a 560 Mission Street Cash Trap Trigger Period.

A “560 Mission Street Low Debt Yield Trigger Period” will commence if, as of the last day of any calendar quarter, the debt yield (as calculated under the loan documents) is less than 7.0% for two consecutive calendar quarters and will end if a debt yield of at least 7.0% has been achieved for two consecutive calendar quarters.

A “560 Mission Street Cash Trap Trigger Period” shall commence if, as of the last day of any calendar quarter, the debt yield is less than 6.50% for two consecutive calendar quarters and will end if a debt yield of at least 6.50% has been achieved for two consecutive calendar quarters; provided that for the avoidance of doubt, if the debt yield is greater than 6.50% but does not exceed 7.0%, a 560 Mission Street Low Debt Yield Trigger Period shall still exist notwithstanding the expiration of the 560 Mission Street Cash Trap Trigger Period.

At any time after the lockout expiration date, the borrower has the right prepay such portion of the 560 Mission Street Whole Loan (or deliver cash or a letter of credit meeting the requirements of the loan documents in an amount equal to the amount of the prepayment that would be required) in order for borrower to satisfy the thresholds set forth in the definitions of (and therefore to end) either a 560 Mission Street Cash Trap Trigger Period or a 560 Mission Street Low Debt Yield Trigger Period. If prior to the open prepayment date, the prepayment fee in an amount equal to the greater of (i) the yield maintenance amount, or (ii) one percent (1%) of the outstanding principal balance as of the prepayment date is required in connection with any such prepayment.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Future Mezzanine Debt or Secured Subordinate Indebtedness Permitted. The owner of the direct or indirect equity interests of the borrower is permitted to incur mezzanine debt (the “560 Mission Street Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrower, provided that certain conditions set forth in the loan documents are satisfied, including, without limitation: (i) the principal amount of the 560 Mission Street Permitted Mezzanine Loan may not exceed $180,000,000; (ii) after giving effect to the 560 Mission Street Permitted Mezzanine Loan, (a) the loan-to-value ratio on the 560 Mission Street Whole Loan and the 560 Mission Street Permitted Mezzanine Loan (collectively, the “Total Debt”) is no greater than 60%, (b) the debt service coverage ratio on the Total Debt is at least 2.00x, and (c) the debt yield on the Total Debt is at least 8.00%; (iii) the 560 Mission Street Permitted Mezzanine Loan is at least co-terminous with the 560 Mission Street Whole Loan and has either a fixed rate or a hedged floating rate that results in a Total Debt debt service coverage ratio of at least 2.00x, (iv) the holder of the 560 Mission Street Permitted Mezzanine Loan enters into an intercreditor agreement with the lender in form and substance reasonably acceptable to the lender and the rating agencies; and (v) a rating agency confirmation is delivered in connection with the consummation of the 560 Mission Street Permitted Mezzanine Loan.

Partial Release. None

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Starwood Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Starwood Industrial Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Starwood Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Credit Assessment
(Fitch/KBRA)(1):	BBB-/BBB-
Original Principal Balance(2):	$39,500,000	Title:	Fee
Cut-off Date Principal Balance(2):	$39,500,000	Property Type - Subtype:	Industrial – Various
% of Pool by IPB:	6.0%	Net Rentable Area (SF):	4,070,396
Loan Purpose:	Acquisition	Location:	Various, Various
Borrowers(3):	Various	Year Built / Renovated:	Various / Various
Loan Sponsor:	Starwood Real Estate Income Trust	Occupancy:	98.4%
Interest Rate:	3.23100%	Occupancy Date:	Various
Note Date:	11/26/2019	Number of Tenants:	47
Maturity Date:	12/6/2029	2016 NOI:	N/A
Interest-only Period:	120 months	2017 NOI:	$16,323,706
Original Term:	120 months	2018 NOI:	$17,113,200
Original Amortization:	None	TTM NOI:	N/A
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(26),Def(90),O(4)	UW Revenues:	$26,338,363
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$7,461,253
Additional Debt(2):	Yes	UW NOI:	$18,877,110
Additional Debt Balance(2):	$105,000,000 / $65,527,072	UW NCF:	$17,383,310
Additional Debt Type(2):	Pari Passu / Subordinate	Appraised Value / Per SF(5):	$319,450,000 / $78
		Appraisal Date(5):	Various

Escrows and Reserves(4)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$36	$52
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$36	$52
Replacement Reserves:	$0	Springing	$1,221,119	Cut-off Date LTV:	45.2%	65.7%
TI/LC:	$0	Springing	$2,849,277	Maturity Date LTV:	45.2%	65.7%
Roof Repair Reserve:	$880,000	$0	N/A	UW NCF DSCR:	3.67x	2.53x
				UW NOI Debt Yield:	13.1%	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of
Senior Notes	$144,500,000	44.5%	Purchase Price	$319,625,000	98.5%
Subordinate Notes	65,527,072	20.2	Closing Costs	4,078,862	1.3
Sponsor Equity	114,556,790	35.3	Upfront Reserves	880,000	0.3
Total Sources	$324,583,862	100.0%	Total Uses	$324,583,862	100.0%
(1)	Fitch and KBRA have confirmed that the Starwood Industrial Portfolio Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.

(2)	The Starwood Industrial Portfolio Loan is evidenced by the non-controlling Note A-3-2 and Note A-4 and is part of the Starwood Industrial Portfolio Whole Loan as defined below evidenced by six senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $210,027,072. For additional information, see "-The Loan" below. See “Current Mezzanine or Secured Subordinate Indebtedness” herein.

(3)	The borrowers are 33 newly formed owners of the respective Starwood Industrial Portfolio Properties, each a special purpose, bankruptcy-remote, Delaware limited liability company. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Starwood Industrial Portfolio Whole Loan. See "The Borrowers " herein.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(5)	The Appraised Value is based on an aggregate “as-is” value of the Starwood Industrial Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Starwood Industrial Portfolio

The Loan. The Starwood Industrial Portfolio mortgage loan (the “Starwood Industrial Portfolio Loan”) is part of a whole loan (the “Starwood Industrial Portfolio Whole Loan”) consisting of six senior pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $144,500,000 and one controlling subordinate promissory note with a principal balance as of the Cut-off Date of $65,527,072 (the “Starwood Industrial Portfolio Subordinate Note”). The Starwood Industrial Portfolio Whole Loan has an aggregate principal balance as of the Cut-off Date of $210,027,072 and is secured by a first mortgage encumbering the borrowers’ fee simple interests in a 33 property industrial portfolio located in the Chicago, Indianapolis, Columbus, and Milwaukee markets, comprising 4,070,396 square feet of net rentable area (the “Starwood Industrial Portfolio Properties” or the “Portfolio”). The Starwood Industrial Portfolio Loan, which will be included in the Benchmark 2020-IG1 securitization transaction, is evidenced by the non-controlling Note A-3-2 and Note A-4, has an aggregate outstanding principal balance as of the Cut-off Date of $39,500,000 and represents approximately 6.0% of the Initial Pool Balance.

The Starwood Industrial Portfolio Whole Loan has a ten-year interest-only term and accrues interest at a fixed rate of 3.23100% per annum. The proceeds of the Starwood Industrial Portfolio Whole Loan and a new cash contribution from the loan sponsor were primarily used to fund the acquisition of the Starwood Industrial Portfolio Properties, fund upfront reserves and pay origination costs. The aggregate purchase price for the Starwood Industrial Portfolio Properties equaled approximately $319.6 million.

The relationship between the holders of the Starwood Industrial Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Starwood Industrial Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	GSMS 2020-GC45	No
Note A-2-1	30,000,000	30,000,000	Benchmark 2020-B16(1)	No(2)
Note A-2-2	10,000,000	10,000,000	GSMS 2020-GC45	No
Note A-3-1	15,000,000	15,000,000	Benchmark 2020-B16(1)	No
Note A-3-2	15,000,000	15,000,000	Benchmark 2020-IG1	No
Note A-4	24,500,000	24,500,000	Benchmark 2020-IG1	No
Senior Notes	$144,500,000	$144,500,000
Note B-1	65,527,072	65,527,072	GSMS 2020-GC45	Yes(2)
Whole Loan	$210,027,072	$210,027,072
(1)	The Benchmark 2020-B16 transaction is expected to close on February 12, 2020.

(2)	The holder of the Starwood Industrial Portfolio Subordinate Note will have the right to appoint the special servicer of the Starwood Industrial Portfolio Whole Loan and to direct certain decisions with respect to the Starwood Industrial Portfolio Whole Loan, unless a control appraisal period exists under the related co-lender agreement; provided that during the occurrence of a control appraisal event with respect to the Starwood Industrial Portfolio Whole Loan, the holder of the Starwood Industrial Portfolio Note A-2-1, expected to be included in the Benchmark 2020-B16 securitization transaction, will have such rights; however, the Starwood Industrial Portfolio Whole Loan will continue be serviced by the GSMS 2020-GC45 securitization transaction. For so long as the Starwood Industrial Portfolio Subordinate Note is included in the GSMS 2020-GC45 securitization, and a control appraisal period does not exist, such rights will be exercised by the directing holder of the GSMS 2020-GC45 loan-specific certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Starwood Industrial Portfolio Whole Loan” in the Preliminary Prospectus for additional information.

The Borrowers. The borrowers are 33 newly formed owners of the respective Starwood Industrial Portfolio Properties, each a special purpose, bankruptcy-remote, Delaware limited liability company with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Starwood Industrial Portfolio Whole Loan.

The Loan Sponsor. The loan sponsor is Starwood Real Estate Income Trust (“SREIT”). The non-recourse carveout guarantor is Starwood REIT Operating Partnership, L.P., which has SREIT as its sole equity holder and sole general partner. The liability of the non-recourse carveout guarantor for bankruptcy-related recourse events is capped at 20% of the then outstanding principal balance of the Starwood Industrial Portfolio Whole Loan, plus reasonable out-of-pocket costs and expenses of enforcement.

The borrowers are owned by a joint venture between affiliates of SREIT and Becknell Industrial (“Becknell”). Starwood Capital Group (“Starwood”), a parent of SREIT, is a private investment firm founded in 1991 and currently headquartered in Miami, Florida. Since its inception, Starwood has acquired assets in every major real estate asset class. In 2018, Starwood launched SREIT, a public, non-traded, perpetual life real estate investment trust and Starwood’s only dedicated investment vehicle for core-plus investing with an investment strategy to acquire a portfolio of real estate across the United States and Europe and over all major asset classes. As of November 30, 2019, SREIT had a portfolio comprised of 70 properties.

Becknell is a privately held national real estate development firm focused exclusively on industrial buildings, including distribution centers, warehouses, processing and assembly plants, and manufacturing plants. Becknell’s industrial portfolio includes more than 25.4 million square feet of real estate across 33 states, and has approximately 400 acres of developable land. Becknell developed over 79% of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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assets that comprise the Portfolio, was the operating partner of the seller from which the borrowers acquired the portfolio and retained a 5.0% equity interest following the acquisition of the Portfolio by the borrowers.

The Properties. The Starwood Industrial Portfolio Properties are comprised of 33 industrial properties built between 1992 and 2016. The Starwood Industrial Portfolio Properties include 4,070,396 square feet of industrial space across the Chicago, Indianapolis, Columbus, and Milwaukee markets.

Portfolio Summary
Property	City, State	Property Subtype	Allocated Whole Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW NCF	Market	Occ. (%)	Clear Height	Truck
101 45th Street	Munster, IN	Warehouse/Distribution	16,042,137	349,988	1992	24,400,000	1,515,360	Chicago	81.2%	26	46
4820-4850 Indianapolis Road	Whitestown, IN	Warehouse/Distribution	12,360,335	323,000	2016	18,800,000	932,732	Indianapolis	100.0%	32	36
8401 Bearing Drive	Indianapolis, IN	Warehouse/Distribution	12,031,603	266,400	2015	18,300,000	998,252	Indianapolis	100.0%	24	22
5900 North Meadows Drive	Grove City, OH	Warehouse/Distribution	10,650,927	269,831	1997	16,200,000	761,601	Columbus	100.0%	28	40
5701 North Meadows Drive	Grove City, OH	Warehouse/Distribution	9,796,223	268,905	1997	14,900,000	706,940	Columbus	100.0%	24	30
8421 Bearing Drive	Indianapolis, IN	Warehouse/Distribution	8,481,294	124,200	2015	12,900,000	653,850	Indianapolis	100.0%	24	16
6451-6471 Northwind Parkway	Hobart, IN	Warehouse/Distribution	8,218,308	159,813	2016	12,500,000	701,437	Chicago	100.0%	28	11
4910-4938 Indianapolis Road	Whitestown, IN	Warehouse/Distribution	8,021,068	156,000	2016	12,200,000	612,752	Indianapolis	100.0%	32	15
6221-6241 Northwind Parkway	Hobart, IN	Warehouse/Distribution	7,889,575	150,000	2009	12,000,000	586,266	Chicago	100.0%	24	15
775 Commerce Parkway West Drive	Greenwood, IN	Warehouse/Distribution	7,560,843	155,000	2014	11,500,000	644,690	Indianapolis	100.0%	28	8
1901 Northwind Parkway	Hobart, IN	Warehouse/Distribution	7,297,857	101,437	2006	11,100,000	719,263	Chicago	100.0%	24	7
333 45th Street	Munster, IN	Warehouse/Distribution	6,969,125	140,000	1999	10,600,000	595,176	Chicago	100.0%	24	39
221 South Swift Road	Addison, IL	Warehouse/Distribution	6,706,139	110,000	1995	10,200,000	485,806	Chicago	100.0%	24	12
W234N2091 Ridgeview Parkway Court	Pewaukee, WI	Warehouse/Distribution	6,311,660	105,444	2001	9,600,000	546,610	Milwaukee	100.0%	25	4
2240 Creekside Parkway	Lockbourne, OH	Warehouse/Distribution	6,048,674	125,000	2012	9,200,000	512,332	Columbus	100.0%	32	26
201 South Swift Road	Addison, IL	Warehouse/Distribution	5,982,928	85,000	1995	9,100,000	417,772	Chicago	100.0%	24	3
8441 Bearing Drive	Indianapolis, IN	Warehouse/Distribution	5,917,182	124,200	2015	9,000,000	421,531	Indianapolis	100.0%	28	4
4700 Ironwood Drive	Franklin, WI	Warehouse/Distribution	5,785,689	123,200	2000	8,800,000	492,219	Milwaukee	100.0%	24	8
4410 North 132nd Street	Butler, WI	Warehouse/Distribution	5,588,449	100,000	1998	8,500,000	467,788	Milwaukee	100.0%	28	10
999 Gerdt Court	Greenwood, IN	Warehouse/Distribution	5,456,956	132,315	2001	8,300,000	401,917	Indianapolis	100.0%	24	20
480 45th Street	Munster, IN	Cold Storage	5,391,210	107,095	2002	8,200,000	566,700	Chicago	100.0%	30	21
12857 South Hamlin Court	Alsip, IL	Warehouse/Distribution	5,128,224	45,000	2014	7,800,000	445,676	Chicago	100.0%	24	40
1695 Glen Ellyn Road	Glendale Heights, IL	Warehouse/Distribution	4,799,492	40,080	2011	7,300,000	445,272	Chicago	100.0%	24	42
1701-1721 Northwind Parkway	Hobart, IN	Warehouse/Distribution	4,733,745	94,786	2005	7,200,000	404,616	Chicago	100.0%	24	8
1245 Lakeside Drive	Romeoville, IL	Warehouse/Distribution	4,142,027	59,976	1998	6,300,000	283,831	Chicago	100.0%	24	14
3890 Perry Boulevard	Whitestown, IN	Warehouse/Distribution	4,076,281	70,000	2008	6,200,000	296,728	Indianapolis	100.0%	24	5
215 45th Street	Munster, IN	Cold Storage	2,991,464	65,000	2000	4,550,000	265,335	Chicago	100.0%	24	13
845 Telser Road	Lake Zurich, IL	Warehouse/Distribution	2,958,591	20,000	2016	4,500,000	301,135	Chicago	100.0%	24	19
1851 Northwind Parkway	Hobart, IN	Warehouse/Distribution	2,958,591	18,120	2014	4,500,000	292,468	Chicago	100.0%	22	0
1650 Northwind Parkway	Hobart, IN	Warehouse/Distribution	2,629,858	50,400	2006	4,000,000	222,544	Chicago	100.0%	24	4
225 45th Street	Munster, IN	Warehouse/Distribution	2,629,858	45,000	2000	4,000,000	207,338	Chicago	100.0%	24	1
1600-1640 Northwind Parkway	Hobart, IN	Warehouse/Distribution	2,564,112	50,206	2006	3,900,000	311,602	Chicago	100.0%	24	8
235 45th Street	Munster, IN	Warehouse/Distribution	1,906,647	35,000	2000	2,900,000	165,774	Chicago	100.0%	24	8
Total/Wtd. Avg.			$210,027,072	4,070,396		$319,450,000	$17,383,310		98.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The largest tenant at the Starwood Industrial Portfolio Properties, Bimbo Bakeries (“BBU”), accounts for approximately 2.6% of net rentable area and approximately 6.4% of underwritten base rent. BBU occupies 105,080 square feet across three of the Starwood Industrial Portfolio Properties. BBU is the American corporate arm of the Mexican multinational bakery product manufacturing company Grupo Bimbo. BBU owns brands such as Thomas, Sara Lee, Arnold, Brownberry, Oroweat, Entemann’s and BallPark. BBU operates more than 60 bakeries, employs more than 22,000 associates and distributes products through 11,000 sales routes throughout the United States. BBU has 3, 5-year renewal options remaining.

The second largest tenant at the Starwood Industrial Portfolio Properties, Communications Test Design, Inc. (“CTDI”), accounts for 6.6% of net rentable area and 4.9% of underwritten base rent. Founded in 1975, CTDI is a full-service, global engineering, repair and logistics company providing best-cost solutions to the communications industry. CTDI's customers include the major wireline and wireless telecom carriers, cable service providers, and major original equipment manufacturers from around the world. CTDI maintains its corporate headquarters in West Chester, Pennsylvania, and has more than 14,000 employees in over 90 facilities worldwide. CTDI has two, five-year renewal options remaining.

The third largest tenant at the Starwood Industrial Portfolio Properties, McJunkin Corp, accounts for approximately 3.5% of net rentable area and 4.1% of underwritten base rent. McJunkin Corp occupies 140,980 square feet and is an affiliate of MRC Global Inc. (NYSE: MRC). MRC Global Inc. is a large distributor of pipes, valves and fittings (PVF) and related infrastructure products and services to the energy industry. Through approximately 260 service locations worldwide, approximately 3,350 employees and with nearly 100 years of history, MRC Global Inc. provides supply chain solutions and technical product expertise to customers globally across diversified end-markets including the upstream, midstream (including gas utilities) and downstream (including industrials). MRC Global Inc. manages a complex network of over 200,000 SKUs and 11,000 suppliers simplifying the supply chain for its over 15,000 customers. As of the fiscal year ending December 31, 2018, MRC Global Inc. had total revenues of approximately $4.2 billion.

The Starwood Industrial Portfolio Properties are located in the following markets:

Chicago Industrial Market (51.4% of Portfolio Underwritten Net Cash Flow)

The Portfolio has a total of 19 properties located within the greater Chicago market, which comprise approximately 1.7 million square feet of net rentable area (42.4% of the Portfolio) and account for approximately $8.9 million of Underwritten Net Cash Flow. The Chicago market currently has approximately 21.7 million square feet of logistics, specialized industrial, and flex space under construction and is projected to absorb approximately 16.3 million square feet in 2019. Average market vacancy and asking rents across the logistics, specialized industrial, and flex property types for the market are 6.0% and $7.21 per square foot, respectively. The Starwood Industrial Portfolio Properties in the Chicago market within the Portfolio have an average in place base rent of $5.83 per square foot.

Indianapolis Industrial Market (28.5% of Portfolio Underwritten Net Cash Flow)

The Portfolio has a total of 8 properties located within the Indianapolis market, which comprise approximately 1.4 million square feet (33.2% of the Portfolio) and account for approximately $5.0 million of Underwritten Net Cash Flow. The Indianapolis market currently has approximately 10.5 million square feet of logistics, specialized industrial, and flex space under construction and is projected to absorb approximately 6.9 million square feet in 2019. Average market vacancy and asking rents across the logistics, specialized industrial, and flex property types for the market are 4.2% and $5.66 per square foot, respectively. The Starwood Industrial Portfolio Properties in the Indianapolis market within the Portfolio have an average in place base rent of $3.94 per square foot.

Columbus Industrial Market (11.4% of Portfolio Underwritten Net Cash Flow)

The Portfolio has a total of 3 properties located within the greater Columbus market, which comprise approximately 664,000 square feet of net rentable area (16.3% of the Portfolio) and account for approximately $2.0 million of Underwritten Net Cash Flow. The Columbus market currently has approximately 8.5 million square feet of logistics, specialized industrial, and flex space under construction and is projected to absorb approximately 1.3 million square feet in 2019. Average market vacancy and asking rent across the logistics, specialized industrial, and flex property types for the market are 4.9% and $5.27 per square foot, respectively. The Starwood Industrial Portfolio Properties in the Columbus market within the Portfolio have an average in place base rent of $3.41 per square foot.

Milwaukee Industrial Market (8.7% of Portfolio Underwritten Net Cash Flow)

The Portfolio has a total of 3 properties located within the greater Milwaukee market, which comprise approximately 329,000 square feet of net rentable area (8.1% of the Portfolio) and account for approximately $1.5 million of Underwritten Net Cash Flow. The Milwaukee market currently has approximately 3.7 million square feet of logistics, specialized industrial, and flex space under construction and is projected to absorb approximately 1.6 million square feet in 2019. Average market vacancy and asking rents across the logistics, specialized industrial, and flex property types for the market are 4.3% and $5.49 per square foot, respectively. The Starwood Industrial Portfolio Properties in the Milwaukee market within the Portfolio have an average in place base rent of $5.30 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Starwood Industrial Portfolio

Historical and Current Occupancy
2016(1)(2)	2017(1)(2)	2018(1)	Current Occupancy(3)
95.0%	94.2%	95.3%	98.4%
(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

(2)	Occupancies for 5701 North Meadows Drive and 5900 North Meadows Drive are not available for 2016 and 2017.

(3)	Current occupancy as of November 26, 2019.

Tenant Summary(1)
Tenant	Property Name	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Bimbo Bakeries(2)	Various	NR/NR/NR	105,080	2.6%	$11.61	6.4%	Various
CTDI	5900 North Meadows Drive	NR/NR/NR	269,831	6.6	$3.43	4.9	2/28/2023
McJunkin Corp.	101 45th Street	NR/NR/NR	140,980	3.5	$5.56	4.1	12/31/2023
Staley(3)	333 45th Street	NR/NR/NR	140,000	3.4	$5.12	3.8	7/31/2024
The Harvard Drug Store(4)	8401 Bearing Drive	NR/NR/NR	196,200	4.8	$3.56	3.7	6/30/2025
Foremost Groups(5)	Various	NR/NR/NR	141,846	3.5	$4.54	3.4	Various
Anixter International, Inc.	W234N2091 Ridgeview Parkway Court	NR/NR/NR	105,444	2.6	$5.88	3.3	6/30/2030
Meadowbrook Meat Company	2240 Creekside Parkway	NR/NR/NR	125,000	3.1	$4.85	3.2	3/31/2024
Mondelez	221 South Swift Road	NR/NR/NR	110,000	2.7	$5.36	3.1	8/31/2020
API Heat Transfer	4700 Ironwood Drive	NR/NR/NR	123,200	3.0	$4.67	3.0	7/31/2026
Total / Wtd. Avg. Major Tenants			1,457,581	35.8%	$5.06	38.8%
Remaining Tenants			2,546,898	62.6%	$4.56	61.2%
Total / Wtd. Avg. Occupied Collateral			4,004,479	98.4%	$4.74	100.0%
Vacant			65,917	1.6
Total			4,070,396	100.0%
(1)	Based on the underwritten rent roll dated as of November 26, 2019.

(2)	Bimbo Bakeries occupies 45,000 square feet at 12857 South Hamlin Court with a lease expiration date of November 30, 2029, 40,080 square feet at 1695 Glen Ellyn Road with a lease expiration date of February 28, 2027, and 20,000 square feet at 845 Telser Road with a lease expiration date of May 31, 2031.

(3)	Staley has the right to terminate its lease as of July 31, 2021 upon not less than 270 days prior written notice and payment of a termination fee equal to 6 months of the rent in effect as of the termination date plus the unamortized leasing commission amount equal to approximately $419,570.

(4)	The Harvard Drug Store has a one-time right to terminate its lease effective as of June 30, 2022, as follows- provided the tenant is (A) (i) not in default under the lease and (ii) occupying less than 75% of the leased premises, or (B) the landlord, after written notice from the tenant, is unable to accommodate an expansion of at least 20% of the leased premises, then the tenant may terminate the lease by giving the landlord written notice no later than June 30, 2021, and paying the landlord an early termination fee of $775,000.

(5)	Foremost Groups occupies 87,985 square feet at 6221-6241 Northwind Parkway with a lease expiration date of November 30, 2020 and 53,861 square feet at 6451-6471 Northwind Parkway with a lease expiration date of July 31, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Starwood Industrial Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring
Vacant	NAP	65,917	1.6%	NAP	NAP	65,917	1.6%	NAP	NAP
MTM & 2020	5	337,771	8.3	$1,716,192	9.0	403,688	9.9%	$1,716,192	9.0%
2021	6	403,470	9.9	1,966,932	10.4	807,158	19.8%	$3,683,124	19.4%
2022	7	345,204	8.5	1,657,680	8.7	1,152,362	28.3%	$5,340,804	28.1%
2023	8	994,622	24.4	4,024,416	21.2	2,146,984	52.7%	$9,365,220	49.3%
2024	8	596,861	14.7	2,773,104	14.6	2,743,845	67.4%	$12,138,324	63.9%
2025	4	331,862	8.2	1,441,428	7.6	3,075,707	75.6%	$13,579,752	71.5%
2026	3	249,750	6.1	1,218,864	6.4	3,325,457	81.7%	$14,798,616	77.9%
2027	1	40,080	1.0	478,356	2.5	3,365,537	82.7%	$15,276,972	80.4%
2028	0	0	0.0	0	0.0	3,365,537	82.7%	$15,276,972	80.4%
2029	1	45,000	1.1	443,256	2.3	3,410,537	83.8%	$15,720,228	82.8%
2030	3	253,564	6.2	1,510,044	7.9	3,664,101	90.0%	$17,230,272	90.7%
2031 & Thereafter	4	406,295	10.0	1,766,628	9.3	4,070,396	100.0%	$18,996,900	100.0%
Total	50	4,070,396	100.0%	$18,996,900	100.0%
(1)	Based on the underwritten rent roll dated as of November 26, 2019.

(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

Operating History and Underwritten Net Cash Flow(1)
	2017	2018	Underwritten	Per Square Foot	%(4)
Base Rent	$17,761,827	$18,194,059	$18,996,900	$4.67	68.5%
Credit Tenant Rent Steps(2)	0	0	125,409	0.03	0.5%
Rent Steps(3)	0	0	777,976	0.19	2.8%
Potential Income from Vacant Space	0	0	409,588	0.1	1.5%
Gross Potential Rent	$17,761,827	$18,194,059	$20,309,873	4.99	73.3%
Reimbursements	3,887,131	4,522,879	7,050,809	1.73	25.4%
Other Income	273,775	211,290	363,911	0.09	1.3%
Total Gross Income	$21,922,734	$22,928,228	$27,724,593	$6.81	100.0%
Economic Vacancy & Credit Loss	(863,911)	(601,476)	(1,386,230)	(0.34)	(5.3%)
Effective Gross Income	$21,058,823	$22,326,752	$26,338,363	$6.47	100.0%
Real Estate Taxes	$2,954,345	$3,195,756	$4,751,637	$1.17	18.0%
Insurance	112,657	83,689	253,241	0.06	1.0%
Management Fee	361,955	362,002	790,151	0.19	3.0%
Other Operating Expenses	1,306,160	1,572,106	1,666,224	0.41	6.3%
Total Operating Expenses	$4,735,117	$5,213,552	$7,461,253	$1.83	28.3%
Net Operating Income	$16,323,706	$17,113,200	$18,877,110	$4.64	71.7%
Replacement Reserves	0	0	610,559	0.15	2.3%
TILC	0	0	883,240	0.22	3.4%
Net Cash Flow	$16,323,706	$17,113,200	$17,383,310	$4.27	66.0%
(1)	Based on the underwritten rent roll as of November 26, 2019.

(2)	Represents straight-line average rent for tenants Bimbo Bakeries, Johnson Controls, FedEx Ground Package Systems, Inc., and The Harvard Drug Store through the earlier of the loan term or lease term.

(3)	Rent Steps are through December 2020.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

Property Management. The Starwood Industrial Portfolio Properties are managed by Becknell Services, L.L.C., an Illinois limited liability company and an affiliate of the borrowers.

Escrows and Reserves. On the origination date of the Starwood Industrial Portfolio Whole Loan, the borrowers funded reserves of $880,000 for roof repairs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

161 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

Starwood Industrial Portfolio

On each due date during the continuance of a Trigger Period, the borrowers will be required to fund the following reserves, (i) 1/12 of the real estate taxes that the lender estimates will be payable over the next-ensuing 12-month period, (ii) 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that an insurance reserve will be waived if the Starwood Industrial Portfolio Properties are covered under an acceptable blanket policy, (iii) 1/12 of the product of $0.15 multiplied by the aggregate square feet of the Starwood Industrial Portfolio Properties for capital expenditures (which currently equates to a monthly deposit of $50,880 during a Trigger Period), which monthly deposit is suspended for so long as the total amount in the capital expenditures reserve exceeds the product of $0.30 multiplied by the aggregate square feet of the Starwood Industrial Portfolio Properties, and (iv) 1/12 of the product of $0.35 multiplied by the aggregate square feet of the Starwood Industrial Portfolio Properties for tenant improvements and leasing commissions (which currently equates to a monthly deposit of $118,720 during a Trigger Period), which monthly deposit is suspended for so long as the total amount in the leasing reserve exceeds the product of $0.70 multiplied by the aggregate square feet of the Starwood Industrial Portfolio Properties.

Lockbox / Cash Management. The loan documents require a lender-controlled hard lockbox account with springing cash management. The borrowers are required to cause tenants to deposit rents directly into the lockbox account. In addition, the borrowers and the property manager are required to deposit all rents and gross revenue from the Starwood Industrial Portfolio Properties into such lockbox account within two business days of receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and applied to make required deposits into the tax and insurance reserves, if any, as described above under “—Escrows and Reserves,” to pay debt service on the Starwood Industrial Portfolio Whole Loan, to make required deposits into the replacement and rollover reserves, if any, as described above under “—Escrows and Reserves,” to pay operating expenses set forth in the annual budget (which must be reasonably approved by the lender during a Trigger Period) and lender-approved extraordinary expenses, and to pay any remainder to a cash collateral account to be held as additional security for the Starwood Industrial Portfolio Whole Loan during the continuance of such Trigger Period.

A “Trigger Period” means a period commencing upon (i) an event of default under the loan documents, or (ii) the debt yield of the Starwood Industrial Portfolio Whole Loan falling below 6.25% as of the last day of any calendar quarter.

A Trigger Period will expire upon (a) in the case of a Trigger Period caused by the event described in clause (i) above, such event of default being cured (and the cure having been accepted by the lender), or (ii) in the case of a Trigger Period caused by the event described in clause (ii) above, upon the debt yield being equal to or greater than 6.25% as of the last day of any calendar quarter. The borrowers may cure a Trigger Period caused by clause (ii) above by delivering to the lender cash or a letter of credit meeting the requirements of the loan documents in an amount which, if applied to repay the outstanding principal balance of the Starwood Industrial Portfolio Whole Loan would cause the debt yield to equal 6.25%.

Current Mezzanine or Secured Subordinate Indebtedness. The Starwood Industrial Portfolio Subordinate Companion Loan, with an outstanding principal balance as of the Cut-off Date of $65,527,027 accrues interest at a fixed rate of 3.23100% per annum. The Starwood Industrial Portfolio Subordinate Companion Loan has a ten-year term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Starwood Industrial Portfolio Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Secured Subordinate Indebtedness. None.

Partial Release. In connection with an arm’s length sale of an individual property to an unrelated third party, the borrowers may obtain the release of an individual property or properties from the lien of the Starwood Industrial Portfolio Whole Loan after the Defeasance Lockout Expiration Date (as defined below), upon prepayment of the applicable Release Price (as defined below) for the subject property or properties, together with, if prior to the open period, a prepayment fee equal to the greater of (i) 1% of the applicable Release Price and (ii) a yield maintenance premium, and satisfaction of the conditions set forth in the loan documents, including but not limited to: (a) the debt yield after giving effect to such release is at least the greater of (x) 7.77% and (y) the debt yield immediately prior to such release (which such prong (y) of the test will not apply if the debt yield after such release is greater than 8.45%) and (b) no event of default under the loan documents has occurred and is continuing. In addition to the foregoing, no partial release will be permitted unless the loan-to-value ratio of the remaining properties (such value to be determined by lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC trust and which will exclude the value of personal property or going concern value, if any) is greater than 125%. The borrowers may make an additional prepayment of the Starwood Industrial Portfolio Whole Loan in order to satisfy the foregoing REMIC test.

A “Defeasance Lockout Expiration Date” means the earlier of (A) two years after the “startup day” of the final REMIC that holds any note that evidences all or any portion of the Starwood Industrial Portfolio Whole Loan or (B) November 26, 2022.

A “Release Price” means (i) for releases with respect to the first 20% prepaid in connection with releases, 105% of the related allocated loan amount for such released property and (ii) for all releases after 20% has been prepaid in connection with releases, 110% of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Starwood Industrial Portfolio

related allocated loan amount for such released property, and (iii) in connection with a release that would result in and exceed the Release Amount Adjustment Trigger (defined below), an amount equal to the sum of: (a) the portion of the allocated loan amount for such property(ies) being released, such that if calculated by the immediately preceding clause (i), such release price would result in (but not exceed) the Release Amount Adjustment Trigger, multiplied by 105%, plus (b) the remaining allocated loan amount for such property(ies), multiplied by 110%.

A “Release Amount Adjustment Trigger” will occur upon the prepayment of the first 20% of the outstanding principal balance in connection with the release of one or more properties pursuant to the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

163 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

650 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

164 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

650 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

165 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

650 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

166 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

650 Madison Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	CREFI	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/KBRA)(2):	BBB-/BBB-	Property Type - Subtype:	Mixed Use – Office/Retail
Original Principal Balance:	$37,900,000	Net Rentable Area (SF):	600,415
Cut-off Date Principal Balance(3):	$37,900,000	Location:	New York, NY
% of Pool by IPB:	5.7%	Year Built / Renovated:	1957, 1987 / 2015
Loan Purpose:	Refinance	Occupancy:	97.4%
Borrower:	650 Madison Owner LLC	Occupancy Date:	10/1/2019
Loan Sponsors:	Vornado Realty L.P., OPG	Number of Tenants(6):	17
	Investment Holdings (US), LLC	2016 NOI:	$42,701,194
Interest Rate:	3.48600%	2017 NOI:	$46,541,346
Note Date:	11/26/2019	2018 NOI:	$48,557,496
Maturity Date:	12/8/2029	TTM NOI (as of 9/2019)(7):	$50,961,537
Interest-only Period:	120 months	UW Economic Occupancy:	96.3%
Original Term:	120 months	UW Revenues:	$87,327,989
Original Amortization:	None	UW Expenses:	$28,901,495
Amortization Type:	Interest Only	UW NOI(7):	$58,426,495
Call Protection(4):	L(26),Def(87),O(7)	UW NCF:	$56,776,391
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$1,210,000,000 / $2,015
Additional Debt:	Yes	Appraisal Date:	10/31/2019
Additional Debt Balance:	$548,900,000 / $213,200,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(5)				Financial Information (3)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$977	$1,332
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$977	$1,332
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	48.5%	66.1%
TI/LC:	$0	Springing	N/A	Maturity Date LTV:	48.5%	66.1%
Other:	$9,576,014	$0	N/A	UW NCF DSCR:	2.74x	2.01x
				UW NOI Debt Yield:	10.0%	7.3%

(1)	The 650 Madison Avenue Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), BMO Harris Bank N.A. (“BMO Harris”), and Goldman Sachs Bank USA (“GSBI”).

(2)	Fitch and KBRA have confirmed that the 650 Madison Avenue Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.
(3)	The Cut-off Date Balance of $37,900,000 represents the non-controlling Note A-1-7, which is part of the 650 Madison Avenue Whole Loan evidenced by 25 notes having an aggregate outstanding principal balance as of the Cut-off Date of $800,000,000. For additional information see “The Loan” herein.

(4)	The lockout period, with respect to a defeasance of the 650 Madison Avenue, will be at least 26 payment dates beginning with and including the first payment date of January 8, 2020. Defeasance of the full $800.0 million 650 Madison Avenue Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 26, 2022. Prepayment in whole, but not in part, of the 650 Madison Avenue Whole Loan is permitted at any time prior to June 8, 2029 with the payment of a yield maintenance premium.

(5)	For a full description of Escrows and Reserves, please refer “Escrows and Reserves” below. Initial Other reserves consist of (i) $3,197,699 for outstanding tenant improvements and/or leasing commissions and (ii) $6,378,315 for free rent.

(6)	Based on the office component only.

(7)	The increase from TTM NOI (as of 9/2019) to UW NOI at the 650 Madison Avenue Property is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

650 Madison Avenue

Sources and Use(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$586,800,000	70.7%	Loan Payoff	$800,000,000	96.4%
Junior Notes	213,200,000	25.7	Defeasance Costs	14,157,786	1.7
Existing Loan Reserves	20,051,781	2.4	Upfront Reserves	9,576,014	1.2
Principals New Cash Contribution	9,510,787	1.1	Closing Costs	5,828,767	0.7
Total Sources	$829,562,568	100.0%	Total Uses	$829,562,568	100.0%
(1)	The borrower sponsors acquired the 650 Madison Avenue Property for a purchase price of approximately $1.3 billion in 2013. Since acquisition, the borrower sponsors have invested approximately $37.5 million in capital expenditures and $51.6 million in tenant improvements and leasing commissions at the 650 Madison Avenue Property, implying total hard equity of $583.4 million remaining in the transaction following the closing of the 650 Madison Avenue Whole Loan.

The Loan. The 650 Madison Avenue mortgage loan (the “650 Madison Avenue Loan”) is part of a whole loan (the “650 Madison Avenue Whole Loan”) evidenced by 26 notes comprising (i) 22 senior pari passu notes (collectively the “650 Madison Avenue Senior Pari Passu Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $586,800,000, and (ii) four junior pari passu notes (collectively, the “650 Madison Avenue Junior Non-Trust Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes are subordinate to the 650 Madison Avenue Senior Pari Passu Notes and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans —The 650 Madison Avenue Whole Loan” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 650 Madison Avenue Whole Loan is $800,000,000. The 650 Madison Avenue Whole Loan is secured by the borrower’s fee simple interest in a Class A office and retail building located in New York, New York (the “650 Madison Avenue Property”). The 650 Madison Avenue Loan, which is evidenced by the non-controlling Note A-1-7, has an outstanding principal balance as of the Cut-off Date of $37,900,000 and represents approximately 5.7% of the Initial Pool Balance. The related companion loans are evidenced by (i) 21 senior pari passu notes (collectively, the “650 Madison Avenue Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $548,900,000 and (ii) the 650 Madison Avenue Junior Non-Trust Notes, as detailed in the note summary table below. The 650 Madison Avenue Whole Loan was originated by CREFI, BCREI, BMO Harris and GSBI on November 26, 2019. Each note evidencing the 650 Madison Avenue Whole Loan has an interest rate of 3.48600% per annum. The borrower utilized the proceeds of the 650 Madison Avenue Whole Loan, existing loan reserves and new borrower sponsor equity to refinance the existing debt on the 650 Madison Avenue Property, fund upfront reserves and pay closing and defeasance costs.

The table below summarizes the promissory notes that comprise the 650 Madison Avenue Whole Loan. The relationship between the holders of the 650 Madison Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans—The Non-Serviced AB Whole Loans—The 650 Madison Avenue Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$50,000,000	$50,000,000	CGCMT 2019-C7	No(1)
Note A-1-3, A-2-1	50,000,000	50,000,000	GSMS 2020-GC45	No
Note A-1-4	50,000,000	50,000,000	CREFI(2)	No
Note A-1-5	45,000,000	45,000,000	Benchmark 2020-B16(3)	No
Note A-1-6	50,000,000	50,000,000	CREFI(2)	No
Note A-1-7	37,900,000	37,900,000	Benchmark 2020-IG1	No
Note A-1-2-1	40,000,000	40,000,000	CCRE(2)	No
Note A-2-2, A-2-3, A-2-4, A-2-5, A-2-6, A-2-7, A-2-8	116,450,000	116,450,000	GSBI(2)	No
Note A-3-1	60,000,000	60,000,000	BBCMS 2020-C6	No
Note A-3-2, A-3-3	86,450,000	86,450,000	BCREI(2)	No
Note A-4, A-5, A-6, A-7	1,000,000	1,000,000	MAD 2019-650M	No
Senior Notes	$586,800,000	$586,800,000
Note B-1, B-2, B-3, B-4	213,200,000	213,200,000	MAD 2019-650M	Yes(1)
Whole Loan	$800,000,000	$800,000,000
(1)	The initial Controlling Note is note B-1, so long as no related control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the Controlling Note will be note A-1-1. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loans— The 650 Madison Avenue Whole Loan” in the Preliminary Prospectus.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	The Benchmark 2020-B16 transaction is expected to close on or about February 12, 2020.

The Borrower. The borrower is 650 Madison Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 650 Madison Avenue Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

168 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

650 Madison Avenue

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantors are Vornado Realty L.P. (“Vornado”) and OPG Investment Holdings (US), LLC (“Oxford Guarantor”). Vornado and Oxford Guarantor are liable on a several basis, 50% to Vornado and 50% to Oxford Guarantor, subject to, with respect to each guarantor, an $80,000,000 cap on the full recourse carve-outs relating to bankruptcy and substantive consolidation and a $400,000,000 cap on all other guaranteed obligations. The loan sponsors of the 650 Madison Avenue Loan are Vornado and Oxford Guarantor. Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, high-value street retail and other property types primarily located in New York City, aggregating over 37.1 million square feet Oxford is a global real estate investor with approximately $45.0 billion of assets under management on behalf of Ontario Municipal Employees Retirement System (“OMERS”), one of Canada’s largest pension plans. In New York City, Oxford partnered with Crown Acquisitions to acquire Olympic Tower (a 380,000 square feet office tower with retail space which includes the Cartier Mansion, Versace townhouse, Furla, and Armani Exchange), and with the Related Companies in the development of Hudson Yards. The joint venture of Vornado and Oxford includes other investors such as Crown Acquisitions. Crown Acquisitions is a real estate firm focused on luxury retail and has previously served as the 650 Madison Avenue Property’s retail operating advisor.

The Property. The 650 Madison Avenue Property is a 27-story, 600,415 square foot Class A office building with grade level retail located in Midtown Manhattan on Madison Avenue between 59th and 60th Streets. The 650 Madison Avenue Property consists of 543,834 square feet of Class A office space, 22,310 square feet of ground floor retail space, and 34,271 square feet of below-grade storage and flex space. The 650 Madison Avenue Property was originally constructed in 1957 as an eight-story building and in 1987 underwent a significant expansion and renovation that added the office tower. Based on the underwritten rent roll dated October 1, 2019, the 650 Madison Avenue Property is currently 97.4% leased (based on net rentable area) to a diverse tenant roster including fashion (Ralph Lauren Corporation (“Ralph Lauren”)), healthcare (Memorial Sloan Kettering Cancer Center (“MSKCC”), luxury goods (Celine, Inc. (“Celine”)), as well as finance (Willett Advisors LLC). The top three tenants by U/W Gross Rent are all investment grade rated tenants and account for 64.6% of net rentable area and 58.9% of U/W Gross Rent.

Office (92.0% of NRA; 74.5% of in-place U/W Gross Rent) The 543,834 square feet of Class A office space at the 650 Madison Avenue Property is currently 97.9% occupied by 17 tenants that collectively contribute 72.0% of U/W Base Rent and 74.5% of U/W Gross Rent (inclusive of storage rent derived from office tenants). 358,491 square feet of the office space (65.9% of Class A office net rentable area) at the 650 Madison Avenue Property is leased to two investment grade-rated office tenants (Ralph Lauren and MSKCC).

The 650 Madison Avenue Property occupies a full block along Madison Avenue between East 59th and 60th Streets within the Plaza District office submarket and the Madison Avenue retail submarket. The Plaza District is the largest office submarket by sq. ft. in the United States and is bounded by 65th Street to the north, the East River to the east, 47th Street on the south, and Avenue of the Americas on the west. The Madison Avenue retail submarket is located on Madison Avenue between 57th and 72nd Streets. According to the appraisal, Class A office space in the Plaza District had an inventory of approximately 78.2 million square feet of office space, direct asking rents of $99.29 per square foot and a direct vacancy rate of 8.1% as of the third quarter of 2019. According to the appraisal, the 650 Madison Avenue Property is located within the Madison/Fifth Avenue Class A office micro-market. As of the third quarter of 2019, the Madison/Fifth Avenue Class A office micro-market had an inventory of approximately 18.9 million sq. ft. of office space and direct asking rents of $102.23 per square foot. The 650 Madison Avenue Property’s U/W Gross Rents for office space range from $94.04 per square foot. to $176.76 per square foot, which is comparable to the Direct Asking Rent per sq. ft. for the appraiser’s competitive set as set forth below.

Major Office Tenants.

Ralph Lauren (277,016 square feet; 46.1% of NRA; 32.5% of U/W Base Rent): Ralph Lauren (rated A2/A- by Moody’s/S&P), occupies 46.1% of the 650 Madison Avenue Property’s net rentable area and accounts for 36.0% of U/W Gross Rent. The tenant has occupied space in the 650 Madison Avenue Property since 1989 and has expanded several times. The 650 Madison Avenue Property serves as Ralph Lauren’s international headquarters. Ralph Lauren designs, markets, and distributes apparel, accessories, fragrances, and home furnishings under a wide range of brands and its operations include wholesale, retail, and licensing.

Memorial Sloan Kettering Cancer Center (100,700 square feet; 16.8% of NRA; 12.3% of U/W Base Rent): MSKCC (rated AA/Aa3/AA- by Moody’s/Fitch/S&P), occupies 16.8% of the 650 Madison Avenue Property’s net rentable area and accounts for 13.0% of U/W Gross Rent. MSKCC signed a 10-year lease in 2013 to take over the approximately 100,000 square foot. medical office space that was previously occupied by Columbia Doctors, a faculty-run medical practice of Columbia University. The tenant has a separate entrance on the 60th Street and uses the space for medical purposes. MSKCC is a cancer treatment and research institution in New York City, founded in 1884 as the New York Cancer Hospital. MSKCC is the largest and oldest private cancer center in the world, and is one of 50 National Cancer Institute-designated Comprehensive Cancer Centers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

650 Madison Avenue

Retail (5.3% of NRA; 25.5% of in-place U/W Gross Rent) The 22,310 square feet of ground floor retail space at the 650 Madison Avenue Property is currently 87.4% occupied by five tenants that collectively contribute 28.0% of U/W Base Rent and 25.5% of U/W Gross Rent (inclusive of storage rent derived from retail tenants).

The ground floor retail space spans an entire block of the Madison Avenue retail corridor and, along with the second floor office space, was previously primarily occupied by Crate & Barrel until 2015. Since then, the borrower sponsors have executed leases with multiple luxury retailers including Celine, Moncler USA Inc (“Moncler”) (each utilizing its space as its respective brand’s flagship location) and B.A.P.E. in the ground floor retail space and an institutional tenant, Sotheby’s Int’l Realty Inc (“Sotheby’s”), in the second floor office space. The re-leasing has further diversified the rent roll at the 650 Madison Avenue Property and, based on U/W Gross Rent, the new leases have extended the weighted average lease expiration date of the space previously occupied by Crate & Barrel (excluding Tod’s, which has been a ground floor retail tenant at the 650 Madison Avenue Property since 1998) to August 2029.

Major Retail Tenant.

Celine Inc. (10,223 square feet.; 1.7% of NRA; 11.3% of U/W Base Rent): LVMH (rated A1/A+ by Moody’s/S&P), occupies 1.7% of net rentable area and accounts for 10.0% of U/W Gross Rent. Founded in 1945 by Céline Vipiana, Celine is a French ready-to-wear and leather luxury goods brand that has been owned by LVMH group (OTCMKTS: LVMUY) since 1996. The brand owns approximately 140 stores worldwide and is distributed through a network including department stores such as Barneys New York (New York), Bergdorf Goodman (New York), Harrods (London) and Galeries Lafayette (Paris). The retail space showcases Celine’s NYC flagship store as well as the world’s largest Celine store.

Competitive Set (Office Buildings)(1)
						Direct Asking Rent per SF
Property	Office Area (NRA)	Direct Avail. SF	Sublease Avail. SF	Occupied % Direct	Occupied % Total	Low	High
510 Madison Avenue	350,000	12,640	11,500	96.4%	93.1%	$99.00	$129.00
520 Madison Avenue	849,600	114,847	0	86.5%	86.5%	$105.00	$128.00
590 Madison Avenue	1,016,413	215,501	32,189	78.8%	75.6%	$90.00	$145.00
660 Madison Avenue	239,113	0	24,544	100.0%	89.7%	NAP	NAP
712 Fifth Avenue	457,281	72,333	12,090	84.2%	81.5%	$115.00	$175.00
745 Fifth Avenue	410,000	17,938	22,301	95.6%	90.2%	$128.00	$150.00
399 Park Avenue	1,250,000	96,203	47,488	92.3%	88.5%	$110.00	$110.00
450 Park Avenue	247,242	7,841	0	96.8%	96.8%	$125.00	$125.00
499 Park Avenue	265,000	11,303	11,512	95.7%	91.4%	$100.00	$100.00
Total	5,084,649	548,606	161,624
Wtd. Avg.(2)	564,961	60,956	17,958	89.2%	86.0%	$90.00	$175.00
(1)	Source: Appraisal.

(2)	Wtd. Avg. figures for the Direct Asking Rent per square feet represent the low and high end of each respective range.

The appraiser concluded blended market rents of $108.87 per square foot and $986.96 per square foot for the office and ground level retail space, respectively. Based on the appraiser’s market rents, the 650 Madison Avenue Property’s in-place rent is approximately 8.0% below market rent.

Market Rent Analysis (Office)		Market Rent Analysis (Retail)
Floors	Rent PSF	Tenant Category	Rent PSF
Concourse	$50.00	Below Grade	$35.00
2 to 7	$97.00	60th Corner	$1,250.00
8 to 10	$106.00	60th Street	$250.00
11 to 15	$116.00	59th Corner	$1,250.00
16 to 18	$127.00	59th Street	$350.00
19 to 22	$137.00	59th Midblock	$550.00
23 to 27	$147.00	Inline	$1,250.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

170 of 176

Structural and Collateral Term Sheet	Benchmark 2020-IG1

650 Madison Avenue

Tenant Summary(1)
Office Tenant Names	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date(4)
Ralph Lauren(5)	NR / A2 / A-	277,016	46.1%	$89.41	32.5%	12/31/2024
Memorial Sloan Kettering Cancer Center(6)	AA / Aa3 / AA-	100,700	16.8	$92.97	12.3	7/31/2023
Willett Advisors LLC	NR / NR / NR	25,732	4.3	$155.00	5.2	12/31/2024
Sotheby’s Int’l Realty, Inc.(7)	NR / B3 / B+	37,772	6.3	$91.60	4.5	11/30/2035
BC Partners Inc.		19,380	3.2	$118.58	3.0	1/31/2027
Largest Office Tenants		460,600	76.7%	$95.26	57.6%
Remaining Office Tenants		92,080	15.3	$119.00	14.4
Total / Wtd. Avg. All Office Tenants		552,680	92.0%	$99.21	72.0%

Retail Tenant Names	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
Celine	NR / A1 / A+	10,223	1.7%	$841.24	11.3%	2/28/2029
Moncler(8)	NR / NR / NR	8,985	1.5	$667.78	7.9	8/31/2026
Tod’s	NR / NR / NR	7,867	1.3	$680.90	7.0	10/13/2023
B.A.P.E.(9)	NR / NR / NR	3,705	0.6	$298.52	1.5	7/31/2030
Domenico Vacca(9)	NR / NR / NR	1,202	0.2	$239.60	0.4	3/30/2030
Largest Retail Tenants		31,982	5.3%	$667.58	28.0%

Vacant		15,753	2.6	NAP	NAP
Total / Wtd. Avg.(10)		600,415	100.0%	$130.31	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants. Base Rent excludes $10,080 attributable to an elevator marketing contract with Captivate LLC (0 sq. ft.).

(4)	Certain tenants reflected in the chart above and other tenants, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus for more information regarding the foregoing and related tenant issues.

(5)	Ralph Lauren has one, 10-year renewal option under its lease.

(6)	Memorial Sloan Kettering Cancer Center has the one-time option to terminate its lease upon at least 18 months prior written notice to the landlord, provided that (a) the termination date is not earlier than July 1, 2020, (b) the termination date is not later than June 30, 2022, (c) the termination date is at least 18 months following the date upon which the termination notice is received by the landlord and (d) MSKCC pays to the landlord the termination payment simultaneously with the giving of such termination notice. The tenant also has one, five-year renewal option in its lease.

(7)	Sotheby’s International Realty, Inc. has one, five-year renewal option in its lease.

(8)	Moncler has one, five-year renewal option in its lease.

(9)	B.A.P.E. and Domenico Vacca are currently completing the build-out of their space and are expected to take occupancy in early 2020.

(10)	Total tenant Net Rentable Area is inclusive of the property management office but there is no associated rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

650 Madison Avenue

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% Base Rent Expiring(3)	Cumulative Sq. Ft. Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	15,753	2.6%	NAP	NAP	15,753	2.6%	NAP	NAP
MTM	0	0	0.0%	$0	0.0%	15,753	2.6%	$0	0.0%
2020	2	20,317	3.4	$2,479,060	3.3	36,070	6.0%	$2,479,060	3.3%
2021	3	12,888	2.2	$1,538,559	2.0	48,958	8.2%	$4,017,619	5.3%
2022	2	3,218	0.5	$353,980	0.5	52,176	8.7%	$4,371,599	5.7%
2023	4	114,905	19.2	$15,320,804	20.1	167,081	27.9%	$19,692,403	25.8%
2024	13	313,250	52.3	$30,121,123	39.5	480,331	80.2%	$49,813,526	65.4%
2025	1	6,341	1.1	$729,215	1.0	486,672	81.2%	$50,542,741	66.3%
2026	2	16,755	2.8	$6,971,250	9.1	503,427	84.0%	$57,513,991	75.5%
2027	4	30,029	5.0	$3,866,158	5.1	533,456	89.0%	$61,380,150	80.6%
2028	1	0	0.0	$10,080	0.0	533,456	89.0%	$61,390,230	80.6%
2029	1	10,223	1.7	$8,600,017	11.3	543,679	90.7%	$69,990,246	91.9%
2030 and Thereafter	5	55,540	9.3	$6,204,320	8.1	599,219	100.0%	$76,194,567	100.0%
Total / Wtd. Avg.(4)	38	599,219	100.0%	$76,194,567	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2019.

(2)	Calculated based on the approximate square footage occupied by each collateral tenant.

(3)	Underwritten Base Rent includes contractual rent steps through July 2020 for non-investment grade-rated tenants and the straight-line average for investment grade-rated tenants.

(4)	Excludes 1,196 square feet which is non-revenue and attributable to the property management office.

Cash Flow Analysis.

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	TTM(2)	Underwritten	U/W (PSF)	%(3)
Base Rent(4)	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$74,787,979	$124.56	95.7%
Potential Income	0	0	0	0	3,327,410	$5.54	4.3%
Gross Potential Rent	$60,021,833	$65,301,771	$65,936,214	$68,490,075	$78,115,389	$130.10	100.0%
Reimbursements	7,020,651	7,750,395	8,784,226	9,361,042	10,762,016	$17.92	13.8%
Rent Steps(5)	0	0	0	0	1,406,588	$2.34	1.8%
Other Income	222,390	265,643	319,055	362,098	371,407	$0.62	0.5%
Less: Vacancy(6)	(86,339)	(829,105)	(0)	(75,003)	(3,327,410)	($5.54)	(4.3%)
Effective Gross Income	$67,178,535	$72,488,704	$75,039,495	$78,288,218	$87,327,989	$145.45	100.0%
Real Estate Taxes	15,935,782	16,699,910	17,606,496	18,301,078	19,659,925	$32.74	22.5%
Insurance	396,387	393,355	378,835	380,309	382,942	$0.64	0.4%
Management Fee	1,117,542	1,475,379	1,413,137	1,402,802	873,280	$1.45	1.0%
Total Other Expenses	7,027,630	7,378,714	7,083,531	7,242,492	7,985,348	$13.30	9.1%
Net Operating Income(7)	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$58,426,495	$97.31	66.9%
Replacement Reserves	0	0	0	0	150,104	$0.25	0.2%
TI/LC	0	0	0	0	1,500,000	$2.50	1.7%
Net Cash Flow	$42,701,194	$46,541,346	$48,557,496	$50,961,537	$56,776,391	$94.56	65.0%
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	TTM represents the trailing 12-month period ending September 30, 2019.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Base Rent is based on the underwritten rent roll dated October 1, 2019. Base Rent excludes free rent due during each applicable period.
(5)	Contractual rent steps include $1,406,588 underwritten for various tenants through July 1, 2020.
(6)	Underwritten Vacancy represents the underwritten economic vacancy of 3.7%.
(7)	The increase from TTM 9/30/2019 Net Operating Income to Underwritten Net Operating Income at the 650 Madison Avenue Property is primarily attributable to the signing of six new leases since December 2018 as well as contractual rent steps. .

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

650 Madison Avenue

Property Management.   The 650 Madison Avenue Property is managed by 650 Madison Office Manager LLC with respect to the office space and 650 Madison Retail Manager LLC with respect to the retail space, each a Delaware limited liability company and an affiliate of the loan sponsor, pursuant to separate management agreements. Under the 650 Madison Avenue Whole Loan documents, the lender may require the borrower to terminate any management agreement and replace the applicable property manager if: (i) an event of default under the 650 Madison Avenue Whole Loan documents exists, (ii) there exists a material default by the property manager under the management agreement beyond all applicable notice and cure periods, or (iii) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the 650 Madison Avenue Whole Loan documents, the borrower may, without lender’s approval and without a rating agency confirmation, terminate the management agreement and replace the manager with certain managers as set forth in the 650 Madison Avenue Whole Loan documents.

Escrows and Reserves.   At origination of the 650 Madison Avenue Whole Loan, the borrower funded reserves of (i) $3,197,699 for outstanding tenant improvements and/or leasing commissions and (ii) $6,378,315 for free rent.

Tax Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or 650 Madison Avenue Specified Tenant Trigger Period, the borrower is required to deposit 1/12 of an amount which would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, insurance deposits are required in an amount equal to 1/12 of an amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof. If the liability or casualty insurance policy maintained by the borrower covering the 650 Madison Avenue Property constitutes an acceptable blanket policy, then no insurance deposits are required.

TI/LC Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the rollover account an amount equal to $125,000.

Replacement Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period, the borrower is required to deposit into the capital expenditure account an amount equal to 1/12 of $0.25 multiplied by the aggregate number of rentable sq. ft. then contained in the 650 Madison Avenue Property, which for avoidance of doubt will exclude rentable square footage contained in any Condominium Unit that was previously released from the collateral for the 650 Madison Avenue Whole Loan.

Operating Expense Reserve: On each monthly payment date during the continuance of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, the borrower is required to deposit into the operating expense account an amount sufficient to pay monthly operating expenses for the month immediately preceding the month in which such payment date occurs in accordance with the approved annual budget.

Lockbox / Cash Management. The 650 Madison Avenue Whole Loan is subject to a hard lockbox with springing cash management. The borrower is required to cause all rents to be delivered directly to the clearing account with the clearing bank. During the continuance of a 650 Madison Avenue Trigger Period (as defined below) or a 650 Madison Avenue Specified Tenant Trigger Period (as defined below), the clearing bank will be required to transfer all amounts on deposit in the clearing account once each business day to the cash management account. Funds on deposit in the cash management account will be applied on each payment date in the order and priority set forth in the loan documents. In the absence of a 650 Madison Avenue Trigger Period or a 650 Madison Avenue Specified Tenant Trigger Period, all excess cash flow will be deposited into the borrower’s operating account. During a 650 Madison Avenue Trigger Period, the excess cash flow will be held by the lender and applied in accordance with the terms of the loan documents.

A “650 Madison Avenue Trigger Period” means a period (A) commencing upon the earliest to occur of: (i) the debt yield falling below 6.00% for two consecutive quarters, or (ii) an event of default, and (B) terminating upon (x) with respect to clause (i) above, the debt yield being equal or greater than 6.00% for two consecutive quarters or the delivery by borrower to lender of cash collateral or a letter of credit in order to achieve such debt yield, or (y) with respect to clause (ii) above, the event of default has been cured.

For the avoidance of doubt, the existence of a 650 Madison Specified Tenant Trigger Period will not, by itself, cause a 650 Madison Trigger Period.

Upon a 650 Madison Specified Tenant Trigger Period and prior to a 650 Madison Specified Tenant Trigger Period Cure (as defined below), a Specified Tenant (as defined below) reserve will be funded monthly until the lender has swept up to $80.00 per sq. ft. for the vacating Specified Tenant space into the Specified Tenant reserve. Funds in the Specified Tenant reserve will be released to the borrower upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

650 Madison Avenue

A “650 Madison Avenue Specified Tenant Trigger Period” means a period commencing upon the earliest of: (i) any bankruptcy of Ralph Lauren (together with any single tenant replacing the foregoing and paying no less than 30% of the total gross rent payable at the Property, a “Specified Tenant”), (ii) delivery of any notice of termination or cancellation by a Specified Tenant for all or any portion of the Specified Tenant’s lease and/or if any Specified Tenant’s lease fails to otherwise be in full force and effect, (iii) the Specified Tenant being in monetary default of base rent or any material non-monetary default under the Specified Tenant’s lease beyond applicable notice and cure periods, (iv) the Specified Tenant failing to be in actual, physical possession and operating or dark in the Specified Tenant’s space, provided that it will not be a trigger under this clause (iv) if such Specified Tenant is rated an investment grade rated tenant by at least one of Moody’s, S&P and/or Fitch, or (v) a Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease upon the earlier to occur of 18 months prior to its then current applicable lease expiration and the renewal notice period required under the applicable lease, and ending upon the occurrence of an applicable 650 Madison Avenue Specified Tenant Trigger Period Cure.

A “650 Madison Avenue Specified Tenant Trigger Period Cure” means as applicable, (a) the Specified Tenant affirming its lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order, (b) the lender’s receipt of reasonably satisfactory evidence that, among other things, the applicable vacant or dark space referred to in clause (iv) of the definition of “650 Madison Avenue Specified Tenant Trigger Period” is leased, open for business and the applicable tenant is paying full unabated rent, (c) the lender’s receipt of evidence reasonably satisfactory that the default under the Specified Tenant’s lease has been cured, (d) the Specified Tenant’s revocation or rescission of all termination or cancellation notices with respect to the Specified Tenant’s lease and reaffirmation that the Specified Tenant’s lease is in full force and effect, and/or (e) the lender receives reasonably satisfactory evidence that (i) the Specified Tenant has renewed its lease prior to its then applicable lease expiration or (ii) the Specified Tenant’s space is leased for a minimum term of five (5) years, the replacement tenant has taken actual physical possession of the Specified Tenant’s space and the replacement tenant is paying full unabated rent. A 650 Madison Avenue Specified Tenant Trigger Period Cure will also be deemed to have occurred if the debt yield is equal to or greater than 7.5% (excluding gross revenue from any Specified Tenant who is then subject to a 650 Madison Avenue Specified Tenant Trigger Period, but including revenue on a pro forma basis from any new lease with respect to all or any portion of the space demised to such Specified Tenant that was entered into in accordance with the terms of this 650 Madison Avenue Whole Loan agreement).

Condominium Conversion. The borrower has the right to convert the entire 650 Madison Avenue Property to a commercial condominium form of ownership (a “Condominium Conversion”), provided that, among other conditions (i) the resulting condominium regime (the “Condominium”) consists exclusively of the three condominium units (collectively, the “Condominium Units”, each, a “Condominium Unit”) identified in the 650 Madison Avenue Whole Loan documents, (ii) no event of default is continuing, (iii) the condominium declaration and bylaws, all related documents, instruments and agreements (collectively the “Condominium Documents”) will be in the respective forms indicated in the 650 Madison Avenue Whole Loan documents or as otherwise approved by the lender in writing (which approval must not be unreasonably withheld, conditioned or delayed), and (iv) the borrower delivers to the lender such usual and customary documents and other agreements as may be reasonably required by the lender in connection with the Condominium Conversion, including, but not limited to, an amendment to the mortgage and amendments and reaffirmations to the terms and conditions of the 650 Madison Avenue Whole Loan documents reasonably required by the lender, and (v) the borrower has the right to transfer the Condominium Units to one or more transferee borrowers that will assume on a joint and several basis all of borrower’s obligations under the 650 Madison Avenue Whole Loan documents, provided (A) such transferee borrowers will be either (I) controlled by an eligible qualified owner in accordance with the 650 Madison Avenue Whole Loan documents that owns (x) by itself, at least 20% of the common equity interest in such transferee borrowers and (y) together with one or more other eligible qualified owner and/or institutional investors, at least 51% of the common equity interest in such transferee borrowers, with any person owning 10% or more of the equity interests in transferee borrower being a qualified transferee or (II) owned and controlled by one or more entities approved by the lender that are qualified transferees and are otherwise qualified to own the 650 Madison Avenue Property, and (B) rating agency confirmation will be required solely with respect to the legal structure of the transferee borrower(s), the documentation of the loan assumption and the related legal opinions

Current Mezzanine or Secured Subordinate Indebtedness.  On the origination date, CREFI, BCREI, BMO Harris and GSBI funded the 650 Madison Avenue Junior Non-Trust Notes in the amount of $213,200,000. The 650 Madison Avenue Junior Non-Trust Notes have an interest rate of 3.48600% per annum and is coterminous with the 650 Madison Avenue Senior Pari Passu Notes. The 650 Madison Avenue Whole Loan is subject to a co-lender agreement. Based on the 650 Madison Avenue Whole Loan Cut-off Date Balance $800,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. None.

Partial Release. Provided no event of default is continuing, the borrower has the right at any time after the earlier of (a) November 26, 2022, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, and provided that a Condominium Conversion has occurred, to obtain the release of one or more Condominium Units solely in connection with a partial defeasance, subject to the satisfaction of certain conditions including, without limitation, (i) defeasing a portion of the 650 Madison Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

650 Madison Avenue

Loan in an amount that is equal to or greater than 125% of an allocated loan amount for the applicable Condominium Unit determined by dividing the 650 Madison Avenue Whole Loan among the various condominium units pro rata based on their respective appraised values based upon an appraisal of the 650 Madison Avenue Property at the time of the release, provided that (x) the debt yield with respect to the condominium unit(s) remaining subject to the lien of the mortgage after such partial defeasance is, in the aggregate, equal to or greater than 7.3% and (y) the loan-to-value ratio with respect to the Condominium Unit(s) remaining subject to the lien of the mortgage after such partial defeasance is equal to or less than 67%, in each case unless approved by the lender in its reasonable discretion, (ii) after giving effect to the partial defeasance, the debt yield for the four calendar quarters then most recently ended, recalculated to include only income and expense attributable to the portion of the 650 Madison Avenue Property that continues to be subject to the liens of the loan documents after the contemplated defeasance and to exclude the interest expense on the aggregate amount defeased, is no less than the greater of (x) 7.3% and (y) the lesser of (a) the debt yield immediately prior to such release, and (b) 9.125%, and (iii) at the lender’s request, delivery of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2020-IG1

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh
Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Dwayne McNicholas
Executive Director	dwayne.p.mcnicholas@jpmorgan.com	(212) 834-9328

John Miller
Vice President	john.miller@jpmorgan.com	(212) 272-8363

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Avinash Sharma
Executive Director	avinash.sharma@jpmorgan.com	(212) 834-3111

Derrick Fetzer
Vice President	derrick.e.fetzer@jpmchase.com	(212) 834-3111

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna
Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Kailin Twomey
Associate	kailin.e.twomey@jpmchase.com	(212) 834-4154

Deutsche Bank CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Lainie Kaye
Managing Director	lainie.kaye@db.com	(212) 250-5270

Matt Smith
Director	matt-t.smith@db.com	(212) 250-6155

Deutsche Bank CMBS Trading
Contact	E-mail	Phone Number
Ryan Horvath
Vice President	ryan.horvath@db.com	(212) 250-5149

Deutsche Bank CMBS Structuring
Contact	E-mail	Phone Number
Shaishav Agarwal
Managing Director	shaishav.agarwal@db.com	(212) 250-6290

Dan Penn
Director	daniel.penn@db.com	(212) 250-5149

Citigroup CMBS Capital Markets & Securitization
Contact	E-mail	Phone Number
Rick Simpson
Director	richard.simpson@citi.com	(212) 816-5343

Sana Petersen
Director	sana.petersen@citi.com	(212) 816-3852

Citigroup Structuring, Trading & Syndicate
Contact	E-mail	Phone Number
Raul Orozco
Director	raul.d.orozco@citi.com	(212) 723-1295

Mattison Perry
Vice President	mattison.perry@citi.com	(212) 723-1295

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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